    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997
                                                     REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------


                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              DUKE POWER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NORTH CAROLINA                  4911                    56-0205520
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR      CLASSIFICATION CODE NUMBER)
      ORGANIZATION)

                            422 SOUTH CHURCH STREET
                     CHARLOTTE, NORTH CAROLINA 28242-0001
                                 704-594-0887
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------


         RICHARD J. OSBORNE                           JOHN SPUCHES
   SENIOR VICE PRESIDENT AND CHIEF                  DEWEY BALLANTINE
          FINANCIAL OFFICER                    1301 AVENUE OF THE AMERICAS
       422 SOUTH CHURCH STREET                NEW YORK, NEW YORK 10019-6092
CHARLOTTE, NORTH CAROLINA 28242-0001           TELEPHONE NO. 212-259-7700
     TELEPHONE NO. 704-382-5159

        (NAMES, ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                 INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger (the Merger) of a wholly-owned subsidiary of registrant with and into PanEnergy Corp (PanEnergy) as described in the Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 (the Merger Agreement) attached as Exhibit A to the Joint Proxy Statement-Prospectus forming part of this Registration Statement.
  If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


                               ----------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                              PROPOSED
                                               PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF        AMOUNT          MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE           TO BE        OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED          REGISTERED(1)      PER SHARE       PRICE(2)        FEE
--------------------------------------------------------------------------------------
Common Stock, without
 par value.............  166,000,000 shares      (2)       $6,691,077,271  $2,027,600

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Consists of an estimated 158,120,315 shares of registrant's Common Stock issuable pursuant to the Merger upon the conversion of outstanding shares of PanEnergy Common Stock and (a) up to 7,407,747 shares of registrant's Common Stock issuable pursuant to the Merger upon the exercise of PanEnergy options that are outstanding and unexercised at the effective time of the Merger (Effective Time) and (b) up to 471,938 shares of registrant's Common Stock issuable pursuant to the Merger upon the conversion of the 9% Convertible Senior Subordinated Notes Due December
    15, 2004 of PanEnergy (PanEnergy Convertible Notes) outstanding at the Effective Time.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act of 1933, as amended (the Securities Act), based on the product of (i) $43.125 (the average of the high and low prices per share of PanEnergy Common Stock on March 6, 1997 as reported on the New York Stock Exchange Composite Transactions Tape) times (ii) 155,155,415 (the number of shares of PanEnergy Common Stock outstanding and the number of shares of PanEnergy Common Stock reserved for issuance in each case as of February 28, 1997 upon (a) the exercise of options to purchase PanEnergy Common Stock and
    (b) the conversion of PanEnergy Convertible Notes).
(3) Pursuant to Rule 457(b) of the Securities Act, includes the fee of $1,560,400 previously paid in connection with the filing with the Commission on January 29, 1997 of the preliminary proxy materials of registrant (File No. 1-4928) and PanEnergy (File No. 1-8157) relating to the transactions described herein. Accordingly, an additional filing fee of $467,200 is required to be paid with the filing of this Registration Statement.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               DUKE POWER COMPANY

                             CROSS REFERENCE SHEET

                                                      CAPTION IN JOINT PROXY
                 ITEM OF FORM S-4                      STATEMENT-PROSPECTUS
--------------------------------------------------  ---------------------------
A.INFORMATION ABOUT THE TRANSACTION

  Item  1--Forepart of Registration Statement
           and Outside Front Cover Page of
           Prospectus.............................  Outside Front Cover Page;
                                                     Cross Reference Sheet;
                                                     Cover Page

  Item  2--Inside Front and Outside Back Cover
           Pages of Prospectus....................  Table of Contents;
                                                     Available Information;
                                                     Incorporation of Certain
                                                     Information by Reference;
                                                     Inside Front Cover Page

  Item  3--Risk Factors, Ratio of Earnings to
           Fixed Charges and Other Information....  Summary; Information about
                                                     Duke; Information about
                                                     PanEnergy


  Item  4--Terms of the Transaction...............  Summary; The Merger;
                                                     Regulatory Matters; The
                                                     Merger Agreement;
                                                     Description of Duke
                                                     Capital Stock;
                                                     Comparative Rights of
                                                     Duke Shareholders and
                                                     PanEnergy Stockholders

  Item  5--Pro Forma Financial Information........  Unaudited Pro Forma
                                                     Combined Condensed
                                                     Financial Data

  Item  6--Material Contacts with the Company
           Being Acquired.........................  The Merger--Background of
                                                     the Merger; Reasons for
                                                     the Merger;
                                                     Recommendations of the
                                                     Boards of Directors;
                                                     Interests of Certain
                                                     Persons in the Merger

  Item  7--Additional Information Required for
           Reoffering by Persons and Parties
           Deemed to be Underwriters..............             *

  Item  8--Interests of Named Experts and
           Counsel................................  Legal Opinions; Experts

  Item  9--Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities............................             *

B.INFORMATION ABOUT THE REGISTRANT

  Item 10--Information with Respect to S-3
           Registrants............................  Incorporation of Certain
                                                     Information by Reference;
                                                     Description of Duke
                                                     Capital Stock;
                                                     Comparative Rights of
                                                     Duke Shareholders and
                                                     PanEnergy Stockholders

                               DUKE POWER COMPANY

                                                      CAPTION IN JOINT PROXY
                 ITEM OF FORM S-4                      STATEMENT-PROSPECTUS
--------------------------------------------------  ---------------------------
  Item 11--Incorporation of Certain Information
           by Reference...........................  Incorporation of Certain
                                                     Information by Reference

  Item 12--Information with Respect to S-2 or
           S-3 Registrants........................              *

  Item 13--Incorporation of Certain Information
           by Reference...........................              *

  Item 14--Information with Respect to
           Registrants Other Than S-3 or S-2
           Registrants............................              *

C.INFORMATION ABOUT THE COMPANY BEING ACQUIRED

  Item 15--Information with Respect to S-3
           Companies..............................  Incorporation of Certain
                                                     Information by Reference;
                                                     Description of PanEnergy
                                                     Capital Stock;
                                                     Comparative Rights of
                                                     Duke Shareholders and
                                                     PanEnergy Stockholders
  Item 16--Information with Respect to S-2 or
           S-3 Companies..........................              *

  Item 17--Information with Respect to
           Companies Other Than S-3 or S-2
           Companies..............................              *

D.VOTING AND MANAGEMENT INFORMATION

  Item 18--Information if Proxies, Consents or
           Authorizations are to be Solicited.....  Cover Page; Incorporation
                                                     of Certain Information by
                                                     Reference; Summary; The
                                                     Duke Meeting; The
                                                     PanEnergy Meeting; The
                                                     Merger; The Duke
                                                     Meeting--Additional
                                                     Matters--Election of
                                                     Directors; The PanEnergy
                                                     Meeting--Additional
                                                     Matters--Election of
                                                     Directors


  Item 19--Information if Proxies, Consents or
           Authorizations are not to be
           Solicited, or in an Exchange Offer.....              *
--------
* Omitted because item is inapplicable or answer to item is negative.

                       [LOGO OF DUKE POWER APPEARS HERE]
                            422 SOUTH CHURCH STREET
                        CHARLOTTE, NORTH CAROLINA 28242

W.H. GRIGG
Chairman of the Board

                                                                 March 13, 1997

Dear Shareholder:

  It is my pleasure to invite you to our annual shareholders meeting, which will be held on Thursday, April 24, 1997, at 11:00 a.m. in the O.J. Miller Auditorium in the Electric Center, 526 South Church Street, Charlotte, North Carolina. At this important meeting, you will be asked to approve (i) the issuance (the "Stock Issuance") by Duke Power Company ("Duke") of shares of its common stock, without par value (the "Duke Common Stock"), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 and as such may be further amended from time to time (the "Merger Agreement"), among Duke, Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Duke Transaction"), and PanEnergy Corp, a Delaware corporation ("PanEnergy"), pursuant to which Duke Transaction will be merged with and into PanEnergy, with PanEnergy being the surviving corporation and becoming a wholly-owned subsidiary of Duke (the "Merger"), and (ii) the amendment of Duke's Articles of Incorporation to increase the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 and to change the name of Duke to Duke Energy Corporation at the effective time of the Merger (the "Articles Amendments"). The Stock Issuance and the Articles Amendments are together called the "Duke Shareholder Matters."

  If the Duke Shareholder Matters are approved by the holders of Duke Common Stock, the Merger Agreement is adopted by the common stockholders of PanEnergy and the other conditions to the Merger are satisfied or waived, the common stockholders of PanEnergy will receive 1.0444 shares of Duke Common Stock in exchange for each of their shares of common stock, par value $1.00, of PanEnergy (the "PanEnergy Common Stock") and any options to purchase PanEnergy Common Stock outstanding at the effective time of the Merger will become options to purchase Duke Common Stock, appropriately adjusted. The shares to be issued in connection with the Merger would represent approximately 44% of the shares of Duke Common Stock expected to be outstanding immediately after the Merger. Assuming timely regulatory approvals, it is expected that the Merger will be effected in 1997.

  Your Board of Directors has carefully considered the terms of the proposed Merger and the effects of the Merger on the business and prospects of Duke and is of the opinion that the Merger would be beneficial to Duke and the holders of Duke Common Stock. Accordingly, your Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, including the Duke Shareholder Matters.

  A copy of the Merger Agreement and more detailed information concerning the transactions contemplated thereby, together with financial and other information concerning the businesses of Duke and PanEnergy, are included in the enclosed Joint Proxy Statement-Prospectus. I urge you to review this material carefully.

  At the meeting, you will also be asked to consider and vote upon the election of four directors who will constitute Class III of the Board of Directors and the ratification of the appointment of independent auditors for 1997.

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DUKE SHAREHOLDER MATTERS, FOR THE PROPOSED SLATE OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. The Duke Shareholder Matters will not be effected unless the Merger is consummated. Approval of the Duke Shareholder Matters by the holders of Duke Common Stock is a condition to the consummation of the Merger.

  There will be no need for any holders of certificates representing shares of Duke Common Stock to exchange their certificates in connection with the Merger since such certificates will continue to represent the same number of shares of Duke Common Stock after the Merger.

  Holders of Preferred Stock and Preferred Stock A of Duke (collectively, the "Duke Preferred Stock") are not entitled to vote in connection with the Merger. The Duke Preferred Stock will remain outstanding following consummation of the Merger and the rights and preferences of the Duke Preferred Stock will not be affected by the Merger.

  I hope you can attend the meeting in Charlotte, and I look forward to seeing you. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope. If you attend the meeting in person, you may, if you wish, vote personally on all matters brought before the meeting even if you have previously returned your proxy.

  Your interest and participation are appreciated.

                                          Sincerely,

                                          /s/ SIGNATURE APPEARS HERE

                              DUKE POWER COMPANY
                            422 SOUTH CHURCH STREET
                        CHARLOTTE, NORTH CAROLINA 28242

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                                                                 March 13, 1997

To the Holders of Common Stock of
 DUKE POWER COMPANY:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Duke Power Company will be held in the O.J. Miller Auditorium in the Electric Center, 526 South Church Street, Charlotte, North Carolina, on Thursday, April 24, 1997, at 11:00 a.m., for the following purposes:

    1. To consider and vote upon (i) the issuance by Duke Power Company ("Duke") of shares of its common stock, without par value (the "Duke Common Stock"), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 and as such may be further amended from time to time, among Duke, Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Duke Transaction"), and PanEnergy Corp, a Delaware corporation ("PanEnergy"), pursuant to which Duke Transaction will be merged with and into PanEnergy, with PanEnergy being the surviving corporation and becoming a wholly-owned subsidiary of Duke (the "Merger"), and (ii) the amendment of Duke's Articles of Incorporation to increase the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 and to change the name of Duke to Duke Energy Corporation at the effective time of the Merger;

    2. To elect four directors who will constitute Class III of the Board of Directors;

    3. To ratify the appointment of independent auditors; and

    4. To transact such other business, including, without limitation, the adjournment of the meeting (including an adjournment of the meeting to obtain a quorum, to solicit additional votes in favor of the first proposal or to allow for the fulfillment of certain conditions precedent to the Merger), as may come before the meeting or any postponements or adjournments thereof.

  The Board of Directors of Duke has fixed the close of business on February 28, 1997 as the record date for the determination of holders of Duke Common Stock entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

  A proxy card and a Joint Proxy Statement-Prospectus containing more detailed information with respect to the matters to be considered at the meeting accompany this notice. Each holder of Duke Common Stock is requested to date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States.

                                        By Order of the Board of Directors,

                                        /s/ ELLEN T. RUFF
                                        ELLEN T. RUFF
                                        Secretary

                       [LOGO OF PAN ENERGY APPEARS HERE]
                   P. O. BOX 1642, HOUSTON, TEXAS 77251-1642

                                                                 March 13, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of PanEnergy Corp, on Thursday, April 24, 1997, at 10:00 a.m., at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas.

  At the meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 and as such may be further amended from time to time (the "Merger Agreement"), by and among Duke Power Company ("Duke"), Duke Transaction Corporation and PanEnergy Corp ("PanEnergy"), pursuant to which PanEnergy would combine with Duke by means of the merger described in the accompanying Joint Proxy Statement-Prospectus (the "Merger"). As a result of the Merger, each issued and outstanding share of PanEnergy's Common Stock will be converted into 1.0444 shares of the Common Stock of Duke (the "Exchange Ratio"). After consummation of the Merger, former stockholders of PanEnergy will own approximately 44% of the outstanding shares of Duke and Duke will change its name to Duke Energy Corporation.

  Consummation of the Merger is subject to satisfaction of certain conditions, including adoption of the Merger Agreement by the stockholders of PanEnergy and the satisfaction of certain regulatory conditions described in the accompanying Joint Proxy Statement-Prospectus. Assuming timely regulatory approvals, it is expected that the closing of the Merger will occur sometime in 1997.

  A copy of the Merger Agreement and more detailed information concerning the transactions contemplated thereby, together with financial and other information concerning the businesses of PanEnergy and Duke, are included in the enclosed Joint Proxy Statement-Prospectus. We urge you to review this material carefully.

  The Board of Directors of PanEnergy has received the written opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., both dated November 24, 1996 and updated as of the date hereof, that the Exchange Ratio to be received in the Merger is fair, from a financial point of view, to the holders of PanEnergy Common Stock. Copies of these opinions are included in the Joint Proxy Statement-Prospectus. For the reasons set forth in the accompanying Joint Proxy Statement-Prospectus, your Board of Directors believes that the transactions contemplated by the Merger Agreement is fair to, and in the best interests of, PanEnergy and its stockholders, and recommends that holders of PanEnergy Common Stock vote for adoption of the Merger Agreement.

  At the meeting, you also will be asked to consider and vote upon nominees for the Board of Directors of PanEnergy. Information about the nominees is contained in the accompanying Joint Proxy Statement-Prospectus. In addition, there will be a discussion of the general operations of PanEnergy, described in its 1996 Annual Report to Stockholders, and stockholders will be offered an opportunity to ask questions.

  We encourage you to participate in this year's Annual Meeting in person or by mailing your Proxy. Even if you cannot attend the meeting, please return your Proxy to PanEnergy as soon as possible. To vote, simply place an "X" in the appropriate box on the enclosed form of Proxy, sign and date it, and mail it in the self-addressed, postage-paid return envelope.

  IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE ADOPTION OF THE MERGER AGREEMENT. For the Merger Agreement to be adopted, the affirmative vote of a majority of the outstanding PanEnergy Common Stock entitled to vote is required. Regardless of the number of shares you hold, your vote is important.

  Promptly after the Merger is consummated, a letter of transmittal will be mailed to each holder of record of PanEnergy Common Stock, which will include instructions as to the procedures to be used in exchanging your PanEnergy Common Stock certificates for Duke Common Stock certificates. Please do not send your PanEnergy Common Stock certificates at this time.

Sincerely,


/s/ Dennis R. Hendrix          /s/ Paul M. Anderson
Dennis R. Hendrix              Paul M. Anderson
Chairman of the Board          President and
                               Chief Executive Officer

                       [LOGO OF PAN ENERGY APPEARS HERE]
                   P. O. BOX 1642, HOUSTON, TEXAS 77251-1642

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997

To the Stockholders of PanEnergy Corp:

  The 1997 Annual Meeting of Stockholders of PanEnergy Corp will be held at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas, on Thursday, April 24, 1997, at 10:00 a.m., for the purposes of:

    1. Considering and voting upon a proposal to adopt an Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 and as such may be further amended from time to time (the "Merger Agreement"), by and among Duke Power Company ("Duke"), Duke Transaction Corporation and PanEnergy Corp ("PanEnergy"), pursuant to which PanEnergy would combine with Duke (the "Merger"), all as more fully described in the accompanying Joint Proxy Statement-Prospectus;

    2. Electing four directors, constituting the 1997 Class of PanEnergy's Board of Directors, each to hold office until the earlier to occur of the effective time of the Merger or the Annual Meeting in the year 2000 or until a successor shall have been elected and shall have qualified; and

    3. Considering and acting upon other matters that properly come before the meeting.

  Stockholders of record on February 28, 1997 are entitled to receive notice of, and to vote at, the meeting or any postponements or adjournments thereof. The transfer books of PanEnergy will not be closed. The list showing stockholders entitled to vote at the meeting will be located in the Office of the Secretary at PanEnergy's headquarters, 5400 Westheimer Court, Houston, Texas, for examination for at least 10 days prior to the Annual Meeting.

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO NOT VOTE AT THE MEETING, IN PERSON OR BY PROXY, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         LOGO
                                         Robert W. Reed
                                         Secretary

Dated: March 13, 1997
Houston, Texas

                              DUKE POWER COMPANY
                                PANENERGY CORP

                       JOINT PROXY STATEMENT-PROSPECTUS

                                ---------------

 ANNUAL MEETING OF SHAREHOLDERS OF          ANNUAL MEETING OF STOCKHOLDERS OF
         DUKE POWER COMPANY                           PANENERGY CORP

                                ---------------

                                APRIL 24, 1997

                                ---------------

  This Joint Proxy Statement-Prospectus is being furnished to holders of Common Stock of Duke Power Company, a North Carolina corporation ("Duke"), in connection with the solicitation of proxies by the Board of Directors of Duke (the "Duke Board") to be used at the Annual Meeting of Shareholders of Duke to be held on Thursday, April 24, 1997, at 11:00 a.m., in the O.J. Miller Auditorium in the Electric Center, 526 South Church Street, Charlotte, North Carolina and at any adjournments or postponements thereof (the "Duke Meeting"). At the Duke Meeting, the holders of Common Stock, without par value, of Duke (the "Duke Common Stock") will consider and vote upon a proposal to approve (i) the issuance by Duke (the "Stock Issuance") of shares of Duke Common Stock pursuant to the terms of the Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 and as such may be further amended from time to time (the "Merger Agreement"), among Duke, Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Duke Transaction"), and PanEnergy Corp, a Delaware corporation ("PanEnergy"), providing for the merger of Duke Transaction with and into PanEnergy, with PanEnergy being the surviving corporation and becoming a wholly-owned subsidiary of Duke (the "Merger"), and
(ii) the amendment of Duke's Articles of Incorporation (the "Duke Articles") to increase the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 and to change the name of Duke to Duke Energy Corporation at the effective time of the Merger (the "Articles Amendments"). The Stock Issuance and the Articles Amendments are herein sometimes collectively termed the "Duke Shareholder Matters." See "THE DUKE MEETING-- Matters to be Considered" and "Recommendations of the Duke Board."

  This Joint Proxy Statement-Prospectus is being furnished to holders of Common Stock of PanEnergy in connection with the solicitation of proxies by the Board of Directors of PanEnergy (the "PanEnergy Board") to be used at the Annual Meeting of Stockholders of PanEnergy to be held on Thursday, April 24, 1997, at 10:00 a.m., at the J. W. Marriott Hotel, 5150 Westheimer, Houston, Texas, and at any adjournments or postponements thereof (the "PanEnergy Meeting"). At the PanEnergy Meeting, holders of the Common Stock, par value $1.00 per share, of PanEnergy (the "PanEnergy Common Stock") will consider and vote upon a proposal to adopt the Merger Agreement. See "THE PANENERGY MEETING--Matters to be Considered" and "Recommendations of the PanEnergy Board."

  Upon consummation of the Merger, each share of PanEnergy Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 1.0444 shares of Duke Common Stock and any options to purchase PanEnergy Common Stock outstanding at the effective time of the Merger will become options to purchase Duke Common Stock, appropriately adjusted. Holders of certificates representing shares of PanEnergy Common Stock will receive cash in lieu of any fractional shares of Duke Common Stock which they would otherwise be entitled to receive in the Merger. See "THE MERGER--Conversion of Shares."

  The Merger is subject to various conditions, including approval of the Duke Shareholder Matters by the holders of Duke Common Stock, adoption of the Merger Agreement by the holders of PanEnergy Common Stock and approval of certain regulatory authorities. See "THE MERGER AGREEMENT--Conditions to the Merger" and "REGULATORY MATTERS."

  Duke has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission ("SEC") covering up to 166,000,000 shares of Duke Common Stock issuable in connection with the Merger (including shares underlying options to purchase PanEnergy Common Stock and shares issuable upon any conversions of convertible notes of PanEnergy outstanding after the Merger). This Joint Proxy Statement-Prospectus also constitutes the Prospectus of Duke filed as part of such Registration Statement.

  This Joint Proxy Statement-Prospectus and the form of proxy are first being mailed to the holders of Duke Common Stock and the holders of PanEnergy Common Stock on or about March 17, 1997.

 THE  SECURITIES  TO  BE  ISSUED  PURSUANT TO  THIS  JOINT  PROXY  STATEMENT-
  PROSPECTUS  HAVE NOT BEEN  APPROVED OR DISAPPROVED  BY THE SECURITIES  AND
    EXCHANGE COMMISSION OR BY ANY  STATE SECURITIES COMMISSION NOR HAS  THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
      COMMISSION  PASSED UPON  THE ACCURACY  OR ADEQUACY  OF THIS  JOINT
        PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE  CONTRARY
         IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement-Prospectus is March 13, 1997.

  This Joint Proxy Statement-Prospectus is also being furnished to holders of Duke Common Stock and holders of PanEnergy Common Stock for the purpose of considering and voting upon separate proposals to elect directors for their respective corporations and, in the case of Duke, to ratify the appointment of independent auditors. Certain information with respect to these proposals is being furnished only to the holders of Duke Common Stock or the holders of PanEnergy Common Stock. See "THE DUKE MEETING--ADDITIONAL MATTERS," which is included in the Joint Proxy Statement-Prospectus delivered to holders of Duke Common Stock only, and "THE PANENERGY MEETING--ADDITIONAL MATTERS," which is included in the Joint Proxy Statement-Prospectus delivered to holders of PanEnergy Common Stock only.

  All information concerning Duke contained in this Joint Proxy Statement-Prospectus has been furnished by Duke, and all information concerning PanEnergy has been furnished by PanEnergy.

                               ----------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT-PROSPECTUS (WHICH INCLUDES THE MATERIALS APPENDED HERETO) OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DUKE OR PANENERGY. THIS JOINT PROXY STATEMENT-PROSPECTUS (WHICH INCLUDES THE MATERIALS APPENDED HERETO) DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS (WHICH INCLUDES THE MATERIALS APPENDED HERETO) NOR ANY DISTRIBUTION OF SECURITIES AS CONTEMPLATED HEREIN SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DUKE OR PANENERGY SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

  THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO DUKE AND PANENERGY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO DUKE (EXCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF DUKE COMMON STOCK, TO WHOM THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO ALLEN STEWART, INVESTOR RELATIONS DEPARTMENT, DUKE POWER COMPANY, P.O. BOX 1005, CHARLOTTE, NORTH CAROLINA 28201-1005, TELEPHONE
(704) 382-3853 OR (800) 488-3853 (TOLL FREE). DOCUMENTS RELATING TO PANENERGY (EXCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF PANENERGY COMMON STOCK, TO WHOM THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO ROBERT W. REED, SECRETARY, AT 5400 WESTHEIMER COURT, P.O. BOX 1642, HOUSTON, TEXAS 77251-1642, TELEPHONE (713) 627-5400. ANY REQUESTS FOR DOCUMENTS SHOULD BE MADE BY APRIL 17, 1997.

                               ----------------

  The above matters are discussed in detail in this Joint Proxy Statement-Prospectus. Shareholders are strongly urged to read and consider this Joint Proxy Statement-Prospectus carefully in its entirety.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION....................................................   1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................   1
SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS..............................   2
  THE COMPANIES..........................................................   2
    Duke.................................................................   2
    Duke Transaction.....................................................   2
    PanEnergy............................................................   2
  THE MEETINGS...........................................................   2
    The Proposals........................................................   2
    Time, Place and Date of Meeting; Record Date.........................   2
    Required Vote; Quorum................................................   3
    Revocation of Proxies................................................   4
  THE MERGER.............................................................   4
    Conversion of Shares.................................................   4
    Exchange Ratio.......................................................   5
    Exchange of Certificates.............................................   5
    Background of the Merger.............................................   5
    Reasons for the Merger...............................................   5
    Recommendations of the Boards of Directors...........................   7
    Opinions of Financial Advisors.......................................   7
    Conditions to Consummation of the Merger.............................   8
    Conduct of Business Pending the Merger...............................   9
    Right to Terminate or Amend..........................................   9
    Combination of Marketing Ventures....................................   9
    Employee Benefits and Plans..........................................  10
    Interests of Certain Persons in the Merger...........................  10
    Indemnification and Insurance........................................  11
    Management and Operations after the Merger...........................  11
    Regulatory Matters...................................................  12
    Accounting...........................................................  12
    Resales of Duke Common Stock.........................................  12
    No Dissenters' Rights................................................  12
    Comparison of Shareholder Rights.....................................  12
    Certain Federal Income Tax Consequences..............................  12
    Dividends............................................................  13
    Forward-Looking Statements...........................................  13
MARKET PRICE AND DIVIDEND INFORMATION....................................  14
SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
 DATA....................................................................  15
SELECTED HISTORICAL FINANCIAL DATA.......................................  15
SELECTED HISTORICAL FINANCIAL DATA--DUKE POWER COMPANY...................  16
SELECTED HISTORICAL FINANCIAL DATA--PANENERGY CORP.......................  17
SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA...........  18
THE DUKE MEETING.........................................................  21
  General................................................................  21
  Matters to be Considered...............................................  21
  Proxies; Revocation of Proxies.........................................  22

                                      (i)

                                                                            PAGE
                                                                            ----
  Record Date; Quorum; Voting Rights.......................................  22
  Recommendations of the Duke Board........................................  23
THE PANENERGY MEETING......................................................  24
  General..................................................................  24
  Matters to be Considered.................................................  24
  Proxies; Revocation of Proxies...........................................  24
  Record Date; Quorum; Voting Rights.......................................  24
  Recommendations of the PanEnergy Board...................................  25
INFORMATION ABOUT DUKE.....................................................  26
INFORMATION ABOUT PANENERGY................................................  26
THE MERGER.................................................................  28
  General..................................................................  28
  Background of the Merger.................................................  28
  Reasons for the Merger--Duke.............................................  32
  Recommendations of the Duke Board........................................  33
  Reasons for the Merger--PanEnergy........................................  35
  Recommendations of the PanEnergy Board...................................  36
  Opinions of Financial Advisors to Duke...................................  37
  Opinions of Financial Advisors to PanEnergy..............................  45
  Effective Time...........................................................  55
  Conversion of Shares.....................................................  55
  Exchange of Certificates.................................................  56
  Expenses.................................................................  57
  PanEnergy Convertible Notes..............................................  57
  Interests of Certain Persons in the Merger...............................  57
  Stock Options; Restricted Stock..........................................  63
  Employee Benefits and Plans..............................................  63
  Management and Operations after the Merger...............................  64
  Compensation of Executive Officers after the Merger......................  65
  Dividends................................................................  65
  Certain Federal Income Tax Consequences..................................  66
  Accounting...............................................................  68
  Stock Exchange Listing...................................................  69
  Resales of Duke Common Stock.............................................  69
REGULATORY MATTERS.........................................................  70
  HSR Premerger Notification...............................................  70
  Federal Power Act........................................................  70
  Public Utility Holding Company Act of 1935...............................  71
  Public Utility Regulatory Policies Act...................................  71
  Atomic Energy Act........................................................  71
  State Approvals..........................................................  72
  Other....................................................................  72
THE MERGER AGREEMENT.......................................................  73
  General..................................................................  73
  Effective Time...........................................................  73
  Representations and Warranties...........................................  73
  Conduct of Business Prior to the Effective Time..........................  73
  No Solicitation of Transactions by PanEnergy.............................  75
  Conditions to the Merger.................................................  75
  Termination; Fees and Expenses...........................................  76


                                      (ii)

                                                                            PAGE
                                                                            ----
  Amendment and Waiver.....................................................  77
  Combination of Marketing Ventures........................................  77
DESCRIPTION OF DUKE CAPITAL STOCK..........................................  79
  General..................................................................  79
  Duke Common Stock........................................................  79
  Duke Preferred Stock; Duke Preferred Stock A.............................  79
  Duke Preference Stock....................................................  81
  Change of Control........................................................  82
  No Shareholder Rights Plan...............................................  83
  Transfer Agent; Registrar................................................  83
DESCRIPTION OF PANENERGY CAPITAL STOCK.....................................  84
  General..................................................................  84
  PanEnergy Common Stock...................................................  84
  PanEnergy Preferred Stock................................................  84
  No Stockholder Rights Plan...............................................  84
COMPARATIVE RIGHTS OF DUKE SHAREHOLDERS AND PANENERGY STOCKHOLDERS.........  85
  General..................................................................  85
  Authorized Capital.......................................................  85
  Amendment of Charter or By-Laws..........................................  85
  Size and Classification of Board of Directors............................  86
  Removal of Directors.....................................................  86
  Director Liability; Indemnification......................................  86
  Conflict of Interest Transactions........................................  87
  Special Shareholders Meetings............................................  87
  Voting Rights............................................................  87
  Required Shareholder Votes for Certain Transactions......................  88
  State Anti-Takeover Statutes and Certain Charter Provisions..............  88
  Dividends and Other Distributions........................................  90
  Voluntary Dissolution....................................................  90
  Dissenters' Rights.......................................................  90
  Preemptive Rights........................................................  91
  Cumulative Voting Rights.................................................  91
  Assessment...............................................................  91
  Shareholder Proposal Procedures..........................................  91
LEGAL OPINIONS.............................................................  92
EXPERTS....................................................................  92
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA......................  93
THE DUKE MEETING--ADDITIONAL MATTERS....................................... 106
  ELECTION OF DIRECTORS.................................................... 106
    Common Stock Ownership of Certain Beneficial Owners and Management..... 110
  EXECUTIVE COMPENSATION................................................... 111
    Long-Term Incentive Plan--Awards in Last Fiscal Year................... 112
    Retirement Plan Information............................................ 112
    Compensation Committee Report on Executive Compensation................ 113
    Performance Graph...................................................... 116
    Directors' Fees........................................................ 116
  INFORMATION REGARDING THE BOARD OF DIRECTORS............................. 117
  RATIFICATION OF APPOINTMENT OF AUDITORS.................................. 118


                                     (iii)

                                                                           PAGE
                                                                           ----
  OTHER BUSINESS.......................................................... 118
    Proposals for 1998 Annual Meeting..................................... 118
    Annual Report on Form 10-K............................................ 118
THE PANENERGY MEETING--ADDITIONAL MATTERS................................. 106
  ELECTION OF DIRECTORS................................................... 106
    Information Regarding Nominees for Election as Directors.............. 106
    Information Regarding Directors Continuing in Office.................. 107
  ADDITIONAL INFORMATION.................................................. 108
    Board of Directors Retirement Policy.................................. 108
    Information Regarding Advisory Directors.............................. 108
    Meetings of the PanEnergy Board and its Committees.................... 109
    Security Ownership of Management...................................... 110
    Security Ownership of Certain Beneficial Owners....................... 111
    Compensation of Directors............................................. 112
    Executive Compensation and Other Information.......................... 114
    Stock Option/SAR Grants in 1996....................................... 116
    Exercises of Stock Options in 1996 and Year-End Option Values......... 117
    Employment Contracts, Termination of Employment, and Change in Control
     Arrangements......................................................... 118
    Pension Plan.......................................................... 119
  BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION........... 120
  STOCKHOLDER RETURN COMPARISON........................................... 124
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................. 125
  OTHER MATTERS........................................................... 125
    Independent Auditors.................................................. 125
    Other Matters Before the Meeting...................................... 125
    Stockholder Proposals................................................. 125

EXHIBITS

EXHIBIT A--AGREEMENT AND PLAN OF MERGER
EXHIBIT B--OPINION OF BARR DEVLIN & CO. INCORPORATED
EXHIBIT C--OPINION OF MORGAN STANLEY & CO. INCORPORATED
EXHIBIT D--OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED EXHIBIT E--OPINION OF LEHMAN BROTHERS INC.
EXHIBIT F--FORM OF AFFILIATE LETTER

                                      (iv)

                             AVAILABLE INFORMATION

  Duke has filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Duke Common Stock issuable pursuant to the Merger Agreement. This Joint Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information on the securities offered hereby, reference is made to the Registration Statement. Statements contained herein concerning provisions of documents are summaries of those documents and are not necessarily complete. With reference to each document filed as an exhibit to the Registration Statement, each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

  Duke and PanEnergy are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the SEC.

  The reports, proxy statements and other information filed with the SEC by Duke and PanEnergy can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained by mail, at prescribed rates, from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or accessed electronically on the SEC's Web site at (http://www.sec.gov). Certain securities of Duke and PanEnergy are listed on the New York Stock Exchange ("NYSE") and reports, proxy statements and other information concerning Duke and PanEnergy can be inspected at the NYSE, 20 Broad Street, New York, New York 10005. The PanEnergy Common Stock is also listed on the Pacific Stock Exchange ("PSE") and reports, proxy statements and other information concerning PanEnergy can be inspected at the PSE, 301 Pine Street, San Francisco, California 94104.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by Duke with the SEC (File No. 1-4928) are incorporated by reference into this Joint Proxy Statement-Prospectus:

  . Annual Report on Form 10-K for the year ended December 31, 1995.

  . Quarterly reports on Form 10-Q for the quarters ended March 31, 1996,
    June 30, 1996 and September 30, 1996.

  . Current reports on Form 8-K filed on December 9, 1996 and February 10,
    1997.

  The following documents filed by PanEnergy with the SEC (File No. 1-8157) are incorporated by reference into this Joint Proxy Statement-Prospectus:

  . Annual Report on Form 10-K for the year ended December 31, 1995.

  . Quarterly reports on Form 10-Q for the quarters ended March 31, 1996,
    June 30, 1996 and September 30, 1996.

  . Current reports on Form 8-K filed on September 9, 1996, September 13,
    1996, October 10, 1996, December 10, 1996 and February 10, 1997.

  All documents filed by Duke or PanEnergy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities registered under the Registration Statement shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement-Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

                  SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS

  The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information included or incorporated by reference in this Joint Proxy Statement-Prospectus, and the Exhibits hereto, including, but not limited to, the Merger Agreement (as currently in effect) set forth as Exhibit A hereto. Shareholders are urged to read carefully this Joint Proxy Statement-Prospectus, the Exhibits hereto and the documents incorporated by reference in their entirety.

                                 THE COMPANIES

DUKE

  One of the nation's largest investor-owned electric utilities, Duke is primarily engaged in the generation, transmission, distribution and sale of electric energy in the central portion of North Carolina and the western portion of South Carolina, comprising the area in both states known as the Piedmont Carolinas. Duke is also engaged, primarily through subsidiaries, in a variety of diversified operations. Duke's principal executive offices are located at 422 South Church Street, Charlotte, North Carolina 28242, and its telephone number at that address is (704) 594-0887. See "INFORMATION ABOUT DUKE."

DUKE TRANSACTION

  Duke Transaction, a wholly-owned subsidiary of Duke, was formed by Duke solely for the purpose of effecting the Merger. Duke Transaction's principal executive offices are located at 422 South Church Street, Charlotte, North Carolina 28242, and its telephone number at that address is (704) 594-0887.

PANENERGY

  One of the leading energy services companies in North America, PanEnergy operates approximately 37,500 miles of natural gas pipeline with deliveries that account for 12% of the natural gas consumed in the United States. In addition, PanEnergy is the nation's fourth largest natural gas liquids ("NGL") producer, the third largest marketer of natural gas in Canada and the United States and a leading marketer of electricity, liquefied petroleum gases and related energy services. PanEnergy's principal executive offices are located at 5400 Westheimer Court, Houston, Texas 77056, and its telephone number at that address is (713) 627-5400. See "INFORMATION ABOUT PANENERGY."

                                  THE MEETINGS

THE PROPOSALS

  Duke. At the Duke Meeting, the holders of Duke Common Stock will be asked to consider and vote upon proposals to (i) approve the Duke Shareholder Matters,
(ii) elect four directors who will constitute Class III of the Duke Board,
(iii) ratify the appointment of Duke's independent auditors and (iv) transact such other business as may come before the Duke Meeting. See "THE DUKE MEETING."

  PanEnergy. At the PanEnergy Meeting, the holders of PanEnergy Common Stock will be asked to consider and vote upon proposals to (i) adopt the Merger Agreement, (ii) elect four directors to the PanEnergy Board and (iii) transact such other business as may properly come before the PanEnergy Meeting. See "THE PANENERGY MEETING."

TIME, PLACE AND DATE OF MEETING; RECORD DATE

  Duke. The Duke Meeting is scheduled to be held in the O.J. Miller Auditorium in the Electric Center, 526 South Church Street, Charlotte, North Carolina, at 11:00 a.m., local time, on April 24, 1997. The Duke Board has fixed the close of business on February 28, 1997 as the record date (the "Duke Record Date") for the determination of holders of Duke Common Stock entitled to notice of and to vote at the Duke Meeting.

  PanEnergy. The PanEnergy Meeting is scheduled to be held at the J. W. Marriott Hotel, 5150 Westheimer, Houston, Texas, at 10:00 a.m., local time, on April 24, 1997. The PanEnergy Board has fixed the close of business on February 28, 1997 as the record date (the "PanEnergy Record Date") for the determination of holders of PanEnergy Common Stock entitled to notice of and to vote at the PanEnergy Meeting.

REQUIRED VOTE; QUORUM

  Duke. Approval by a majority of the votes cast by holders of Duke Common Stock is required to approve the Duke Shareholder Matters, provided that the total vote cast thereon represents a majority of the shares entitled to vote thereon. A plurality of the votes cast at the Duke Meeting by the holders of Duke Common Stock entitled to vote thereon is required to elect directors to the Duke Board. As a consequence, any shares not voted, whether by abstention or broker non-vote (as defined below), will not be counted as votes cast for purposes of determining whether the Duke Shareholder Matters have received sufficient votes for approval, nor will any abstentions or broker non-votes be counted in the election of directors of Duke. Each share of Duke Common Stock entitles the holder thereof on the Duke Record Date to one vote on each matter to be considered at the Duke Meeting. No approval by the holders of outstanding shares of Duke Preferred Stock or Duke Preferred Stock A is required to approve the Duke Shareholder Matters, and such holders are not entitled to vote on the Duke Shareholder Matters.

  In order to establish a quorum for the transaction of business at the Duke Meeting, holders of a majority of the shares that are entitled to vote must be either (i) present in person or (ii) represented by a valid proxy. Abstentions will be counted for purposes of determining whether a quorum is present. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes").

  On the Duke Record Date, 201,589,596 shares of Duke Common Stock were outstanding and entitled to vote. Directors and executive officers of Duke beneficially owned 237,318 shares of Duke Common Stock, or less than 1% of the shares of Duke Common Stock outstanding on such date (not including shares which were beneficially owned by The Duke Endowment or the Doris Duke Trust which were deemed to be beneficially owned by Russell M. Robinson, a director of Duke, in his capacities as a trustee of The Duke Endowment and a trustee of the Doris Duke Trust). See "THE DUKE MEETING--Record Date; Quorum; Voting Rights."

  PanEnergy. The affirmative vote of the holders of a majority of the outstanding shares of PanEnergy Common Stock is required for the adoption of the Merger Agreement. In determining whether the requisite number of affirmative votes has been cast on such proposal, abstentions and broker non-votes will have the same effect as votes cast against the proposal. A plurality of the votes cast at the PanEnergy Meeting by the holders of PanEnergy Common Stock entitled to vote is required to elect directors to the PanEnergy Board. Each share of PanEnergy Common Stock entitles the holder thereof on the PanEnergy Record Date to one vote on each matter to be considered at the PanEnergy Meeting.

  In order to establish a quorum for the transaction of business at the PanEnergy Meeting, holders of a majority of the outstanding shares of PanEnergy Common Stock must be either (i) present in person or (ii) represented by a valid proxy. Abstentions will be counted for purposes of determining whether a quorum is present. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists.

  On the PanEnergy Record Date, 151,398,234 shares of PanEnergy Common Stock were outstanding and entitled to vote. Directors, executive officers and affiliates of PanEnergy beneficially owned approximately 809,207 shares of PanEnergy Common Stock as of the PanEnergy Record Date, less than 1% of the shares of

PanEnergy Common Stock outstanding on such date. See "THE PANENERGY MEETING-- Record Date; Quorum; Voting Rights."

REVOCATION OF PROXIES

  A Duke shareholder who has executed and returned a proxy may revoke it at any time before it is exercised at the Duke Meeting, and a PanEnergy stockholder who has executed and returned a proxy may revoke it at any time before it is exercised at the PanEnergy Meeting.

                                   THE MERGER

  The Merger Agreement provides that, following the fulfillment or waiver of certain conditions to the Merger, Duke Transaction will be merged with and into PanEnergy and all issued and outstanding shares of PanEnergy Common Stock will be converted into the right to receive shares of Duke Common Stock as provided therein. As a result of the Merger, holders of PanEnergy Common Stock will become holders of Duke Common Stock and PanEnergy will become a wholly-owned subsidiary of Duke. See "THE MERGER--Conversion of Shares."

  Pursuant to the Merger Agreement, a certificate of merger complying with the requirements of the Delaware General Corporation Law ("DGCL") will be filed with the Secretary of State of Delaware on the second business day following the satisfaction or waiver of all conditions to the Merger, or at such other time and date as Duke, Duke Transaction and PanEnergy agree. The Merger will become effective at the time of the filing of the certificate of merger with the Secretary of State of Delaware or at such later time as is specified therein. The "Effective Time" shall mean the time and date that the Merger becomes effective. See "THE MERGER AGREEMENT--Effective Time."

CONVERSION OF SHARES

  Each share of PanEnergy Common Stock outstanding immediately prior to the Effective Time will, upon consummation of the Merger, be converted into the right to receive 1.0444 shares of Duke Common Stock; each option to purchase PanEnergy Common Stock outstanding at the Effective Time will be assumed by Duke and become an option to purchase Duke Common Stock, appropriately adjusted; each award of restricted PanEnergy Common Stock outstanding and not vested at the Effective Time will be assumed by Duke and such shares of restricted PanEnergy Common Stock will be exchanged for shares of restricted Duke Common Stock; and any of the 9% Convertible Senior Subordinated Notes Due December 15, 2004 of PanEnergy (the "PanEnergy Convertible Notes") outstanding at the Effective Time will become convertible into shares of Duke Common Stock, appropriately adjusted, after the Effective Time. The ratio for converting PanEnergy Common Stock into Duke Common Stock is referred to herein as the "Exchange Ratio." Based on 151,398,234 shares of PanEnergy Common Stock outstanding on February 28, 1997, Duke would issue up to 158,120,315 shares of Duke Common Stock in the Merger, and options to purchase up to 3,305,306 shares of PanEnergy Common Stock (calculated as of February 28, 1997) would become options to purchase up to 3,452,062 shares of Duke Common Stock. In addition, up to 471,938 shares of Duke Common Stock may be issued as a result of conversions of outstanding PanEnergy Convertible Notes (calculated as of February 28, 1997). Based on the Exchange Ratio and the capitalization of Duke and PanEnergy (calculated as of February 28, 1997), holders of Duke Common Stock and holders of PanEnergy Common Stock would have held approximately 56% and 44%, respectively, of the aggregate number of shares of Duke Common Stock that would have been outstanding if the Merger had been consummated as of such date. See "THE MERGER--Conversion of Shares," "PanEnergy Convertible Notes" and "Stock Options; Restricted Stock."

  No fractional shares of Duke Common Stock will be issued upon the surrender of certificates representing PanEnergy Common Stock pursuant to the Merger. Instead, the Merger Agreement provides that holders of certificates representing shares of PanEnergy Common Stock who otherwise would be entitled to fractional shares of Duke Common Stock will receive cash (without interest) as set forth therein. At the Effective Time, all shares of PanEnergy Common Stock credited to participants' accounts in the PanEnergy Corp Dividend Reinvestment and Stock Purchase Plan (as such plan may be amended from time to time, the "PanEnergy DRSPP") will be converted into Duke Common Stock based on the Exchange Ratio, which will be held in participants' accounts in the Duke Stock Purchase and Dividend Reinvestment Plan (as such plan may be amended from time to time, the "Duke DRSPP") from the Effective Time, subject to the right of any such participant to elect not to participate therein. Participants in the PanEnergy DRSPP immediately prior to the Effective Time will retain their interests in any fractional shares of Duke Common Stock credited to their accounts in the Duke DRSPP. See "THE MERGER-- Conversion of Shares."

  Outstanding shares of Duke Common Stock, Duke Preferred Stock and Duke Preferred Stock A will not be converted or otherwise affected by the Merger and will remain outstanding after the Merger.

EXCHANGE RATIO

  The Exchange Ratio is the product of recommendations to the Boards of Duke and PanEnergy after arm's-length negotiations between the managements of Duke and PanEnergy. In determining the fairness of the Exchange Ratio, the Duke Board had the benefit of advice from its financial advisors, Barr Devlin & Co. Incorporated ("Barr Devlin") and Morgan Stanley & Co. Incorporated ("Morgan Stanley"). See "THE MERGER--Opinions of Financial Advisors to Duke." The PanEnergy Board had the benefit of advice from its financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Lehman Brothers Inc. ("Lehman Brothers"). See "THE MERGER--Opinions of Financial Advisors to PanEnergy."

EXCHANGE OF CERTIFICATES

  As soon as practicable after the Effective Time, Duke or a third-party exchange agent selected by Duke (in either case, the "Exchange Agent") that is reasonably satisfactory to PanEnergy will mail a letter of transmittal to each holder of record of a certificate representing shares of PanEnergy Common Stock at the Effective Time, with instructions for surrendering certificates representing shares of PanEnergy Common Stock in exchange for certificates representing shares of Duke Common Stock. Holders of certificates that prior to the Effective Time represented shares of PanEnergy Common Stock will not be entitled to receive any payment of dividends or other distributions declared or made after the Effective Time on Duke Common Stock with a record date after the Effective Time or a cash payment for any fractional shares of Duke Common Stock until such certificates are surrendered for exchange. PanEnergy Common Stock certificates should not be surrendered until a letter of transmittal and instructions therefor are received from the Exchange Agent.

  There will be no need for any holders of certificates representing shares of Duke Common Stock to exchange their certificates in connection with the Merger since such certificates will continue to represent the same number of shares of Duke Common Stock after the Merger. See "THE MERGER--Exchange of Stock Certificates."

BACKGROUND OF THE MERGER

  For a description of the background of the Merger, see "THE MERGER-- Background of the Merger."

REASONS FOR THE MERGER

  Duke. Duke believes that the Merger will make the combined company the premier provider of energy products and services in North America and that the Merger offers significant opportunities for revenue enhancement and strategic financial benefits to both companies and their shareholders, as well as benefits to their customers and employees, including:

  . Convergence of Gas and Electricity. The Merger will enable the combined company to offer customers a full range of energy products and services. The natural gas assets, experience and expertise of PanEnergy will complement the electricity assets, experience and expertise of Duke, giving the combined company improved capabilities in the delivery of a complete range of energy products and services and enabling it to build its marketing strategy on its customers' total energy needs rather than relying solely on its traditional product offerings. While Duke and PanEnergy have shared a strategic vision of a total energy marketplace and each previously had taken significant steps to build its own power and gas marketing venture, the Merger will afford the combined company the opportunity to move more quickly into a leadership position.

  . Stronger Asset Base. The combined base of electric and gas assets resulting from the Merger will enhance the marketing of complementary energy products and services through assured energy supplies, broad knowledge of all types of energy products and greater credibility with customers. PanEnergy's participation and expertise in all phases of the natural gas industry will enable Duke to better understand fuel management for its generation facilities and the pricing of its electricity products and services. The combined company will also benefit from greater combined purchasing power, distribution of general and administrative costs over a broader range of businesses, and other economies of scale.

  . Greater Diversification. The Merger will result in a combined company that is more diversified than either company individually, in Duke's case reducing its dependence upon the electric utility industry. In addition, the size and stability of the combined company will better enable it to further diversify its assets and businesses through acquisitions, the development of new businesses both in the United States and internationally, the marketing and delivery of new products and services and the creation of new energy technologies. This capability for greater diversification will provide the combined company with a broader range of strategic choices in responding to potential revenue declines that may occur as a consequence of deregulation and increased competition in the electric utility industry. In addition, the Merger will permit the companies to combine the businesses of their power and gas marketing ventures and coordinate the efforts of other complementary subsidiaries in a more efficient manner.

  . Expanded Management Resources. The Merger will bring together PanEnergy's management team, which has successfully operated that company during a period of deregulation, increased competition and rapid change in the gas industry, with Duke's management team, which has internationally recognized skills and experience in engineering and strong technical capabilities in the safe, reliable and efficient delivery of energy products and services. The entrepreneurial and trading skills of PanEnergy are also expected to complement Duke's strength in the operation of electric generation and transmission in a deregulating market.

In addition to the benefits expected to be derived from the Merger, Duke took into account the short-term earnings dilution after the Merger, the potential for a negative effect on its credit rating following the Merger, the additional cash required to maintain its dividend policy after the Merger, and the difficulties involved in combining the business and operations of Duke/Louis Dreyfus, as defined under "Combination of Marketing Ventures," with the business and operations of PanEnergy Marketing Company, as defined under "Combination of Marketing Ventures," but concluded that the benefits outweighed these disadvantages.

  PanEnergy. PanEnergy believes that the Merger will make the combined company the premier provider of energy products and services in North America and that the Merger offers opportunities for revenue enhancement and significant strategic financial benefits to both companies and their stockholders, as well as benefits to their customers and employees, including:

  . Platform for Comprehensive Energy Products and Services. By adding Duke's physical assets, talents and capabilities in the electric industry to PanEnergy's physical assets, talents and capabilities in the natural gas industry, the combined company will create a platform to market, trade and provide physical delivery of complementary energy products and services on a large scale to all major market areas. The combination will immediately increase PanEnergy's ability to serve a larger and more diverse base of customers and offer them customized packages of energy products and services at competitive prices.

  . Industry Leadership. Duke is an excellent, low-cost operator in the electric utility business with talented leadership, is a leading energy services company, and is a leading generator of electricity with a name recognized worldwide. PanEnergy is an industry leader in natural gas and energy products and services with experienced entrepreneurial management. Duke and PanEnergy share a vision that customer choice is the driver of the energy marketplace of the future and that those companies that define themselves by customers' needs will be best positioned to be industry leaders and to enhance shareholder value.

  . Growth and Revenue Enhancement. The combined company will be positioned to achieve revenue enhancement in such areas as power marketing and trading, gas marketing and trading, generation, risk management, retail energy marketing and distribution, international and domestic project development and energy consulting much more quickly than either company could accomplish individually. The combined company will also benefit from greater combined purchasing power, distribution of general and administrative costs over a broader range of businesses, and other economies of scale.

  . Financial Opportunities. The Merger will result in a stronger financial base and improved access to credit markets for PanEnergy, an increase in the value of PanEnergy Common Stock and a likely immediate increase in the quarterly dividends payable to holders of PanEnergy Common Stock.

  . Greater Diversification. The Merger will further diversify PanEnergy's operations and reduce its dependence upon any one sector of the energy industry.

In addition to the benefits expected to be derived from the Merger, PanEnergy took into account the risks inherent in Duke's nuclear operations and the relatively slower earnings growth of electric utilities, but concluded that the benefits outweighed these disadvantages.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Duke. The Duke Board, by the unanimous vote of all directors present, four directors being absent, approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the Duke Shareholder Matters, and recommends that the holders of Duke Common Stock vote FOR approval of the Duke Shareholder Matters. The Duke Board provided its approval and recommendation after consideration of a number of factors, which are described under the heading "THE MERGER--Recommendations of the Duke Board." In considering the recommendation of the Duke Board, holders of Duke Common Stock should be aware that certain members of Duke's management and the Duke Board have certain interests in the Merger that are in addition to the interests of holders of Duke Common Stock generally. The Duke Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger and the Duke Shareholder Matters. See "THE MERGER--Interests of Certain Persons in the Merger" and "Management and Operations after the Merger."

  PanEnergy. The PanEnergy Board, by the unanimous vote of all directors present, one director being absent, approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that the holders of PanEnergy Common Stock vote to adopt the Merger Agreement. The PanEnergy Board provided its approval and recommendation after consideration of a number of factors, which are described under the headings "THE MERGER-- Recommendations of the PanEnergy Board." In considering the recommendation of the PanEnergy Board, holders of PanEnergy Common Stock should be aware that certain members of PanEnergy's management and the PanEnergy Board have certain interests in the Merger that are in addition to the interests of holders of PanEnergy Common Stock generally. The PanEnergy Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger. See "THE MERGER--Interests of Certain Persons in the Merger" and "Management and Operations after the Merger."

OPINIONS OF FINANCIAL ADVISORS

  Duke. On November 23, 1996, Barr Devlin and Morgan Stanley rendered to the Duke Board their oral opinions which were confirmed by delivery of written opinions dated November 24, 1996 and the date hereof.

Barr Devlin stated in its opinions that, as of the respective dates of its opinions and based upon the procedures and subject to the assumptions made, matters considered and the limitations discussed therein, the Exchange Ratio is fair from a financial point of view to the holders of Duke Common Stock. Morgan Stanley stated in its opinions that, as of the respective dates of its opinions and based upon the procedures and subject to the assumptions made, matters considered and the limitations discussed therein, the Exchange Ratio is fair from a financial point of view to Duke. Copies of the written opinions of Barr Devlin and Morgan Stanley dated the date hereof are attached to this Joint Proxy Statement-Prospectus as Exhibits B and C and should be read carefully in their entirety. See "THE MERGER--Opinions of Financial Advisors to Duke" and Exhibits B and C.

  PanEnergy. On November 24, 1996, Merrill Lynch and Lehman Brothers rendered to the PanEnergy Board their oral opinions which were confirmed by delivery of written opinions dated November 24, 1996 and the date hereof, each to the effect that, as of the respective dates of their opinions and based upon the procedures and subject to the assumptions set forth therein, from a financial point of view, the Exchange Ratio is fair to the holders of PanEnergy Common Stock. Copies of the written opinions of Merrill Lynch and Lehman Brothers dated the date hereof are attached to this Joint Proxy Statement-Prospectus as Exhibits D and E and should be read carefully in their entirety. See "THE MERGER--Opinions of Financial Advisors to PanEnergy" and Exhibits D and E.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of Duke and PanEnergy to consummate the Merger are subject to the satisfaction of certain conditions, including the approval of the Duke Shareholder Matters by the holders of Duke Common Stock and the adoption of the Merger Agreement by the holders of PanEnergy Common Stock, the absence of any order or injunction that prevents the consummation of the Merger, the effectiveness of the Registration Statement, approval of the listing on the NYSE of the shares of Duke Common Stock to be issued to holders of PanEnergy Common Stock in connection with the Merger subject only to official notice of issuance, the receipt of certain governmental approvals pursuant to final orders that do not impose terms or conditions that would have an effect that is, or is reasonably likely to be, materially adverse to the business, operations, assets, financial condition or results of operations of Duke or PanEnergy, as the case may be, and its Subsidiaries taken as a whole (a "Material Adverse Effect"), the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), receipt of a letter from each party's auditors that the Merger will be treated as a pooling of interests, the accuracy of the representations and warranties of the other party set forth in the Merger Agreement, the material performance of all agreements required to be performed by the other party under the Merger Agreement, the receipt by Duke and PanEnergy of an officers' certificate from the other party stating that the previous two conditions have been satisfied, the absence of any change in the financial condition, business, properties or operations of the other party and its Subsidiaries taken as a whole that would have or be reasonably likely to have a Material Adverse Effect on the other party, the receipt of a tax opinion of special counsel to PanEnergy that the Merger will be treated as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that Duke, Duke Transaction and PanEnergy will each be a party to that reorganization within the meaning of section 368(b) of the Code, the receipt of a "comfort letter" from the other party's auditors, and, with respect to PanEnergy, the consummation of certain transactions contemplated by the letter agreement dated November 24, 1996 among affiliates of Duke and Louis Dreyfus Corporation relating to the combination of their power and gas marketing venture with the PanEnergy gas and power marketing venture ("D/LD Letter Agreement"). The term "Subsidiary," when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. Certain of the conditions to the Merger may be waived by the party entitled to assert the condition. See "REGULATORY MATTERS," "THE MERGER AGREEMENT--Conditions to the Merger" and "Combination of Marketing Ventures."

CONDUCT OF BUSINESS PENDING THE MERGER

  Duke and PanEnergy have each agreed to, and will cause their respective Subsidiaries to, undertake or refrain from undertaking certain actions pending the Merger. In addition, Duke and PanEnergy have agreed to cooperate and coordinate certain actions with each other. For a summary of the terms of the Merger Agreement with respect to the conduct of the business of Duke and PanEnergy pending the Merger, see "THE MERGER AGREEMENT--Conduct of Business Prior to the Effective Time."

RIGHT TO TERMINATE OR AMEND

  The Merger Agreement may be terminated under certain circumstances, including, by mutual written consent of Duke and PanEnergy; by either the Duke Board or the PanEnergy Board if the Merger is not consummated by June 30, 1998, if the requisite approval by the holders of Duke Common Stock is not obtained at the Duke Meeting, if the requisite approval by the holders of PanEnergy Common Stock is not obtained at the PanEnergy Meeting or if a federal or state court or governmental, regulatory or administrative agency or commission issues an order, decree or ruling or takes any other action restraining, enjoining or prohibiting the transactions contemplated by the Merger Agreement; by PanEnergy if, before the approval of the holders of PanEnergy Common Stock is obtained, the PanEnergy Board determines in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law as advised by outside counsel that such termination is required by reason of an Alternative Proposal (as defined in "THE MERGER AGREEMENT--No Solicitation of Transactions by PanEnergy") being made, subject to certain restrictions; by the nonbreaching party if there occurs a breach of a representation or warranty under the Merger Agreement that would have or be reasonably likely to have a Material Adverse Effect on the other party, or if a material breach of any covenant or agreement under the Merger Agreement occurs that is not cured, if curable, within 30 days after written notice thereof; or by Duke if the PanEnergy Board withdraws or modifies in a manner materially adverse to Duke its approval or recommendation of the Merger Agreement or the Merger or recommends an Alternative Proposal to the holders of PanEnergy Common Stock. See "THE MERGER AGREEMENT--Termination; Fees and Expenses."

  The Merger Agreement requires that a termination fee of $200 million be paid by PanEnergy upon termination of the Merger Agreement under certain circumstances. See "THE MERGER AGREEMENT--Termination; Fees and Expenses."

  The Merger Agreement may be amended by the Duke Board and the PanEnergy Board at any time before or after receipt of the approvals of the holders of Duke Common Stock and the holders of PanEnergy Common Stock, but after any such approval no amendment may be made which by law requires the further approval of such holders without obtaining such approval. Any party to the Merger Agreement may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement for its benefit. See "THE MERGER AGREEMENT--Amendment and Waiver."

COMBINATION OF MARKETING VENTURES

  Prior to commencement of discussions leading to the Merger, affiliates of Duke had entered into a venture, Duke/Louis Dreyfus L.L.C. ("Duke/Louis Dreyfus"), with affiliates of Louis Dreyfus Corporation for the purpose of pursuing certain businesses, including power and gas marketing. Prior to commencement of discussions leading to the Merger, affiliates of PanEnergy and Mobil Corporation had also entered into ventures (referred to collectively as the "PanEnergy Marketing Company") with scope and business objectives similar to those of Duke/Louis Dreyfus.

  On November 23, 1996, the venturers in PanEnergy Marketing Company agreed that, upon the consummation of the Merger, the operations of the power and gas marketing ventures of Duke and PanEnergy would be combined and that Mobil Corporation would be given the opportunity to maintain its ownership percentage in the combined venture at 40%.

  Prior to the execution of the Merger Agreement, the venturers in Duke/Louis Dreyfus agreed in the D/LD Letter Agreement that, upon the consummation of the Merger, the operations of the power and gas marketing ventures of Duke and PanEnergy would be combined, that the Louis Dreyfus interests would retain a 10% economic interest in the combined venture, that the Louis Dreyfus interests would have certain rights beginning three years after the Effective Time to sell their interest in the combined venture to the Duke interests, and that the Duke interests would have the right beginning in the year 2006 to acquire the Louis Dreyfus interests in the combined venture.

  The obligations of the Duke affiliates and the Louis Dreyfus affiliates under the D/LD Letter Agreement are subject to consummation of the Merger and certain other conditions. PanEnergy's obligations under the Merger Agreement are subject to the consummation of the combination of Duke/Louis Dreyfus with PanEnergy Marketing Company as contemplated in the D/LD Letter Agreement. See "THE MERGER AGREEMENT--Combination of Marketing Ventures."

EMPLOYEE BENEFITS AND PLANS

  For the period beginning at the Effective Time and ending on the first anniversary of the Effective Time, PanEnergy employees generally will continue to receive active employee and retiree benefits under the PanEnergy employee benefit plans on substantially the same terms and conditions as were in effect immediately before the Effective Time. PanEnergy's executive benefit plans and programs as in effect at the Effective Time will continue in effect during such period without any amendment that could adversely affect PanEnergy employees who are participants therein as of the Effective Time and PanEnergy employees will be entitled to severance benefits in amounts and upon terms and conditions no less favorable than those in effect for such individuals as of the Effective Time, with certain exceptions for PanEnergy employees who have entered into employment agreements in connection with the Merger. See "THE MERGER--Employee Benefits and Plans" and "Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Duke's management, PanEnergy's management, the Duke Board and the PanEnergy Board, who have interests in the Merger that are in addition to their respective interests as holders of Duke Common Stock and holders of PanEnergy Common Stock generally, have participated in the negotiation of the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger.

  Directorships. The Merger Agreement provides that the Duke Board will, upon consummation of the Merger, consist of eighteen directors, eleven of whom will be designated by Duke (which will include Richard B. Priory and William A. Coley) and seven of whom will be designated by PanEnergy (which will include Dennis R. Hendrix and Paul M. Anderson). See "Management and Operations after the Merger."

  Employment Agreements. Pursuant to the Merger Agreement, Duke entered into employment agreements, to become effective upon consummation of the Merger, with six of its officers, including Richard B. Priory, William A. Coley, Richard J. Osborne and Ruth G. Shaw. See "THE MERGER--Interests of Certain Persons in the Merger--Duke Employment Agreements." Pursuant to the Merger Agreement, PanEnergy also entered into employment agreements, to become effective upon consummation of the Merger, with six of its officers, including Paul M. Anderson, James T. Hackett, Fred J. Fowler and Bruce A. Williamson. See "THE MERGER--Interests of Certain Persons in the Merger--PanEnergy Employment Agreements."

  Vesting of Certain Benefits for PanEnergy Directors and Executive
Officers. Upon consummation of the Merger, certain options to purchase shares of PanEnergy Common Stock and shares of restricted PanEnergy Common Stock held by certain PanEnergy directors and executive officers, including those mentioned under "Employment Agreements," will vest or become unrestricted, pursuant to the terms of the plans under which they were granted. See "THE MERGER--Interest of Certain Persons in the Merger," "Stock Options; Restricted Stock" and "Employee Benefits and Plans."

INDEMNIFICATION AND INSURANCE

  To the extent not prohibited by law, all rights of indemnification in favor of current or former directors or officers of PanEnergy as provided in the PanEnergy Certificate of Incorporation or the PanEnergy By-Laws for acts or omissions occurring prior to the Effective Time will continue in full force and effect from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims arising out of such acts and omissions. For a period of not less than six years from the Effective Time, Duke will cause to be maintained PanEnergy's directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time for directors and officers of PanEnergy who were covered under such policy as in effect on November 24, 1996, subject to certain conditions. See "THE MERGER--Interests of Certain Persons in the Merger."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

  Pursuant to the Merger Agreement, the number of directors constituting the full Duke Board at the Effective Time will be eighteen persons, eleven of whom will be designated by Duke and seven of whom will be designated by PanEnergy. It is anticipated that Richard B. Priory (currently President and Chief Operating Officer of Duke), William A. Coley (currently President of Duke's Associated Enterprises Group), Dennis R. Hendrix (currently Chairman of the Board of PanEnergy) and Paul M. Anderson (currently President and Chief Executive Officer of PanEnergy) will serve as directors of Duke immediately after the Effective Time. William H. Grigg, Chairman and Chief Executive Officer of Duke, will retire and resign as a director of Duke immediately prior to the Effective Time. It is contemplated that one director of Duke and one director of PanEnergy will additionally retire from the Duke Board in April 1998 if the Merger has been consummated prior to such time and that the number of directors constituting the full Duke Board will thereafter be sixteen, except as may be otherwise subsequently determined by the Duke Board.

  Pursuant to the Merger Agreement, Richard B. Priory will hold the position of Chairman of the Board and Chief Executive Officer of Duke and Paul M. Anderson will hold the position of President and Chief Operating Officer of Duke from the Effective Time. At the Effective Time, Duke will establish an Office of the Chief Executive that will exercise executive management over Duke and will consist of the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer of Duke. The final decision-making authority in the Office of the Chief Executive will reside with the Chief Executive Officer of Duke.

  Pursuant to the Merger Agreement, the Office of the Chief Executive will appoint a Policy Committee of senior executive officers of Duke and PanEnergy at the Effective Time that will, in addition to the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer, consist of William A. Coley, Richard J. Osborne and Ruth G. Shaw (currently of Duke) and James T. Hackett and Fred J. Fowler (currently of PanEnergy). The Management Committee of the Duke Board at the Effective Time will consist of members of the Duke Board who are officers of Duke. All other Committees of the Duke Board will have two members designated by PanEnergy and the Chairman of each Committee of the Duke Board will be a director designated by Duke.

  Following the Effective Time, Duke will maintain its corporate offices in Charlotte, North Carolina, and will have significant operations in Houston, Texas. PanEnergy and its subsidiaries will continue their respective operations as direct or indirect subsidiaries of Duke. See "THE MERGER--Management and Operations after the Merger."

REGULATORY MATTERS

  The approvals of the North Carolina Utilities Commission ("NCUC"), The Public Service Commission of South Carolina ("PSCSC") and the Federal Energy Regulatory Commission ("FERC") and certain other consents from, or notifications to, governmental agencies are required to consummate the Merger. The waiting period under the HSR Act has terminated. See "REGULATORY MATTERS."

ACCOUNTING

  Pursuant to the Merger Agreement, the Merger is intended to be accounted for as a pooling of interests under generally accepted accounting principles ("GAAP"). It is a condition to the consummation of the Merger that Duke and PanEnergy receive letters from their respective auditors that the Merger will qualify for pooling of interests accounting treatment. See "THE MERGER-- Accounting."

RESALES OF DUKE COMMON STOCK

  Shares of Duke Common Stock received in the Merger will be freely transferable by the holders thereof except for those shares held by holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and ten percent or more stockholders) of PanEnergy under applicable federal securities laws. See "THE MERGER--Resales of Duke Common Stock."

NO DISSENTERS' RIGHTS

  Dissenters' rights are not available to holders of Duke Common Stock or holders of PanEnergy Common Stock in connection with, or as a result of, the matters to be acted upon, respectively, at the Duke Meeting and the PanEnergy Meeting. See "THE DUKE MEETING--Record Date; Quorum; Voting Rights," "THE PANENERGY MEETING--Record Date; Quorum; Voting Rights" and "COMPARATIVE RIGHTS OF DUKE SHAREHOLDERS AND PANENERGY STOCKHOLDERS--Dissenters' Rights."

COMPARISON OF SHAREHOLDER RIGHTS

  Holders of PanEnergy Common Stock who receive Duke Common Stock in the Merger will become holders of Duke Common Stock and will have certain rights as Duke shareholders that are different from those they had as PanEnergy stockholders. For a comparison of certain provisions of the Duke Articles, the Duke By-Laws and North Carolina corporate law governing the rights of holders of Duke Common Stock with the PanEnergy Certificate of Incorporation, the PanEnergy By-Laws and Delaware corporate law governing the rights of holders of PanEnergy Common Stock, see "COMPARATIVE RIGHTS OF DUKE SHAREHOLDERS AND PANENERGY STOCKHOLDERS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger is intended to qualify for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code. Assuming the Merger so qualifies, in general, no gain or loss will be recognized for federal income tax purposes by holders of PanEnergy Common Stock who exchange their PanEnergy Common Stock for Duke Common Stock pursuant to the Merger except that
(i) gain or loss may be recognized to the extent of cash received in lieu of fractional shares of Duke Common Stock and (ii) gain may be recognized by certain non-U.S. holders of PanEnergy Common Stock that own or have owned, actually or constructively, more than 5% of PanEnergy Common Stock. In addition, a holder of PanEnergy Common Stock may be deemed to receive a dividend to the extent that PanEnergy pays, on behalf of such holder, any "transfer taxes" imposed on such holder by virtue of the Merger. A condition to the Merger is the receipt by PanEnergy of an opinion from LeBoeuf, Lamb, Greene & MacRae, L.L.P., that the Merger qualifies, for federal income tax purposes, as a reorganization within the meaning of section 368(a) of the Code, and that Duke, Duke Transaction and PanEnergy will each be a party to that reorganization within the meaning of section 368(b) of the Code. See "THE MERGER--Certain Federal Income Tax Consequences."

DIVIDENDS

  It is presently anticipated that the current $2.12 per share annual dividend will be maintained on Duke Common Stock following consummation of the Merger, subject to evaluation from time to time by the Duke Board based on Duke's results of operations, financial condition, capital requirements, future business prospects, regulatory environment and such other business considerations as the Duke Board shall deem relevant. However, no assurance can be given that such dividend rate will remain unchanged, and Duke reserves the right to increase or decrease the dividend on the Duke Common Stock as may be required by law or contract or as may be determined by the Duke Board, in its discretion, to be advisable. See "THE MERGER--Dividends."

FORWARD-LOOKING STATEMENTS

  This Joint Proxy Statement-Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although each of Duke and PanEnergy believes that its expectations are based on reasonable assumptions, no assurance can be given that actual results may not differ materially from those in the forward-looking statements herein for reasons that include: the speed and degree to which competition enters the electric and natural gas industries; state and federal legislative and regulatory initiatives that increase competition, affect cost and investment recovery and have an impact on rate structures; the economic climate and industrial, commercial and residential growth in the service territories of Duke and PanEnergy; the weather and other natural phenomena; the timing and extent of changes in commodity prices and interest rates; conditions of the capital markets and equity markets; growth in opportunities for subsidiaries of Duke and PanEnergy; and the ability of Duke and PanEnergy to achieve the goals described in "THE MERGER--Reasons for the Merger," in each case during the periods covered by the forward-looking statements.

                     MARKET PRICE AND DIVIDEND INFORMATION

  The Duke Common Stock is traded on the NYSE under the symbol "DUK" and the PanEnergy Common Stock is traded on the NYSE and the PSE under the symbol "PEL". The following table sets forth, for the periods indicated, the high and low sale prices for the Duke Common Stock and PanEnergy Common Stock, as reported on the NYSE Composite Transactions Tape, and the cash dividends declared on shares of Duke Common Stock and PanEnergy Common Stock during those periods. For current price information, holders of Duke Common Stock and holders of PanEnergy Common Stock are urged to consult publicly available sources. No assurance can be given as to the market price of Duke Common Stock or PanEnergy Common Stock at, or in the case of Duke Common Stock, after, the Effective Time.

                            DUKE COMMON                  PANENERGY COMMON
                         STOCK PRICES ($)                STOCK PRICES ($)    PANENERGY
                         -----------------   DUKE CASH   -----------------     CASH
                           HIGH     LOW    DIVIDENDS ($)   HIGH     LOW    DIVIDENDS ($)
                         -------- -------- ------------- -------- -------- -------------
                                            (PER SHARE)                     (PER SHARE)
1994
  First Quarter......... 43       35 3/4       0.47      25 1/2   20 5/8       0.210
  Second Quarter........ 37       32 7/8       0.47      22 1/4   18 1/4       0.210
  Third Quarter......... 39 7/8   35 1/2       0.49      23 1/2   19 1/2       0.210
  Fourth Quarter........ 42 1/8   38           0.49      23 5/8   19 1/2       0.210
1995
  First Quarter......... 40 3/4   37 3/8       0.49      23 1/4   18 3/4       0.210
  Second Quarter........ 42 3/4   38 1/4       0.49      25 7/8   22 7/8       0.225
  Third Quarter......... 43 3/4   40           0.51      27 1/2   23 3/8       0.225
  Fourth Quarter........ 47 7/8   43 1/8       0.51      28 7/8   24 3/8       0.225
1996
  First Quarter......... 53       46 7/8       0.51      31 5/8   26 3/4       0.225
  Second Quarter........ 51 1/2   45 3/4       0.51      33 1/2   30 5/8       0.240
  Third Quarter......... 51 3/8   45 3/4       0.53      35 1/4   31           0.240
  Fourth Quarter........ 49 1/8   43 3/8       0.53      46 1/4   34 5/8       0.240
1997
  First Quarter (through
   March 12)............ 48       43 5/8        (1)      47 1/4   42 1/4        (2)

--------
(1) On January 28, 1997, the Duke Board declared a quarterly dividend of $.53 per share on Duke Common Stock payable March 17, 1997 to shareholders of record on February 14, 1997.

(2) On January 22, 1997, the PanEnergy Board declared a quarterly dividend of $.24 per share on PanEnergy Common Stock payable March 15, 1997 to stockholders of record on February 14, 1997.

  On November 22, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement, and on March 12, 1997, the closing sale prices per share, as reported on the NYSE Composite Transactions Tape, of Duke Common Stock and PanEnergy Common Stock and the equivalent per share price of PanEnergy Common Stock were as follows:

                                                NOVEMBER 22, 1996 MARCH 12, 1997
                                                ----------------- --------------
Duke Common Stock..............................      $47.875         $43.875
PanEnergy Common Stock.........................       42.250          43.250
Equivalent PanEnergy Per Share Price...........       50.000          45.823

The Equivalent PanEnergy Per Share Price at each specified date represents the closing sale price of a share of Duke Common Stock on such date multiplied by the Exchange Ratio.

 SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

  The summary below sets forth selected historical financial and market data and selected unaudited pro forma financial data. The financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of Duke and PanEnergy, incorporated herein by reference, and in conjunction with the unaudited pro forma combined condensed financial statements and related notes thereto of Duke Energy included elsewhere in this Joint Proxy Statement-Prospectus. See "Unaudited Pro Forma Combined Condensed Financial Data."

                       SELECTED HISTORICAL FINANCIAL DATA

  The selected historical financial data of Duke and PanEnergy for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, set forth below, have been derived from audited financial statements. The selected historical market data of each of Duke and PanEnergy for the dates indicated are based on the closing sale prices of Duke Common Stock and PanEnergy Common Stock as reported on the NYSE Composite Transactions Tape for such dates. The Aggregate Market Capitalization represents the product of the closing sale prices on such dates multiplied by the number of outstanding shares on such dates.

                               DUKE POWER COMPANY

                       SELECTED HISTORICAL FINANCIAL DATA

                                      YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------
                           1996       1995       1994       1993       1992
                         ---------  ---------  ---------  ---------  ---------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Operating Revenues....   4,758.0    4,676.6    4,489.0    4,466.2    4,122.5
  Operating Expenses....   3,395.8    3,327.6    3,309.2    3,258.4    3,087.4
                         ---------  ---------  ---------  ---------  ---------
  Operating Income......   1,362.2    1,349.0    1,179.8    1,207.8    1,035.1
  Interest Expense and
   Other Income.........    (156.6)    (168.1)    (143.9)    (171.4)    (223.0)
                         ---------  ---------  ---------  ---------  ---------
  Income Before Income
   Taxes................   1,205.6    1,180.9    1,035.9    1,036.4      812.1
  Income Taxes..........     475.7      466.4      397.0      410.0      304.0
                         ---------  ---------  ---------  ---------  ---------
  Net Income............     729.9      714.5      638.9      626.4      508.1
    Dividends on
     Preferred and
     Preference Stock...      44.2       48.9       49.7       52.4       56.4
                         ---------  ---------  ---------  ---------  ---------
  Earnings for Common...     685.7      665.6      589.2      574.0      451.7
                         =========  =========  =========  =========  =========
  Earnings per Common
   Share................      3.37       3.25       2.88       2.80       2.21
  Dividends Declared per
   Common Share.........      2.08       2.00       1.92       1.84       1.76
                                           DECEMBER 31,
                         -----------------------------------------------------
                           1996       1995       1994       1993       1992
                         ---------  ---------  ---------  ---------  ---------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
  Total Assets..........  13,469.7   13,358.5   12,862.2   12,293.6   11,012.8
                         =========  =========  =========  =========  =========
  Capitalization
    Long-Term Debt......   3,538.1    3,711.4    3,567.1    3,285.4    3,288.1
    Preferred Stock
      With Sinking Fund
       Requirements.....     234.0      234.0      279.5      281.0      279.5
      Without Sinking
       Fund
       Requirements.....     450.0      450.0      500.0      500.0      500.0
    Common Stockholders'
     Equity.............   4,888.7    4,785.2    4,532.8    4,337.7    4,150.6
                         ---------  ---------  ---------  ---------  ---------
  Total Capitalization
   (Excluding Short-Term
   Debt)................   9,110.8    9,180.6    8,879.4    8,404.1    8,218.2
                         =========  =========  =========  =========  =========
  Book Value per Common
   Share................     24.25      23.36      22.13      21.17      20.26
                                           DECEMBER 31,
                         -----------------------------------------------------
                           1996       1995       1994       1993       1992
                         ---------  ---------  ---------  ---------  ---------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
MARKET DATA--COMMON
 STOCK
  Aggregate Market
   Capitalization.......   9,324.0    9,708.2    7,812.8    8,683.7    7,403.0
  Closing Market Price
   per Share............     46.25      47.38      38.13      42.38      36.13
  Ratio of Market Value
   to Book Value........     1.91x      2.03x      1.72x      2.00x      1.78x

 See accompanying Notes to Selected Historical and Unaudited Pro Forma Combined
                           Condensed Financial Data.

                                 PANENERGY CORP

                       SELECTED HISTORICAL FINANCIAL DATA

                                      YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------
                           1996       1995       1994       1993       1992
                         ---------  ---------  ---------  ---------  ---------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Operating Revenues....   7,575.6    5,018.1    4,626.0    4,318.1    3,887.1
  Operating Expenses....   6,779.2    4,298.8    3,999.8    3,810.2    3,232.8
                         ---------  ---------  ---------  ---------  ---------
  Operating Income......     796.4      719.3      626.2      507.9      654.3
  Interest Expense and
   Other Income.........    (207.0)    (217.9)    (239.6)    (217.4)    (316.6)
                         ---------  ---------  ---------  ---------  ---------
  Income Before Minority
   Interest and Income
   Taxes................     589.4      501.4      386.6      290.5      337.7
  Minority Interest.....       6.2        --         --         --         --
  Income Taxes..........     222.1      197.8      161.4      118.9      135.7
                         ---------  ---------  ---------  ---------  ---------
  Income Before
   Extraordinary Item...     361.1      303.6      225.2      171.6      202.0
  Extraordinary Item,
   Net of Tax...........     (16.7)       --         --         --         --
                         ---------  ---------  ---------  ---------  ---------
  Net Income............     344.4      303.6      225.2      171.6      202.0
    Dividends on
     Preferred and
     Preference Stock...       --         --         --         --         --
                         ---------  ---------  ---------  ---------  ---------
  Earnings for Common...     344.4      303.6      225.2      171.6      202.0
                         =========  =========  =========  =========  =========
  Earnings per Common
   Share
    Before Extraordinary
     Item...............      2.39       2.03       1.51       1.21       1.50
    Net Income..........      2.28       2.03       1.51       1.21       1.50
  Dividends Declared per
   Common Share.........     0.945      0.885       0.84       0.80       0.80
                                           DECEMBER 31,
                         -----------------------------------------------------
                           1996       1995       1994       1993       1992
                         ---------  ---------  ---------  ---------  ---------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
  Total Assets..........   8,485.2    7,509.4    7,381.0    7,423.8    7,635.9
                         =========  =========  =========  =========  =========
  Capitalization
    Long-Term Debt......   1,947.0    2,091.6    2,363.7    2,085.5    2,604.8
    Preferred Stock
      With Sinking Fund
       Requirements.....       --         --         --         --        10.8
      Without Sinking
       Fund
       Requirements.....       --         --         --         --         --
    Common Stockholders'
     Equity.............   2,452.5    2,227.3    2,035.2    1,879.4    1,556.8
                         ---------  ---------  ---------  ---------  ---------
  Total Capitalization
   (Excluding Short-Term
   Debt)................   4,399.5    4,318.9    4,398.9    3,964.9    4,172.4
                         =========  =========  =========  =========  =========
  Book Value per Common
   Share................     16.23      14.83      13.65      12.73      11.47
                                           DECEMBER 31,
                         -----------------------------------------------------
                           1996       1995       1994       1993       1992
                         ---------  ---------  ---------  ---------  ---------
                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
MARKET DATA--COMMON
 STOCK
  Aggregate Market
   Capitalization.......   6,799.5    4,187.6    2,944.7    3,505.5    2,273.0
  Closing Market Price
   per Share............     45.00      27.88      19.75      23.75      16.75
  Ratio of Market Value
   to Book Value........     2.77x      1.88x      1.45x      1.87x      1.46x

 See accompanying Notes to Selected Historical and Unaudited Pro Forma Combined
                           Condensed Financial Data.

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

  The following selected unaudited pro forma combined condensed financial data combines the historical consolidated balance sheets and statements of income of Duke and PanEnergy, including their respective subsidiaries, after giving effect to the Merger, assuming the Merger had been effective for all periods presented. These statements are prepared on the basis of accounting for the Merger as a pooling of interests and are based on the assumptions set forth in the notes thereto. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the dates as of which, or at the beginning of the periods for which, the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Data."

                            DUKE ENERGY CORPORATION

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

                                                    YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1996      1995      1994
                                                   --------  --------  --------
                                                     (DOLLARS IN MILLIONS,
                                                   EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
 Operating Revenues..............................  12,333.6   9,694.7   9,115.0
 Operating Expenses..............................  10,175.0   7,626.4   7,309.0
                                                   --------  --------  --------
 Operating Income................................   2,158.6   2,068.3   1,806.0
 Interest Expense and Other Income...............    (363.6)   (386.0)   (383.5)
                                                   --------  --------  --------
 Income Before Minority Interest and Income Tax-
  es.............................................   1,795.0   1,682.3   1,422.5
 Minority Interest...............................       6.2       --        --
 Income Taxes....................................     697.8     664.2     558.4
                                                   --------  --------  --------
 Income Before Extraordinary Item................   1,091.0   1,018.1     864.1
 Extraordinary Item, Net of Tax..................     (16.7)      --        --
                                                   --------  --------  --------
 Net Income......................................   1,074.3   1,018.1     864.1
 Dividends on Preferred and Preference Stock.....      44.2      48.9      49.7
                                                   --------  --------  --------
 Earnings for Common.............................   1,030.1     969.2     814.4
                                                   ========  ========  ========
 Earnings per Common Share
 Before Extraordinary Item.......................      2.90      2.68      2.26
 Net Income......................................      2.85      2.68      2.26
 Dividends Declared per Common Share.............      1.57      1.50      1.44
                                                          DECEMBER 31,
                                                   ----------------------------
                                                     1996      1995      1994
                                                   --------  --------  --------
                                                     (DOLLARS IN MILLIONS,
                                                   EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
 Total Assets....................................  21,954.9  20,867.9  20,243.2
                                                   ========  ========  ========
 Capitalization
 Long-Term Debt..................................   5,485.1   5,803.0   5,930.8
 Preferred Stock
  With Sinking Fund Requirements.................     234.0     234.0     279.5
  Without Sinking Fund Requirements..............     450.0     450.0     500.0
 Common Stockholders' Equity.....................   7,341.2   7,012.5   6,568.0
                                                   --------  --------  --------
 Total Capitalization (Excluding Short-Term
  Debt)..........................................  13,510.3  13,499.5  13,278.3
                                                   ========  ========  ========
 Book Value per Common Share.....................     20.43       N/A       N/A
                                                          DECEMBER 31,
                                                   ----------------------------
                                                     1996      1995      1994
                                                   --------  --------  --------
                                                     (DOLLARS IN MILLIONS,
                                                   EXCEPT PER SHARE AMOUNTS)
PRO FORMA PER SHARE DATA
 Duke Energy Corporation
 Earnings per Common Share.......................      2.85      2.68      2.26
 Cash Dividends Declared per Common Share........      1.57      1.50      1.44
 Book Value per Common Share.....................     20.43       N/A       N/A
DUKE ENERGY PRO FORMA EQUIVALENT PER SHARE
 DATA IMPUTED TO EXISTING SHAREHOLDERS
 PanEnergy Corp Shareholders
 Earnings per Common Share.......................      2.98      2.80      2.36
 Cash Dividends Declared per Common Share........      1.64      1.57      1.50
 Book Value per Common Share.....................     21.34       N/A       N/A
 Duke Power Company Shareholders
 Earnings per Common Share.......................      2.85      2.68      2.26
 Cash Dividends Declared per Common Share........      1.57      1.50      1.44
 Book Value per Common Share.....................     20.43       N/A       N/A

 See accompanying Notes to Selected Historical and Unaudited Pro Forma Combined
                           Condensed Financial Data.

    NOTES TO SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED
                                 FINANCIAL DATA

  1. Pro forma common share amounts give effect to the conversion of each outstanding share of PanEnergy Common Stock into 1.0444 shares of Duke Common Stock, as provided in the Merger Agreement.

  2. Certain revenues, expenses, assets and liabilities of PanEnergy have been reclassified to conform with the presentation utilized by Duke. The effects of accounting policy differences are immaterial and have not been adjusted in the selected unaudited pro forma combined condensed financial data.

  3. On August 1, 1996, a venture was formed that combined the marketing operations of PanEnergy with those of Mobil Corporation. PanEnergy operates and owns 60% of the new marketing venture which conducts business as PanEnergy Trading and Market Services, L.L.C. in the United States and as PanEnergy Marketing L.P. in Canada (together, PanEnergy Marketing Company). During 1996, PanEnergy also acquired Mobil Corporation's interest in certain natural gas gathering, processing and related assets for approximately $300 million.

  4. On November 24, 1996, affiliates of Duke entered into the D/LD Letter Agreement with affiliates of Louis Dreyfus Corporation. The D/LD Letter Agreement provides that the operations, assets and liabilities of Duke/Louis Dreyfus will be merged into, contributed to, or otherwise acquired by PanEnergy Marketing Company at or prior to the Effective Time. Following the combination of the marketing businesses, Louis Dreyfus Electric will have an economic interest entitling it to 10% of the net income of the combined marketing businesses. The affiliates of Mobil Corporation will be given the opportunity, following consummation of the Merger, to maintain their ownership percentage at 40% of the combined venture. Accordingly, Duke Energy will control 60% of the voting rights and, as a result, the unaudited pro forma combined condensed financial statements reflect 100% ownership less the minority interest associated with Mobil Corporation. The same treatment was not given to the Louis Dreyfus Electric economic interest because the adjustments to the unaudited pro forma combined condensed financial data are immaterial.

  5. On December 15, 1994, a wholly-owned subsidiary of PanEnergy merged with Associated Natural Gas Corporation, now PanEnergy Natural Gas Corporation (PanEnergy Natural Gas), on a tax-free, stock-for-stock basis (28.4 million shares were issued which were valued at $830 million). As a result, PanEnergy Natural Gas became a wholly-owned PanEnergy subsidiary and the merger was accounted for under the pooling of interests method of accounting for a business combination.

  6. The data assumes that the business combination was completed prior to the periods presented. Pro forma equivalent and pro forma per share amounts give effect to the conversion of each outstanding share of PanEnergy Common Stock into 1.0444 shares of Duke Common Stock. Pro forma dividends declared per common share reflect the historical dividends declared by PanEnergy and Duke divided by the pro forma average number of shares of Duke Energy Common Stock outstanding. The pro forma average number of outstanding shares of Common Stock of Duke Energy was calculated by multiplying the average number of outstanding shares during the year of PanEnergy Common Stock by the Exchange Ratio and this figure was then added to the average number of outstanding shares during the year of Duke Common Stock.

                               THE DUKE MEETING

GENERAL

  This Joint Proxy Statement-Prospectus is first being mailed to holders of Duke Common Stock on or about March 17, 1997 and is accompanied by the Notice of Annual Meeting and a form of proxy that is solicited by the Duke Board for use at the Duke Meeting to be held on April 24, 1997, at 11:00 a.m., local time, in the O.J. Miller Auditorium in the Electric Center, 526 South Church Street, Charlotte, North Carolina, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

  At the Duke Meeting, holders of Duke Common Stock will be asked to consider and vote upon proposals to (i) approve the Duke Shareholder Matters, (ii) elect four directors who will constitute Class III of the Duke Board, (iii) ratify the appointment of Duke's independent auditors and (iv) transact such other business as may come before the Duke Meeting.

  Duke Shareholder Matters. Approval by the holders of Duke Common Stock of the Stock Issuance is required by the NYSE because the number of shares of Duke Common Stock to be issued in the Merger is expected to exceed 20% of the shares of Duke Common Stock outstanding immediately prior to the Stock Issuance.

  The Articles Amendment increasing the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 will enable Duke to have a sufficient number of shares for the Stock Issuance. If the Merger is consummated, Duke estimates that up to 166,000,000 shares of Duke Common Stock would be required for issuance in connection with the Merger (including the shares of Duke Common Stock issuable upon exercise of PanEnergy stock options outstanding at the Effective Time and the shares of Duke Common Stock issuable upon any conversions of PanEnergy Convertible Notes outstanding after the Effective Time). The increase in the number of authorized shares of Duke Common Stock that is part of the Duke Shareholder Matters will not be effected unless the Merger is consummated.

  While Duke has no present intention of issuing any of the shares sought to be authorized that are not required to be issued in connection with the Merger, Duke believes that the availability of additional authorized shares would provide it with the ability to respond to future business needs and opportunities. The additional authorized shares would be available for issuance by Duke from time to time after the Effective Time without further action or authorization by shareholders (except as required by law or by a national securities exchange) in connection with possible investment opportunities, acquisitions of assets and other companies or for other corporate purposes as determined by the Duke Board. Such other corporate purposes might include raising additional capital funds through offerings of shares of Duke Common Stock or of equity or debt securities convertible into or exchangeable for Duke Common Stock, and the issuance of shares of Duke Common Stock in connection with the Duke DRSPP (or any successor plan) and the employee benefit plans and executive compensation plans of Duke and its subsidiaries. If such additional authorized shares are issued to other than existing holders of Duke Common Stock, the percentage interest of such holders in Duke would be reduced. Although the existence or issuance of authorized but unissued shares of Duke capital stock could, under certain circumstances, have an anti-takeover effect, Duke has no present intention to issue such shares for anti-takeover purposes. See also "DESCRIPTION OF DUKE CAPITAL STOCK-- Change of Control."

  The Articles Amendment changing the name of Duke to Duke Energy Corporation at the Effective Time will provide Duke with a corporate name that more accurately reflects the combined businesses of Duke and PanEnergy.

  The holders of Duke Common Stock may also be asked to vote upon a proposal to adjourn or postpone the Duke Meeting, which adjournment or postponement could be used for the purpose, among other things, of allowing additional time for the soliciting of additional votes to approve the Duke Shareholder Matters. The Duke

Shareholder Matters will not be effected unless the Merger is consummated. Approval of the Duke Shareholder Matters by the holders of Duke Common Stock is a condition to the consummation of the Merger.

  Additional Matters. At the Duke Meeting, holders of Duke Common Stock will also be asked to vote upon proposals for the election of the directors who will constitute Class III of the Duke Board, ratification of the appointment of Duke's independent auditors and such other business as may come before the Duke Meeting.

PROXIES; REVOCATION OF PROXIES

  The accompanying form of proxy may be used by a holder of Duke Common Stock whether or not such holder attends the Duke Meeting in person. The proxy may be revoked by such holder at any time prior to its use at the Duke Meeting. There is no specific procedure or requirement under the Duke Articles, the Duke By-Laws or North Carolina law with respect to how proxies may be revoked. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before such proxies are exercised, will be voted in the manner specified therein. If no directions are given, the proxies will be voted FOR the Duke Shareholder Matters, FOR the proposed slate of directors and FOR the ratification of the appointment of independent auditors and at the discretion of the persons named in such proxies on any other matter that may come before the Duke Meeting.

  The entire cost of soliciting the proxies from holders of Duke Common Stock will be borne by Duke; provided, however, that Duke and PanEnergy have each agreed to pay one-half of the printing, mailing and filing costs of this Joint Proxy Statement-Prospectus and related materials. In addition to the solicitation of the proxies by mail, Duke will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of Duke Common Stock and secure their voting instructions. Duke will reimburse such record holders for their reasonable expenses in so doing. Duke has also made arrangements with Georgeson & Company, Inc. to assist it in soliciting proxies and has agreed to pay $20,000 plus expenses for such services. If necessary, Duke may also use several of its officers and regular employees, who will not be specially compensated, to solicit proxies from holders of Duke Common Stock, either personally or by telephone, telegram, facsimile, special delivery letter or by other means.

RECORD DATE; QUORUM; VOTING RIGHTS

  The Duke Board has fixed February 28, 1997 as the record date (the "Duke Record Date") for determination of holders of Duke Common Stock entitled to notice of and to vote at the Duke Meeting. Accordingly, only holders of record at the close of business on that date of Duke Common Stock will be entitled to notice of and to vote at such Meeting. The number of outstanding shares of Duke Common Stock entitled to vote at the Duke Meeting is 201,589,596. In order to establish a quorum for the Duke Meeting, a majority of the votes entitled to be cast must be either present in person or represented by valid proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists at the Duke Meeting.

  Each share of Duke Common Stock entitled to vote at the Duke Meeting entitles its holder to one vote. Approval by a majority of the votes cast by holders of Duke Common Stock is required to approve the Duke Shareholder Matters, provided that the total vote cast thereon represents a majority of the shares entitled to vote thereon. Directors will be elected by a plurality of the votes cast by the holders of Duke Common Stock entitled to vote at the Duke Meeting. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Any shares not voted, whether by abstention or broker non-vote, will not be counted as votes cast for purposes of determining whether the Duke Shareholder Matters have received sufficient votes for approval, nor will any abstentions or broker non-votes be counted in the election of directors of Duke. No approval by the holders of Duke Preferred Stock or Duke Preferred Stock A is required to approve the Duke Shareholder Matters, and such holders are not entitled to vote on the Duke Shareholder Matters.

  On the Duke Record Date, 237,318 shares of Duke Common Stock, or less than 1% of the shares of Duke Common Stock outstanding and entitled to vote at the Duke Meeting, were beneficially owned by directors and executive officers of Duke (not including 10,706,853 shares of Duke Common Stock beneficially owned by The

Duke Endowment or the Doris Duke Trust which were deemed to be beneficially owned by Russell M. Robinson, a director of Duke, in his capacities as a trustee of The Duke Endowment and a trustee of the Doris Duke Trust). It is currently expected that each such director and executive officer of Duke will vote the shares of Duke Common Stock beneficially owned by him (with the exception of the shares beneficially owned by The Duke Endowment or the Doris Duke Trust which Mr. Robinson is deemed to beneficially own but which will be voted by the boards of trustees of such trusts) for approval of the Duke Shareholder Matters. On the Duke Record Date, no person or entity beneficially owned more than 5% of the Duke Common Stock and no directors or executive officers of PanEnergy beneficially owned any shares of Duke Common Stock.

  Holders of Duke Common Stock do not have dissenters' rights under the NCBCA with respect to the Duke Shareholder Matters.

RECOMMENDATIONS OF THE DUKE BOARD

  The Duke Board has approved the Merger Agreement and the transactions contemplated thereby, including the Duke Shareholder Matters, by the unanimous vote of all directors present. The Duke Board believes that approval of the Duke Shareholder Matters is in the best interests of Duke and the holders of Duke Common Stock and recommends that such holders vote FOR the Duke Shareholder Matters. See "THE MERGER--Reasons for the Merger."

  THE DUKE BOARD RECOMMENDS THAT THE HOLDERS OF DUKE COMMON STOCK VOTE FOR THE DUKE SHAREHOLDER MATTERS, FOR THE PROPOSED SLATE OF DUKE DIRECTORS AND FOR THE RATIFICATION OF DUKE'S INDEPENDENT AUDITORS.

                             THE PANENERGY MEETING

GENERAL

  This Joint Proxy Statement-Prospectus is first being mailed to holders of PanEnergy Common Stock on or about March 17, 1997, and is accompanied by the Notice of Annual Meeting and a form of proxy that is solicited by the PanEnergy Board for use at the Annual Meeting of Stockholders (the "PanEnergy Meeting") to be held on April 24, 1997, at 10:00 a.m., local time, at the J.
W. Marriott Hotel, 5150 Westheimer, Houston, Texas and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

  At the PanEnergy Meeting, holders of PanEnergy Common Stock will be asked to consider and vote upon proposals to (i) adopt the Merger Agreement, (ii) elect four directors to the PanEnergy Board and (iii) transact such other business as may properly come before the PanEnergy Meeting.

PROXIES; REVOCATION OF PROXIES

  The accompanying form of proxy may be used by a holder of PanEnergy Common Stock whether or not such holder attends the PanEnergy Meeting in person. The proxy may be revoked by such holder at any time prior to its use at the PanEnergy Meeting. There is no specific procedure or requirement under the PanEnergy Certificate of Incorporation, the PanEnergy By-Laws or Delaware law with respect to how proxies may be revoked. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before such proxies are exercised, will be voted in the manner specified therein. If no directions are given, the proxies will be voted FOR the adoption of the Merger Agreement, FOR the proposed slate of directors and at the discretion of the persons named in such proxies on any other matter that may properly come before the PanEnergy Meeting.

  The entire cost of soliciting the proxies from holders of PanEnergy Common Stock will be borne by PanEnergy; provided, however, that PanEnergy and Duke have each agreed to pay one-half of the printing, mailing and filing costs of this Joint Proxy Statement-Prospectus and related materials. In addition to the solicitation of the proxies by mail, PanEnergy will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of PanEnergy Common Stock and secure their voting instructions. PanEnergy will reimburse such record holders for their reasonable expenses in so doing. PanEnergy has also made arrangements with Corporate Investor Communications, Inc. to assist it in soliciting proxies and has agreed to pay $11,000 plus expenses for such services. If necessary, PanEnergy may also use several of its officers and regular employees, who will not be specially compensated, to solicit proxies from holders of PanEnergy Common Stock, either personally or by telephone, telegram, facsimile, special delivery letter or by other means.

RECORD DATE; QUORUM; VOTING RIGHTS

  Pursuant to the PanEnergy By-Laws, the PanEnergy Board has fixed February 28, 1997 as the record date (the "PanEnergy Record Date") for determination of holders of PanEnergy Common Stock entitled to notice of and to vote at the PanEnergy Meeting. Accordingly, only holders of record at the close of business on that date of PanEnergy Common Stock will be entitled to notice of and to vote at such Meeting. The number of outstanding shares of PanEnergy Common Stock entitled to vote at the PanEnergy Meeting is 151,398,234. In order to establish a quorum for the PanEnergy Meeting, a majority of the votes entitled to be cast must be represented in person or by a valid proxy. Abstentions from voting and broker non-votes will be counted for purposes of determining whether a quorum exists at the PanEnergy Meeting.

  Each share of PanEnergy Common Stock entitled to vote at the PanEnergy Meeting entitles its holder to one vote. Votes cast by proxy or in person at the PanEnergy Meeting will be tabulated by the independent election inspectors appointed for the PanEnergy Meeting. The proposal to adopt the Merger Agreement will require for approval the affirmative vote of a majority of the outstanding shares of PanEnergy Common Stock entitled to vote at the PanEnergy Meeting. Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the PanEnergy Meeting and entitled to vote. Any other matters will be determined by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. If no voting direction is indicated on the proxy card, the shares will be considered votes FOR adoption of the Merger Agreement and FOR the election of the nominees for director. Proxy cards that are not signed or that are not returned are treated as not voted for any purpose. With respect to the proposal to adopt the Merger Agreement, abstentions and broker non-votes will have the same effect as voting against the proposal. PanEnergy knows of no proposal to be considered at the PanEnergy Meeting other than those set forth in the Notice of Annual Meeting.

  On the PanEnergy Record Date, 809,207 shares of PanEnergy Common Stock, or less than 1% of the shares of PanEnergy Common Stock outstanding and entitled to vote at the PanEnergy Meeting, were beneficially owned by directors and executive officers of PanEnergy. It is currently expected that each such director and executive officer of PanEnergy will vote the shares of PanEnergy Common Stock owned beneficially by him or her for adoption of the Merger Agreement. On the PanEnergy Record Date, 7,700,000 shares, constituting approximately 5.09% of the issued and outstanding shares of PanEnergy Common Stock on that date, were owned by Sonatrach Petroleum Investment Corp., B.V., and 9,465,386 shares, constituting approximately 6.30% of the issued and outstanding shares of PanEnergy Common Stock on that date, were owned by the Employees' Savings Plan of PanEnergy Corp and Participating Affiliates (the "PanEnergy Savings Plan"). Each participant in the PanEnergy Savings Plan has voting rights with respect to the shares of PanEnergy Common Stock credited to his or her account under such plan. No directors or executive officers of Duke beneficially owned any shares of PanEnergy Common Stock on the PanEnergy Record Date.

  Holders of PanEnergy Common Stock do not have dissenters' rights under the DGCL with respect to the proposal to adopt the Merger Agreement.

RECOMMENDATIONS OF THE PANENERGY BOARD

  The PanEnergy Board has approved the Merger Agreement and the transactions contemplated thereby by the unanimous vote of those present. The PanEnergy Board believes that adoption of the Merger Agreement is in the best interests of PanEnergy and the holders of PanEnergy Common Stock and recommends that such holders vote FOR the adoption thereof. See "THE MERGER--Reasons for the Merger."

  THE PANENERGY BOARD RECOMMENDS THAT THE HOLDERS OF PANENERGY COMMON STOCK VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE PROPOSED SLATE OF PANENERGY DIRECTORS.

                            INFORMATION ABOUT DUKE

  Duke is primarily engaged in the generation, transmission, distribution and sale of electric energy in the central portion of North Carolina and the western portion of South Carolina, comprising the area in both states known as the Piedmont Carolinas. Its service area, approximately two-thirds of which lies in North Carolina, covers about 20,000 square miles with an estimated population of 5,100,000 and includes a number of cities, of which the largest are Charlotte, Greensboro, Winston-Salem and Durham in North Carolina and Greenville and Spartanburg in South Carolina. Duke supplies electric service directly to approximately 1,800,000 residential, commercial and industrial customers in more than 200 cities, towns and unincorporated communities. Electricity is sold at wholesale to incorporated municipalities and to several public and private utilities. In addition, sales are made through contractual arrangements to wholesale municipal or cooperative customers of Duke who have purchased portions of the Catawba Nuclear Station. Duke's wholly-owned subsidiary, Nantahala Power and Light Company, supplies electric service directly to approximately 53,000 mostly residential customers in five counties in western North Carolina. Duke is also engaged in diversified operations, most of which are organized in separate subsidiaries, through business units that are part of Duke's Associated Enterprises Group.

  For more information about Duke, reference is made to Duke's most recent Annual Report on Form 10-K, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Duke has filed a Current Report on Form 8-K dated February 10, 1997 which contains its audited consolidated financial statements together with the notes to the financial statements and Management's Discussion and Analysis of Results of Operations and Financial Condition for the year ended December 31, 1996. Such Current Report is incorporated herein by reference.

                          INFORMATION ABOUT PANENERGY

  PanEnergy operates approximately 37,500 miles of natural gas pipeline with deliveries that account for 12% of the natural gas consumed in the United States. In addition, PanEnergy is the nation's fourth largest natural gas liquids ("NGL") producer, the third largest marketer of natural gas in Canada and the United States and a leading marketer of electricity, liquefied petroleum gases and related energy services.

  PanEnergy's Natural Gas Transmission Group operates one of the nation's largest networks of interstate natural gas pipelines through subsidiaries Texas Eastern Transmission Corporation, Algonquin Gas Transmission Company, Panhandle Eastern Pipe Line Company and Trunkline Gas Company. Principal markets include the Mid-Atlantic, New England and Midwest states. Canadian reserves are accessed through third-party connections with Northern Border Pipeline Company's system, in which PanEnergy owns a 6% interest.

  PanEnergy's Energy Services Group operates in three primary areas. Field Services, the nation's fourth largest NGL producer, conducts supply-area natural gas gathering, processing, storage and intrastate pipeline transportation and also markets NGLs and helium. Gas and Power Services provides energy marketing services, including gas and power marketing, comprehensive energy management services and financial products. This group is North America's third largest natural gas marketer through PanEnergy Marketing Company in which affiliates of PanEnergy hold a 60% interest and affiliates of Mobil Corporation own a 40% interest. The Crude Oil unit provides supply-area crude oil and NGL pipeline and truck transportation, plus crude oil marketing services.

  Other PanEnergy interests include wholly-owned domestic and international energy-development companies. PanEnergy also owns a major liquefied natural gas ("LNG") import terminal and two LNG tankers. In addition, PanEnergy holds interests in the Midland Cogeneration Venture Limited Partnership ("MCV"); TEPPCO Partners, L.P., one of the largest products pipelines in the United States; Altra Energy Technologies, L.L.C., a world leader in energy information management and software, and National Methanol Company, a chemical-grade methanol plant and MTBE (methyl tertiary butyl ether) complex, which is located in Saudi Arabia.

  For more information about PanEnergy, reference is made to PanEnergy's most recent Annual Report on Form 10-K, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." PanEnergy has filed a Current Report on Form 8-K dated February 10, 1997 which contains its audited consolidated financial statements together with the notes to the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 1996. Such Current Report is incorporated herein by reference.

                                  THE MERGER
                                 (PROPOSAL 1)

GENERAL

  The Duke Board, by the unanimous vote of all directors present, four directors being absent, approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the Duke Shareholder Matters. The PanEnergy Board, by the unanimous vote of all directors present, one director being absent, approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Duke Board believes that the terms of the Merger are fair and in the best interests of Duke and the holders of Duke Common Stock and the PanEnergy Board believes that the terms of the Merger are fair and in the best interests of PanEnergy and the holders of PanEnergy Common Stock. The Duke Board recommends that the holders of Duke Common Stock vote to approve the Duke Shareholder Matters and the PanEnergy Board recommends that the holders of PanEnergy Common Stock vote to adopt the Merger Agreement.

  This section of the Joint Proxy Statement-Prospectus describes certain aspects of the Merger, as proposed, including certain provisions of the Merger Agreement. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit A to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. All holders of Duke Common Stock and all holders of PanEnergy Common Stock are urged to read the Merger Agreement carefully in its entirety.

BACKGROUND OF THE MERGER

  During its annual strategic planning process in 1995, Duke prepared an analysis of the energy industry, including the natural gas industry. This analysis reflected the emergence of a national market for energy products and services in which demands for energy in the forms of electricity and gas are increasingly being met by vendors who have the ability to supply both, and concluded that a significant competitive advantage would result from the ability to provide total energy solutions to customers. The analysis also suggested that engaging in natural gas operations could give Duke a competitive advantage in the total energy market. After extensive research, Duke's management determined that midstream natural gas operations (gathering and processing, pipeline, storage and marketing) best complemented Duke's existing electric capabilities. Such operations would provide assets, technical expertise and marketing skills to complement Duke's generation expertise and its evolving competency in energy services. Duke thus concluded that midstream natural gas operations would help it realize its goal of being the premier provider of energy products and services in North America.

  Beginning in April 1995, Duke studied publicly available information on numerous natural gas companies to determine if these companies had operations that would complement Duke's operations and began focusing on mergers and acquisitions as a key element in pursuing Duke's strategic goals. In May 1996, Duke's management identified PanEnergy as a company whose midstream natural gas operations and strategic goals appeared to be very complementary to those of Duke, and who did not have operations (such as exploration and production or distribution) that Duke considered incompatible with its overall strategic plan. See "Reasons for the Merger."

  During the 1995-96 time period, PanEnergy had also recognized that the gas and electricity industries were converging and analyzed extensive industry data and engaged in discussions with several electric utilities to determine whether there was a strategic fit between such companies and PanEnergy.

  On July 22, 1996, at the time of a board meeting of Associated Electric and Gas Insurance Services Ltd. in Toronto, William H. Grigg, Chairman and Chief Executive Officer of Duke, and PanEnergy's Vice Chairman, George Mazanec, generally discussed the future of the electricity and gas industries and the possibility that Duke and PanEnergy could work together in exploring areas of mutual interest.

  At a regularly scheduled meeting of the Duke Board held on July 28, 1996, a presentation was made by a representative of Barr Devlin on the nature of, reasons for and implications of the convergence of the electric and natural gas industries. Management also made presentations which provided a strategic overview of PanEnergy as an example of the kinds of capabilities in the midstream natural gas business that might be acquired by Duke and identified other possible opportunities. Thereafter, the Duke Board had an in-depth discussion concerning mergers and acquisitions and expressed interest in the potential benefits of a business combination with a company with midstream natural gas operations.

  Because a combination with PanEnergy might involve changes in the power and gas marketing business of Duke/Louis Dreyfus, Mr. Grigg advised William Louis-Dreyfus, Chairman of Louis Dreyfus Corporation, in a telephone conference on July 31, 1996, of the potential for discussions between Duke and PanEnergy.

  On August 19, 1996, senior representatives of PanEnergy, including Paul M. Anderson, its President and Chief Executive Officer, and Mr. Grigg and Richard
B. Priory, President and Chief Operating Officer of Duke, and other senior representatives of Duke met in Memphis, Tennessee and discussed the future of the electric utility and gas industries. At this meeting, the possibility of a business combination of the companies was also discussed.

  Duke and PanEnergy entered into a confidentiality agreement on August 30, 1996. Pursuant to such agreement, the two companies began exchanging confidential information to determine the desirability of a combination.

  On September 5, 1996 and again on September 12, 1996, representatives of Duke and PanEnergy met to exchange information regarding the operations, strategies and visions for the future of their respective companies and to discuss the benefits of a potential business combination. A meeting was subsequently held on September 19, 1996 between Mr. Grigg and Mr. Anderson to discuss organizational issues relating to a possible combination of Duke and PanEnergy.

  PanEnergy retained the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. on September 11, 1996 to act as special counsel in connection with a possible strategic combination with Duke.

  At a regularly scheduled meeting on September 24, 1996, Mr. Grigg reported on the status of the discussions with PanEnergy to the Finance Committee of the Duke Board, briefly apprised the Duke Board of such discussions and was encouraged to proceed.

  Duke engaged Barr Devlin on September 26, 1996, on a retainer basis, to act as a consultant to Duke in connection with Duke's strategic planning process. Barr Devlin was selected because of its knowledge of the gas and electric industries.

  On September 27, 1996, representatives of Duke and PanEnergy met in Charlotte to review potential opportunities and synergies resulting from a strategic combination. At the end of the meeting, it was decided that the parties would form working teams, investigate the hiring of additional outside advisors and exchange internal financial projections.

  Dennis R. Hendrix, Chairman of the PanEnergy Board, met on September 30, 1996 in Charlotte with Mr. Grigg to discuss various aspects of a potential combination of the companies.

  During the period from October 7 through October 11, 1996, representatives from Duke and PanEnergy met in Houston to discuss valuation and business operations of both companies, with a representative of Barr Devlin participating at the meetings from October 7 through October 9. The PanEnergy representatives presented a detailed overview of key business units and their strategies and financial projections. On October 11, 1996, there was an in-depth discussion among certain of such representatives with respect to the financial and operating characteristics of, and concerns relating to, the pipeline, gathering and processing, and marketing businesses of PanEnergy. Following these discussions, a financial and strategic analysis was prepared by the Duke representatives and discussions were held regarding the financial and strategic fit of the two companies. These discussions continued during the remainder of October and November 1996.

  On October 15, 1996, representatives of Barr Devlin met with senior management of Duke/Louis Dreyfus to discuss the rationale for a combination of Duke and PanEnergy. Later that day, Mr. Grigg met in New York with Mr. Louis-Dreyfus and advised him of the status of the discussions. Mr. Louis-Dreyfus encouraged Mr. Grigg to continue consideration of a possible combination with PanEnergy.

  On October 16, 1996, representatives from Morgan Stanley met with Mr. Grigg in New York to discuss generally the convergence of the electric and natural gas industries. At that meeting, Mr. Grigg mentioned, without identifying the company involved, that Duke was considering an acquisition and asked about Morgan Stanley's availability as a possible financial advisor.

  PanEnergy's senior management team, led by Mr. Anderson, met in Charlotte on October 17 and 18, 1996 with Duke's senior management team. The management teams evaluated strategic and organizational compatibility. At this meeting, an overview of Duke's business units and regulatory status was provided to members of the PanEnergy senior management team.

  On October 18, 1996, PanEnergy retained Merrill Lynch and Lehman Brothers to act as its financial advisors. Merrill Lynch and Lehman Brothers were selected because of their familiarity with PanEnergy and their experience and expertise in the electric and gas industries.

  The PanEnergy Board met at a regularly scheduled meeting held on October 23, 1996 at which presentations by PanEnergy management were made concerning strategic transactions, including a potential business combination of PanEnergy and Duke. The PanEnergy Board authorized continued discussions with Duke and a due diligence investigation.

  On October 24, 1996, Mr. Priory and Mr. Anderson met in Houston to discuss governance issues involved in combining the two companies. The meeting also included discussions of management succession after the Merger, executive compensation issues and analysis of and strategy for utilizing the management resources in both companies. Mr. Priory also met with members of the senior management of PanEnergy to discuss certain aspects of PanEnergy's operations.

  The Duke Board met at a regularly scheduled meeting held on October 29, 1996, at which presentations by Duke's management were made concerning a possible business combination of Duke and PanEnergy. At the conclusion of the meeting, Duke's management was authorized to continue discussions with PanEnergy and to engage in a due diligence investigation. Later that day, Duke's management advised Barr Devlin and Morgan Stanley that they had been selected as financial advisors to Duke in connection with a possible merger with PanEnergy. Barr Devlin and Morgan Stanley were selected because of their familiarity with Duke and their experience and expertise in the electric and gas industries.

  On October 30, 1996, Duke retained Dewey Ballantine to act as special counsel in connection with the proposed merger with PanEnergy and on November 1, 1996, PanEnergy retained Wachtell, Lipton, Rosen & Katz to act as special counsel in connection with a possible merger with Duke.

  Representatives of PanEnergy met with representatives of Mobil Corporation on November 7, 1996 to discuss the implications of a PanEnergy business combination with Duke for PanEnergy Marketing Company. Telephone discussions between PanEnergy and Mobil Corporation representatives to discuss the terms and conditions of a possible combination of the gas and power marketing businesses of Duke/Louis Dreyfus and PanEnergy Marketing Company were held frequently through November 23, 1996.

  On November 8, 1996, representatives of PanEnergy and its advisors met in New York with representatives of Duke and its advisors. The parties commenced negotiations on the terms of the Merger Agreement and other transaction documents and discussed the details of the proposed business combination. Beginning on November 9, 1996, representatives of Duke and representatives of PanEnergy and their respective advisors conducted due diligence investigations with respect to one another.

  The Finance Committee of the Duke Board met at a special meeting held on November 11, 1996 in Columbia, South Carolina to consider valuation, dividend policy and other issues relating to the proposed combination. Following the meeting, Duke management was urged to develop and provide additional information concerning PanEnergy.

  On November 12, 1996, senior management representatives of Duke/Louis Dreyfus met in Houston with senior management representatives of Duke and PanEnergy to discuss the characteristics of the marketing businesses of Duke/Louis Dreyfus and PanEnergy Marketing Company.

  On the evening of November 12, 1996, the Duke senior management team was briefed by Duke's financial advisors on matters pertaining to structure, valuation analysis, financial impact, creditworthiness and the possibility of competing bids in a combination with PanEnergy. On November 13, 1996, the preliminary conclusions of the financial advisors were included in a series of presentations made to the Duke Board during a special telephone meeting. These presentations included discussion of a proposed dividend policy and its implications for Duke.

  On November 14, 1996, representatives of Duke met with representatives of Louis Dreyfus Corporation in Charlotte to discuss the terms and conditions of a combination of the marketing businesses of Duke/Louis Dreyfus and PanEnergy Marketing Company.

  The PanEnergy Board held a special meeting on November 17, 1996 during which management and its advisors further discussed the strategic rationale for the Merger, presented an overview of Duke's business and operations, gave a preliminary financial review, and reviewed the status of the due diligence process. As a part of this process, the PanEnergy Board received an extensive briefing on Duke's nuclear operations and heard preliminary presentations from PanEnergy's financial advisors. Mr. Grigg, Mr. Priory and Steve C. Griffith, Jr., Vice Chairman and General Counsel of Duke, then joined the PanEnergy Board in executive session to present Duke's reasons for the proposed combination and its belief that the transaction would add value for holders of Common Stock of both companies.

  On November 21, 1996, representatives of Duke met again with representatives of Louis Dreyfus Corporation in Charlotte for further discussions regarding the terms and conditions of a combination of the marketing businesses of Duke/Louis Dreyfus and PanEnergy Marketing Company. On the same day, Duke's financial advisors met with PanEnergy's financial advisors in New York to discuss pricing issues and negotiations with respect to provisions in the Merger Agreement continued in New York and via conference calls to Charlotte.

  At a special meeting on November 22, 1996, the Duke Board (with one director not participating) heard presentations from Duke's management and financial advisors with respect to the strategic benefits of the Merger and related financial considerations. The Board was advised of the greater rates of growth of earnings possible through the proposed transaction and of the significant value that would be provided to holders of Duke Common Stock. Duke's management and financial advisors also pointed out that it was anticipated that there would be earnings dilution within the range of 4% to 6% during the first calendar year after the Effective Time and lesser dilution during the second calendar year after the Effective Time, followed by accretion thereafter. They also discussed the potential for a negative effect on Duke's credit ratings following the Merger, the additional cash required to maintain the dividend policy of Duke after the Merger and the status of the negotiations concerning Duke/Louis Dreyfus. Messrs. Hendrix and Anderson then addressed the Duke Board in executive session. The Duke Board also heard presentations with respect to the due diligence investigation undertaken by Duke's management and its advisors with particular focus on environmental matters, procedures and controls relating to trading activities by PanEnergy and potential liabilities associated with natural gas pipeline operations. The Duke Board was also advised by counsel concerning the terms of the Merger Agreement and certain regulatory aspects of the Merger.

  Thereafter, the Duke Board deliberated at length about the advice it had received and the possible impact of the Merger on Duke's shareholders, customers and employees. Since negotiations between Duke and PanEnergy had not been completed, it was determined that the meeting would be reconvened by a telephone conference call during the weekend of November 23 should the proposed transaction be ready for consideration at that time.

  On November 22, 1996, the PanEnergy Board (with three directors not participating) held a special telephone meeting during which it heard presentations from senior management of PanEnergy on the status of negotiations and ongoing financial due diligence.

  On the evening of November 22, 1996, Messrs. Grigg and Anderson agreed to recommend the Exchange Ratio to their respective Boards. Representatives of PanEnergy also met in Charlotte that evening with representatives of Duke to continue discussion of the terms and conditions of a combination of the marketing businesses of Duke/Louis Dreyfus and PanEnergy Marketing Company.

  On November 23, 1996, the Duke Board reconvened by telephone (with four directors not participating) and reviewed the results of the negotiations the day before between Mr. Grigg and Mr. Anderson. The Duke Board then received Barr Devlin's oral opinion that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of Duke Common Stock and Morgan Stanley's oral opinion that, as of such date, the Exchange Ratio was fair from a financial point of view to Duke. After further discussion, the Duke Board authorized the execution and delivery of the Merger Agreement, took such action as required to approve the Duke Shareholder Matters and recommended the approval of the Duke Shareholder Matters by the holders of Duke Common Stock.

  Messrs. Grigg and Anderson had telephone conversations during the course of November 23, 1996 regarding the terms and conditions of the combination of the marketing businesses of Duke/Louis Dreyfus and PanEnergy Marketing Company and certain other matters. Later that day, representatives of Duke and representatives of Louis Dreyfus Corporation generally agreed upon the terms and conditions of such combination. At the same time, representatives of PanEnergy and of Mobil Corporation also reached agreement with respect to such combination and further agreed that the Mobil Corporation affiliates would be given the opportunity to maintain their ownership percentage in the combined marketing company at 40%.

  On November 24, 1996, the PanEnergy Board met (with one director not participating). After reviewing the results of PanEnergy's due diligence investigation of Duke, reviewing the material terms of the Merger Agreement and other transaction documents, receiving a briefing by management and advisors of PanEnergy concerning Duke's nuclear operations, considering the benefits and concerns for the holders of PanEnergy Common Stock that could result from the Merger, and receiving Merrill Lynch's and Lehman Brothers' oral opinions that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of PanEnergy Common Stock, the PanEnergy Board authorized the execution and delivery of the Merger Agreement and recommended its adoption by the holders of PanEnergy Common Stock.

  Prior to execution of the Merger Agreement, senior management representatives of Duke and Louis Dreyfus Corporation executed the D/LD Letter Agreement pursuant to which the business and operations of Duke/Louis Dreyfus would be combined with the business and operations of PanEnergy Marketing Company.

  On the evening of November 24, 1996, the Merger Agreement and other transaction documents were executed and delivered. Before the commencement of trading on the NYSE on November 25, 1996, Duke and PanEnergy issued a joint press release announcing the execution of a definitive Merger Agreement and the proposed Merger.

REASONS FOR THE MERGER--DUKE

  The electric utility industry has been undergoing dramatic structural change for several years. This rapid evolution has been marked by the Energy Policy Act of 1992 and the issuance by FERC in 1996 of Orders 888 and 889, which further opened the transmission systems of electric utilities to use by third parties. To better compete in this changing and more competitive environment, Duke has increasingly emphasized the development of energy marketing skills as a significant means by which its expertise in electric generation and energy services can be delivered to customers.

  Duke believes that the Merger will make the combined company the premier provider of energy products and services in North America and that the Merger offers significant opportunities for revenue enhancement and strategic financial benefits to both companies and their shareholders, as well as benefits to their customers and employees, including:

  . Convergence of Gas and Electricity. The Merger will enable the combined company to offer customers a full range of energy products and services. The natural gas assets, experience and expertise of PanEnergy will complement the electricity assets, experience and expertise of Duke, giving the combined company improved capabilities in the delivery of a complete range of energy products and services and enabling it to build its marketing strategy on its customers' total energy needs rather than relying solely on its traditional product offerings. While Duke and PanEnergy have shared a strategic vision of a total energy marketplace and each had previously taken significant steps to build its own power and gas marketing venture, the Merger will afford the combined company the opportunity to move more quickly into a leadership position.

  . Stronger Asset Base. The combined base of electric and gas assets resulting from the Merger will enhance the marketing of complementary energy products and services through assured energy supplies, broad knowledge of all types of energy products and greater credibility with customers. PanEnergy's participation and expertise in all phases of the natural gas industry will enable Duke to better understand fuel management for its generation facilities and the pricing of its electricity products and services. The combined company will also benefit from greater combined purchasing power, distribution of general and administrative costs over a broader range of businesses, and other economies of scale.

  . Greater Diversification. The Merger will result in a combined company that is more diversified than either company individually, in Duke's case reducing its dependence upon the electric utility industry. In addition, the size and stability of the combined company will better enable it to further diversify its assets and businesses through acquisitions, the development of new businesses both in the United States and internationally, the marketing and delivery of new products and services and the creation of new energy technologies. This capability for greater diversification will provide the combined company with a broader range of strategic choices in responding to potential revenue declines that may occur as a consequence of deregulation and increased competition in the electric utility industry. In addition, the Merger will permit the companies to combine the businesses of their power and gas marketing ventures and coordinate the efforts of other complementary subsidiaries in a more efficient manner.

  . Expanded Management Resources. The Merger will bring together PanEnergy's management team, which has successfully operated that company during a period of deregulation, increased competition and rapid change in the gas industry, with Duke's management team, which has internationally recognized skills and experience in engineering and strong technical capabilities in the safe, reliable and efficient delivery of energy products and services. The entrepreneurial and trading skills of PanEnergy are also expected to complement Duke's strength in the operation of electric generation and transmission in a deregulating market.

In addition to the benefits expected to be derived from the Merger, Duke took into account the short-term earnings dilution after the Merger, the potential for a negative effect on its credit rating following the Merger, the additional cash required to maintain its dividend policy after the Merger, and the difficulties involved in combining the business and operations of Duke/Louis Dreyfus with the business and operations of PanEnergy Marketing Company, but concluded that the benefits outweighed these disadvantages.

RECOMMENDATIONS OF THE DUKE BOARD

  The Duke Board believes that the Merger is advisable and in the best interests of Duke and its shareholders, customers and employees and offers Duke better prospects for the future than would be available if Duke were to remain a stand-alone entity.

  In its deliberations with respect to the Merger, the Duke Board considered the material financial consequences of the proposed transaction, including earnings dilution, the potential negative impact on credit ratings of Duke's debt securities, the additional cash required to maintain Duke's dividend policy after the Merger and the financial characteristics of the combined company . The Duke Board also reviewed issues arising out of the due diligence investigation of PanEnergy, including environmental matters, procedures and controls relating to trading activities of PanEnergy, and potential liabilities associated with natural gas pipeline operations. The Duke Board also considered the following factors: (i) Duke's and PanEnergy's respective businesses, operations, assets, management, geographic location and prospects;
(ii) current industry, economic, market and regulatory conditions and trends which encourage consolidation to create new business strategies and earnings growth; (iii) opportunities for enhanced relationships with customers arising out of the ability of the combined company to meet customers' total energy needs; (iv) the competitive marketing advantages afforded by the ability to offer both electric and gas services as a result of the Merger; (v) the greater diversification capability and expanded management resources of the combined company; (vi) Duke's and PanEnergy's strategic fit and compatible visions of the future of the energy business; (vii) the terms and conditions relating to combining the businesses and operations of Duke/Louis Dreyfus and PanEnergy Marketing Company; (viii) the fact that the Merger will be treated as a pooling of interests for accounting purposes; (ix) the opinion of Duke's financial advisors that the Exchange Ratio is fair, from a financial point of view, to Duke and to the holders of Duke Common Stock; and (x) the ability to successfully consummate the Merger, including, in particular, the ability to obtain required regulatory approvals on a timely basis. See "THE MERGER-- Background of the Merger" and "Reasons for the Merger--Duke" and "THE MERGER AGREEMENT--Combination of Marketing Ventures."

  The foregoing discussion of the information and factors considered by the Duke Board is not intended to be exhaustive but includes the material factors considered by the Duke Board. In reaching its determination to approve the Merger and recommend approval of the Duke Shareholder Matters, the Duke Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Throughout its deliberations, the Duke Board received the advice of special counsel.

  In light of the considerations set forth above in "THE MERGER--Reasons for the Merger--Duke," the Duke Board believes that the Merger presents an excellent strategic opportunity for Duke. The Duke Board also believes that, particularly in light of the strategic fit and compatibility of their visions of the future of the energy business, PanEnergy is the best company among likely candidates for a business combination involving Duke.

  Approval by the holders of Duke Common Stock of the Stock Issuance is required by the NYSE because the number of shares of Duke Common Stock to be issued in the Merger is expected to exceed 20% of the shares of Duke Common Stock outstanding immediately prior to the Stock Issuance.

  The Articles Amendment increasing the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 will enable Duke to have a sufficient number of shares for the Stock Issuance. If the Merger is consummated, Duke estimates that up to 166,000,000 shares of Duke Common Stock would be required for issuance in connection with the Merger (including the shares of Duke Common Stock issuable upon exercise of PanEnergy stock options outstanding at the Effective Time and the shares of Duke Common Stock issuable upon any conversions of PanEnergy Convertible Notes outstanding after the Effective Time). The increase in the number of authorized shares of Duke Common Stock that is part of the Duke Shareholder Matters will not be effected unless the Merger is consummated.

  While Duke has no present intention of issuing any of the shares sought to be authorized that are not required to be issued in connection with the Merger, Duke believes that the availability of additional authorized shares would provide it with the ability to respond to future business needs and opportunities. The additional authorized shares would be available for issuance by Duke from time to time after the Effective Time without further action or authorization by shareholders (except as required by law or by a national securities exchange) in connection with possible investment opportunities, acquisitions of assets and other companies or for other corporate purposes as determined by the Duke Board. Such other corporate purposes might include raising additional capital funds through offerings of shares of Duke Common Stock or of equity or debt securities convertible into or exchangeable for Duke Common Stock, and the issuance of shares of Duke Common Stock in connection with the Duke DRSPP (or any successor plan) and the employee benefit plans and executive compensation plans of Duke and its subsidiaries. If such additional authorized shares are issued to other than existing holders of Duke Common Stock, the percentage interest of such holders in Duke would be reduced.

Although the existence or issuance of authorized but unissued shares of Duke capital stock could, under certain circumstances, have an anti-takeover effect, Duke has no present intention to issue such shares for anti-takeover purposes. See also "DESCRIPTION OF DUKE CAPITAL STOCK--Change of Control."

  The Articles Amendment changing the name of Duke to Duke Energy Corporation at the Effective Time will provide Duke with a corporate name that more accurately reflects the combined businesses of Duke and PanEnergy.

  THE DUKE BOARD, BY THE UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER AND THE DUKE SHAREHOLDER MATTERS, AND RECOMMENDS THAT THE HOLDERS OF DUKE COMMON STOCK VOTE TO APPROVE THE DUKE SHAREHOLDER MATTERS.

  In considering the recommendation of the Duke Board with respect to the Duke Shareholder Matters, holders of Duke Common Stock should be aware that certain members of Duke's management and the Duke Board have certain interests in the Merger that are in addition to the interests of holders of Duke Common Stock generally. The Duke Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger and the Duke Shareholder Matters. See "Interests of Certain Persons in the Merger" and "Management and Operations after the Merger."

REASONS FOR THE MERGER--PANENERGY

  The natural gas and electric industries have been undergoing a fundamental transformation toward increased competition over the past several years, initiated, in the case of the natural gas industry, as a result of the issuance by FERC in 1991 of Order 636, which further deregulated the natural gas business and created a more competitive environment in the natural gas industry. The electric industry has been experiencing a similar transformation as it moves to a more competitive environment resulting from the adoption of the Energy Policy Act of 1992, the issuance by FERC of Orders 888 and 889 in 1996 and other initiatives.

  PanEnergy believes transformation of the natural gas and electric industries has initiated a convergence of the two industries. As regulatory barriers break down, energy consumers are seeing--and demanding--a wider selection of energy products and services at more competitive prices. In order to prosper and remain competitive, PanEnergy believes that companies such as PanEnergy must offer a wide variety of energy services across various energy forms at competitive prices.

  To develop the variety of energy products and services demanded by its customers and to further its growth goals, PanEnergy determined that it would benefit from access to electric markets and related assets and industry knowledge on a much greater scale than it had developed to date. With this in mind, PanEnergy established a greater presence in the electric industry as a key corporate objective.

  PanEnergy believes that the Merger will make the combined company the premier provider of energy products and services in North America and that the Merger offers significant strategic financial benefits to both companies and their stockholders, as well as benefits to their customers and employees, including:

  . Platform for Comprehensive Energy Products and Services. By adding Duke's physical assets, talents and capabilities in the electric industry to PanEnergy's physical assets, talents and capabilities in the natural gas industry, the combined company will create a platform to market, trade and provide physical delivery of complementary energy products and services on a large scale to all major market areas. The combination will immediately increase PanEnergy's ability to serve a larger and more diverse base of customers and offer them customized packages of energy products and services at competitive prices.

  . Industry Leadership. Duke is an excellent, low-cost operator in the electric utility business with talented leadership, is a leading energy services company, and is a leading generator of electricity with a name recognized worldwide. PanEnergy is an industry leader in natural gas and energy products and services with experienced, entrepreneurial management. Duke and PanEnergy share a vision that customer choice is the driver of the energy marketplace of the future and that those companies that define themselves by customers' needs will be best positioned to be industry leaders and to enhance shareholder value.

  . Growth and Revenue Enhancement. The combined company will be positioned to achieve revenue enhancement in such areas as power marketing and trading, gas marketing and trading, generation, risk management, retail energy marketing and distribution, international and domestic project development and energy consulting much more quickly than either company could accomplish individually. The combined company will also benefit from greater combined purchasing power, distribution of general and administrative costs over a broader range of businesses, and other economies of scale.

  . Financial Opportunities. The Merger will result in a stronger financial base and improved access to credit markets for PanEnergy, an increase in the value of PanEnergy Common Stock and a likely immediate increase in dividends payable to former holders of PanEnergy Common Stock after the Effective Time.

  . Greater Diversification. The Merger will further diversify PanEnergy's operations and reduce its dependence upon any one sector of the energy industry.

In addition to the benefits expected to be derived from the Merger, PanEnergy took into account the risks inherent in Duke's nuclear operations and the relatively slower earnings growth of electric utilities, but concluded that the benefits outweighed these disadvantages.

RECOMMENDATIONS OF THE PANENERGY BOARD

  The PanEnergy Board believes that the Merger is advisable and in the best interests of PanEnergy, and that the terms of the Merger are in the best interests of the holders of PanEnergy Common Stock and offer the holders of PanEnergy Common Stock better prospects for the future than would be available if PanEnergy were to remain a stand-alone entity.

  In its deliberations with respect to the Merger, the PanEnergy Board considered the following factors: (i) PanEnergy's and Duke's respective businesses, operations, assets, management, geographic location and prospects;
(ii) current industry, economic, market and regulatory conditions and trends which encourage consolidation to create new business strategies and earnings growth; (iii) opportunities for enhanced relationships with customers arising out of the ability of the combined company to meet customers' total energy needs; (iv) PanEnergy's and Duke's strategic fit and compatible corporate cultures and visions of the future of the energy business; (v) the financial resources of the combined company; (vi) the due diligence investigation of Duke's operations, including its nuclear operations; (vii) the likelihood that the Merger will be treated as a reorganization under section 368(a) of the Code and that the Merger will be treated as a pooling of interests for accounting purposes; (viii) the opinion of PanEnergy's financial advisors that the Exchange Ratio is fair, from a financial point of view, to the holders of PanEnergy Common Stock; (ix) the ability to successfully consummate the Merger, including, in particular, the ability to obtain required regulatory approvals on a timely basis; (x) the terms and conditions of the Merger Agreement, which provide for substantially reciprocal representations, warranties and conditions to closing; and (xi) a comparison of the benefits of the Merger with remaining a stand-alone midstream gas company, entering into marketing alliances with third parties or acquiring electric utility assets. The PanEnergy Board also considered the risks inherent in Duke's nuclear operations and the relatively slower earnings growth of electric utilities. See "THE MERGER--Background of the Merger" and "Reasons for the Merger-- PanEnergy" and "THE MERGER AGREEMENT--Combination of Marketing Ventures."

  The foregoing discussion of the information and factors considered by the PanEnergy Board is not intended to be exhaustive but includes the material factors considered by the PanEnergy Board. In reaching its determination to approve the Merger and recommend the adoption of the Merger Agreement by the holders of Common Stock of PanEnergy, the PanEnergy Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Throughout its deliberations, the PanEnergy Board received the advice of special counsel.

  In light of the considerations set forth above and in "THE MERGER--Reasons for the Merger--PanEnergy," the PanEnergy Board believes that the Merger presents an excellent strategic opportunity for PanEnergy. The PanEnergy Board also believes that, particularly in light of the compatibility of the corporate cultures and visions of the future of the energy business, Duke is the best company among likely candidates for a business combination involving PanEnergy.

  THE PANENERGY BOARD, BY THE UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, BELIEVES THAT THE TERMS OF THE MERGER ARE IN THE BEST INTEREST OF THE HOLDERS OF PANENERGY COMMON STOCK AND RECOMMENDS THAT THE HOLDERS OF PANENERGY COMMON STOCK VOTE TO ADOPT THE MERGER AGREEMENT.

  In considering the recommendation of the PanEnergy Board with respect to the Merger Agreement, holders of PanEnergy Common Stock should be aware that certain members of PanEnergy's management and the PanEnergy Board have certain interests in the Merger that are in addition to the interests of holders of PanEnergy Common Stock generally. The PanEnergy Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger. See "Interests of Certain Persons in the Merger" and "Management and Operations after the Merger."

OPINIONS OF FINANCIAL ADVISORS TO DUKE

  Barr Devlin. On November 1, 1996, Duke entered into an engagement letter with Barr Devlin pursuant to which Barr Devlin was retained to act as Duke's financial advisor in connection with a potential business combination with PanEnergy. Barr Devlin has delivered its written opinions to the Duke Board, dated November 24, 1996 and the date of this Joint Proxy Statement-Prospectus, to the effect that, on and as of the dates of such opinions, and based upon assumptions made, matters considered and limits of the review, as set forth in the opinions, the Exchange Ratio was and is fair, from a financial point of view, to the holders of Duke Common Stock. A COPY OF THE OPINION OF BARR DEVLIN DATED THE DATE HEREOF IS ATTACHED TO THIS JOINT PROXY STATEMENT-PROSPECTUS AS EXHIBIT B AND IS INCORPORATED HEREIN BY REFERENCE. THE NOVEMBER 24, 1996 OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED HERETO. HOLDERS OF DUKE COMMON STOCK ARE URGED TO READ CAREFULLY THE OPINION DATED THE DATE HEREOF IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW UNDERTAKEN BY BARR DEVLIN.

  In connection with rendering its opinion dated the date of this Joint Proxy Statement-Prospectus, Barr Devlin (i) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, for Duke; (ii) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, for PanEnergy and certain of its subsidiaries; (iii) reviewed certain other filings with the SEC and other regulatory authorities made by Duke, PanEnergy and certain of PanEnergy's subsidiaries during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements; (iv) reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of Duke and PanEnergy furnished to Barr Devlin by Duke and PanEnergy; (v) conducted discussions with members of senior management of Duke and PanEnergy concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of Duke following the Merger; (vi) reviewed the historical market prices and trading activity for shares of Duke Common Stock and PanEnergy Common Stock and compared them with those of certain publicly traded companies deemed by Barr Devlin to be relevant; (vii) compared the results of operations of Duke and

PanEnergy with those of certain companies deemed by Barr Devlin to be relevant; (viii) compared the proposed financial terms of the Merger with the financial terms of certain business combinations deemed by Barr Devlin to be relevant; (ix) analyzed the respective contributions in terms of assets, earnings, cash flow and shareholders' equity of Duke and PanEnergy to Duke following the Merger; (x) analyzed the valuation of shares of Duke Common Stock and PanEnergy Common Stock using various valuation methodologies deemed by Barr Devlin to be appropriate; (xi) considered the pro forma capitalization, earnings and cash flow of Duke following the Merger; (xii) compared the pro forma capitalization ratios, earnings per share, dividends per share and payout ratio of Duke following the Merger with each of the corresponding current and projected values for Duke and PanEnergy on a stand-alone basis; (xiii) reviewed the Merger Agreement; (xiv) reviewed the Registration Statement, including this Joint Proxy Statement-Prospectus; and
(xv) reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and took into account such other matters as Barr Devlin deemed necessary or appropriate for purposes of its opinion.

  In preparing its opinions, Barr Devlin relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to it by Duke and PanEnergy, and upon the assurances of management of Duke and PanEnergy that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Duke and PanEnergy (including, without limitation, projected synergies), Barr Devlin relied upon assurances of management of Duke and PanEnergy that such projections were reasonably prepared and reflected the best currently available estimates and judgments of the respective management of Duke and PanEnergy as to the future financial performance of Duke and PanEnergy, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Duke or PanEnergy, nor did Barr Devlin make any physical inspection of the properties or assets of Duke or PanEnergy.

  In arriving at its opinions, Barr Devlin assumed that the Merger will be treated for federal income tax purposes as a reorganization of the type described in section 368(a) of the Code and the regulations thereunder. In addition, Barr Devlin has assumed that the Merger will qualify as a pooling of interests for financial accounting purposes. Barr Devlin's opinions are based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the respective dates of the opinions. Barr Devlin's opinions are directed to the Duke Board and the fairness of the Exchange Ratio from a financial point of view, do not address any other aspect of the Merger and do not constitute a recommendation to any holder of Duke Common Stock as to how such holder should vote at the Duke Meeting. Although Barr Devlin evaluated the fairness of the Exchange Ratio from a financial point of view to the holders of Duke Common Stock, the specific Exchange Ratio was determined by Duke and PanEnergy through arm's-length negotiations. Duke did not place any limitations upon Barr Devlin with respect to the procedures followed or factors considered by Barr Devlin in rendering its opinions.

  Barr Devlin has advised Duke that, in its view, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, Barr Devlin did not attribute any particular weight to any analysis or factor considered by it, nor did Barr Devlin ascribe a specific range of fair values to Duke; rather, Barr Devlin made its determination as to the fairness of the Exchange Ratio on the basis of qualitative judgments as to the significance and relevance of each of the financial and comparative analyses and factors described below. Accordingly, notwithstanding the separate factors summarized below, Barr Devlin believes that its analyses must be considered as a whole and that considering any portions of these analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinions. In its analyses, Barr Devlin made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Duke's and PanEnergy's control. Any estimates in these analyses do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  In connection with rendering its opinions dated November 24, 1996 and the date hereof, and preparing its various written and oral presentations to the Duke Board, Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are summarized below. While this summary describes the material analyses performed and factors considered, it does not purport to be a complete description of the analyses performed or factors considered by Barr Devlin. Barr Devlin derived implied exchange ratios for Duke Common Stock and PanEnergy Common Stock based upon what these analyses, when considered in light of the judgment and experience of Barr Devlin, suggested about the relative values of the respective Common Stocks. Barr Devlin's opinions are based upon its consideration of the collective results of all such analyses, together with the other factors referred to in its opinions. Because each share of Duke Common Stock will remain outstanding, unchanged, as one share of Duke Common Stock, these implied exchange ratios can be compared to the 1.0444 shares of Duke Common Stock that each share of PanEnergy Common Stock will ultimately be converted into pursuant to the Merger. In connection with its opinion dated the date hereof, Barr Devlin performed certain procedures to update its analyses made for its November 24, 1996 opinion and reviewed with the managements of Duke and PanEnergy the assumptions upon which such analyses were based. The results of such analyses were substantially the same as those for the November 24, 1996 opinion of Barr Devlin.

  Stock Trading History. Barr Devlin reviewed the performance of the per share market prices and trading volumes of Duke Common Stock and PanEnergy Common Stock and compared such per share market price movements to movements in (i) the Dow Jones Utility Index, (ii) the Standard and Poor's 500 Composite Index and (iii) an index of the Pipeline Comparable Companies (as defined below) to provide perspective on the current and historical stock price performance of Duke and PanEnergy relative to one another and selected market indices. Barr Devlin also calculated the ratio of the per share weekly closing market price of PanEnergy to the per share weekly closing market price of Duke for the period November 26, 1993 to November 22, 1996. This analysis showed that over this three-year period PanEnergy Common Stock traded at a price as high as
0.883 times, as low as 0.488 times and at an average of 0.608 times the then-current per share market price of Duke Common Stock. For the 12-month period ended November 22, 1996, PanEnergy Common Stock traded at an average of 0.667 times the then-current per share market price of Duke Common Stock. This analysis was utilized to provide historical background for the manner in which the public trading market had valued Duke and PanEnergy in absolute terms and relative to each other.

  Discounted Cash Flow Analysis. To determine an implied exchange ratio based upon a discounted cash flow ("DCF") analysis, Barr Devlin prepared and reviewed the results of unleveraged DCF analyses for both Duke and PanEnergy, assuming that Duke and PanEnergy performed in accordance with the operating and financial projections provided by their respective managements for the period 1996 through 2001 (the "Projection Period"), as revised by Barr Devlin to reflect certain adjustments it deemed appropriate. The purpose of the DCF analysis was to determine the present value of each of Duke and PanEnergy. To calculate the present value, the projected unleveraged free cash flows for each year during the Projection Period, together with the estimated value of the business in the final year of the Projection Period, were discounted to the present. Barr Devlin estimated terminal values for Duke and PanEnergy by applying multiples to (i) the projected earnings before interest and taxes ("EBIT") in 2001, (ii) the projected earnings before interest, taxes, depreciation and amortization ("EBITDA") in 2001, (iii) the projected book value of common equity as of year-end 2001 and (iv) the projected net income for 2001. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to Duke and PanEnergy. For the purposes of these analyses, the terminal multiple ranges used for Duke were 9.5x - 10.5x with respect to EBIT, 6.5x - 7.0x with respect to EBITDA, 1.50x - 1.80x with respect to book value and 12.5x - 13.5x with respect to net income; the terminal multiple ranges used for PanEnergy were 11.0x - 12.5x with respect to EBIT, 7.0x - 9.0x with respect to EBITDA, 1.75x - 2.50x with respect to book value and 14.0x - 18.0x with respect to net income. The cash flow streams and terminal values were then discounted to present value using discount rates that ranged from 7.5% to 8.5% for Duke and 8.75% to 9.75% for PanEnergy. This analysis produced reference values of $44.25 to $51.86 per share in the case of Duke and $41.11 to $54.68 per share in the case of PanEnergy. The implied range of exchange ratios resulting from these reference values was 0.793 to 1.236, with a midpoint value of 0.997.

  Barr Devlin also prepared a DCF analysis for PanEnergy by estimating terminal values for each of PanEnergy's business segments and applying multiples to (i) the respective projected EBIT in 2001 and (ii) the respective projected EBITDA in 2001. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to the particular industry in which each business segment operates. The terminal multiples used ranged from 4.0x - 18.0x with respect to EBIT and 3.0x - 12.0x with respect to EBITDA, while the discount rates ranged from 7.6% to 16.0%. For PanEnergy, this analysis produced reference values of $44.07 to $62.06 per share. The implied range of exchange ratios resulting from these reference values was 0.850 to 1.402, with a midpoint value of 1.104.

  Comparable Transaction Analysis. Barr Devlin reviewed certain proposed or completed transactions involving natural gas pipeline ("Pipeline") and natural gas gathering, natural gas liquids processing and natural gas marketing ("GPM") companies deemed by Barr Devlin to be comparable to PanEnergy (collectively, the "Comparable Transactions"). The Comparable Transactions involved companies possessing general business, operating and financial characteristics representative of companies in industries in which PanEnergy operates. The Pipeline Comparable Transactions included El Paso Natural Gas Company/Tenneco Energy, The Williams Companies, Inc./Kern River Gas Transmission Company, The Williams Companies, Inc./Transco Energy Company, Panhandle Eastern Corporation/Texas Eastern Corporation and Transco Energy Company/Texas Gas Transmission Corporation. The GPM Comparable Transactions included Tejas Gas Corporation/Transok, Inc., El Paso Natural Gas Company/Eastex Energy Inc., Atlanta Gas Light Company/Sonat Marketing Company, LG&E Energy Corp./Hadson Corporation, Panhandle Eastern Corporation/Associated Natural Gas Corporation, Natural Gas Clearinghouse/Trident NGL Holding, Inc., Red Cedar Gathering Company/WestGas Gathering, Inc., Associated Natural Gas Corporation/Grand Valley Gas Company, NOVA Corporation/Natural Gas Clearinghouse, Eastex Energy Inc./Heath Petra Resources, Inc., Tenneco Inc./EnTrade Corporation, LG&E Energy Corp. & British Gas public limited company/Natural Gas Clearinghouse, DEKALB Energy Company/Natural Gas Clearinghouse and Apache Corporation & Noble Affiliates, Inc./Natural Gas Clearinghouse.

  Barr Devlin calculated the "implied total consideration" (defined as the sum of the implied equity consideration plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests, minus cash and option proceeds, if any) for each of the Comparable Transactions as a multiple of each company's respective latest 12-month EBIT and EBITDA, and applied such multiples to the actual and projected financial results for the relevant PanEnergy business segments. For PanEnergy, this analysis produced reference values of $34.21 to $49.54 per share. Comparing such values to the stock price for Duke of $47.875 as of November 22, 1996 resulted in an implied range of exchange ratios of 0.715 to 1.035, with a midpoint value of 0.875.

  Because the reasons for and circumstances surrounding each of the Comparable Transactions analyzed were diverse and because of the inherent differences between the operations of Duke, PanEnergy and the companies in the selected transactions, Barr Devlin believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger. Barr Devlin believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger which would affect the relative values of Duke and PanEnergy.

  Publicly Traded Comparable Company Analysis. Using publicly available information, Barr Devlin compared selected financial information and ratios for Duke with the corresponding financial information and ratios for a group of electric or electric and gas utilities (or their holding companies) deemed by Barr Devlin to be comparable to Duke (the "Electric Comparable Companies"); Barr Devlin also compared selected financial information and ratios for PanEnergy with corresponding financial information and ratios for a group of Pipeline and GPM companies deemed by Barr Devlin to be comparable to PanEnergy (the "Pipeline Comparable Companies" and "GPM Comparable Companies," respectively). The Electric, Pipeline and GPM Comparable Companies (collectively, the "Comparable Companies") were selected on the basis of being companies which possessed general business, operating and financial characteristics representative of companies in industries in which Duke and PanEnergy operate. The Electric Comparable Companies included Baltimore Gas and Electric Company, Carolina Power & Light Company, Dominion Resources, Inc., Edison International, FPL Group, Inc., Northern States Power Company, The Southern Company, Union Electric Company and Wisconsin Energy Corporation. The Pipeline Comparable Companies included The Coastal Corporation, The Columbia Gas System, Inc., Consolidated Natural Gas Company, El Paso Natural Gas Company, Enron Corp., Sonat Inc., TransCanada PipeLines Limited and The Williams Companies, Inc. The GPM Comparable Companies included Aquila Gas Pipeline Corporation, NGC Corporation, Tejas Gas Corporation, TPC Corporation and Western Gas Resources, Inc.

  In evaluating the current market values of Duke Common Stock and PanEnergy Common Stock, Barr Devlin determined ranges of multiples for selected financial ratios for the Comparable Companies, including (i) the market value of outstanding common stock as a multiple of (a) net income available to common stock for the latest 12-month period ended September 30, 1996 (the "LTM Period"), (b) projected net income available to common stock for the 12-month period ended December 31, 1996, (c) after-tax cash flow from operations for the LTM Period and (d) book value of common equity for the most recently available fiscal quarter ended September 30, 1996; and (ii) the "aggregate market value" (defined as the sum of the market value of common stock, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of (a) EBIT for the LTM Period and (b) EBITDA for the LTM Period. This analysis produced reference values of $41.42 to $48.12 per share in the case of Duke and $31.14 to $41.47 per share in the case of PanEnergy. The implied range of exchange ratios resulting from these reference values was 0.647 to 1.001, with a midpoint value of 0.811.

  Barr Devlin also evaluated the projected year-end market values of shares of Duke Common Stock and PanEnergy Common Stock for the years 1997 through 1999. These projected year-end market values were based on selected ranges of multiples for the Comparable Companies and (i) net income available to common stock, (ii) after-tax cash flow from operations, (iii) book value of common equity and (iv) dividends on common stock. The implied range of exchange ratios resulting from these market values was 0.752 to 1.216, with a midpoint value of 0.984.

  Because of the inherent differences between the operations of Duke, PanEnergy and the Comparable Companies, Barr Devlin believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Barr Devlin believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the characteristics of the Comparable Companies, Duke and PanEnergy. Moreover, Barr Devlin observed that comparable company analysis does not reflect the potential incremental value to Duke of a controlling interest in PanEnergy or expected synergies, among other factors incidental to the Merger.

  Contribution Analysis. Barr Devlin calculated the relative contribution of Duke and PanEnergy to Duke following the Merger with respect to (i) net income available to common stock, (ii) after-tax cash flow from operations, (iii) book value of common equity, (iv) EBIT and (v) EBITDA, for each of the years 1996 through 2000. These contribution indices yielded implied exchange ratios ranging from 0.695 to 0.813, with a midpoint value of 0.754.

  Pro Forma Merger Analysis. Barr Devlin analyzed certain pro forma effects to the holders of Duke Common Stock resulting from the Merger, based on the Exchange Ratio, for the period 1998 through 2001. This analysis was based on the respective forecasts of the managements of Duke and PanEnergy, as revised by Barr Devlin to reflect certain adjustments it deemed appropriate, including adjustment for certain assumed synergies.

The analysis showed modest dilution to holders of Duke Common Stock in earnings per share in 1998, essentially no dilution in 1999, slight accretion in 2000 and meaningful accretion thereafter.

  Barr Devlin was selected as Duke's financial advisor because Barr Devlin and principals of Barr Devlin have a long history of association in the investment banking and electric and gas utility industries. Barr Devlin is a privately held investment banking firm specializing in strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, Barr Devlin and principals of Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities in those industries.

  Pursuant to the terms of Barr Devlin's engagement, Duke has agreed to pay Barr Devlin for its services in connection with the Merger (i) an initial financial advisory progress fee of $3,333,333 payable upon execution of the Merger Agreement; (ii) a second financial advisory progress fee of $3,333,333 payable upon approval by the holders of Duke Common Stock of the Duke Shareholder Matters; and (iii) a transaction fee of $10,000,000 payable upon consummation of the Merger. All financial advisory progress fees will be credited against any transaction fee payable to Barr Devlin. Duke has agreed to reimburse Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the consent of Duke, and to indemnify Barr Devlin against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

  Morgan Stanley. On October 29, 1996, Morgan Stanley was retained by Duke to act as its financial advisor in connection with the Merger. Morgan Stanley is an internationally recognized investment banking firm and was selected by Duke based on Morgan Stanley's experience and expertise. In connection with Morgan Stanley's engagement, Duke requested that Morgan Stanley evaluate the fairness of the Exchange Ratio from a financial point of view to Duke. On November 23, 1996, Morgan Stanley rendered to the Duke Board an oral opinion, and rendered a written opinion on November 24, 1996, to the effect that, as of such date and based on and subject to certain matters stated therein, the Exchange Ratio was fair from a financial point of view to Duke. Morgan Stanley subsequently confirmed its opinion of November 23, 1996 by delivery of a written opinion dated the date hereof.

  THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT- PROSPECTUS, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT C TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF DUKE COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. MORGAN STANLEY'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO DUKE, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF DUKE COMMON STOCK AS TO HOW TO VOTE AT THE DUKE MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at this opinion, Morgan Stanley: (i) reviewed certain publicly available financial statements and other information of PanEnergy; (ii) reviewed certain internal financial statements and other financial and operating data concerning PanEnergy prepared by the management of PanEnergy;
(iii) analyzed certain financial projections prepared by the management of PanEnergy; (iv) discussed the past and current operations and financial condition and the prospects of PanEnergy with senior executives of PanEnergy;
(v) reviewed certain publicly available financial statements and other information of Duke; (vi) reviewed certain internal financial statements and other financial and operating data concerning Duke prepared by the management of Duke; (vii) analyzed certain financial projections prepared by the management of Duke; (viii) discussed the past and current operations and financial condition and the prospects of Duke with senior executives of Duke, and analyzed the pro forma impact of the Merger on Duke's earnings per share, consolidated capitalization and financial ratios; (ix) reviewed the reported prices and trading activity for the PanEnergy Common Stock and the Duke Common Stock; (x) compared the financial performance of PanEnergy and the prices and trading activity of the PanEnergy

Common Stock and the Duke Common Stock with that of certain other comparable publicly traded companies and their securities; (xi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (xii) reviewed and discussed with the senior managements of Duke and PanEnergy the strategic rationale for the Merger and the synergies and other benefits of the Merger to Duke; (xiii) participated in discussions and negotiations among representatives of PanEnergy and Duke and their financial and legal advisors; (xiv) reviewed the Merger Agreement and certain related documents; and (xv) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

  In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Duke and PanEnergy. Morgan Stanley also relied upon, without independent verification, estimates by the management of Duke of the cost savings and other synergies arising from the Merger. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a pooling-of-interests business combination in accordance with U.S. generally accepted accounting principles. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date hereof.

  The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the Duke Board on November 22, 1996 in connection with Morgan Stanley's presentation and opinion to the Duke Board on such date:

  Comparable Publicly Traded Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of PanEnergy with that of a group of publicly traded natural gas pipeline companies including: El Paso Natural Gas Company, The Coastal Corporation, Enron Corp. and The Williams Companies (collectively, the "Pipeline Comparables") and natural gas gathering and processing companies including: Western Gas Resources, Tejas Gas Corporation, NGC Corporation and TPC Corporation (collectively, the "GGP Comparables"). Such financial information included price to last twelve months ("LTM") ended June 30, 1996, forecasted 1996 and forecasted 1997 earnings multiples, price to LTM ended June 30, 1996 EBlT multiples and price to LTM ended June 30, 1996, forecasted 1996 and forecasted 1997 EBITDA multiples. Morgan Stanley noted that, based on a compilation of earnings projections by securities research analysts as of November 2, 1996, the Pipeline Comparables and the GGP Comparables traded in a range of 13.0 to 46.1 times and 14.3 to
65.3 times historical LTM earnings, respectively, 16.1 to 19.5 times and 14.3 to 27.8 times 1996 forecasted earnings, respectively, and 14.2 to 17.3 times and 10.8 to 21.1 times 1997 forecasted earnings, respectively. The Pipeline Comparables and the GGP Comparables traded in a range of 10.6 to 27.5 times and 14.4 to 28.0 times historical LTM EBIT, respectively, 7.8 to 14.7 times and 7.6 to 16.6 times historical LTM EBITDA, respectively, 7.4 to 12.4 times and 7.3 to 17.4 times 1996 forecasted EBITDA, respectively, and 7.0 to 11.1 times and 6.9 to 16.3 times 1997 forecasted EBITDA, respectively.

  No company utilized in the comparable company analysis as a comparison is identical to PanEnergy. In evaluating the Comparable Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PanEnergy, such as the impact of competition on the business of PanEnergy and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of PanEnergy or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

  After adding an acquisition premium of 20% to the implied trading range, which is consistent with certain other Precedent Convergence Transactions (as defined below) involving certain electric utilities and natural gas companies, Morgan Stanley calculated per share values for PanEnergy of $44.00 to $55.00. Based on Duke's closing share price of $47.875 on November 22, 1996, it would imply an exchange ratio range of 0.92x to 1.15x.

Using publicly available information for purposes of this analysis, Morgan Stanley reviewed the following proposed or completed transactions involving an electric utility and natural gas company: Puget Sound Power & Light's acquisition of Washington Energy, Texas Utilities Company's acquisition of ENSERCH Corporation, Enron Corp.'s acquisition of Portland General, Houston Industries' acquisition of NorAm Energy and Enova Corporation's acquisition of Pacific Enterprises (the "Precedent Convergence Transactions").

  Discounted Cash Flow Analysis. Morgan Stanley performed an illustrative discounted cash flow analysis of PanEnergy, based on certain financial projections provided by the management of PanEnergy for the period 1996 through 2001, in order to estimate the present value of the unlevered free cash flow that may be generated by PanEnergy. Unlevered free cash flows were calculated as net income available to common stockholders plus the aggregate of preferred stock dividends, depreciation and amortization, deferred taxes, and other non-cash expenses and after-tax net interest expense less the sum of capital expenditures and investment in non-cash working capital. Morgan Stanley calculated terminal values by applying a perpetual growth rate to an unlevered cash flow in fiscal 2001 and the cash-flow streams and terminal values were then discounted to the present using a range of discount rates of 8.0% to 12.5% representing an estimated range of the weighted average cost of capital for PanEnergy. Based on this analysis, Morgan Stanley calculated per share values for PanEnergy ranging from $50.00 to $61.00. Based on Duke's closing share price of $47.875 on November 22, 1996, it would imply an exchange ratio range of 1.04x to 1.27x.

  Analysis of Selected Precedent Transactions. Using publicly available information, Morgan Stanley reviewed the financial terms of the following proposed or completed transactions constituting acquisitions in the natural gas industry: Tejas Gas Corporation's acquisition of Transok (CSW Corp.), LG&E Energy Corporation's acquisition of Hadson Corporation and El Paso Natural Gas Company's acquisition of Tenneco Energy. In addition, Morgan Stanley reviewed the Precedent Convergence Transactions. For the transactions in the natural gas industry, the LTM EBITDA multiple ranged from 8.5 to 9.9 times and the LTM Earnings Multiple ranged from 4.2 to 23.6 times. Based on this analysis, Morgan Stanley calculated per share values for PanEnergy ranging from $38.00 to $48.00. Based on Duke's closing share price of $47.875 on November 22, 1996, it would imply an exchange ratio range of 0.79x to 1.00x.

  No transaction utilized in the precedent transaction analysis is identical to the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond PanEnergy's control, such as the impact of competition on the business of PanEnergy and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of PanEnergy or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using precedent transaction data.

  Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the Merger on Duke's earnings per share ("EPS") for the fiscal years ended 1998 through 2000. The analysis was performed utilizing stand-alone earnings estimated for the fiscal years ended 1998 through 2000 for Duke and PanEnergy based on certain financial projections prepared by the respective management of each company taking into account the cost savings and revenue enhancements expected to be derived from the Merger as estimated by Duke and PanEnergy. The Merger will be mildly dilutive to Duke's earnings in the first two years after the consummation of the Merger and accretive thereafter.

  In connection with its written opinion dated as of the date of this Joint Proxy Statement-Prospectus, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its November 24, 1996 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portions of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of PanEnergy.

  In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Duke and PanEnergy. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio from a financial point of view to Duke and were provided to the Duke Board in connection with the delivery of Morgan Stanley's written opinion dated November 24, 1996 confirming its oral opinion of November 23, 1996. The analyses do not purport to be appraisals or to reflect the prices at which PanEnergy might actually be sold. In arriving at its opinion, Morgan Stanley assumed that in connection with the receipt of all the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In addition, as described above, Morgan Stanley's opinion and presentation to the Duke Board was one of many factors taken into consideration by the Duke Board in making its determination to approve the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Duke Board or the view of the management of PanEnergy with respect to the value of PanEnergy or of whether the Duke Board or the management of PanEnergy would have been willing to agree to a different exchange ratio.

  As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, senior loans, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities and senior loans of Duke and PanEnergy for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley and its affiliates have provided financing services for Duke and PanEnergy and have received fees for the rendering of these services.

  Morgan Stanley has been retained by Duke to act as financial advisor to Duke with respect to the Merger. Pursuant to a letter agreement dated November 20, 1996 between Duke and Morgan Stanley, Morgan Stanley is entitled to (i) an advisory fee for its time and efforts expended in connection with the engagement, which is payable in the event the transaction is not consummated,
(ii) an exposure fee of $3,333,333 which became payable upon the execution of an agreement between Duke and PanEnergy and (iii) a transaction fee equal to $10,000,000, which is payable as follows: one-third upon the execution of a definitive agreement, one-third upon the approval of the Duke Shareholder Matters by the holders of Duke Common Stock and one-third upon closing of the transaction ("Transaction Fee"). Any advisory or exposure fee paid or payable to Morgan Stanley will be credited against the Transaction Fee. Duke has also agreed to reimburse Morgan Stanley for its expenses, and to indemnify Morgan Stanley and its affiliates against certain liabilities and expenses, including liabilities under federal securities laws.

OPINIONS OF FINANCIAL ADVISORS TO PANENERGY

  Merrill Lynch. Merrill Lynch has acted as financial advisor to PanEnergy in connection with the Merger and has assisted the PanEnergy Board in its examination of the fairness, from a financial point of view, of the Exchange Ratio. As described herein, Merrill Lynch's opinion dated November 24, 1996 (together with the related presentations) to the PanEnergy Board was only one of the many factors taken into consideration by the PanEnergy Board in making its determination to approve the Merger Agreement.

  On November 24, 1996, Merrill Lynch delivered its oral opinion to the PanEnergy Board (subsequently confirmed in writing as of such date and as of the date of this Joint Proxy Statement-Prospectus) to the effect that as of such date and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to the holders of PanEnergy Common Stock from a financial point of view.

  THE FULL TEXT OF MERRILL LYNCH'S WRITTEN OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT D TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. MERRILL LYNCH'S OPINION IS DIRECTED TO THE PANENERGY BOARD AND ADDRESSES THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PANENERGY COMMON STOCK AS TO HOW SUCH HOLDER SHOULD VOTE AT THE PANENERGY MEETING. THE SUMMARY OF THE OPINION OF MERRILL LYNCH SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In connection with its opinion, Merrill Lynch reviewed drafts of the Merger Agreement, the D/LD Letter Agreement and certain publicly available business, stock market and financial information relating to PanEnergy and Duke. Merrill Lynch also reviewed certain other information, including financial forecasts, provided to Merrill Lynch by PanEnergy and Duke and met with the respective managements of PanEnergy and Duke to discuss the businesses and prospects of PanEnergy and Duke. Merrill Lynch also considered certain financial and stock market data of PanEnergy and Duke and compared that data with similar data for other publicly held companies in businesses similar to those of PanEnergy and Duke and considered, to the extent publicly available, the financial terms of certain other business combinations that recently have been proposed or effected. Merrill Lynch also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that Merrill Lynch deemed relevant.

  In connection with its review, Merrill Lynch did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by Merrill Lynch and assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts, Merrill Lynch assumed that such forecasts were reasonably prepared and reflect the best currently available estimates and judgments of the managements of PanEnergy and Duke as to the future financial performance of PanEnergy and Duke, respectively. In addition, Merrill Lynch did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PanEnergy or Duke, nor was Merrill Lynch furnished with any such evaluations or appraisals. Merrill Lynch assumed that the Merger will qualify for pooling of interests accounting treatment and as a tax-free transaction to the stockholders of PanEnergy and Duke. With respect to the estimates of potential synergies furnished by PanEnergy, Merrill Lynch assumed that such estimates have been reasonably prepared and reflect the best currently available estimates and judgments of the management of PanEnergy as to the expected synergies of the Merger. Merrill Lynch also assumed that the final form of the Merger Agreement and the D/LD Letter Agreement did not differ materially from the drafts reviewed by Merrill Lynch. Merrill Lynch's opinion was necessarily based on information available to it and on general economic, financial, stock market, monetary and other conditions as they existed and could be evaluated on the date of its opinion. Merrill Lynch expressed no opinion as to what the value of the Duke Common Stock actually would be when issued to the holders of PanEnergy Common Stock pursuant to the Merger or the prices at which the Duke Common Stock would trade subsequent to the Merger. Although Merrill Lynch evaluated the consideration to be received by the holders of PanEnergy Common Stock from a financial point of view, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the Merger. In connection with the preparation of its opinion, Merrill Lynch was not authorized by PanEnergy or the PanEnergy Board to solicit, and did not solicit, third-party indications of interest for an acquisition of all or any part of PanEnergy.

  In preparing its opinion for the PanEnergy Board, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Merrill Lynch as set forth below does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company, business or transaction used in such analyses as a comparison is identical to Duke, Pan Energy or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

  In arriving at its opinion, Merrill Lynch made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to Duke, PanEnergy, industry performance, and with respect to regulatory, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of Duke and PanEnergy, and involve the application of complex methodologies and educated judgments.

  The following is a summary of certain financial and comparative analyses performed by Merrill Lynch in arriving at its November 24, 1996 opinion and presented to the PanEnergy Board. Merrill Lynch derived implied exchange ratios for PanEnergy Common Stock and Duke Common Stock based upon the relative values suggested by these analyses, in light of the judgment and experience of Merrill Lynch. The Merrill Lynch opinion is based upon Merrill Lynch's consideration of the collective results of all such analyses, together with the other factors referred to in its opinion letter. In the Merger, each issued and outstanding share of PanEnergy Common Stock will be converted into the right to receive 1.0444 shares of Duke Common Stock. In concluding that the Exchange Ratio was fair, from a financial point of view, to holders of PanEnergy Common Stock and in its discussions with the PanEnergy Board, Merrill Lynch compared the Exchange Ratio to each range of implied exchange ratios set forth below, which were derived from the analyses performed by Merrill Lynch, and noted that the Exchange Ratio was generally consistent with the ranges of such implied exchange ratios. The implied exchange ratios derived by Merrill Lynch were as follows: (i) contribution analysis (0.69 to 0.80); (ii) comparable transactions analysis (0.81 to 1.10); (iii) comparable company trading analysis (0.78 to 1.04); (iv) discounted cash flow analysis (0.86 to 1.03) and (v) merger premium analysis (0.97 to 1.15). Certain of the implied exchange ratios were computed using $48 7/8 as the price per share of Duke Common Stock, based on the trading price of the Duke Common Stock immediately prior to the November 24 meeting of the PanEnergy Board.

  Contribution Analysis. In order to determine an implied exchange ratio range based upon contribution analysis, Merrill Lynch calculated the contribution of each of PanEnergy and Duke to the net income to common shareholders of the pro forma combined company using certain projections provided by the respective managements of PanEnergy and Duke for the LTM period, 1996, 1997 and 1998. The analysis of net income to common stockholders yielded implied exchange ratios for PanEnergy Common Stock to Duke Common Stock of 0.69 for the LTM period,
0.70 for 1996, 0.73 to 0.78 for 1997 and 0.72 to 0.80 for 1998.

  Utilizing the contribution analysis, Merrill Lynch calculated an implied exchange ratio range of 0.69 to 0.80.

  Analysis of Selected Comparable Acquisitions. Merrill Lynch also reviewed publicly available information relating to certain merger and acquisition transactions in respect of companies with primarily natural gas and energy services operations. With respect to PanEnergy, Merrill Lynch examined multiples of the consideration paid for the common equity and the value of the indebtedness assumed in each of the transactions to, among other measures, such acquired companies' EBITDA and EBIT, and examined multiples of the value of the common equity in each of the transactions to net income.

  The transactions in the natural gas and energy services industry that Merrill Lynch reviewed were Transco Energy Company's acquisition of Texas Gas Transmission Corporation (December 1988), Panhandle Eastern Corporation's acquisition of Texas Eastern Corporation (February 1989), Koch Industries' acquisition of United Gas Pipeline Corp. (December 1992), KN Energy's acquisition of American Oil and Gas Corporation (March 1994), The Williams Companies, Inc.'s acquisition of Transco Energy Company (May 1995), Tejas Gas Corporation's acquisition of Transok Inc. (June 1996), El Paso Natural Gas Company's proposed acquisition of Tenneco Energy, Houston Industries' proposed acquisition of NorAm Energy, Texas Utilities Company's proposed acquisition of ENSERCH Corporation and Pacific Enterprises' proposed merger with Enova Corporation (the "Comparable Transactions").

  In order to determine an implied exchange ratio range based on Comparable Transactions analysis, Merrill Lynch (i) compared the offer value (defined to be consideration paid for the common equity) in each of the Comparable Transactions as a multiple of the then publicly available LTM net income to common shareholders (the "Net Income Multiple") and (ii) compared the transaction value (defined to be the offer value plus the liquidation value of preferred stock plus the principal amount of debt less cash) for each of the Comparable Transactions as a multiple of the then publicly available (a) LTM EBITDA (the "EBITDA Multiple") and (b) LTM EBIT (the "EBIT Multiple"), to the corresponding multiples for the Merger. The results of the foregoing were: (i) the Net Income Multiple resulted in a range of implied exchange ratios of 0.81 to 1.04, (ii) the EBITDA Multiple resulted in a range of implied exchange ratios of 0.87 to 1.02 and (iii) the EBIT Multiple resulted in a range of implied exchange ratios of 0.99 to 1.10.

  Utilizing the Comparable Transactions analysis, Merrill Lynch calculated an implied exchange ratio range of 0.81 to 1.10.

  Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations and financial conditions of PanEnergy and the selected companies, Merrill Lynch believes that a purely quantitative comparable transaction analysis would not be dispositive in the context of the Merger. Merrill Lynch further believes that an appropriate use of a comparable transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the Merger that would affect the value of the acquired companies and businesses and PanEnergy, which judgments are reflected in Merrill Lynch's opinion.

  Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, Merrill Lynch compared selected historical stock, financial and operating ratios for PanEnergy with corresponding data and ratios of certain similar publicly traded companies. These companies were selected by Merrill Lynch from the universe of possible companies based upon Merrill Lynch's views as to the comparability of financial and operating characteristics of these companies to PanEnergy and Duke. With respect to each such analysis, Merrill Lynch made such comparisons among the following companies: Coastal Corporation, Columbia Gas System, Inc., Consolidated Natural Gas Company, El Paso Natural Gas Company, Enron Corp., KN Energy, Inc., Questar Corporation, Sonat Inc. and The Williams Companies, Inc. (the "Comparable Companies").

  In order to determine an implied exchange ratio range based upon an analysis of comparable publicly traded companies, Merrill Lynch compared the market value of PanEnergy Common Stock as a multiple of (i) estimated 1996 EPS (the "1996 EPS Ratio") and (ii) estimated 1997 EPS (the "1997 EPS Ratio") to the corresponding ratios for each of the Comparable Companies. The earnings estimates were obtained from IBES, a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. Additionally, Merrill Lynch compared the market capitalization of PanEnergy as a multiple of estimated 1997 EBITDA (the "1997 EBITDA Ratio") and estimated 1997 EBIT (the "1997 EBIT Ratio") to the corresponding ratios for each of the Comparable Companies. Merrill Lynch determined that the appropriate trading multiples for the Comparable Companies were 16.5x-18.5x, 15.0x-17.0x, 7.5x-8.0x, and 10.0x-11.0x for 1996 estimated net income, 1997 estimated net income, 1997 estimated EBITDA and 1997 EBIT, respectively. Such multiples were applied to PanEnergy's forecast of each respective financial measure, providing the following implied exchange ratios: (i) the 1996 EPS Ratio resulted in a range of implied exchange ratios of 0.78 to 0.88; (ii) the 1997 EPS Ratio resulted in a range of implied exchange ratios of 0.82 to 0.93;
(iii) the 1997 EBITDA Ratio resulted in a range of implied exchange ratios of
0.93 to 1.01; and (iv) the 1997 EBIT Ratio resulted in a range of implied exchange ratios of 0.92 to 1.04.

  Using publicly available information, Merrill Lynch compared selected historical stock, financial and operating ratios for Duke with corresponding data and ratios of certain similar publicly traded companies. Such similar companies included American Electric Power, Carolina Power & Light, Central and South West, Dominion Resources, Edison International, FPL Group, Pacific Gas and Electric, Southern Company and Texas Utilities. Merrill Lynch examined
(i) the market value of Duke's and each comparable company's common stock,
(ii) the ratio of price to estimated net income for 1996 and 1997 and (iii) dividend yield. Merrill Lynch noted that (i) Duke's price to 1996 estimated earnings ratio was 14.1x compared to an average of 12.7x for the comparable companies; (ii) Duke's price to 1997 estimated earnings ratio was 13.4x compared to an average of 12.6x for the comparable companies; and (iii) Duke's dividend yield was 4.4% compared to an average of 5.3% for the comparable companies.

  Utilizing the foregoing analysis, Merrill Lynch calculated an implied exchange ratio of 0.78 to 1.04.

  Because of the inherent differences among the operations of PanEnergy and the selected Comparable Companies, Merrill Lynch believes that a purely quantitative comparable company analysis would not be dispositive in the context of the Merger. Merrill Lynch further believes that an appropriate use of a comparable company analysis in this instance involves qualitative judgments concerning differences among the financial and operating characteristics of PanEnergy and the selected Comparable Companies, which judgments are reflected in Merrill Lynch's opinion.

  Discounted Cash Flow Analysis. In order to determine an implied exchange ratio range based upon discounted cash flow analysis ("DCF Analysis"), Merrill Lynch performed DCF Analyses for each of PanEnergy and Duke using projections provided to Merrill Lynch by the respective managements of PanEnergy and Duke and calculated ranges of value per share for PanEnergy Common Stock and Duke Common Stock.

  The PanEnergy and Duke DCF Analyses were based upon the discount to present value, assuming discount rates ranging from 9% to 11% for PanEnergy and 8% to 10% for Duke of (i) their respective projected free cash flows for the years 1997 through 2001, and (ii) their respective 2001 value based upon a range of multiples for PanEnergy from 15.0x to 17.0x projected 2001 net income, and for Duke from 12.0x to 14.0x projected 2001 net income. Based on these analyses, Merrill Lynch calculated a range of value for PanEnergy Common Stock of $34.84 per share to $51.13 per share and for Duke Common Stock of $39.31 per share to $50.54 per share.

  Utilizing DCF Analysis, Merrill Lynch calculated an implied exchange ratio range of 0.86 to 1.03.

  Merger Premium Analysis. In order to determine an implied exchange ratio range based upon merger premium analysis ("Merger Premium Analysis"), Merrill Lynch examined the premiums paid for target company shares in certain mergers over the pre-announcement stock prices of such target companies and calculated ranges of value for PanEnergy Common Stock.

  Merrill Lynch examined premiums paid over pre-announcement stock prices one day prior to announcement, one week prior to announcement and four weeks prior to announcement (i) in all public merger transactions and all stock merger transactions over $5 billion for the periods 1994 to present, 1995 to present and 1996 to present; (ii) fourteen selected electric utility transactions; and
(iii) eight selected natural gas transactions. In the aggregate, such examinations indicated a range of merger premiums of between 15.0% and 30.0% to be indicative. Merrill Lynch applied such range to the market price of PanEnergy Common Stock and calculated an implied exchange ratio range of 0.97 to 1.15.

  Purchase Price Analysis and Stock Trading History. Merrill Lynch performed analyses relating to the consideration to be received by the holders of the PanEnergy Common Stock assuming various prices for the

Duke Common Stock. Merrill Lynch also examined the history of trading prices and volume for the PanEnergy Common Stock and the Duke Common Stock and various historical information relating to such common stocks.

  Pro Forma Merger Analysis. Merrill Lynch analyzed certain pro forma effects which could result from the Merger, based on financial forecasts provided by PanEnergy's management for PanEnergy's 1997 and 1998 fiscal years and financial forecasts provided by Duke's management for Duke's 1997 and 1998 fiscal years. Merrill Lynch was advised by the management of PanEnergy that the Merger will be accounted for as a "pooling" under generally accepted accounting principles. Management of PanEnergy also provided Merrill Lynch with projections of certain synergies estimated to result from the Merger. This analysis indicated that the Merger would be dilutive to the forecasted earnings per share of Duke for its 1997 and 1998 fiscal years and accretive to PanEnergy stockholders on a relative basis for 1997 and 1998.

  Other Factors and Analyses. In the course of preparing its opinion, Merrill Lynch performed certain other analyses and reviewed certain other matters, including, among other things, (i) historical and expected trading characteristics of the PanEnergy Common Stock and the Duke Common Stock; (ii) financing considerations relating to the Merger and (iii) pro forma capitalization of the combined company.

  Merrill Lynch is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The PanEnergy Board selected Merrill Lynch as its financial advisor because of Merrill Lynch's experience and expertise and because it is familiar with PanEnergy and its business.

  Pursuant to the terms of Merrill Lynch's engagement, PanEnergy has agreed to pay Merrill Lynch for its financial advisory services in connection with the Merger fees payable as follows: (i) a fee of $100,000, payable upon the signing of Merrill Lynch's engagement letter; (ii) a fee of $3,400,000, payable upon the execution of the Merger Agreement; (iii) a fee of $3,500,000, payable upon the adoption of the Merger Agreement by the holders of the PanEnergy Common Stock; and (iv) a fee of $7,000,000, payable on closing of the Merger. PanEnergy also has agreed to reimburse Merrill Lynch for its out-of-pocket expenses, including the fees and expenses of legal counsel and any other advisor retained by Merrill Lynch, and to indemnify Merrill Lynch against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments Merrill Lynch may be required to make in respect thereof.

  In the ordinary course of business, Merrill Lynch and its affiliates may actively trade the equity securities of PanEnergy and Duke for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Merrill Lynch has in the past provided financial services to PanEnergy and Duke, for which it received customary compensation.

  Lehman Brothers. In October of 1996, PanEnergy engaged Lehman Brothers to act as a financial advisor in connection with the Merger. PanEnergy instructed Lehman Brothers, in its role as a financial advisor, to evaluate the fairness, from a financial perspective, to the holders of PanEnergy Common Stock of the Exchange Ratio offered to such holders in the Merger, and in such regard, to conduct such investigations as Lehman Brothers deemed appropriate for such purposes. On November 24, 1996, Lehman Brothers delivered its oral opinion to the PanEnergy Board (subsequently confirmed in writing as of such date) to the effect that as of such date and based upon and subject to certain matters stated therein, the Exchange Ratio offered to the holders of the PanEnergy Common Stock in the Merger was fair from a financial point of view. Lehman Brothers subsequently confirmed its opinion of November 24, 1996 by delivery of a written opinion dated the date hereof.

  THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS, DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION, IS INCLUDED AS EXHIBIT E TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING IS A SUMMARY OF LEHMAN BROTHERS' OPINION AND THE METHODOLOGY LEHMAN BROTHERS USED TO RENDER ITS FAIRNESS OPINION.

  No limitations were imposed by PanEnergy on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the PanEnergy Board as to the form or amount of the consideration to be received by PanEnergy in the Merger, which was determined through arm's-length negotiations between Duke and PanEnergy. In arriving at its opinion, Lehman Brothers did not ascribe an absolute specific value to PanEnergy but made its determination as to the fairness, from a financial point of view, of the consideration to be received by the holders of PanEnergy Common Stock in the Merger on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the PanEnergy Board and was rendered to the PanEnergy Board in connection with its consideration of the Merger. Lehman Brothers' opinion does not constitute a recommendation to any holder of PanEnergy Common Stock as to how such holder should vote with respect to the Merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, PanEnergy's underlying business decision to proceed with or effect the Merger.

  In arriving at its opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement and the specific terms of the Merger, (ii) a draft of a letter agreement among Louis Dreyfus Energy Corp., Louis Dreyfus Electric Power Inc., Duke Energy Marketing Corp. and Duke Energy Corp. dated November 24, 1996, (iii) publicly available information concerning Duke and PanEnergy that Lehman Brothers believed to be relevant to its analysis, (iv) financial and operating information with respect to the business, operations and prospects of Duke furnished to Lehman Brothers by Duke, (v) financial and operating information with respect to the business, operations and prospects of PanEnergy furnished to Lehman Brothers by PanEnergy, (vi) a trading history of Duke Common Stock from November 1, 1991 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (vii) a trading history of PanEnergy Common Stock from November 1, 1991 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (viii) a comparison of the historical financial results and present financial condition of Duke with those of other companies that Lehman Brothers deemed relevant, (ix) a comparison of the historical financial results and present financial condition of PanEnergy with those of other companies that Lehman Brothers deemed relevant, (x) estimates prepared by management of PanEnergy relating to the cost savings, operating synergies and other strategic benefits expected to result from a combination of the businesses of Duke and PanEnergy, (xi) the potential pro forma impact on Duke and PanEnergy of the Merger, including the estimated increase in the dividend to be paid to holders of the PanEnergy Common Stock following the Merger, and (xii) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant. In addition, Lehman Brothers has had discussions with the managements of Duke and PanEnergy concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

  In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. With respect to the financial projections of Duke, PanEnergy and the combined company following consummation of the Merger, upon advice of the managements of Duke and PanEnergy, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the managements of the respective companies as to the future financial performance of the respective companies, and that Duke and PanEnergy would perform, and that the combined company will perform, substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Duke or PanEnergy and did not make or obtain any evaluations or appraisals of the assets or liabilities of Duke or PanEnergy. In addition, Lehman Brothers was not authorized to solicit, and did not solicit, any proposals or offers from any third party with respect to a merger or business combination with, or the purchase of all or a part of the business of, PanEnergy. Lehman Brothers' opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

  In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PanEnergy or Duke. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  Valuation Analysis. Lehman Brothers prepared valuations of both PanEnergy and Duke. The valuations of the separate businesses were analyzed before the consideration of any cost savings or operating synergies resulting from the Merger. In determining valuation, Lehman Brothers used the following methodologies: DCF Analysis, comparable transactions analysis and comparable company trading analysis. Each of these methodologies was used to generate a reference enterprise value range for both PanEnergy and Duke. The enterprise value range for each company was adjusted for appropriate on and off balance sheet assets and liabilities to arrive at a common equity value range (in aggregate dollars and dollars per common share) for each company. The per share equity value ranges were then used to evaluate the Exchange Ratio in the Merger (1.0444 shares of Duke per share of PanEnergy). The implied exchange ratio ranges derived using the various valuation methodologies described above all supported the conclusion that the Exchange Ratio offered to holders of PanEnergy Common Stock in the Merger is fair from a financial point of view. The various valuation analyses are summarized below:

  (i) DCF Analysis-Lehman Brothers prepared an after-tax cash flow model for both PanEnergy and Duke utilizing information and projections provided by both companies. With respect to the PanEnergy DCF, Lehman Brothers used discount rates of 10%-12% and terminal value EBITDA multiples of 7.0x-8.0x. The discount rates were based on Lehman Brothers' review of the financial terms of similar transactions in the interstate gas pipeline and gas gathering, processing and marketing ("GPM") sectors. The terminal value multiples were selected based on the trading multiples of similar publicly traded companies and the multiples from recent completed or proposed acquisitions of similar assets and companies. With respect to Duke, Lehman Brothers used discount rates of 8%-10% and terminal EBIT multiples of 9.0x-10.0x. The discount rates were based on Lehman Brothers' review of the financial terms of similar transactions in the electric utility industry. The terminal value multiples were selected based on the current trading multiples of similar publicly traded companies and the multiples from recent acquisitions of similar companies.

  This methodology yielded valuations for PanEnergy and Duke that imply a range of exchange ratios of 0.71 to 1.08 shares of Duke per share of PanEnergy.

  (ii) Comparable Transactions Analysis--With respect to PanEnergy, Lehman Brothers reviewed certain publicly available information on selected interstate gas pipeline and GPM company transactions which took place from June of 1994 to November of 1996, including Houston Industries/NorAm, El Paso/Tenneco, Texas Utilities/ENSERCH, Williams/Transco, Tejas Gas/Transok, NGC/Chevron, NGC/Trident, Panhandle Eastern/Associated Natural Gas, and KN Energy/American Oil & Gas. For each transaction, relevant transaction multiples were analyzed including (a) the common equity purchase price divided by LTM and projected net income and (b) the total purchase price (equity purchase price plus any assumed obligations) divided by LTM and projected EBITDA. The appropriate LTM and projected net income multiple ranges were determined to be 18.0x-22.0x and 15.0x-19.0x, respectively. The appropriate LTM and projected EBITDA multiple ranges were determined to be 8.0x-10.0x and 7.5x-9.0x, respectively. These multiple ranges were generally toward the high end of comparable interstate gas pipeline transactions and toward the low end of selected GPM company transactions.

  With respect to Duke, Lehman Brothers reviewed certain publicly available information on selected electric utility transactions which took place or were announced from January of 1995 to November of 1996, including Ohio Edison/Centerior Energy, Enron/Portland General, Western Resources/Kansas City Power & Light, Puget Sound/Washington Energy, Baltimore Gas & Electric/Potomac Electric Power, Public Service of Colorado/Southwestern Public Service Company, Union Electric/NIPSCO and Northern States Power/Wisconsin Energy. For each transaction, relevant transaction multiples were analyzed including (i) the common equity purchase price divided by LTM net income and (ii) the common equity purchase price divided by book value. The appropriate LTM net income multiple range was determined to be 13.0x-15.2x and the appropriate book value multiple range was determined to be 1.7x-2.2x.

  This methodology yielded valuations for PanEnergy and Duke that imply a range of exchange ratios of 0.85 to 1.07 shares of Duke per share of PanEnergy.

  Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of PanEnergy and Duke and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of PanEnergy and Duke and such acquired companies.

  (iii) Comparable Company Trading Analysis--With respect to PanEnergy, Lehman Brothers reviewed the public stock market trading multiples for selected interstate gas pipeline companies and GPM companies including Coastal, El Paso, Enron, Williams, KN Energy, NGC Corporation and Tejas Gas. Using publicly available information, Lehman Brothers calculated and analyzed the common equity market value multiples of certain historical and projected financial criteria (such as net income and cash flow from operations) and the adjusted capitalization multiples of certain historical and projected financial criteria (such as EBITDA and EBIT). The adjusted capitalization of each company was obtained by adding its long-term debt to the sum of the market value of its common equity, the value of its preferred stock (market value if publicly traded, liquidation value if not) and the book value of any minority interest minus its cash balance. Lehman Brothers placed the most emphasis on net income and EBITDA multiples. The appropriate LTM and projected net income multiple ranges were determined to be 18.0x-21.0x and 15.0x-17.5x, respectively. The appropriate LTM and projected EBITDA multiple ranges were determined to be 8.0x-9.0x and 7.0x-8.5x, respectively.

  With respect to Duke, Lehman Brothers reviewed the public stock market trading multiples for selected large capitalization electric utilities with nuclear exposure including Dominion Resources, Entergy, Peco Energy, PP&L Resources, Public Service Enterprises, Texas Utilities and Union Electric. Using publicly available information, Lehman Brothers calculated and analyzed the common equity market value multiples of certain historical and projected financial criteria (such as net income and book value) and the adjusted capitalization multiples of certain historical and projected financial criteria (such as EBITDA and EBIT). Lehman Brothers placed the most emphasis on net income and EBIT multiples. The appropriate LTM and projected net income multiple ranges were determined to be 13.0x-13.5x and 11.5x-12.5x, respectively. The appropriate LTM and projected EBIT multiple ranges were determined to be 9.0x-9.5x and 8.5x-9.0x, respectively.

  This methodology yielded valuations for PanEnergy and Duke that imply a range of exchange ratios of 0.95 to 1.07 shares of Duke per share of PanEnergy.

  Because of the inherent differences between the businesses, operations and prospects of PanEnergy and Duke and the businesses, operations and prospects of the companies included in the comparable company groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of PanEnergy and Duke and companies in the comparable company groups that would affect the public trading values of PanEnergy and Duke and such comparable companies.

  Contribution Analysis. Lehman Brothers analyzed the relative income statement contribution of PanEnergy and Duke to the combined entity based on 1996 and 1997 projected financial data and assuming no cost savings or synergies. The analysis indicates that PanEnergy will contribute approximately 34% - 37% of the combined company's earnings and cash flow in 1996 and 1997, but will be receiving a significantly higher percentage of the combined company's equity (approximately 45%) implying that the exchange ratio offered to holders of PanEnergy Common Stock is fair from a financial point of view. The primary shortcoming of this analysis is that it treats all cash flow and earnings the same regardless of expected growth rates or upside potential. PanEnergy's historical and projected growth profile has been and is expected to continue to be significantly higher than that of Duke.

  Pro Forma Merger Consequences Analysis. Lehman Brothers also prepared a pro forma merger model which incorporates PanEnergy's and Duke's financial projections for the years 1997 through 2001 as well as the companies' estimates of future cost savings and synergies resulting from the Merger. Lehman Brothers then compared the earnings of PanEnergy on a stand-alone basis to the earnings attributable to PanEnergy's interest in the pro forma combined entity. Lehman Brothers also compared PanEnergy's current dividend per share to the pro forma dividend per share post-combination. In all years, the Merger is significantly accretive to PanEnergy's earnings. On the other hand, the Merger is dilutive to Duke's earnings in 1997 and 1998 and neutral to accretive thereafter. The Merger will also more than double PanEnergy's dividend per share. Again, the pro forma merger consequences analysis suggests that the Exchange Ratio is fair to the holders of PanEnergy Common Stock from a financial point of view.

  Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The PanEnergy Board selected Lehman Brothers because of its expertise, reputation and familiarity with PanEnergy and because its investment banking professionals have substantial experience in transactions comparable to the Merger.

  Lehman Brothers has previously rendered certain financial advisory and investment banking services to PanEnergy, for which it has received customary compensation. Pursuant to the terms of an engagement letter agreement, dated November 1, 1996, between Lehman Brothers and PanEnergy, PanEnergy paid Lehman Brothers an initial financial advisory fee of $100,000. In addition, PanEnergy has agreed to pay Lehman Brothers a transaction fee of at least $3.5 million (less the $100,000 initial financial advisory fee) payable 25% upon signing of a definitive agreement (which portion has been paid), 25% upon the adoption of the Merger Agreement by the holders of PanEnergy Common Stock and 50% (less the $100,000 initial financial advisory fee) upon the successful completion of the Merger. In addition, PanEnergy has agreed to reimburse Lehman Brothers for its reasonable expenses (including, without limitation, professional and legal fees and disbursements) incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities that may arise under the federal securities laws. Lehman Brothers also has performed various investment banking services for Duke in the past and has received customary fees for such services.

  In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of PanEnergy and Duke for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

EFFECTIVE TIME

  The Merger Agreement provides that, following the fulfillment or waiver of certain conditions to the Merger, Duke Transaction will be merged with and into PanEnergy and all issued and outstanding shares of PanEnergy Common Stock will be converted into the right to receive shares of Duke Common Stock as provided therein. As a result of the Merger, holders of PanEnergy Common Stock will become holders of Duke Common Stock and PanEnergy will become a wholly-owned subsidiary of Duke. See "Conversion of Shares" and "THE MERGER AGREEMENT--General."

  Pursuant to the Merger Agreement, a certificate of merger complying with the requirements of the DGCL will be filed with the Secretary of State of Delaware on the second business day following the satisfaction or waiver of all conditions to the Merger, or at such other time and date as Duke, Duke Transaction and PanEnergy agree. The Merger will become effective at the time of the filing of the certificate of merger with the Secretary of State of Delaware or at such later time as is specified therein. See "THE MERGER AGREEMENT--Effective Time."

CONVERSION OF SHARES

  At the Effective Time, pursuant to the Merger Agreement:

    (i) Each share of PanEnergy Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive 1.0444 shares of Duke Common Stock;

    (ii) Each option to purchase PanEnergy Common Stock that is outstanding at the Effective Time will be assumed by Duke and will be exercisable upon the same terms as under the applicable PanEnergy stock option plan and option agreement, except that such option will become an option to purchase Duke Common Stock, appropriately adjusted;

    (iii) Each award of restricted PanEnergy Common Stock outstanding and not vested at the Effective Time will be assumed by Duke and such shares of restricted PanEnergy Common Stock will be exchanged for shares of restricted Duke Common Stock; and

    (iv) Each outstanding PanEnergy Convertible Note will remain outstanding after the Merger unless prepaid or converted.

  Based on 151,398,234 shares of PanEnergy Common Stock outstanding on February 28, 1997, Duke would issue up to 158,120,315 shares of Duke Common Stock in the Merger, and options to purchase up to 3,305,306 shares of PanEnergy Common Stock (calculated as of February 28, 1997) would become options to purchase up to 3,452,062 shares of Duke Common Stock. In addition, up to 471,938 shares of Duke Common Stock may be issued as a result of conversions of outstanding PanEnergy Convertible Notes (calculated as of February 28, 1997). Based on the Exchange Ratio and the capitalization of Duke and PanEnergy (calculated as of February 28, 1997), holders of Duke Common Stock and holders of PanEnergy Common Stock would have held approximately 56% and 44%, respectively, of the aggregate number of shares of Duke Common Stock that would have been outstanding if the Merger had been consummated as of such date.

  No fractional shares of Duke Common Stock will be issued upon the surrender for exchange of certificates of PanEnergy Common Stock. Pursuant to the Merger Agreement, a holder of a certificate representing shares of PanEnergy Common Stock who would otherwise be entitled to a fractional share of Duke Common Stock will be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the closing price per share of Duke Common Stock on the NYSE Composite Transactions Tape for the ten business days prior to and including the last business day on which PanEnergy Common Stock was traded on the NYSE, without any interest thereon.

  Each of Duke and PanEnergy has a dividend reinvestment and stock purchase plan in effect as of the date hereof (i.e., the Duke DRSPP and the PanEnergy DRSPP). The Duke DRSPP provides, among other things, for those shareholders who participate, that dividends on Duke Common Stock will be used to purchase shares of Duke Common Stock at market value (calculated as set forth therein) on a quarterly basis. The Duke DRSPP also permits participants to invest in additional shares of Duke Common Stock through optional cash payments, within certain dollar limitations, at the market price (calculated as set forth therein) of Duke Common Stock, on any of 12 monthly investment dates each year. The Duke DRSPP credits whole shares and fractional shares of Duke Common Stock to participants' accounts, with dividends being credited on fractional shares. The Duke DRSPP will continue in effect after the Merger. It is anticipated that the PanEnergy DRSPP will be terminated at the Effective Time, that all shares of PanEnergy Common Stock credited to participants' accounts in the PanEnergy DRSPP will be converted into Duke Common Stock at the Effective Time based on the Exchange Ratio, that such accounts will be held in the Duke DRSPP from the Effective Time, subject to the right of any participant to elect not to participate therein, and that participants in the PanEnergy DRSPP immediately prior to the Effective Time will retain their interests in any fractional shares of Duke Common Stock received pursuant to the Merger in exchange for shares of PanEnergy Common Stock credited to their accounts in the PanEnergy DRSPP.

  Shares of Duke capital stock (including Duke Common Stock) issued and outstanding immediately prior to the Effective Time will remain issued and outstanding after the Merger.

  The Merger Agreement provides that if, before the Effective Time, the outstanding shares of Duke Common Stock or PanEnergy Common Stock are changed into a different number or class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, an appropriate adjustment will be made to the Exchange Ratio.

  Because the Exchange Ratio is fixed and because the market prices of Duke Common Stock and PanEnergy Common Stock may fluctuate, the value of the shares of Duke Common Stock that holders of PanEnergy Common Stock receive in the Merger may increase or decrease prior to, and, with respect to Duke Common Stock, following, the Merger.

EXCHANGE OF CERTIFICATES

  The Merger Agreement provides that, as soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of PanEnergy Common Stock (each herein sometimes called a "Certificate" and collectively herein sometimes called the "Certificates") that were converted into the right to receive shares of Duke Common Stock, as described above, (i) a letter of transmittal (specifying that delivery shall be effected, and risk of loss and title to any Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) and
(ii) instructions for effecting the surrender of Certificates in exchange for certificates representing shares of Duke Common Stock and cash in lieu of any fractional shares. There will be no need for any holders of certificates representing shares of Duke Common Stock to exchange their certificates in connection with the Merger since such certificates will continue to represent the same number of shares of Duke Common Stock after the Merger.

  Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled, pursuant to the terms of the Merger Agreement, to receive in exchange therefor a certificate representing the number of whole shares of Duke Common Stock that such holder has the right to receive under the Merger Agreement and a check representing (i) the amount of cash in lieu of any fractional shares and (ii) any unpaid dividends and distributions which such holder is entitled to receive. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Duke Common Stock and cash in lieu of any fractional shares of Duke Common Stock.

  The Merger Agreement provides that no dividends or other distributions declared or made after the Effective Time on Duke Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Duke Common Stock represented thereby, and no cash payment in lieu of fractional shares will be made to any such holder until such Certificate is surrendered. After such surrender, subject to applicable law, there will be paid to such holder, without interest, the unpaid dividends and distributions and any cash payment in lieu of a fractional share to which such holder is entitled.

  HOLDERS OF DUKE COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES TO THE EXCHANGE AGENT. HOLDERS OF PANENERGY COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE INSTRUCTIONS FROM THE EXCHANGE AGENT.

EXPENSES

  Duke and PanEnergy agreed in the Merger Agreement that, with certain exceptions specified in the Merger Agreement (see "THE MERGER AGREEMENT-- Termination; Fees and Expenses"), all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that those expenses incurred in connection with printing, filing and mailing of this Joint Proxy Statement-Prospectus and the Registration Statement and filings under the HSR Act will be shared equally by Duke and PanEnergy.

PANENERGY CONVERTIBLE NOTES

  As of the PanEnergy Record Date, PanEnergy had outstanding $10,000,000 in principal amount of PanEnergy Convertible Notes that are presently convertible at a conversion price of $22.13 per share into a maximum of 451,875 shares of PanEnergy Common Stock. From and after the Effective Time, the holders of PanEnergy Convertible Notes will have the right to convert their PanEnergy Convertible Notes into the number of shares of Duke Common Stock receivable by a holder of the number of shares of PanEnergy Common Stock into which the PanEnergy Convertible Notes might have been converted immediately prior to the Merger. Thus, a holder of $1,000,000 principal amount of PanEnergy Convertible Notes, which prior to the Effective Time would have been convertible at the current conversion price into 45,187 whole shares of PanEnergy Common Stock, would be entitled after the Merger to convert the PanEnergy Convertible Notes into 47,193 shares of Duke Common Stock (plus cash for any fractional share), which number of shares is the number of whole shares of Duke Common Stock that a holder of 45,187 shares of PanEnergy Common Stock would have received upon conversion of his or her shares in the Merger based on the Exchange Ratio. The number of shares of Duke Common Stock that a holder of PanEnergy Convertible Notes may acquire upon conversion of the PanEnergy Convertible Notes after the Merger will be subject to adjustment in accordance with the anti-dilution provisions applicable to the PanEnergy Convertible Notes.

  No gain or loss should be recognized for federal income tax purposes as a result of the PanEnergy Convertible Notes becoming convertible into shares of Duke Common Stock. Any conversion of a PanEnergy Convertible Note into Duke Common Stock after the consummation of the Merger will, however, likely be a taxable transaction to a holder of such PanEnergy Convertible Note for federal income tax purposes. Holders of PanEnergy Convertible Notes are strongly urged to consult their tax advisors to determine the particular United States federal, state, local or foreign income or other tax consequences to them of the PanEnergy Convertible Notes becoming convertible into shares of Duke Common Stock and of the conversion of a PanEnergy Convertible Note into Duke Common Stock after the consummation of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Duke's management, PanEnergy's management, the Duke Board and the PanEnergy Board have interests in the Merger that are in addition to their interests as holders of Duke Common Stock and holders of PanEnergy Common Stock generally and have participated in the negotiation of the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger. Certain executive officers and members of the Duke Board and the PanEnergy Board will be executive officers and/or members of the Duke Board after the Effective Time. Duke and PanEnergy have also entered into employment agreements with certain of such executive officers and directors, which agreements will become effective at the Effective Time. Certain executive officers and members of the PanEnergy Board may also be entitled to receive benefits as a result of the Merger under the terms of benefit plans and agreements maintained by PanEnergy. In addition, Duke has agreed to provide insurance and indemnification for executive officers and directors of PanEnergy after the Effective Time.

  PanEnergy Employment Agreements. Pursuant to the Merger Agreement, Duke, PanEnergy and Paul M. Anderson, and PanEnergy and each of Messrs. Fowler, Gatewood, Hackett, Mogg and Williamson, entered into employment agreements dated as of November 24, 1996 (the "PanEnergy Employment Agreements") which will become effective at the Effective Time and remain in effect for a two-year period or such longer period as may be mutually agreed upon by the parties thereto (the "Employment Period"). The PanEnergy Employment Agreements supersede all prior agreements, understandings or commitments between PanEnergy and the executives with respect to the terms and conditions of their employment with PanEnergy or any successor thereto. The principal terms and conditions of these agreements are described below.

  The Anderson Employment Agreement provides that Mr. Anderson will serve as Chief Operating Officer and President of Duke, a member of the Office of the Chief Executive Officer and a member of the Duke Policy Committee, a committee of senior executive managers designated by the Office of the Chief Executive Officer. The Anderson Employment Agreement further provides that during the Employment Period, Mr. Anderson will receive an annual base salary of no less than $700,000 (his current base salary), an annual bonus opportunity set at a target level of no less than 70% of Mr. Anderson's base salary and a supplementary salary payment in the event that Mr. Anderson becomes subject to North Carolina taxes such that the amount of Mr. Anderson's after-tax compensation is no less than the amount he would have received absent the imposition of North Carolina taxes. In addition, Mr. Anderson will be entitled to receive annual option and/or restricted stock awards the aggregate value of which, in any year, will be equal to the sum of Mr. Anderson's base salary and target bonus opportunity in the year in which the award is made. Pursuant to the Anderson Employment Agreement, Duke will also provide Mr. Anderson deferred compensation payable upon the later of Mr. Anderson's termination of employment or his attainment of the age of 55, accruing at a monthly rate of $83,334, plus interest, for each of the twenty-four months following the Effective Time. The Anderson Employment Agreement prohibits Mr. Anderson from disclosing or using certain confidential information while employed by Duke and at any time thereafter. The Anderson Employment Agreement also provides that Duke will indemnify Mr. Anderson to the fullest extent permitted by law for any claims against him in connection with his service to Duke.

  If Mr. Anderson's employment terminates before the end of the Employment Period (except in the case of termination for Cause or Disability as defined in the Anderson Employment Agreement), Mr. Anderson will be entitled to the following: (i) a lump-sum payment aggregating accrued obligations (such as unpaid salary and a pro-rata portion of his target bonus opportunity) to Mr. Anderson; and (ii) retirement benefits, including qualified defined benefit retirement benefits, excess or supplemental retirement benefits, and welfare benefits, as if Mr. Anderson had reached early retirement age as of the date of termination of his employment. In the event that compensation payments to Mr. Anderson would subject him to excise tax under section 4999 of the Code, Duke will reduce such payments if and to the extent it would maximize Mr. Anderson's after-tax compensation.

  The Fowler Employment Agreement provides that Mr. Fowler will serve as President of Duke Energy Transmission Services and as a member of the Duke Policy Committee during the Employment Period. The Fowler Employment Agreement further provides that, during the Employment Period, Mr. Fowler will receive a base salary at least equal to the base salary he received for the twelve-month period prior to the Effective Time (e.g., $260,000 was paid as base salary to Mr. Fowler in 1996), a supplementary salary payment in the event that Mr. Fowler becomes subject to North Carolina taxes such that Mr. Fowler's after-tax compensation is no less than the amount he would have received absent the imposition of North Carolina taxes and an annual bonus opportunity set at a target level of no less than 50% of Mr. Fowler's base salary. In addition, Mr. Fowler will be entitled to receive annual option and/or restricted stock awards the aggregate fair market value of which, in any year, will be no less than 55% of the sum of Mr. Fowler's base salary and target bonus opportunity in the year in which the award is made. The Fowler Employment Agreement prohibits Mr. Fowler from disclosing or using certain confidential information while employed by PanEnergy and at any time thereafter. The Fowler

Employment Agreement also provides that PanEnergy will indemnify Mr. Fowler to the fullest extent permitted by law for any claims against him in connection with his service to PanEnergy.

  If, during the Employment Period, PanEnergy terminates Mr. Fowler's employment for any reason other than Cause or Disability (as defined in the Fowler Employment Agreement), or Mr. Fowler terminates his employment for Good Reason (as defined in the Fowler Employment Agreement), Mr. Fowler will be entitled to the following: (i) a lump-sum payment aggregating (a) accrued obligations (such as unpaid salary and a pro-rata portion of his target bonus opportunity) to Mr. Fowler, (b) an amount equal to two times Mr. Fowler's most recent annual compensation (including target bonus opportunity), and (c) an amount equal to the excess of (1) the actuarial present value of the retirement benefits which Mr. Fowler would receive assuming he continued employment with PanEnergy for two years over (2) the actuarial present value of Mr. Fowler's actual retirement benefits; and (ii) continued employee welfare benefits for two years. In the event that compensation payments to Mr. Fowler would subject him to excise tax under section 4999 of the Code, PanEnergy will reduce such payments so that no portion will be subject to the excise tax.

  The Gatewood Employment Agreement provides that Mr. Gatewood will serve as President and Chief Executive Officer of PanEnergy Marketing Company during the Employment Period. The Gatewood Employment Agreement further provides that, during the Employment Period, Mr. Gatewood will receive a base salary at least equal to the base salary he received for the twelve-month period prior to the Effective Time (e.g., $220,000 was paid as base salary to Mr. Gatewood in 1996) and an annual bonus opportunity set at a target level of no less than 40% of Mr. Gatewood's base salary. In addition, Mr. Gatewood will be entitled to receive annual option and/or restricted stock awards the aggregate fair market value of which, in any year, will be no less than 45% of the sum of Mr. Gatewood's base salary and target bonus opportunity in the year in which the award is made. The Gatewood Employment Agreement prohibits Mr. Gatewood from disclosing or using certain confidential information while employed by PanEnergy and at any time thereafter. The Gatewood Employment Agreement also provides that PanEnergy will indemnify Mr. Gatewood to the fullest extent permitted by law for any claims against him in connection with his service to PanEnergy.

  If, during the Employment Period, PanEnergy terminates Mr. Gatewood's employment for any reason other than Cause or Disability (as defined in the Gatewood Employment Agreement), or Mr. Gatewood terminates his employment for Good Reason (as defined in the Gatewood Employment Agreement), Mr. Gatewood will be entitled to the following: (i) a lump-sum payment aggregating (a) accrued obligations (such as unpaid salary and a pro-rata portion of his target bonus opportunity) to Mr. Gatewood, (b) an amount equal to two times Mr. Gatewood's most recent annual compensation (including target bonus opportunity), and (c) an amount equal to the excess of (1) the actuarial present value of the retirement benefits which Mr. Gatewood would receive assuming he continued employment with PanEnergy for two years over (2) the actuarial present value of Mr. Gatewood's actual retirement benefits; and
(ii) continued employee welfare benefits for two years. In the event that compensation payments to Mr. Gatewood would subject him to excise tax under section 4999 of the Code, PanEnergy will reduce such payments so that no portion will be subject to the excise tax.

  The Hackett Employment Agreement provides that Mr. Hackett will serve as President of Duke Energy Services, the division that will comprise all non-regulated energy business units of Duke and PanEnergy, and as a member of the Duke Policy Committee during the Employment Period. The Hackett Employment Agreement further provides that, during the Employment Period, Mr. Hackett will receive a base salary at least equal to the base salary he received for the twelve-month period prior to the Effective Time (e.g., $350,000 was paid as base salary to Mr. Hackett in 1996) and an annual bonus opportunity set at a target level of no less than 55% of Mr. Hackett's base salary. In addition, Mr. Hackett will be entitled to receive annual option and/or restricted stock awards the aggregate fair market value of which, in any year, will be no less than 80% of the sum of Mr. Hackett's base salary and target bonus opportunity in the year in which the award is made. The Hackett Employment Agreement prohibits Mr. Hackett from disclosing or using certain confidential information while employed by PanEnergy and at any time thereafter. The Hackett Employment Agreement also provides that PanEnergy will indemnify Mr. Hackett to the fullest extent permitted by law for any claims against him in connection with his service to PanEnergy.

  If, during the Employment Period, PanEnergy terminates Mr. Hackett's employment for any reason other than Cause or Disability (as defined in the Hackett Employment Agreement), or Mr. Hackett terminates his employment for Good Reason (as defined in the Hackett Employment Agreement), Mr. Hackett will be entitled to the following: (i) a lump-sum payment aggregating (a) accrued obligations (such as unpaid salary and a pro-rata portion of his target bonus opportunity) to Mr. Hackett, (b) an amount equal to three times Mr. Hackett's most recent annual compensation (including target bonus opportunity), and (c) an amount equal to the excess of (1) the actuarial present value of the retirement benefits which Mr. Hackett would receive assuming he continued employment with PanEnergy for three years over (2) the actuarial present value of Mr. Hackett's actual retirement benefits; and (ii) continued employee welfare benefits for three years. In the event that the vesting of certain shares of Restricted Stock granted to Mr. Hackett by PanEnergy would be subject to the excise tax under section 4999 of the Code, PanEnergy will make a payment to Mr. Hackett such that after the payment of all income and excise taxes, Mr. Hackett will be in the same after-tax position as if no excise tax under section 4999 of the Code had been imposed. With respect to any other payments that would subject Mr. Hackett to such excise tax, PanEnergy will (a) reduce such payments so that payments to Mr. Hackett do not exceed the amount which would be characterized as a "parachute payment" under section 280G of the Code (if his Restricted Stock had not vested) and (b) if, after such reduction, payments to Mr. Hackett remain subject to the excise tax under section 4999 of the Code, make a payment to Mr. Hackett such that after the payment of all income and excise taxes, Mr. Hackett will be in the same after-tax position as if no excise tax under section 4999 had been imposed.

  The Mogg Employment Agreement provides that, Mr. Mogg will serve as President and Chief Executive Officer of PanEnergy Field Services, Inc. during the Employment Period. The Mogg Employment Agreement further provides that, during the Employment Period, Mr. Mogg will receive a base salary at least equal to the base salary he received for the twelve-month period prior to the Effective Time (e.g., $230,000 was paid as base salary to Mr. Mogg in 1996) and an annual bonus opportunity set at a target level of no less than 40% of Mr. Mogg's base salary. In addition, Mr. Mogg will be entitled to receive annual stock option and/or restricted stock awards the aggregate fair market value of which, in any year, will be no less than 45% of the sum of Mr. Mogg's base compensation and target bonus opportunity in the year in which the award is made. The Mogg Employment Agreement prohibits Mr. Mogg from disclosing or using certain confidential information while employed by PanEnergy and at any time thereafter. The Mogg Employment Agreement also provides that PanEnergy will indemnify Mr. Mogg to the fullest extent permitted by law for any claims against him in connection with his service to PanEnergy.

  If, during the Employment Period, PanEnergy terminates Mr. Mogg's employment for any reason other than Cause or Disability (as defined in the Mogg Employment Agreement) or Mr. Mogg terminates his employment for Good Reason (as defined in the Mogg Employment Agreement), Mr. Mogg will be entitled to the following: (i) a lump-sum payment aggregating (a) accrued obligations (such as unpaid salary and a pro-rata portion of his target bonus opportunity) to Mr. Mogg, (b) an amount equal to two times Mr. Mogg's most recent annual compensation (including target bonus opportunity), and (c) an amount equal to the excess of (1) the actuarial present value of the retirement benefits which Mr. Mogg would receive assuming he continued employment with PanEnergy for two years over (2) the actuarial present value of Mr. Mogg's actual retirement benefits; and (ii) continued employee welfare benefits for two years. In the event that compensation payments to Mr. Mogg would subject him to excise tax under section 4999 of the Code, PanEnergy will reduce such payments so that no portion will be subject to the excise tax.

  The Williamson Employment Agreement provides that Mr. Williamson will serve as Vice President, Business Development for Duke Energy Services during the Employment Period. The Williamson Employment Agreement further provides that, during the Employment Period, Mr. Williamson will receive a base salary at least equal to the base salary he received for the twelve-month period prior to the Effective Time (e.g., $160,000 was paid as base salary to Mr. Williamson in 1996) and an annual bonus opportunity set at a target level of no less than 35% of Mr. Williamson's base salary. In addition, Mr. Williamson will be entitled to receive annual stock option and/or restricted stock awards the aggregate fair market value of which, in any year, will be no less than 40% of the sum of Mr. Williamson's base salary and target bonus opportunity in the year in which the award is made. The Williamson Employment Agreement prohibits Mr. Williamson from disclosing or using certain confidential information while employed by PanEnergy and at any time thereafter. The Williamson Employment Agreement also provides that PanEnergy will indemnify Mr. Williamson to the fullest extent permitted by law for any claims against him in connection with his service to PanEnergy.

  If, during the Employment Period, PanEnergy terminates Mr. Williamson's employment for a reason other than Cause or Disability (as defined in the Williamson Employment Agreement), or Mr. Williamson terminates his employment for Good Reason (as defined in the Williamson Employment Agreement), Mr. Williamson will be entitled to the following: (i) a lump-sum payment aggregating (a) accrued obligations (such as unpaid salary and a pro-rata portion of his target bonus opportunity) to Mr. Williamson, (b) an amount equal to two times Mr. Williamson's most recent annual compensation (including target bonus opportunity), and (c) an amount equal to the excess of (1) the actuarial present value of the retirement benefits which Mr. Williamson would receive assuming he continued employment with PanEnergy for two years over (2) the actuarial present value of Mr. Williamson's actual retirement benefits; and (ii) continued employee welfare benefits for two years. In the event that compensation payments to Mr. Williamson would subject him to excise tax under section 4999 of the Code, PanEnergy will reduce such payments so that no portion will be subject to the excise tax.

  PanEnergy Stock Options; Restricted Stock. At the Effective Time, all rights with respect to PanEnergy Common Stock pursuant to PanEnergy stock options granted prior to January 22, 1997 and outstanding at such time under the PanEnergy stock option plans, whether or not then exercisable, will accelerate and be converted into and become rights with respect to shares of Duke Common Stock, and all restrictions upon PanEnergy restricted stock granted by PanEnergy prior to January 22, 1997 will lapse. All such stock options and restricted stock were granted under plans that were in effect more than two years prior to the beginning of discussions leading to the execution of the Merger Agreement. See also "Stock Options; Restricted Stock."

  As of January 28, 1997, executive officers of PanEnergy held the following unvested options to purchase PanEnergy Common Stock and shares of restricted PanEnergy Common Stock which will vest or become unrestricted at the Effective Time as a result of the Merger:

                                                                    VALUE AT JANUARY 28,
                                                                      1997 OF OPTIONS
                           NUMBER OF UNVESTED  NUMBER OF RESTRICTED AND RESTRICTED STOCK
                          OPTIONS WHICH BECOME SHARES WHICH BECOME  WHICH VEST OR BECOME
                           EXERCISABLE AT THE  UNRESTRICTED AT THE  UNRESTRICTED AT THE
   NAME                      EFFECTIVE TIME       EFFECTIVE TIME    EFFECTIVE TIME($)(1)
   ----                   -------------------- -------------------- --------------------
Paul M. Anderson........         75,000               25,000             2,218,750
James T. Hackett........         33,334               60,000             3,432,513
George L. Mazanec.......            --                   --                    --
D. H. Anderson..........            --                   --                    --
Carl B. King............         14,667                2,750               396,120
Fred J. Fowler..........         13,000                1,200               329,650
Paul F. Ferguson, Jr. ..         10,668                  --                233,696
James W. Hart, Jr. .....          2,200                  --                 47,475
Dennis R. Hendrix.......            --                   --                    --
Sandra P. Meyer.........          5,067                  --                111,951
Steven M. Roverud.......         13,000                  --                274,000
Bruce A. Williamson.....          4,668                  --                 97,152

--------
(1) Value is based on the closing sale price for PanEnergy Common Stock on the NYSE Composite Transactions Tape on January 28, 1997, less, in the case of options, the weighted average per share exercise price. For a recent quote of the closing sale price of PanEnergy Common Stock, see "MARKET PRICE AND DIVIDEND INFORMATION."

  As a result of the Merger, all unvested options under the 1989 Non-Employee Directors' Stock Option Plan will vest at the Effective Time. On January 28, 1997, each of the non-employee directors of PanEnergy had 1,000 unvested options under the plan having a value of $14,125 each (calculated as indicated in (1) above), which will vest at the Effective Time.

  Other Benefit Plans and Agreements. A change in control will be deemed to have occurred under each of the following PanEnergy employee benefit plans at the Effective Time. PanEnergy is unable to determine the cost, if any, of the benefits payable under these plans as a result of the change in control.

    . The PanEnergy Executive Severance Program covers certain named individuals, including PanEnergy executive officers Fred J. Fowler, James
  W. Hart, Jr. and Carl B. King. Upon certain terminations of employment within three years of the Effective Time, the program will provide the terminated employee with a lump-sum benefit equal to two and one-half times the terminated employee's average compensation for the five years preceding the change in control, continuation of certain benefits for two and one-half years and enhanced retirement benefits.

    . The PanEnergy Change in Control Severance Pay Plan covers all non-union employees of PanEnergy and certain of its affiliates who are not covered under individual employment agreements providing for severance benefits or under the PanEnergy Executive Severance Program, including executive officers Paul F. Ferguson, Jr., D. H. Anderson, Sandra P. Meyer, Steven M. Roverud and Bruce A. Williamson. Upon certain terminations of employment within three years of the Effective Time, the plan will provide the terminated employee with a lump-sum benefit equal to one-half of one month's compensation for each year of service or part thereof and one month's compensation for each $10,000 of annual compensation or part thereof (with a maximum benefit equal to two years' compensation) and continuation of certain benefits for six months.

    . The PanEnergy Retirement Income Plan covers non-union employees of PanEnergy and certain of its affiliates, including all executive officers of PanEnergy other than Mr. Hendrix. Under the plan, upon certain terminations within three years of the Effective Time, an employee who has five years of vesting service but has not attained the age of 55 will be entitled to benefit payments with less than full actuarial reductions for early commencement.

    . The PanEnergy Non-Employee Directors' Retirement Plan covers non-employee directors of PanEnergy. The plan provides that upon a change in control, a non-employee director will be deemed to have accrued the full benefit accruable under the plan, which is equal to 6% of the director's annual retainer for each year of service until the director reaches his or her retirement age, up to a maximum of ten years of service.

  Duke Employment Agreements. Pursuant to the Merger Agreement, Duke entered into employment agreements dated as of November 24, 1996 (the "Duke Employment Agreements") with six of its officers to serve in the positions hereinafter specified at Duke following the Merger, namely: Richard B. Priory (Chairman and Chief Executive Officer), William A. Coley (President of Duke Power Company, the division of Duke that will comprise the regulated electric utility following the Merger), Richard J. Osborne (Senior Vice President and Chief Financial Officer), Ruth G. Shaw (Senior Vice President, Corporate Resources and Chief Administrative Officer), Michael S. Tuckman (Senior Vice President, Nuclear Generation) and David L. Hauser (Vice President, Procurement Services and Materials).

  Each Duke Employment Agreement is for a term of two years commencing at the Effective Time and provides for an annual base salary that is at least equal to the executive's annual base salary for the twelve-month period prior to the Effective Time (e.g., Messrs. Priory, Coley, Osborne, Tuckman and Hauser and Ms. Shaw were paid $476,509, $378,947, $253,200, $248,400, $193,100 and
$246,000, respectively, as base salary in 1996). Each Duke Employment Agreement also provides for an annual bonus calculated as a percentage of annual base salary, with a target percentage at least equal to the executive's target percentage for 1996, payable upon the executive's achievement of performance goals established by the Compensation Committee of the Duke Board. Each executive will be entitled to participate in all long-term incentive plans, savings, retirement and welfare benefit plans on the same basis as other peer executives of Duke. In the event the executive's employment is terminated for "good reason" by the executive or without "cause" by Duke (both as defined in the Duke Employment Agreements), the executive will be entitled to receive a lump-sum severance payment equal to the product of three times (two times in the case of Mr. Hauser) the executive's annual base salary and target bonus. In addition, for three years (two years in the case of Mr. Hauser) following the executive's date of termination for "good reason" or without "cause" by Duke, the executive will be entitled to continued coverage under the medical, life insurance and other welfare benefit plans of Duke. In the event that any of the payments or benefits provided for in the relevant Duke Employment Agreement would constitute a "parachute payment" (as defined in section 280G(b)(2) of the Code), the executive may elect to reduce such payments or benefits so that the excise tax imposed by section 4999 of the Code would not apply. Each Duke Employment Agreement contains a restrictive covenant that prohibits the executive from disclosing or using certain confidential information while employed by Duke and at any time thereafter. Each Duke Employment Agreement provides that Duke will indemnify the executive to the fullest extent permitted by law for any claims against the executive in connection with his or her service to Duke.


  Indemnification and Insurance. The Merger Agreement provides that, to the extent not prohibited by law, all rights of indemnification in favor of current or former directors or officers of PanEnergy as provided in the PanEnergy Certificate of Incorporation or the PanEnergy By-Laws for acts or omissions occurring prior to the Effective Time will continue in full force and effect from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims arising out of such acts and omissions. The Merger Agreement also provides that for a period of not less than six years from the Effective Time, Duke will cause to be maintained PanEnergy's directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time for directors and officers of PanEnergy who were covered under such policy as in effect on November 24, 1996 so long as the annual premium would not be in excess of 200% of the last annual premium paid prior to November 24, 1996 (the "Maximum Premium"). If the existing insurance expires, is terminated or is cancelled during such six-year period, PanEnergy, as the surviving corporation in the Merger, has agreed in the Merger Agreement to use all reasonable efforts to obtain as much insurance for the remaining period for an annualized premium not in excess of the Maximum Premium as may be obtained on terms no less advantageous to the covered persons than provided in the existing policy.

STOCK OPTIONS; RESTRICTED STOCK

  The Merger Agreement provides that each option granted by PanEnergy to acquire PanEnergy Common Stock that is outstanding at the Effective Time will remain outstanding after the Effective Time, will be assumed by Duke and will be exercisable upon the same terms and conditions as under the applicable PanEnergy stock option plan and option agreement, except that such stock option will be exercisable for such whole number of shares of Duke Common Stock (rounded down) into which the shares of PanEnergy Common Stock subject to such option immediately prior to the Effective Time would have been converted and the option price per share will be appropriately adjusted. Pursuant to the Merger Agreement, no payment will be made for fractional interests upon exercise of any such option.

  The Merger Agreement also provides that each award of restricted PanEnergy Common Stock outstanding and not vested at the Effective Time will remain outstanding after the Effective Time, will be assumed by Duke and such shares of restricted PanEnergy Common Stock will be exchanged for shares of restricted Duke Common Stock in such number as such shares of PanEnergy Common Stock would have been converted in the Merger.

EMPLOYEE BENEFITS AND PLANS

  The Merger Agreement provides that, for the period beginning at the Effective Time and ending on the first anniversary of the Effective Time, PanEnergy Employees (as hereinafter defined) will continue to receive active employee and retiree benefits under the PanEnergy Benefit Plans (as defined in the Merger Agreement)

(regardless of any transfer of employment to Duke or any affiliate of Duke) on substantially the same terms and conditions as were in effect immediately before the Effective Time, subject to certain limitations provided in the Merger Agreement. The Merger Agreement also provides that PanEnergy's executive benefit plans and programs as in effect at the Effective Time will continue in effect during such period without any amendment that could adversely affect PanEnergy Employees who are participants therein as of the Effective Time and that PanEnergy Employees will be entitled to severance benefits in amounts and upon terms and conditions no less favorable than those in effect for such individuals as of the Effective Time, with certain exceptions for the PanEnergy Employees who entered into the PanEnergy Employment Agreements. "PanEnergy Employees" means individuals who are, as of the Effective Time, employees of PanEnergy and its Subsidiaries or former employees of PanEnergy and its Subsidiaries entitled to present or future benefits according to the provisions of any PanEnergy Benefit Plan as of the Effective Time.

  For all purposes under the employee benefit plans and programs applicable to PanEnergy Employees at any time following the Effective Time, all service by PanEnergy Employees with, and all compensation of PanEnergy Employees from, PanEnergy or any of its Subsidiaries before the Effective Time will, pursuant to the Merger Agreement, be treated in the same manner as service with and compensation from Duke and its Subsidiaries before the Effective Time, except, among other things, to the extent that such treatment would result in a duplication of benefits.

  With respect to each PanEnergy Benefit Plan under which the delivery of PanEnergy Common Stock is required after the Effective Time, Duke agreed in the Merger Agreement to take all corporate action necessary or appropriate to provide for the issuance or purchase in the open market of Duke Common Stock in lieu of PanEnergy Common Stock, as applicable pursuant to such plans, and to use all reasonable efforts to maintain in effect securities registration statements required with respect to such plans.

  At the Effective Time, a "change in control" as defined in Duke's Stock Incentive Plan will have occurred and the restrictions upon 3,000 shares of restricted Duke Common Stock issued under that plan to an officer of Duke will lapse.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

  Pursuant to the Merger Agreement, the number of directors constituting the full Duke Board at the Effective Time will be eighteen persons, allocated as equally as possible among the three classes of the Duke Board, eleven of whom will be designated by Duke (each a "Duke Director") and seven of whom will be designated by PanEnergy (each a "PanEnergy Director"). It is anticipated that Messrs. Priory and Coley of Duke and Messrs. Hendrix and Paul M. Anderson of PanEnergy will serve as directors of Duke immediately after the Effective Time. Mr. Grigg will retire and resign as a director immediately prior to the Effective Time. Pursuant to the Merger Agreement, the remaining nine Duke Directors will be the persons serving as directors of Duke immediately prior to the Effective Time. PanEnergy has not determined which individuals, in addition to Messrs. Hendrix and Anderson, will be designated to serve as directors of Duke immediately after the Effective Time. The Merger Agreement states that it is contemplated that one Duke Director and one PanEnergy Director will retire from the Duke Board in April 1998 if the Merger has been consummated prior to such time and that the number of directors constituting the full Duke Board will thereafter be sixteen, except as may be otherwise subsequently determined by the Duke Board. The Merger Agreement provides that the Duke Board at the Effective Time will consist of the persons designated by Duke and the persons designated by PanEnergy prior to the Effective Time; provided that if, prior to the Effective Time, any such designee declines or is unable to serve, Duke or PanEnergy, as the case may be, will designate another person to serve in such person's stead.

  The Merger Agreement provides that Mr. Priory will hold the position of Chairman of the Board and Chief Executive Officer of Duke and Mr. Anderson will hold the position of President and Chief Operating Officer of Duke from the Effective Time; provided that if, prior to the Effective Time, Mr. Priory declines or is unable to serve as Chairman of the Board and Chief Executive Officer, Duke will designate another person to serve in his stead, and if, prior to the Effective Time, Mr. Anderson declines or is unable to serve as President and Chief Operating Officer, PanEnergy will designate another person to serve in his stead. Pursuant to the Merger Agreement, Duke will establish at the Effective Time an Office of the Chief Executive that will exercise executive management over Duke following the Merger and will consist of the Chief Executive Officer and the President and Chief Operating Officer of Duke, with the final decision-making authority in the Office of the Chief Executive residing with the Chief Executive Officer of Duke.

  Pursuant to the Merger Agreement, the Office of the Chief Executive will appoint a Policy Committee of senior executive officers of Duke and PanEnergy at the Effective Time that will, in addition to the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer, consist of William A. Coley, Richard J. Osborne and Ruth G. Shaw (currently of Duke) and James T. Hackett and Fred J. Fowler (currently of PanEnergy). The Merger Agreement also provides that the Management Committee of the Duke Board at the Effective Time will consist of the members of the Duke Board who are officers of Duke. At the Effective Time, pursuant to the Merger Agreement, all other Committees of the Duke Board will have two members designated by PanEnergy and the Chairman of each Committee of the Duke Board will be a Duke Director.

  Following the Effective Time, Duke will maintain its corporate offices in Charlotte, North Carolina, and will have significant operations in Houston, Texas. PanEnergy and its subsidiaries will continue their respective operations as direct or indirect subsidiaries of Duke.

COMPENSATION OF EXECUTIVE OFFICERS AFTER THE MERGER

  Subject to the terms of the relevant Duke Employment Agreements and the relevant PanEnergy Employment Agreements, the form and amount of compensation to be paid to the executive officers of Duke after the Effective Time have not yet been determined. The Duke Board will rely on its Compensation Committee composed of nonemployee directors to recommend the form and amount of compensation to be paid to Duke's executive officers after the Effective Time.

  It is anticipated that, when the Compensation Committee meets to determine such compensation, which meeting is not expected to occur until after the Effective Time, the Compensation Committee will generally adhere to compensation policies which reflect the belief that (i) Duke must attract and retain individuals of outstanding ability and motivate and reward such individuals for sustained performance, (ii) a substantial portion of an executive's compensation should be at risk based upon that executive's performance and that of the corporation, and (iii) within these parameters, levels of compensation should generally be in line with that offered by comparable corporations to executives and should reflect increases in responsibilities of such executives. Subject to the terms of the relevant Duke Employment Agreements and the relevant PanEnergy Employment Agreements, the type and amount of compensation to be paid by Duke on an ongoing basis to its executive officers after the Effective Time will be entirely discretionary and within the subjective judgment of the Compensation Committee. See "THE MERGER--Interests of Certain Persons in the Merger."

  For information concerning the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of each of Duke and PanEnergy for the 1995 fiscal year, see the 1996 proxy statements for Duke and PanEnergy, the relevant portions of which are incorporated by reference into the Annual Report of Duke on Form 10-K and the Annual Report of PanEnergy on Form 10-K, for the year ended December 31, 1995, respectively. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

DIVIDENDS

  It is presently anticipated that the current $2.12 per share annual dividend will be maintained on Duke Common Stock following consummation of the Merger, subject to evaluation from time to time by the Duke Board based on Duke's results of operations, financial condition, capital requirements, future business prospects, regulatory environment and such other business considerations as the Duke Board shall deem relevant. However, no assurance can be given that such dividend rate will remain unchanged, and Duke reserves the right to increase or decrease the dividend on the Duke Common Stock as may be required by law or contract or as may be determined by the Duke Board, in its discretion, to be advisable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion summarizes the material federal income tax consequences of the Merger to certain holders of PanEnergy Common Stock who receive Duke Common Stock in the Merger and is based upon the Code, the applicable Treasury Department regulations thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof. Future legislation, regulations, administrative rulings or court decisions could significantly change such authorities either prospectively or retroactively. Except for the discussion of transfer taxes below, the following discussion does not address the consequences of the Merger under state, local or foreign law nor does the discussion address all aspects of federal income taxation that may be important to a holder of PanEnergy Common Stock in light of such holder's particular circumstances or to holders of PanEnergy Common Stock subject to special rules including, without limitation, financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who acquired PanEnergy Common Stock pursuant to the exercise of an employee option (or otherwise as compensation) or persons holding PanEnergy Common Stock as part of an integrated investment (including a "straddle") comprised of shares of PanEnergy Common Stock and one or more other positions. This discussion assumes that holders of PanEnergy Common Stock hold their respective shares as capital assets within the meaning of section 1221 of the Code.

  No ruling from the Internal Revenue Service (the "IRS") concerning the federal income tax consequences of the Merger will be requested. It is a condition to the Merger that PanEnergy receive an opinion from LeBoeuf, Lamb, Greene & MacRae, L.L.P., that the Merger qualifies, for federal income tax purposes, as a reorganization within the meaning of section 368(a) of the Code, and that Duke, Duke Transaction and PanEnergy will each be a party to that reorganization within the meaning of section 368(b) of the Code. The opinion will be based upon (i) certain assumptions set forth therein and (ii) representations by the managements of PanEnergy and Duke. The opinion referred to above neither binds nor precludes the IRS from adopting a contrary position and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated.

  As used herein, the term "U.S. Holder" means a holder of PanEnergy Common Stock that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate, and, for taxable years beginning on or before December 31, 1996, in general any trust, the income of which is subject to United States federal income taxation regardless of its source, or (iv) for taxable years beginning after December 31, 1996, any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. A "Non-U.S. Holder" means a holder of PanEnergy Common Stock that is not a U.S. Holder.

  THE FOLLOWING IS A SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR HOLDER OF PANENERGY COMMON STOCK. IN ADDITION, EXCEPT FOR THE DISCUSSION OF TRANSFER TAXES BELOW, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, EACH HOLDER OF PANENERGY COMMON STOCK IS STRONGLY URGED TO CONSULT WITH SUCH HOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

  Exchange of PanEnergy Common Stock Solely for Duke Common Stock. Except as discussed below under "Foreign Investment in Real Property Tax Act ("FIRPTA") Tax Applicable to Certain Non-U.S. Holders" and "Cash Received in Lieu of Fractional Shares of Duke Common Stock," no gain or loss will be recognized for federal income tax purposes by holders of PanEnergy Common Stock who exchange their PanEnergy Common Stock for Duke Common Stock pursuant to the Merger. Except with respect to certain Non-U.S. Holders of PanEnergy Common Stock who are subject to the FIRPTA Tax (as defined below), the aggregate tax basis of Duke Common Stock received as a result of the Merger will be the same as the holder's aggregate tax basis in the PanEnergy Common Stock surrendered in the exchange (reduced by any tax basis allocable to fractional shares exchanged for cash) and the holding period of the Duke Common Stock received will include the holding period of the PanEnergy Common Stock surrendered therefor.

  Foreign Investment in Real Property Tax Act ("FIRPTA") Tax Applicable to Certain Non-U.S. Holders. A Non-U.S. Holder of PanEnergy Common Stock that owns or has owned more than 5% of the PanEnergy Common Stock during the shorter of (i) the five-year period preceding the Effective Time and (ii) the period during which such Non-U.S. Holder held its PanEnergy Common Stock (the "Testing Period"), will be subject to U.S. federal income tax at regular graduated rates pursuant to section 897 of the Code (the "FIRPTA Tax") on any gain realized in connection with such Non-U.S. Holder's exchange of PanEnergy Common Stock for Duke Common Stock pursuant to the Merger if PanEnergy is or has been a "United States real property holding company" (a "USRPHC") during the Testing Period and (i) with respect to such Non-U.S. Holder, the Duke Common Stock received pursuant to the Merger is not a "United States real property interest" (a "USRPI") or (ii) certain filing requirements are not satisfied. For purposes of determining whether any Non-U.S. Holder has owned more than 5% of the PanEnergy Common Stock at any time during the Testing Period, ownership is determined by applying the constructive ownership rules of section 318 of the Code as modified by section 897(c)(6)(C) of the Code. Generally, the constructive ownership rules of section 318 of the Code treat a stockholder as owning (i) shares owned by certain relatives, related corporations, partnerships, estates or trusts, and (ii) shares the stockholder has an option to acquire.

  A corporation generally is characterized as a USRPHC if the fair market value of its interests in United States real property equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. PanEnergy, with respect to itself, Duke, with respect to itself prior to the Effective Time, and Duke and PanEnergy, with respect to Duke immediately after the Effective Time, believe that it is likely that each such corporation would be characterized as a USRPHC. Duke Common Stock will be a USRPI with respect to a Non-U.S. Holder if (i) such holder receives more than 5% of the Duke Common Stock in the Merger and (ii) Duke is a USRPHC immediately after the Effective Time.

  A Non-U.S. Holder subject to the FIRPTA Tax will realize (and recognize) gain equal to the excess of (i) the sum of the amount of any cash received and the fair market value of the Duke Common Stock received in the Merger over
(ii) the holder's tax basis in the PanEnergy Common Stock exchanged therefor. Loss generally may not be recognized in connection with the exchange. The aggregate tax basis of Duke Common Stock received as a result of the Merger will equal the Duke Common Stock's fair market value on the day the Merger is consummated. The holding period of the Duke Common Stock received will begin the day after the Merger is consummated.

  Neither Duke nor PanEnergy will be required to, nor will they, withhold any amount with respect to any FIRPTA Tax from the consideration received by any Non-U.S. Holder pursuant to the Merger. A Non-U.S. Holder subject to the FIRPTA Tax will be required to (i) file a U.S. federal income tax return reporting the gain subject to the FIRPTA Tax as income effectively connected with the conduct of a trade or business within the United States taxable at graduated rates on a net basis and (ii) pay any FIRPTA Tax due upon the filing of such return or, depending on the circumstances, earlier through estimated tax payments. An exemption from the FIRPTA Tax or a reduced tax rate may be available under certain U.S. income tax treaties. Non-U.S. Holders are strongly urged to consult their tax advisors to determine the possible application of the FIRPTA Tax (including the situation where Non-U.S. Holders own or have owned Duke Common Stock prior to the Effective Time) and availability of an exemption or tax reduction under an applicable U.S. income tax treaty.

  Cash Received in Lieu of Fractional Shares of Duke Common Stock. No fractional shares of Duke Common Stock will be issued upon the surrender for exchange of certificates representing shares of PanEnergy Common Stock. The payment of cash to a holder of PanEnergy Common Stock in lieu of a fractional share interest in Duke Common Stock will be treated as if the fractional share had been distributed as part of the exchange and then redeemed by Duke. The cash payment will be treated as having been received as a distribution in payment for the Duke Common Stock hypothetically redeemed as provided in section 302 of the Code and generally should result in the recognition of capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the share of PanEnergy Common Stock allocable to such fractional share interest. Such capital gain or loss will be long-term capital gain or loss if such share of PanEnergy Common Stock has been held for more than one year at the Effective Time.

  Transfer Taxes. Certain state and local taxing authorities (e.g., New York State) may impose certain taxes on the direct or indirect transfer of an interest in real property (including leases) located within such jurisdiction ("Transfer Taxes"). Transfer Taxes may also be imposed in connection with certain direct or indirect ownership changes of an entity owning a real property interest located within such jurisdiction. Duke and PanEnergy anticipate that Transfer Taxes will be incurred by holders of PanEnergy Common Stock as a result of the Merger. In accordance with the Merger Agreement, PanEnergy will declare a special dividend (the "Special Dividend") to the holders of PanEnergy Common Stock in an amount equal to the amount of any Transfer Taxes that may be incurred by the holders of PanEnergy Common Stock, and, in satisfaction of the Special Dividend, PanEnergy will pay such Transfer Taxes on behalf of the holders of PanEnergy Common Stock. No money will be distributed with respect to the Special Dividend. PURSUANT TO THE MERGER AGREEMENT, THE HOLDERS OF PANENERGY COMMON STOCK WILL BE DEEMED TO HAVE (I) AUTHORIZED PANENERGY TO FILE ANY TAX RETURNS RELATING TO TRANSFER TAXES AND PAY ANY TRANSFER TAXES ARISING IN CONNECTION WITH THE MERGER AND (II) AGREED TO BE BOUND BY THE VALUES AND ALLOCATIONS ESTABLISHED BY PANENERGY ON ANY SUCH TAX RETURNS. Although the total amount of the Transfer Taxes payable by PanEnergy with respect to the Merger has not been finally determined, PanEnergy believes that the distribution which the holders of PanEnergy Common Stock will be deemed to receive with respect to those Transfer Taxes will not exceed $.01 per share of PanEnergy Common Stock.

  For federal income tax purposes, the payment of Transfer Taxes by PanEnergy generally should be treated as a distribution by PanEnergy to each holder of PanEnergy Common Stock taxable to such holder as a dividend. Any income taxes owing on account of such deemed distribution will be the responsibility of the holders of PanEnergy Common Stock. Each holder of PanEnergy Common Stock is urged to consult with such holder's tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to such holder resulting from PanEnergy's payment of any Transfer Taxes.

  Reporting Requirements. Each holder of PanEnergy Common Stock that receives Duke Common Stock in the Merger will be required to retain records and file with such holder's federal income tax return a statement setting forth certain facts relating to the Merger.

  Backup Withholding. Unless an exemption applies under the applicable law and regulations, the Exchange Agent may be required to withhold, and, if required, will withhold, 31% of any cash payments to a holder of PanEnergy Common Stock in the Merger unless such holder provides the appropriate form. A U.S. Holder should complete and sign the Substitute Form W-9 enclosed with the letter of transmittal sent by the Exchange Agent, so as to provide the information (including the U.S. Holder's taxpayer identification number) and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Duke and the Exchange Agent, if other than Duke. Non-U.S. Holders should forward a completed and signed Form W-8 to the Exchange Agent to avoid backup withholding.

ACCOUNTING

  The Merger is designed to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Duke and PanEnergy will be carried forward to the consolidated financial statements of Duke Energy at their recorded amounts; income of Duke Energy will include income of Duke and PanEnergy for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations will be combined and restated as income for prior periods of Duke Energy. The receipt by Duke of a letter from Deloitte & Touche LLP and by PanEnergy of a letter from KPMG Peat Marwick LLP, their respective independent accountants, stating that the transaction will qualify as a pooling of interests, is a condition to the consummation of the Merger. The receipt of a "comfort letter" dated the Closing Date by Duke from PanEnergy's independent auditors, KPMG Peat Marwick LLP, and the receipt of a "comfort letter" dated the Closing Date by PanEnergy from Duke's independent auditors, Deloitte & Touche LLP, in each case in connection with the procedures undertaken by such accounting firm with respect to the financial statements and other financial information of Duke and its Subsidiaries (in the case of Duke) or PanEnergy and its Subsidiaries (in the case of PanEnergy) contained in the Registration Statement and such other matters as are customarily included in comfort letters relating to transactions similar to the Merger, are also conditions to the consummation of the Merger. Such comfort letters are to be restricted in their use to the respective managements of Duke and PanEnergy for purposes of satisfying certain covenants and certain conditions set forth in the Merger Agreement and are not part of the Registration Statement. See "THE MERGER AGREEMENT-- Conditions to the Merger" and "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA."

  Representatives of Deloitte & Touche LLP are expected to be present at the Duke Meeting and representatives of KPMG Peat Marwick LLP are expected to be present at the PanEnergy Meeting and to be available to respond to questions, and will have an opportunity to make a statement if they desire to do so.

STOCK EXCHANGE LISTING

  The Merger Agreement provides for the filing of, and Duke will file, a listing application with the NYSE covering the shares of Duke Common Stock to be issued pursuant to the Merger. The obligations of Duke and PanEnergy to effect the Merger are subject to the condition that the shares of Duke Common Stock to be issued to holders of PanEnergy Common Stock in connection with the Merger be approved for listing on the NYSE, subject only to official notice of issuance.

RESALES OF DUKE COMMON STOCK

  The Duke Common Stock to be issued to holders of PanEnergy Common Stock in connection with the Merger has been registered under the Securities Act. All shares of Duke Common Stock received by holders of PanEnergy Common Stock upon consummation of the Merger will be freely transferable by those holders of PanEnergy Common Stock who are not deemed to be "Affiliates" (as defined under the Securities Act but generally including executive officers, directors and ten percent or more stockholders) of PanEnergy.

  Pursuant to the Merger Agreement, PanEnergy has agreed to use all reasonable efforts to cause each person identified by PanEnergy as an Affiliate (for purposes of Rule 145 of the rules and regulations of the SEC under the Securities Act ("Rule 145") and for purposes of qualifying the Merger for pooling of interests accounting treatment) of PanEnergy at the PanEnergy Record Date to deliver to Duke a written agreement (an "Affiliate Letter") that such person will not sell, pledge, transfer or otherwise dispose of any Duke Common Stock issued to him or her pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act, and will not sell, transfer or otherwise dispose of any such Duke Common Stock or any other capital stock of Duke until after such time as financial results covering at least thirty days of post-merger operations of the combined entity have been published by Duke. Pursuant to the Merger Agreement, certificates representing shares of PanEnergy Common Stock surrendered for exchange by any person who is an Affiliate of PanEnergy for purposes of Rule 145(c) under the Securities Act will not be exchanged for certificates representing shares of Duke Common Stock, nor will any other shares of PanEnergy Common Stock owned by such person be converted into shares of Duke Common Stock, until PanEnergy has received an Affiliate Letter from such person. The stock certificates representing Duke Common Stock issued to such Affiliates in the Merger will bear a legend with respect to the applicable Rule 145 restrictions. Pursuant to the Merger Agreement, each Affiliate Letter shall be substantially in the form of Exhibit F hereto.

                              REGULATORY MATTERS

  While the parties believe that they will receive the requisite regulatory approvals and clearances for the Merger that are summarized below, there can be no assurance as to the timing of such approvals or clearances or the ability of the parties to obtain such approvals and clearances on satisfactory terms or otherwise. It is a condition to the obligation of PanEnergy to consummate the Merger that Duke obtain certain required regulatory approvals pursuant to final orders on terms and conditions which would not have a Material Adverse Effect on Duke or a Material Adverse Effect on PanEnergy as the surviving corporation in the Merger. There can be no assurance that any such approvals will not contain terms or conditions which cause such approvals to fail to satisfy such condition to the consummation of the Merger.

HSR PREMERGER NOTIFICATION

  The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the rules and regulations thereunder, provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. Duke and PanEnergy filed notifications under the HSR Act on December 20, 1996 and December 23, 1996, respectively. The waiting period under the HSR Act relating to these filings was terminated on January 22, 1997. The termination of the HSR Act waiting period does not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. There can be no assurance that such a challenge, if made, would not be successful. Neither Duke nor PanEnergy believes that the Merger will violate Federal antitrust laws. If the Merger is not consummated within twelve months after the termination of the initial HSR Act waiting period, Duke and PanEnergy would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Merger could be consummated. A stockholder of PanEnergy who will receive in excess of $15 million of Duke Common Stock as a result of the exchange of shares contemplated by the Merger filed a notification under the HSR Act on December 30, 1996. The waiting period relating to such filing was terminated on January 23, 1997.

FEDERAL POWER ACT

  Section 203 of the Federal Power Act requires FERC approval before a public utility can sell, lease or otherwise dispose of all its jurisdictional facilities, or any part thereof having a value in excess of $50,000, or merge or consolidate such facilities, directly or indirectly, with those of any other person, or purchase, acquire, or take any security of any other public utility. Because PanEnergy has subsidiary power marketers that are considered "public utilities" and own "jurisdictional facilities" under the Federal Power Act, FERC's approval under Section 203 is required before Duke and PanEnergy may consummate the Merger. Section 203 provides that FERC is required to grant its approval if the merger is found to be "consistent with the public interest."

  FERC has stated in a recent Policy Statement that, in analyzing a merger under Section 203, it will evaluate the following criteria: (i) the effect of the merger on competition in wholesale electric power markets, utilizing an initial screening approach derived from the Department of Justice/Federal Trade Commission Horizontal Merger Guidelines to determine if a merger will result in an increase in an applicant's market power; (ii) the effect of the merger on the applicants' ratepayers; and (iii) the effect of the merger on state and federal regulation of the applicants. Duke and PanEnergy jointly filed a Section 203 application seeking approval of the Merger with FERC on February 3, 1997. In its application, Duke has included an undertaking that its wholesale customers subject to FERC jurisdiction would not be affected by costs attributable to the Merger and that rates to such customers through December 31, 2000 would not exceed the levels in effect on December 31, 1996. FERC is expected to rule on the application during 1997.

  Duke and its power-marketing affiliates are authorized by FERC to sell electric power at wholesale in interstate commerce at market-based rates. PanEnergy's power-marketing affiliates have similar authorizations from FERC. These authorizations were predicated in part on FERC's findings that Duke and the power-marketing affiliates of Duke and PanEnergy lack market power over the generation and transmission of electric energy and, therefore, could not sell electric power at prices above competitive levels. As a condition of the power marketer authorizations, Duke and the power-marketing affiliates of Duke and PanEnergy are required to report any changes in status that could result in a change in the facts FERC relied upon in approving market-based rates. Pursuant to this requirement, Duke and the power-marketing affiliates of Duke and PanEnergy filed notifications of a "change in status" with FERC on December 20, 1996. These notifications informed FERC of the Merger Agreement and advised FERC that Duke and the power-marketing affiliates of both Duke and PanEnergy would not deal with one another except under specified circumstances during the pendency of the Merger.

  Pending FERC approval of the Merger under Section 203 and related action under Section 205, the authorizations under which Duke and the power-marketing affiliates of both Duke and PanEnergy engage in market-based sales are expected to remain effective. The necessary filings will be made with FERC to allow the combined Duke and PanEnergy power-marketing affiliates to continue to engage in wholesale power transactions at market-based rates.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

  Duke is a holding company exempt from all provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act") except Section 9(a)(2) thereof under Section 3(a)(2) pursuant to Rule 2 of the 1935 Act. Following the Merger, Duke will continue to claim an exemption from all provisions of the 1935 Act except Section 9(a)(2) thereof under Section 3(a)(2) pursuant to Rule 2 of the 1935 Act. PanEnergy is neither a holding company nor a public utility company within the meaning of the 1935 Act.

PUBLIC UTILITY REGULATORY POLICIES ACT

  The Public Utility Regulatory Policy Act of 1978 and related regulations ("PURPA") require that electric utility companies purchase power from Qualifying Facilities, as defined therein ("QFs"), and create an exemption from regulation as an electric utility company under the 1935 Act for QFs. One of the criteria that must be satisfied in order to qualify as a QF under PURPA is that no more than 50% of the ownership interests in a QF may be directly or indirectly held by electric utility companies and electric utility holding companies (each as defined therein). PanEnergy owns an indirect interest equaling 14% of MCV, which owns a QF, and 32.5% of the outstanding stock of United American Energy Corp. ("UAEC"), which owns several QFs. Following the Merger, PanEnergy will be a wholly-owned subsidiary of Duke, which is an electric utility company. As a result, unless PanEnergy takes the actions described below, the 50% electric utility ownership limitation may be exceeded in the case of the QFs owned by MCV and UAEC. In order for these facilities to maintain their QF status, PanEnergy may be required to sell its interests in MCV and/or UAEC to unaffiliated third parties that are not electric utility companies or electric utility holding companies prior to consummation of the Merger or may be required to otherwise restructure its ownership interest to avoid exceeding the 50% utility ownership limitations. In the case of MCV, if PanEnergy is unable to sell or restructure its interest prior to the Effective Time, PanEnergy's interest is subject to forfeiture.

  Duke, through affiliates, owns interests in two QFs. Under FERC's regulations Duke will be required to give FERC notice of the change in the name of the ultimate owner of those QFs that will result from the Merger.

ATOMIC ENERGY ACT

  Duke holds various licenses issued by the Nuclear Regulatory Commission ("NRC") to own and operate the Oconee, McGuire and Catawba nuclear generating facilities. Under the Atomic Energy Act and NRC regulations, nuclear licensees must seek and obtain prior NRC consent for any changes that would constitute a transfer of an NRC license, directly or indirectly, through transfer of control of the license to any person. Additionally, the NRC has expressed concern over the potential of certain mergers to affect the basis for prior NRC decisions related to financial qualifications as an NRC licensee. Duke does not believe that the Merger would constitute a transfer of control of its NRC licenses or that the Merger will affect the basis for prior NRC decisions relating to its financial qualifications as an NRC licensee. Duke has requested confirmation that the NRC concurs with its belief.

  Since the name appearing on Duke's nuclear licenses will need to be changed to Duke Energy Corporation after the Merger, Duke plans to submit the necessary information to the NRC to effect this modification.

STATE APPROVALS

  Duke. Duke is subject to the jurisdiction of the North Carolina Utilities Commission (the "NCUC") and The Public Service Commission of South Carolina (the "PSCSC"). Duke filed applications with these commissions on December 19, 1996 seeking approval for the Merger and the Stock Issuance.

  Duke's applications with the NCUC and the PSCSC maintained that the transaction will combine the financial strengths of both companies and will ultimately benefit Duke's customers by providing Duke with greater business risk diversification and a broader asset base. Duke attested that the effect of the business combination on Duke's consolidated financial condition, and on its ability to thrive in a rapidly changing and increasingly competitive energy environment, will be positive and will benefit Duke's North Carolina and South Carolina customers. Duke contended that the purposes of the issuance of securities set forth in the applications are lawful objects within the corporate purposes of Duke and will be within the limits of authority set forth in the Duke Articles. The applications stated that the issuance of securities will be compatible with the public interest, will be necessary and appropriate for, and consistent with, the proper performance by Duke of its service to the public as a utility, or not impair its ability to perform that service, and will be reasonably necessary and appropriate for such purpose.

  The Attorney General of North Carolina and the Carolina Utility Customer Association, an organization of North Carolina industrial utility customers, each intervened in the NCUC proceeding. The South Carolina Consumer Advocate intervened in the PSCSC proceeding. A hearing before the NCUC relating to Duke's application is scheduled to be held on March 18 and 19, 1997. Testimony was received by the PSCSC relating to Duke's application on March 6, 1997.

  Duke has entered into stipulations for approval of its applications with the Public Staff of the NCUC and with the South Carolina Consumer Advocate. The stipulations contain certain conditions that, among other things, are generally designed to ensure: (i) that the rates of Duke's retail electric and water customers will not be affected by any costs of, or increased costs attributable to, the Merger or by any commitments made by Duke in other jurisdictions relating to the Merger, (ii) that such customers receive their fair allocable share of any future economic benefits realized as a result of the Merger, (iii) that Duke's future conduct of business with its subsidiaries and affiliates, and its allocation of costs among itself and its subsidiaries and affiliates, do not lessen competition or adversely impact retail rates,
(iv) that Duke will not seek to increase its retail rates through the year 2000 except to reflect substantial financial impacts of governmental action affecting the industry generally, or a segment thereof, including Duke, or major expenditures attributable to force majeure events, and (v) that North Carolina's regulatory jurisdiction will not be diminished by preemption, to the detriment of retail customers, should Duke in the future engage in an action that causes it to cease to be exempt from registration under the 1935 Act. These stipulations do not bind either the NCUC or the PSCSC, each of which will render its order at some time after hearings on the respective applications are held.

  PanEnergy. PanEnergy is not a public utility subject to regulation as such by any state.

OTHER

  Additional consents from and notifications to governmental agencies may be required in connection with the Merger. At the present time, neither Duke nor PanEnergy anticipates any difficulties in obtaining such consents or furnishing such notifications.

                             THE MERGER AGREEMENT

  The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Exhibit A hereto and is incorporated herein by reference. See also "THE MERGER--Conversion of Shares," "Exchange of Certificates," "Interests of Certain Persons in the Merger," "Stock Options; Restricted Stock," "Employee Benefits and Plans," "Management and Operations after the Merger" and "Resales of Duke Common Stock" for summaries of certain other provisions of the Merger Agreement. All such summaries are qualified in their entirety by reference to the Merger Agreement.

GENERAL

  The Merger Agreement provides that, following the approval of the Duke Shareholder Matters by the holders of Duke Common Stock, the adoption of the Merger Agreement by the holders of PanEnergy Common Stock and the satisfaction or waiver of the other conditions to the Merger, including obtaining the requisite regulatory approvals, Duke Transaction will be merged with and into PanEnergy, as the result of which PanEnergy will become a wholly-owned subsidiary of Duke.

EFFECTIVE TIME

  If the Duke Shareholder Matters are approved by the holders of Duke Common Stock, the Merger Agreement is adopted by the holders of PanEnergy Common Stock and the other conditions to the Merger are satisfied or waived, the closing of the Merger will take place on the second business day immediately following the date on which the last of the conditions referred to below under "Conditions to the Merger" is fulfilled or waived, or at such other date as Duke and PanEnergy may agree.

  A certificate of merger complying with the requirements of the DGCL will be filed with the Secretary of State of Delaware on the closing date of the Merger (the "Closing Date"). The Merger will become effective at the time of filing of such certificate of merger with the Secretary of State of Delaware or at such later time as is specified therein.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains representations and warranties by each of Duke and PanEnergy relating to, among other things, (a) organization and similar corporate matters; (b) capital structure; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) required regulatory and other approvals; (e) compliance with applicable laws; (f) no violations or defaults under any governing documents, any agreements, instruments or obligations or any order, injunction, decree, statute, rule or regulation, with certain exceptions; (g) reports and financial statements filed with the SEC and the accuracy of information contained therein; (h) absence of certain changes or events, including any event or condition that could reasonably be expected to have a Material Adverse Effect on such party; (i) litigation; (j) material accuracy of information supplied by each of Duke and PanEnergy for use in the Registration Statement, of which this Joint Proxy Statement-Prospectus forms a part; (k) no undisclosed material liabilities; (l) tax matters; (m) employee benefits and labor matters; (n) environmental matters; (o) regulatory proceedings; (p) regulation as a utility; (q) the required vote, in the case of Duke, with respect to the Duke Shareholder Matters and, in the case of PanEnergy, with respect to adoption of the Merger Agreement; (r) accounting matters; (s) lack of applicability of certain anti-takeover statutes and charter provisions with respect to PanEnergy; (t) opinions of such party's financial advisors; (u) insurance; (v) neither PanEnergy nor any of its Subsidiaries beneficially owning any shares of Duke Common Stock and neither Duke nor any of its Subsidiaries beneficially owning any shares of PanEnergy Common Stock; (w) properties owned and leased, and easements, franchises and licenses held; (x) futures trading and fixed price exposure; and (y) with respect to Duke, nuclear operations.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

  Pursuant to the Merger Agreement, Duke and PanEnergy have each agreed that, during the period from November 24, 1996 until the Effective Time, except as permitted by the Merger Agreement or as otherwise consented to in writing by the other party, it will (and will cause each of its Subsidiaries to), among other things: (a) carry on its businesses in the ordinary course consistent with past practice or in accordance with the capital budget of Duke delivered to PanEnergy (the "Duke Capital Budget") or the capital budget and business plan of PanEnergy and its Subsidiaries delivered to Duke (the "PanEnergy Capital Budget"), as the case may be, and use all commercially reasonable efforts to preserve specified arrangements so that its goodwill and ongoing businesses are not materially impaired at the Effective Time; (b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than dividends payable by a Subsidiary of a party to such party or its wholly-owned Subsidiaries, dividends of less than wholly-owned Subsidiaries consistent with past practice, with respect to Duke, regular dividends required to be paid on any series of Duke Preferred Stock or Duke Preferred Stock A, and regular quarterly cash dividends to be paid on such party's Common Stock not in excess in any fiscal year of the dividends for the prior fiscal year increased at a rate consistent with past practice and, in the case of Duke, not less than the dividends for its prior fiscal year, subject to certain exceptions; (c) not repurchase or redeem any of its capital stock, voting debt or other voting securities, or securities convertible into, or rights, warrants, calls, subscriptions or options to acquire, any of its capital stock, voting debt or other voting securities or effect certain other changes in its capitalization, subject to certain exceptions, including in connection with certain stock and benefit plans, as required by the terms of any such securities outstanding on November 24, 1996, and, in the case of Duke, repurchases of Duke Common Stock pursuant to the Duke Stock Repurchase Program; (d) not issue, sell, dispose of or encumber any of its capital stock, voting debt or other voting securities, or any securities convertible into, or rights, warrants, calls, subscriptions or options to acquire, any of its capital stock, voting debt or other voting or convertible securities, subject to certain exceptions, including (i) issuances of capital stock by Subsidiaries of a party to such party or its wholly-owned Subsidiaries; (ii) issuances under such party's stock plans, in the case of PanEnergy, made in the ordinary course of business consistent with past practice; and (iii) with respect to PanEnergy, issuances upon any conversions of PanEnergy Convertible Notes; (e) not amend its charter or by-laws, except, with respect to Duke, as contemplated by the Merger Agreement; (f) not engage in acquisitions as to which, with respect to PanEnergy, the total consideration is in excess of $100 million individually (or in respect of a series of related transactions) or $200 million in the aggregate, and, with respect to Duke, the total consideration is in excess of $200 million individually (or in respect of a series of related transactions) or $500 million in the aggregate (reduced by the aggregate amount of Subsidiary capital expenditures that are not acquisitions), subject to certain additional limitations; (g) with certain exceptions, not make any capital expenditures in excess of the aggregate amount budgeted by Duke or PanEnergy in the Duke Capital Budget or the PanEnergy Capital Budget, as the case may be, and, in the case of Duke's Subsidiaries, in excess of $200 million individually (or in respect of a series of related capital expenditures) or $500 million in the aggregate; (h) not sell, lease, encumber or otherwise dispose of any of its assets, other than dispositions as to which, with respect to PanEnergy, the aggregate market value is not in excess of $50 million individually (or in respect of a series of related transactions) or $100 million in the aggregate (exclusive of like-kind exchanges with an aggregate market value not in excess of $100 million) or, with respect to Duke, the aggregate market value is not in excess of $150 million individually (or in respect of a series of related transactions) or $200 million in the aggregate (exclusive of like-kind exchanges with an aggregate market value not in excess of $200 million); (i) not incur indebtedness for money borrowed or guarantee any such indebtedness, subject to certain exceptions, including long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds and any additional indebtedness in an amount not to exceed, with respect to PanEnergy, $1.2 billion and, with respect to Duke, $2 billion, which, in the case of short-term indebtedness, does not exceed 75% of the committed facilities of such party and its Subsidiaries; (j) not enter into any material operating lease or create any mortgages, liens or encumbrances on its property in connection with any indebtedness not permitted under the Merger Agreement; (k) subject to certain specified exceptions, not increase the amount of, or accelerate the payment or vesting of, any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement or other plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of such party or any of its Subsidiaries or increase the compensation or fringe benefits or otherwise extend, expand or enhance the engagement, employment or any related rights of any such person, except for normal increases in the ordinary course of business consistent with past practice; (l) subject to certain limitations, not enter into, implement or amend any plan, policy, employment agreement, severance agreement or other agreement or arrangement providing for any form of benefits or other compensation to any such person, other than in the ordinary course of business consistent with past practice; (m) not engage in any activity which would cause a change in the status of such party or any of its subsidiaries under the 1935 Act or, in the case of PanEnergy, impair
Duke's exemption under the 1935 Act following the Merger; (n) not make any changes in accounting methods which would be required to be disclosed under the rules and regulations of the SEC, other than as required by law, rule, regulation or GAAP; (o) not take any action to prevent Duke from accounting for the Merger as a pooling of interests; (p) not take any action that would or would be reasonably likely to adversely affect the status of the Merger as a reorganization under section 368(a) of the Code; (q) not propose, authorize or announce a plan of liquidation, dissolution, merger, consolidation, restructuring or other reorganization, subject to certain exceptions; (r) consult with the other party before implementing any changes in its rates, charges, or standards of service or accounting (other than pass-through or tracking rate charges under existing tariffs or rate schedules) and make such filings only in the ordinary course consistent with past practice; (s) maintain in effect all material existing permits; (t) not discharge or satisfy any material claims, liabilities or obligations, subject to certain exceptions, including prepayment of PanEnergy Convertible Notes; (u) maintain its insurance in customary amounts against customary risks and losses; (v) not modify or terminate any of certain material contracts or agreements except in the ordinary course of business consistent with past practice or waive, release or assign any material rights or claims thereunder; (w) inform the other party of the progress of any material claim, action, proceeding or controversy regarding taxes and consult with the other party before entering into any settlements or compromises relating thereto; and (x) not take or fail to take any other action which would be reasonably expected to prevent or materially impede or delay the Merger. The Merger Agreement provides for a Transition Committee comprised of one person designated by Duke and one person designated by PanEnergy to examine how best to organize, manage and integrate the businesses of Duke after the Effective Time.

NO SOLICITATION OF TRANSACTIONS BY PANENERGY

  The Merger Agreement provides that neither PanEnergy nor its Subsidiaries will, and PanEnergy will direct and use reasonable efforts to cause its officers, directors, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to an Alternative Proposal (as defined below) or engage in any negotiations concerning, or provide any non-public information to, or have any discussions with any person relating to an Alternative Proposal, or otherwise facilitate any attempt to implement an Alternative Proposal, except that the PanEnergy Board may furnish information (pursuant to an appropriate confidentiality letter) or enter into discussions with any person or entity that makes an unsolicited bona fide proposal or offer to the PanEnergy stockholders to acquire PanEnergy, but only to the extent that the PanEnergy Board determines in good faith upon the advice of outside counsel that such action is required for the PanEnergy Board to comply with its fiduciary duties to stockholders imposed by law. The Merger Agreement provides, among other things, that PanEnergy will immediately notify Duke of receipt of any such inquiries or proposals or requests for information. "Alternative Proposal" means any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving PanEnergy or any of PanEnergy's Significant Subsidiaries (as defined in Rule 405 under the Securities Act) or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of PanEnergy or any of PanEnergy's Significant Subsidiaries. In the event that the PanEnergy Board determines to accept an Alternative Proposal, PanEnergy must provide Duke with at least three days' prior written notice thereof during which time Duke may make, and PanEnergy shall in good faith consider, a counterproposal thereto.

CONDITIONS TO THE MERGER

  The respective obligations of Duke and PanEnergy to effect the Merger are subject to the following conditions, among others: (a) the Duke Shareholder Matters shall have been approved by the holders of Duke Common Stock and the Merger Agreement shall have been adopted by the holders of PanEnergy Common Stock; (b) no order or injunction shall be in effect that prohibits the consummation of the transactions contemplated by the Merger Agreement; (c) the Registration Statement shall have become effective and shall not be the subject of a stop order or proceeding seeking a stop order; (d) the Duke Common Stock to be issued to holders of PanEnergy Common Stock in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance; (e) the receipt by each of Duke and PanEnergy of the opinion of its independent auditors that the Merger will be treated as a pooling of interests under applicable accounting standards; (f) the waiting period under the HSR Act having expired or been terminated; (g) certain governmental consents, authorizations, orders, permits and approvals (or registrations, declarations or filings) shall have been obtained or made pursuant to Final Orders (as defined in the Merger Agreement) and certain required regulatory approvals shall have been obtained by the other party pursuant to Final Orders which do not impose terms or conditions which would have a Material Adverse Effect on Duke or on PanEnergy as the surviving corporation in the Merger; (h) there shall have occurred no change in the financial condition, business, properties or operations of Duke or PanEnergy and its respective Subsidiaries, taken as a whole, that would or would be reasonably likely to have a Material Adverse Effect on Duke or on PanEnergy, as the case may be; (i) the performance in all material respects of all agreements required to be performed by the other on or prior to the Closing Date under the Merger Agreement; (j) the accuracy of the representations and warranties of the other set forth in the Merger Agreement as of the Closing Date; (k) the receipt of a certificate of the Chief Executive Officer and Chief Financial Officer of the other, stating that the conditions set forth in (i) and (j) have been satisfied; (l) the receipt of the opinion of special counsel to PanEnergy to the effect that the Merger will be treated as a reorganization under section 368(a) of the Code and that Duke, Duke Transaction and PanEnergy will each be a party to that reorganization within the meaning of section 368(b) of the Code;
(m) with respect to PanEnergy, certain transactions specified in the D/LD Letter Agreement shall have been consummated; (n) receipt of a "comfort letter" from the other's auditors relating to such matters as are customarily included in comfort letters relating to transactions similar to the Merger; and (o) all necessary approvals under state securities laws relating to the Duke Common Stock to be issued in connection with the Merger shall have been received. Certain of the conditions to the Merger may be waived by the party entitled to assert the condition.

TERMINATION; FEES AND EXPENSES

  The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual written consent of Duke and PanEnergy. The Merger Agreement may also be terminated and the Merger abandoned, by the Duke Board or the PanEnergy Board (a) if the Merger is not consummated by June 30, 1998; provided, however, that the right to terminate the Merger Agreement shall not be available to any party that breached in any material respect its obligations under the Merger Agreement in a manner that proximately contributed to the failure to consummate the Merger by that date; (b) if the required shareholder approval of either party shall not have been obtained at the meeting of such shareholders or at any adjournment thereof, or, with respect to PanEnergy, the PanEnergy Meeting shall not have been convened prior to June 30, 1998; or (c) if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement; provided that the party seeking to terminate the Merger Agreement has used all reasonable efforts to remove such injunction, order or decree; by PanEnergy,
(d) upon not less than three days' notice to Duke prior to the earlier of the public announcement of a recommendation of an Alternative Proposal by the PanEnergy Board or of PanEnergy's termination of the Merger Agreement, if, before the adoption of the Merger Agreement by the holders of PanEnergy Common Stock is obtained, the PanEnergy Board determines in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law as advised by outside counsel that termination is required by reason of such Alternative Proposal being made; by the non-breaching party, (e) if there shall have been a breach of any representation or warranty contained in the Merger Agreement on the part of the other which would have or would be reasonably likely to have a Material Adverse Effect on such other party, or if any material breach of any covenant or agreement contained in the Merger Agreement occurs, which shall not have been cured, if curable, within 30 days after written notice thereof; or by Duke, (f) if the PanEnergy Board withdraws or modifies its approval or recommendation of the Merger Agreement or the Merger in a manner materially adverse to Duke or recommends an Alternative Proposal to its stockholders.

  If an Alternative Proposal is made and the Merger Agreement is terminated pursuant to clause (b) (with respect to PanEnergy only), (d), (e) (with respect to a breach by PanEnergy only) or (f) as specified in the preceding paragraph, and at the time of such termination the Alternative Proposal shall not have been rejected by the PanEnergy Board and withdrawn by the person making the Alternative Proposal, then PanEnergy shall pay to Duke on the day of such termination a fee of $200 million (exclusive of expenses). The Merger Agreement provides that if PanEnergy fails to pay the termination fee when due, PanEnergy will pay Duke's costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the fee at the rate of 8% per annum from the date such fee was required to be paid.

  Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with the printing, filing and mailing of this Joint Proxy Statement-Prospectus and the Registration Statement and the filing fee under the HSR Act shall be shared equally by Duke and PanEnergy.

AMENDMENT AND WAIVER

  The Merger Agreement may be amended by the parties thereto pursuant to action taken by their respective Boards of Directors, at any time before or after the requisite approvals by the holders of Duke Common Stock or the holders of PanEnergy Common Stock have been obtained, but after any such approval, no such amendment may be made which by law requires the further approval of such holders without obtaining such further approval. Any party to the Merger Agreement may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement for its benefit.

COMBINATION OF MARKETING VENTURES

  Simultaneously with execution of the Merger Agreement, affiliates of Duke entered into the D/LD Letter Agreement with affiliates of Louis Dreyfus Corporation, providing for the combination of the marketing businesses of Duke/Louis Dreyfus and PanEnergy Marketing Company.

  Each of Duke and PanEnergy, prior to commencement of discussions leading to the Merger, had established joint venture arrangements for the marketing of natural gas and electric products and services. Duke Energy Marketing Corp., a wholly-owned subsidiary of Duke ("Duke Energy Marketing"), entered into an exclusive agreement with Louis Dreyfus Electric Power Inc. ("Louis Dreyfus Electric") to form Duke/Louis Dreyfus, to engage in power and gas marketing activities in North America. Affiliates of PanEnergy entered into agreements with affiliates of Mobil Corporation to form PanEnergy Marketing Company, for gas and power marketing in the United States and Canada. The D/LD Letter Agreement provides that the operations, assets and liabilities of Duke/Louis Dreyfus will be merged into, contributed to, or otherwise acquired by PanEnergy Marketing Company at or prior to the Effective Time. Following the combination of the marketing businesses, Louis Dreyfus Electric will have an economic interest entitling it to 10% of the net income of the combined marketing businesses.

  The D/LD Letter Agreement also provides that Louis Dreyfus Electric shall be entitled to require Duke Energy Marketing to purchase its 10% economic interest (i) at any time between the third and fourth anniversaries of the Effective Time at a price equal to the greater of 10% of the appraised fair market value of the combined marketing businesses or $150 million, and (ii) at any time between the fifth and sixth anniversaries of the Effective Time at a price equal to the greater of 10% of the appraised fair market value of the combined marketing businesses or $250 million. After April 1, 2006, Louis Dreyfus Electric shall be entitled to require Duke Energy Marketing to purchase, and Duke Energy Marketing shall be entitled to require Louis Dreyfus Electric to sell to Duke Energy Marketing, the Louis Dreyfus Electric interest at a price equal to 10% of the appraised fair market value of the combined marketing businesses.

  Prior to execution of the Merger Agreement, the venturers in PanEnergy Marketing Company also agreed that the operations of the ventures of Duke and PanEnergy would be combined upon the consummation of the Merger and that affiliates of Mobil Corporation would be given the opportunity to maintain their ownership percentage at 40% in the combined marketing businesses.

  The parties' obligations under the D/LD Letter Agreement are subject to consummation of the Merger and certain other conditions, and PanEnergy's obligations under the Merger Agreement are subject to consummation of the combination of the Duke/Louis Dreyfus business with the business of PanEnergy Marketing Company as contemplated in the D/LD Letter Agreement.

                       DESCRIPTION OF DUKE CAPITAL STOCK

GENERAL

  The authorized capital stock of Duke is divided into four classes: Duke Common Stock, Duke Preferred Stock (par value $100 per share), Duke Preferred Stock A (par value $25 per share) and Duke Preference Stock (par value $100 per share). The number of authorized shares of Duke Common Stock, Duke Preferred Stock, Duke Preferred Stock A and Duke Preference Stock is 300,000,000, 12,500,000, 10,000,000 and 1,500,000, respectively, and will be
500,000,000, 12,500,000, 10,000,000 and 1,500,000, respectively, from and after the Effective Time if the Duke Shareholder Matters are approved and the Merger is consummated. As of the date hereof, there are outstanding twelve series of Preferred Stock, five series of Duke Preferred Stock A and no series of Duke Preference Stock. As of February 28, 1997, 5,240,000 shares of Duke Preferred Stock were issued and outstanding, 6,400,000 shares of Duke Preferred Stock A were issued and outstanding and no shares of Duke Preference Stock were issued and outstanding. The Duke Preferred Stock, Duke Preferred Stock A and Duke Preference Stock together are hereinafter sometimes called the "Duke Preferred Stocks."

  The following statements are summaries of certain provisions with respect to the Duke Common Stock and the Duke Preferred Stocks that are contained in the Duke Articles and the Duke By-Laws. Reference is made to each such document, which is incorporated by reference in the Registration Statement of which this Joint Proxy Statement-Prospectus is a part, for a full and complete statement of the provisions thereof, and the following statements are qualified in their entirety by such reference.

DUKE COMMON STOCK

  Dividend Rights. Dividends may be paid on the Duke Common Stock as determined by the Duke Board out of funds legally available therefor but only if full dividends on all outstanding series of the Duke Preferred Stocks for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such securities have been paid or provided for.

  Voting Rights. The holders of the Duke Common Stock have exclusive voting rights, except as set forth in "Duke Preferred Stock; Duke Preferred Stock A" and in "Duke Preference Stock" below or as otherwise provided by law, on the basis of one vote per share.

  Liquidation Rights. The holders of the Duke Common Stock are entitled in liquidation to share ratably in the assets of Duke after required preferential payments to the holders of the Duke Preferred Stocks.

  Other Provisions. The holders of the Duke Common Stock have no cumulative voting rights, no preemptive rights and no conversion rights. The Duke Common Stock is not subject to redemption or to any calls or assessments and is not entitled to the benefit of any sinking fund provisions.

DUKE PREFERRED STOCK; DUKE PREFERRED STOCK A

  The Duke Preferred Stock ranks equally with the Duke Preferred Stock A with no preference or priority of the Duke Preferred Stock over the Duke Preferred Stock A or of the Duke Preferred Stock A over the Duke Preferred Stock and is senior to both the Duke Preference Stock and the Duke Common Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of Duke.

  Issuance in Series. The authorized and unissued shares of the Duke Preferred Stock and the Duke Preferred Stock A may be issued in one or more series from time to time, upon such consideration (not less than the par value thereof), upon such terms, and in such manner, and with such variations as to dividend rates (or method of calculation thereof), dividend payment dates, terms of redemption (at prices not less than the par value thereof), sinking fund provisions and conversion rights as may be determined by the Duke Board. All series of the Duke Preferred Stock rank equally and are alike in all respects, except for the variations between series expressly provided for in the Duke Articles. All series of the Duke Preferred Stock A rank equally and are alike in all respects, except for the variations between series expressly provided for in the Duke Articles.

  Dividend Rights. The holders of the Duke Preferred Stock, together with the holders of the Duke Preferred Stock A, are entitled to receive, when and as declared by the Duke Board, dividends at the annual rate (or at the rate determined pursuant to the applicable method of calculation thereof) for the particular series, cumulative from and after the date of issuance thereof, before any dividends are set apart for or paid on the Duke Preference Stock or the Duke Common Stock.

  If dividends are declared or paid on the Duke Preferred Stock or the Duke Preferred Stock A in an amount less than the full cumulative dividends payable at such time upon all shares of Duke Preferred Stock and Duke Preferred Stock A outstanding, such dividends shall be divided among the different series of the Duke Preferred Stock and the Duke Preferred Stock A outstanding in proportion to the aggregate amounts that would be distributable if full cumulative dividends were simultaneously declared and paid thereon at such time without regard to the applicable dividend payment dates.

  Voting Rights. Unless otherwise provided by law or except as indicated below, holders of the Duke Preferred Stock and holders of the Duke Preferred Stock A have no voting rights with respect to the election of directors of Duke or otherwise.

  Whenever dividends on any part of the Duke Preferred Stock or of the Duke Preferred Stock A are in arrears in an amount equivalent to the aggregate dividends required to be paid on such Duke Preferred Stock or such Duke Preferred Stock A in any period of 12 calendar months, the holders of the Duke Preferred Stock as a class have the exclusive right to elect a majority of the full Duke Board, and the holders of the Duke Preferred Stock A as a class have the exclusive right to elect two directors, which rights cease, however, when all accrued and unpaid dividends on the Duke Preferred Stock and the Duke Preferred Stock A have been paid in full.

  Without the authorizing vote of the holders of two-thirds of the outstanding Duke Preferred Stock, voting as a class, Duke may not change any of the express terms of the Duke Preferred Stock in a manner prejudicial to the holders thereof, provided that, if any such change would be prejudicial to the holders of one or more but not all series of the Duke Preferred Stock, only the affirmative vote of the holders of two-thirds of the total number of outstanding shares of all series so affected is required. Without the authorizing vote of the holders of two-thirds of the outstanding Duke Preferred Stock A, voting as a class, Duke may not change any of the express terms of the Duke Preferred Stock A in a manner prejudicial to the holders thereof, provided that, if any such change would be prejudicial to the holders of one or more but not all series of the Duke Preferred Stock A, only the affirmative vote of the holders of two-thirds of the total number of outstanding shares of all series so affected is required.

  Without the authorizing vote of the holders of two-thirds of the outstanding Duke Preferred Stock, voting as a class, and the authorizing vote of the holders of two-thirds of the outstanding Duke Preferred Stock A, voting as a class, Duke may not

    (a) issue additional Duke Preferred Stock in excess of 250,000 shares or Duke Preferred Stock A in excess of 1,000,000 shares, or shares of any other class of stock having rights in the distribution of the earnings or assets of Duke prior to or on a parity with those of the Duke Preferred Stock or of the Duke Preferred Stock A, or any obligations convertible into or evidencing the right to purchase any of such shares of stock, unless, after giving effect thereto, (i) the net earnings of Duke available for dividends on the Duke Preferred Stock and on the Duke Preferred Stock A for any 12 consecutive calendar months within the 15 calendar months preceding the month in which the additional shares shall be issued shall have been at least twice the dividend requirements for a 12-month period upon the entire amount of the Duke Preferred Stock and the Duke Preferred Stock A and all such other stock ranking prior to or on a parity with the Duke Preferred Stock and the Duke Preferred Stock A, and (ii) the total net assets of Duke at a date not more than 90 days prior to the date on which the proposed stock is to be issued shall equal at least twice the aggregate amount payable upon the involuntary liquidation of Duke to the holders of the Duke Preferred Stock and of the Duke Preferred Stock A and all such other stock ranking prior to or on a parity with the Duke Preferred Stock and the Duke Preferred Stock A;

    (b) create, or increase the authorized number of shares of, any stock having preferential rights in the distribution of earnings or assets of Duke prior to or on a parity with those of the outstanding Duke Preferred Stock or of the outstanding Duke Preferred Stock A; or

    (c) sell or exchange all or substantially all of the property or assets of Duke, or merge or consolidate with another corporation or corporations (other than subsidiaries of Duke), except where such merger or consolidation shall have been ordered or authorized by FERC or any succeeding regulatory authority.

  Liquidation Rights. In the event of any liquidation or dissolution or distribution of the assets of Duke, the holders of the Duke Preferred Stock are entitled, before any amount is payable to the holders of the Duke Preference Stock or the Duke Common Stock, to receive (a) $105 per share if such action is voluntary and (b) $100 per share if such action is involuntary, plus in each case the amount of any accrued and unpaid dividends thereon, and the holders of the Duke Preferred Stock A are entitled, before any amount is payable to the holders of the Duke Preference Stock or the Duke Common Stock, to receive (a) $26.25 per share if such action is voluntary and (b) $25 per share if such action is involuntary, plus in each case the amount of any accrued and unpaid dividends thereon.

  Redemption Provisions. The Duke Preferred Stock and the Duke Preferred Stock A are redeemable in whole or in part on any dividend date at the option of Duke, on not less than 30 days' notice by mail, at the applicable redemption price fixed for the particular series, plus all accrued and unpaid dividends thereon to the redemption date.

  Other Provisions. The shares of outstanding Duke Preferred Stock and outstanding Duke Preferred Stock A are fully paid and nonassessable. The holders of the outstanding Duke Preferred Stock and outstanding Duke Preferred Stock A have no preemptive or conversion rights. The Duke 7.72% Preferred Stock A, 1992 Series, and the Duke 6.375% Preferred Stock A, 1993 Series, are listed on the NYSE. No other series of Duke Preferred Stock or Duke Preferred Stock A is listed on a national securities exchange.

DUKE PREFERENCE STOCK

  The Duke Preference Stock is junior to the Duke Preferred Stock and the Duke Preferred Stock A and senior to the Duke Common Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of Duke.

  Issuance in Series. The authorized and unissued shares of the Duke Preference Stock may be issued in one or more series from time to time, with such designation and number of shares and with such variations as to annual dividend rate, terms of redemption, terms of any applicable sinking fund, amount payable upon liquidation, dissolution or winding up of Duke and conversion rights as may be determined by the Duke Board.

  Dividend Rights. Subject to the prior rights of the Duke Preferred Stock and the Duke Preferred Stock A, each series of Duke Preference Stock will be entitled to receive, if declared by the Duke Board, and before any dividends are paid on the Duke Common Stock, cumulative cash dividends at such rate as may be fixed by the Duke Board for such series.

  Voting Rights. Except as otherwise required by law, holders of Duke Preference Stock will not have voting rights with respect to the election of directors of Duke or otherwise except as follows: Whenever six quarterly dividends (whether or not consecutive) payable on any series of the Duke Preference Stock are in arrears or any applicable sinking fund payments are in default, such holders, voting as a class without regard to series, will be entitled, until all dividends and sinking fund obligations in default have been paid in full or satisfied, to elect two directors of Duke. Also, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Duke Preference Stock, voting as a class without regard to series, will be necessary for the creation of, or any increase in the authorized amount of, any class of stock of Duke ranking as to dividends or distribution of assets prior to the Duke Preference Stock and for any amendment of the Duke Articles materially affecting the Duke Preference Stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of the Duke Preference Stock will be necessary to approve any amendment of the Duke Articles which adversely affects such series without having the same effect on all series of the Duke Preference Stock. The affirmative vote of the holders of at least a majority of the outstanding shares of the Duke Preference Stock, voting as a class without regard to series, will be necessary for an increase in the authorized amount of the Duke Preference Stock or for the creation, or an increase in the authorized amount, of any additional class of stock of Duke ranking as to dividends or distribution of assets equally with the Duke Preference Stock.

  Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Duke, the holders of each series of Duke Preference Stock will be entitled to receive, subject to the prior payment in full of the amounts payable in such event to the holders of the Duke Preferred Stock and the holders of the Duke Preferred Stock A and before any distribution is made to the holders of the Duke Common Stock, the distributive amount fixed by the Duke Board at the time of creating such series, which shall include dividends accrued thereon.

  Redemption Provisions. Duke will be permitted to redeem, pursuant to the provisions of any applicable sinking fund or otherwise, any series of Duke Preference Stock, or any part thereof, upon such terms and at such prices as the Duke Board may fix at the time it creates such series. No shares of the Duke Preference Stock, however, may be redeemed or purchased by Duke if any dividends on the Duke Preference Stock are in arrears or any applicable sinking fund payments are in default unless all shares of the Duke Preference Stock then outstanding are redeemed or purchased.

  Other Provisions. The holders of the Duke Preference Stock have no preemptive rights. No shares of Duke Common Stock may be purchased or otherwise acquired by Duke if any dividends on the Duke Preference Stock are in arrears or any applicable sinking fund payments are in default. If so provided by the Duke Board, a series of Duke Preference Stock may be convertible into Duke Common Stock upon terms fixed by the Duke Board.

CHANGE OF CONTROL

  The Duke Articles provide for a classified board of directors consisting of three classes. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Duke Board. At each annual meeting of Duke shareholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term and until their respective successors are elected and qualified.

  Certain provisions of the Duke Articles require a greater than majority vote of Duke's shareholders. Under the Duke Articles the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of stock of all classes of Duke entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal any of the provisions, including the percentage vote requirement, of the Article of the Duke Articles that classifies the Duke Board into three classes, specifies the minimum and maximum size of the Duke Board, provides that directors may be removed only for cause, provides that newly created directorships and vacancies on the Duke Board may be filled only by the remaining directors and provides that no decrease in the number of directors constituting the Duke Board may shorten the term of any incumbent director.

  The provisions authorizing the Duke Board to issue the Duke Preferred Stocks without shareholder approval, the classified Duke Board and the provisions requiring a greater than majority vote of Duke's shareholders in certain instances could have the effect of delaying, deferring or preventing a change in control of Duke or the removal of existing management. The increased authorized shares of Duke Common Stock that would result if the Duke Shareholder Matters are approved by the holders of Duke Common Stock could also be used to make a takeover attempt more difficult, such as by using the shares to make a counteroffer for the shares of a bidder or by selling shares to dilute a bidder's voting power. As of this time, Duke is unaware of any effort to accumulate shares of Duke Common Stock or to obtain control of Duke by means of a merger, tender offer, solicitation in opposition to management or otherwise. See also "THE DUKE MEETING--Matters to be Considered."

NO SHAREHOLDER RIGHTS PLAN

  Duke has no shareholder rights plan.

TRANSFER AGENT; REGISTRAR

  Duke serves as transfer agent and First Union National Bank of North Carolina, Charlotte, North Carolina serves as registrar for the Duke Common Stock and Duke Preferred Stocks.

                    DESCRIPTION OF PANENERGY CAPITAL STOCK

GENERAL

  The authorized capital stock of PanEnergy consists of 300,000,000 shares of PanEnergy Common Stock and 3,000,000 shares of preferred stock, par value $1.00 per share (the "PanEnergy Preferred Stock"). The following statements are summaries of certain provisions with respect to PanEnergy Common Stock and PanEnergy Preferred Stock that are contained in the PanEnergy Certificate of Incorporation and the PanEnergy By-Laws. The description of the material aspects of the PanEnergy capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to (i) the PanEnergy Certificate of Incorporation and the PanEnergy By-Laws and (ii) applicable statutory and other law.

PANENERGY COMMON STOCK

  Dividend Rights. Dividends may be paid on the PanEnergy Common Stock as determined by the PanEnergy Board out of funds legally available therefor but only if dividends on the PanEnergy Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment.

  Voting Rights. Subject to the voting rights of the holders of any issued and outstanding PanEnergy Preferred Stock and subject to the DGCL, holders of PanEnergy Common Stock will be entitled to one vote per share on each matter submitted to a vote at a meeting of the stockholders of PanEnergy.

  Liquidation Rights. The holders of PanEnergy Common Stock are entitled in liquidation to share ratably in the assets of PanEnergy after any required preferential payments to the holders of any issued and outstanding PanEnergy Preferred Stock have been made.

  Other Provisions. The holders of PanEnergy Common Stock have no cumulative voting rights and no preemptive rights. The PanEnergy Common Stock is not subject to redemption or to further calls or assessments.

PANENERGY PREFERRED STOCK

  The Certificate of Incorporation of PanEnergy provides that PanEnergy Preferred Stock may be issued in one or more series as the PanEnergy Board may from time to time determine and provides that the PanEnergy Board may, by resolution, fix for each series of PanEnergy Preferred Stock the rights and preferences of such series, including, without limitation, dividend preferences, voting rights and preferences upon liquidation, subject to the limitations of the DGCL and the PanEnergy Certificate of Incorporation. No shares of PanEnergy Preferred Stock are now outstanding.

NO STOCKHOLDER RIGHTS PLAN

  PanEnergy has no stockholder rights plan.

                    COMPARATIVE RIGHTS OF DUKE SHAREHOLDERS
                          AND PANENERGY STOCKHOLDERS

GENERAL

  PanEnergy is a Delaware corporation, subject to the provisions of the DGCL. Duke is a North Carolina corporation, subject to the provisions of the NCBCA. Holders of PanEnergy Common Stock who receive shares of Duke Common Stock in the Merger will become holders of Duke Common Stock. The rights of such holders as holders of Duke Common Stock will then be governed by the Duke Articles, the Duke By-Laws and the NCBCA.

  Set forth below are the material differences between the rights of a holder of PanEnergy Common Stock under the PanEnergy Certificate of Incorporation, the PanEnergy By-Laws and the DGCL, on the one hand, and the rights of a holder of Duke Common Stock under the Duke Articles, the Duke By-Laws and the NCBCA, on the other hand.

  The following summary does not reflect any rules of the NYSE that may apply to Duke or PanEnergy in connection with the matters discussed. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the NCBCA and the constituent documents of each corporation.

AUTHORIZED CAPITAL

  PanEnergy. PanEnergy's authorized capital stock is set forth under "DESCRIPTION OF PANENERGY CAPITAL STOCK--General."

  Duke. Duke's authorized capital stock is set forth under "DESCRIPTION OF DUKE CAPITAL STOCK--General."

AMENDMENT OF CHARTER OR BY-LAWS

  PanEnergy. Under the DGCL, unless a greater vote is required by the PanEnergy Certificate of Incorporation, an amendment to the PanEnergy Certificate of Incorporation requires the approval of the PanEnergy Board and the approval of the majority of stockholders entitled to vote thereon, voting as classes only if required by the DGCL. The PanEnergy Certificate of Incorporation requires a greater than majority vote in the following instances: (i) modifications to the anti-takeover provisions contained in the PanEnergy Certificate of Incorporation require the affirmative vote of the holders of 80% of the outstanding shares of capital stock entitled to vote for the election of directors, (ii) modifications to the provisions in the PanEnergy Certificate of Incorporation relating to stockholder action require the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote for the election of directors, and (iii) modifications to the provisions in the PanEnergy Certificate of Incorporation relating to amendment of the PanEnergy By-Laws require the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote for the election of directors. Pursuant to the PanEnergy By-Laws, the By-Laws may be amended by (i) the affirmative vote of the holders of not less than 75% of the issued and outstanding stock entitled to vote at a regular or special meeting, or (ii) the affirmative vote of a majority of directors then in office.

  Duke. In accordance with the NCBCA, an amendment to the Duke Articles generally requires the recommendation of the Duke Board and the approval of either a majority of all shares entitled to vote thereon or a majority of the votes cast thereon, depending on the nature of the amendment. An amendment must be approved by a majority of all shares entitled to vote thereon if the amendment creates dissenters' rights. In accordance with North Carolina law, the Duke Board may condition its submission of the proposed amendment on any basis. Pursuant to the Duke By-Laws, an amendment to the Duke By-Laws generally requires the approval of a majority of the directors then holding office. Under certain circumstances, the approval of the holders of at least two-thirds, or in some cases a majority, of the outstanding shares of Duke Preferred Stock, Duke Preferred Stock A and/or Duke Preference Stock may be required to amend the Duke Articles. In addition, certain amendments to the Duke Articles require the approval of at least 80% of the combined voting power of the then outstanding shares of stock of all classes of Duke entitled to vote generally in the election of directors, voting together as a single class. See "DESCRIPTION OF DUKE CAPITAL STOCK-- Change of Control."

SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS

  PanEnergy. The size of the PanEnergy Board is determined by the PanEnergy Board; provided that, pursuant to the PanEnergy By-Laws, the number of directors constituting the PanEnergy Board may not be less than three. The number of directors of the PanEnergy Board is currently set at twelve. Pursuant to the PanEnergy By-Laws, the PanEnergy Board is divided into three classes, with one class being elected annually for a three-year term.

  Duke. The size of the Duke Board is determined by the Duke Board; provided that, pursuant to the Duke Articles and the Duke By-Laws, the number of directors constituting the Duke Board may not be less than twelve nor more than twenty-four; and provided, further, that no decrease in the number of directors may shorten the term of any director then in office and that newly created directorships and vacancies on the Duke Board may be filled only by the remaining directors, except that holders of Duke Preferred Stocks may elect directors under certain circumstances. The number of directors on the Duke Board is currently thirteen but will be increased to eighteen at the Effective Time if the Merger is consummated. Pursuant to the Duke Articles and the Duke By-Laws, the Duke Board is divided into three classes, each as nearly as possible equal in number as the others, with the classes being elected for staggered three-year terms. Pursuant to the Duke Articles, the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of stock of all classes of Duke entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal any of the provisions, including the percentage vote requirement, of the Duke Article that classifies the Duke Board into three classes, specifies the minimum and maximum size of the Duke Board, provides that newly created directorships and vacancies on the Duke Board may be filled only by the remaining directors and provides that no decrease in the number of directors constituting the Duke Board may shorten the term of any incumbent director. See "DESCRIPTION OF DUKE CAPITAL STOCK--Change of Control."

REMOVAL OF DIRECTORS

  PanEnergy. Pursuant to the DGCL, directors of PanEnergy may be removed only for cause, and only by the affirmative vote of the holders of a majority of shares then entitled to vote at an election of directors.

  Duke. Except for directors elected under specified circumstances by holders of any class of stock having a preference over Duke Common Stock as to dividends or upon liquidation, directors of Duke may be removed only for cause. Pursuant to the Duke Articles, the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of stock of all classes of Duke entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal any of the provisions, including the percentage vote requirement, of the Duke Article that requires that directors of Duke may be removed only for cause.

DIRECTOR LIABILITY; INDEMNIFICATION

  PanEnergy. The PanEnergy By-Laws provide that PanEnergy will indemnify, to the fullest extent possible pursuant to applicable law, any person against liability and expenses arising from any action in which such person is a party by reason of the fact that such person was a director, officer or employee of PanEnergy. The DGCL does not permit indemnification of directors with respect to (i) breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions in which the director received an improper personal benefit.

  Duke. The Duke By-Laws provide that Duke will indemnify, to the fullest extent permitted by law, any person who is or was a director, officer, employee or agent of Duke against liability and expenses incurred by such person in connection with any action, suit or proceeding arising out of such person's status as a director, officer, employee or agent of Duke. Sections 55-8-50 through 55-8-58 of the NCBCA contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation; and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

  The Duke Articles provide that a director of Duke shall not be personally liable for monetary damages for breach of fiduciary duty except to the extent that such exemption from liability or limitation thereof is not permitted under the North Carolina General Statutes. The NCBCA does not permit the elimination of liability with respect to (i) acts or omissions the director knew or believed were clearly in conflict with the best interests of Duke, (ii) any liability under the NCBCA for unlawful distributions by Duke, or (iii) any transaction from which the director derived an improper personal benefit.

CONFLICT OF INTEREST TRANSACTIONS

  PanEnergy. The DGCL generally permits transactions involving a corporation and an interested director of that corporation if: (i) the material facts as to the director's interest in the transaction are disclosed and the transaction is approved by a majority of shares entitled to vote thereon; (ii) the material facts as to the director's interest in the transaction are disclosed and a majority of disinterested directors of the board of directors authorizes the transaction; or (iii) the transaction is fair to the corporation. The DGCL allows loans to officers and employees whenever, in the judgment of the directors, such loan may reasonably be expected to benefit the corporation.

  Duke. North Carolina law generally permits transactions involving a North Carolina corporation and an interested director of that corporation if: (i) the material facts of the transaction and the director's interest are disclosed and a majority of shares held by disinterested shareholders entitled to vote thereon authorizes, approves or ratifies the transaction; (ii) the material facts are disclosed and a majority of disinterested directors of the board of directors (or a committee of the board of directors) authorizes, approves or ratifies the transaction; or (iii) the transaction is fair to the corporation. North Carolina law prohibits loans to directors or the guaranteeing of their obligations by a North Carolina corporation unless approved by a majority vote of disinterested shareholders or unless the corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan of loans and guarantees by the corporation.

SPECIAL SHAREHOLDERS MEETINGS

  PanEnergy. PanEnergy's By-Laws provide that special meetings of stockholders may be called by the Secretary of PanEnergy at the written request of the Chief Executive Officer or of a majority of the directors then in office. Stockholders may not call a special meeting of stockholders.

  Duke. A special meeting of shareholders may be called at any time by the Duke Board, the Chairman of the Board or the President of Duke. Written notice stating the time, place and purpose of the meeting shall be delivered not less than ten nor more than sixty days prior to the date of the shareholders meeting.

VOTING RIGHTS

  PanEnergy. Pursuant to the PanEnergy By-Laws, each PanEnergy stockholder shall be entitled to one vote for each share of stock having voting power held by him. Unless the vote of a greater number is required by law or the PanEnergy Certificate of Incorporation, the vote of a majority of shares voted on any matter at a meeting of PanEnergy stockholders at which a quorum is present is the act of the stockholders on the matter. A majority of the shares of PanEnergy capital stock entitled to vote, represented in person or by proxy, constitutes a quorum at any meeting of PanEnergy stockholders. The PanEnergy Certificate of Incorporation provides that no action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken by written consent, without a meeting.

  Duke. Each outstanding share of Duke capital stock entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of Duke shareholders. Pursuant to the Duke By-Laws, except in the election of directors, the vote of a majority of shares voted on any matter at a meeting of Duke shareholders at which a quorum is present is the act of the shareholders on the matter, unless the vote of a greater number is required by law or by the Duke Articles. Directors are elected by plurality vote. A majority of the shares of Duke capital stock entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of Duke shareholders. See also "DESCRIPTION OF DUKE CAPITAL STOCK--Duke Common Stock--Voting Rights," "Duke Preferred Stock; Duke Preferred Stock A--Voting Rights," "Duke Preference Stock--Voting Rights" and "Change of Control."

REQUIRED SHAREHOLDER VOTES FOR CERTAIN TRANSACTIONS

  PanEnergy. The DGCL requires that amendments to a corporation's certificate of incorporation, certain types of mergers, sales of all or substantially all of a corporation's assets or voluntary dissolutions be approved by the holders of a majority of the voting shares of the corporation. The PanEnergy Certificate of Incorporation and PanEnergy By-Laws contain no provisions that would alter the DGCL's voting requirements, except as set forth in "COMPARATIVE RIGHTS OF DUKE SHAREHOLDERS AND PANENERGY STOCKHOLDERS--Amendment of Charter or By-Laws--PanEnergy."

  Duke. The NCBCA requires that an amendment to a corporation's articles of incorporation (if such amendment gives rise to dissenters' rights), certain types of mergers, a share exchange, a sale of all or substantially all of the corporation's assets or a voluntary dissolution be approved by the holders of a majority of the votes entitled to vote thereon, unless a greater vote is required by the corporation's articles or as otherwise provided by law. The Duke Articles and the Duke By-Laws contain no provisions that would alter the statute's voting requirements, except those set forth in "DESCRIPTION OF DUKE CAPITAL STOCK--Duke Preferred Stock; Duke Preferred Stock A--Voting Rights," "Duke Preference Stock--Voting Rights" and "Change of Control."

STATE ANTI-TAKEOVER STATUTES AND CERTAIN CHARTER PROVISIONS

  PanEnergy. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an "interested stockholder" is a person or group who owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. For purposes of Section 203, the term "business combination" is defined broadly to include (i) mergers with or caused by the interested stockholder,
(ii) sales or other dispositions to the interested stockholder (except proportionately with the other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock, (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers which do not increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock), or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

  The three-year moratorium imposed on business combinations by Section 203 does not apply if:

    (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder;

    (ii) the interested stockholder owns at least 85% of the corporation's voting stock upon consummation of the transaction which made him an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or

    (iii) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

  In addition, the PanEnergy Certificate of Incorporation contains provisions, similar in many respects to the provisions of Section 203 of the DGCL, requiring an affirmative vote of 80% of the holders of PanEnergy voting stock to approve certain transactions with related persons. This supermajority voting requirement does not apply if (i) a majority of the PanEnergy Board consists of directors who were members of the PanEnergy Board prior to the time the related person became a related person and the transaction is approved by the affirmative vote of at least two-thirds of such directors; or
(ii) the transaction is a merger and all of the following conditions are satisfied:

    (a) per share consideration received by the holders of PanEnergy Common Stock is at least equal in value to the highest amount of consideration paid by the related person for a share of PanEnergy Common Stock within one year prior to the date such related person became a related person;

    (b) after the transaction which resulted in such related person becoming a related person and prior to the consummation of the merger, the related person shall not have become the beneficial owner of any additional shares of voting capital stock of PanEnergy; and

    (c) prior to the consummation of such merger, the related person shall not have received the benefit of any loans provided by PanEnergy or caused any material change in PanEnergy's business or equity capital structure.

  Duke. North Carolina has two anti-takeover statutes: the Shareholder Protection Act and the Control Share Acquisition Act.

  The Shareholder Protection Act requires the affirmative vote of the holders of 95% of the voting shares of a public corporation, such as Duke, to approve a "business combination" of the corporation with any other entity that beneficially owns, directly or indirectly, 20% or more of the corporation's stock or has in the past been a 20% owner and still is an affiliate of the corporation. A "business combination" includes any merger or consolidation of a corporation with or into any other corporation, or the sale or lease of all or any substantial part of the corporation's assets to, or any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity. The Shareholder Protection Act provides that the 95% vote requirement will not apply if all of certain "fair price" provisions and all of certain procedural provisions are satisfied. In some cases, however, these provisions may be difficult to satisfy. Duke's directors have no authority under the Shareholder Protection Act to waive the high vote requirement for specific transactions. The Shareholder Protection Act can function as a deterrent in certain hostile acquisition transactions. In addition, the breadth of the statutory provisions and the inability of a board of directors to exempt a transaction from the application of the statute could in some cases prevent the completion of certain transactions that would be deemed desirable by the board of directors and by a significant majority of shareholders.

  Duke also is subject to the North Carolina Control Share Acquisition Act. The Control Share Acquisition Act restricts the voting rights of a person who acquires "control shares" in a covered corporation, such as Duke. Control shares are shares that, when added to all other shares of the covered corporation beneficially owned by a person, would entitle that person to voting power in the election of directors that is equal to or greater than any of the following levels of voting power:
(i) one-fifth of all voting power; (ii) one-third of all voting power; or
(iii) a majority of all voting power. Under the statute, the control shares acquired have no voting rights unless the "disinterested shareholders" grant voting rights to those shares. The disinterested shareholders are all shareholders other than the acquiring person and employee-directors of the covered corporation. If an interested shareholder acquires a majority of the outstanding shares of the corporation and is granted voting rights by the disinterested shareholders, the Control Share Acquisition Act provides that all shareholders, other than such interested shareholders, have the right to require the corporation to redeem their shares for a price not less than the highest price per share paid by the acquiring interested person in the control share acquisition.

  Because no block of Duke Common Stock of sufficient size is either held or being acquired pursuant to the Merger, the Shareholder Protection Act and the Control Share Acquisition Act will not apply to the Merger.

DIVIDENDS AND OTHER DISTRIBUTIONS

  PanEnergy. Pursuant to the DGCL, PanEnergy may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, PanEnergy may, under the DGCL, redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

  Duke. Under North Carolina law, Duke generally may make dividends or other distributions to its shareholders unless after the distribution either: (i) Duke would not be able to pay its debts as they become due in the usual course of business; or (ii) Duke's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of shareholders whose preferential rights are superior to those receiving the distribution. See "DESCRIPTION OF DUKE CAPITAL STOCK--Duke Common Stock--Dividend Rights," "Duke Preferred Stock; Duke Preferred Stock A--Dividend Rights" and "Duke Preference Stock--Dividend Rights."

VOLUNTARY DISSOLUTION

  PanEnergy. The DGCL provides that PanEnergy may be dissolved if the PanEnergy Board proposes dissolution and a majority of the shares of PanEnergy entitled to vote thereon approves the dissolution.

  Duke. North Carolina law provides that Duke may be dissolved if the Duke Board proposes dissolution and a majority of the shares of Duke entitled to vote thereon approves. In accordance with the NCBCA, the Duke Board may condition its submission of a proposal for dissolution on any basis.

DISSENTERS' RIGHTS

  PanEnergy. Section 262 of the DGCL provides for appraisal rights only in the case of a merger or consolidation of the corporation where the petitioning stockholder does not consent to the transaction. No appraisal rights are available where the corporation is to be the surviving corporation and a vote of its stockholders is not required under Section 251(f) or (g) of the DGCL. There also are no appraisal rights, unless otherwise provided in a corporation's certificate of incorporation, for shares of stock listed on a national securities exchange or held by more than 2,000 holders of record, unless such stockholders would be required to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of another corporation so listed or held by such number of holders of record, (iii) cash in lieu of fractional shares of such stock or (iv) any combination thereof. Unless otherwise provided in a corporation's certificate of incorporation, under Delaware law stockholders are not entitled to appraisal rights upon a sale of all or substantially all of the assets of the corporation not made in the usual and regular course of its business.

  PanEnergy stockholders have no dissenters' rights with respect to the Merger.

  Duke. The NCBCA generally provides dissenters' rights for mergers and certain share exchanges, sales of all or substantially all of a corporation's assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), certain amendments to the articles of incorporation that materially and adversely affect rights in respect of dissenters' shares and any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors entitles shareholders to dissent.

  Since Duke is not a party to the Merger, Duke shareholders have no dissenters' rights with respect to the Merger.

PREEMPTIVE RIGHTS

  PanEnergy. The PanEnergy stockholders do not have preemptive rights. Thus, if additional shares of PanEnergy Common Stock were issued, the current holders of PanEnergy Common Stock would own a proportionately smaller interest in a larger amount of outstanding common stock to the extent that they do not participate in the additional issuance.

  Duke. The Duke shareholders do not have preemptive rights. Thus, if additional shares of Duke Common Stock, Duke Preferred Stock, Duke Preferred Stock A or Duke Preference Stock were issued, the current holders of such shares, to the extent that they do not participate in the additional issuance, would own proportionately smaller interests in a larger amount of outstanding capital stock.

CUMULATIVE VOTING RIGHTS

  PanEnergy. Holders of PanEnergy Common Stock do not have cumulative voting rights.

  Duke. Holders of Duke Common Stock do not have cumulative voting rights.

ASSESSMENT

  PanEnergy. All outstanding shares of PanEnergy Common Stock are fully paid and nonassessable.

  Duke. All outstanding shares of Duke Common Stock are, and those to be issued in connection with the Merger will be, fully paid and nonassessable.

SHAREHOLDER PROPOSAL PROCEDURES

  PanEnergy. Neither the DGCL nor the PanEnergy Certificate of Incorporation or PanEnergy By-Laws contain any specific provisions regarding notice of stockholder proposals.

  Duke. Neither the NCBCA nor the Duke Articles or Duke By-Laws contain any specific provisions regarding notice of shareholder proposals.

                                LEGAL OPINIONS

  The validity of the Duke Common Stock to be issued in connection with the Merger will be passed upon by Steve C. Griffith, Jr., Esq., Charlotte, North Carolina, or by another member of Duke's Legal Department and by Dewey Ballantine, New York, New York. In giving its opinion, Dewey Ballantine may rely as to matters of local law upon the opinion of Mr. Griffith, who is a director and Vice Chairman and General Counsel of Duke, or such other member of Duke's Legal Department. As of the date of this Joint Proxy Statement-Prospectus, Mr. Griffith owns 45,357 shares of Duke Common Stock, including 44,187 shares held under the Duke Retirement Savings Plan and the Duke Employees' Stock Ownership Plan. Certain tax matters will be passed upon by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York.

                                    EXPERTS

  The Duke financial statements and the related financial statement schedule incorporated in this Joint Proxy Statement-Prospectus by reference from Duke's Current Report on Form 8-K filed on February 10, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The PanEnergy consolidated financial statements as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference in this Joint Proxy Statement-Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  Representatives of Deloitte & Touche LLP are expected to be present at the Duke Meeting, and representatives of KPMG Peat Marwick LLP are expected to be present at the PanEnergy Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

  The following selected unaudited pro forma combined condensed financial data combines the historical consolidated balance sheets and statements of income of Duke and PanEnergy, including their respective subsidiaries, after giving effect to the business combination. The unaudited pro forma combined condensed balance sheet, at December 31, 1996, gives effect to the business combination as if it had occurred at December 31, 1996. The unaudited pro forma combined condensed statements of income for the years ended December 31, 1996, 1995 and 1994, give effect to the business combination as if it had occurred at January 1, 1994. These statements are prepared on the basis of accounting for the business combination as a pooling of interests and are based on the assumptions set forth in the notes thereto.

  The following unaudited pro forma combined condensed financial data have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Duke and PanEnergy, incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the business combination been completed on the date as of which, or at the beginning of the periods for which, the business combination is being given effect nor is it necessarily indicative of future operating results or financial position.

                            DUKE ENERGY CORPORATION

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1996
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                          DUKE POWER       PANENERGY      PRO FORMA  PRO FORMA
                         (AS REPORTED) (AS RECLASSIFIED) ADJUSTMENTS COMBINED
                         ------------- ----------------- ----------- ---------
OPERATING REVENUES
  Electric..............    4,436.6            77.8                   4,514.4
  Natural gas and
   petroleum products
    Sales of natural gas
     and petroleum
     products...........        --          5,879.2                   5,879.2
    Transportation and
     storage of natural
     gas................        --          1,522.9                   1,522.9
  Other.................      321.4            95.7                     417.1
                            -------         -------                  --------
      Total operating
       revenues.........    4,758.0         7,575.6                  12,333.6
                            -------         -------                  --------
OPERATING EXPENSES
  Fuel used in electric
   generation...........      758.5             --                      758.5
  Net interchange and
   purchased power......      378.7            78.1                     456.8
  Natural gas and
   petroleum products
   purchased............        --          5,445.5                   5,445.5
  Other operation and
   maintenance..........    1,505.1           877.7                   2,382.8
  Depreciation and
   amortization.........      492.2           297.2                     789.4
  General taxes.........      261.3            80.7                     342.0
                            -------         -------                  --------
      Total operating
       expenses.........    3,395.8         6,779.2                  10,175.0
                            -------         -------                  --------
OPERATING INCOME........    1,362.2           796.4                   2,158.6
                            -------         -------                  --------
INTEREST EXPENSE AND
 OTHER INCOME
  Interest expense......     (283.1)         (228.0)                   (511.1)
  Allowance for funds
   used during
   construction
   and other deferred
   returns..............      111.9             4.8                     116.7
  Other, net............       14.6            16.2                      30.8
                            -------         -------                  --------
      Total interest
       expense and other
       income...........     (156.6)         (207.0)                   (363.6)
                            -------         -------                  --------
INCOME BEFORE MINORITY
 INTEREST AND INCOME
 TAXES..................    1,205.6           589.4                   1,795.0
MINORITY INTEREST.......        --              6.2                       6.2
INCOME TAXES............      475.7           222.1                     697.8
                            -------         -------                  --------
INCOME BEFORE
 EXTRAORDINARY ITEM.....      729.9           361.1                   1,091.0
EXTRAORDINARY ITEM, NET
 OF TAX.................        --            (16.7)                    (16.7)
                            -------         -------                  --------
NET INCOME..............      729.9           344.4                   1,074.3
  Dividends on preferred
   and preference
   stock................       44.2             --                       44.2
                            -------         -------                  --------
EARNINGS FOR COMMON
 STOCK..................      685.7           344.4                   1,030.1
                            =======         =======                  ========
COMMON STOCK DATA
  Average common shares
   outstanding..........      203.6           150.9          6.7        361.2
  Earnings per share
    Before extraordinary
     item...............        --             2.39                      2.90
    Net income..........       3.37            2.28                      2.85
  Dividends per share...       2.08           0.945                      1.57

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                            DUKE ENERGY CORPORATION

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1995
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                           DUKE POWER       PANENERGY      PRO FORMA  PRO FORMA
                          (AS REPORTED) (AS RECLASSIFIED) ADJUSTMENTS COMBINED
                          ------------- ----------------- ----------- ---------
OPERATING REVENUES
  Electric...............    4,454.6             9.8                   4,464.4
  Natural gas and
   petroleum products
    Sales of natural gas
     and petroleum
     products............        --          3,397.2                   3,397.2
    Transportation and
     storage of natural
     gas.................        --          1,500.6                   1,500.6
  Other..................      222.0           110.5                     332.5
                             -------         -------                   -------
      Total operating
       revenues..........    4,676.6         5,018.1                   9,694.7
                             -------         -------                   -------
OPERATING EXPENSES
  Fuel used in electric
   generation............      744.2             --                      744.2
  Net interchange and
   purchased power.......      468.3            11.9                     480.2
  Natural gas and
   petroleum products
   purchased.............        --          3,119.3                   3,119.3
  Other operation and
   maintenance...........    1,403.6           805.4                   2,209.0
  Depreciation and
   amortization..........      458.1           279.0                     737.1
  General taxes..........      253.4            83.2                     336.6
                             -------         -------                   -------
      Total operating
       expenses..........    3,327.6         4,298.8                   7,626.4
                             -------         -------                   -------
OPERATING INCOME.........    1,349.0           719.3                   2,068.3
                             -------         -------                   -------
INTEREST EXPENSE AND
 OTHER INCOME
  Interest expense.......     (289.3)         (237.5)                   (526.8)
  Allowance for funds
   used during
   construction and other
   deferred returns......      125.0             7.5                     132.5
  Other, net.............       (3.8)           12.1                       8.3
                             -------         -------                   -------
      Total interest
       expense and other
       income............     (168.1)         (217.9)                   (386.0)
                             -------         -------                   -------
INCOME BEFORE INCOME
 TAXES...................    1,180.9           501.4                   1,682.3
INCOME TAXES.............      466.4           197.8                     664.2
                             -------         -------                   -------
NET INCOME...............      714.5           303.6                   1,018.1
  Dividends on preferred
   and preference stock..       48.9             --                       48.9
                             -------         -------                   -------
EARNINGS FOR COMMON
 STOCK...................      665.6           303.6                     969.2
                             =======         =======                   =======
COMMON STOCK DATA
  Average common shares
   outstanding...........      204.9           149.7          6.6        361.2
  Earnings per share.....       3.25            2.03                      2.68
  Dividends per share....       2.00           0.885                      1.50

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                            DUKE ENERGY CORPORATION

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1994
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                           DUKE POWER       PANENERGY      PRO FORMA  PRO FORMA
                          (AS REPORTED) (AS RECLASSIFIED) ADJUSTMENTS COMBINED
                          ------------- ----------------- ----------- ---------
OPERATING REVENUES
  Electric...............    4,312.4             --                    4,312.4
  Natural gas and
   petroleum products
    Sales of natural gas
     and petroleum
     products............        --          3,044.0                   3,044.0
    Transportation and
     storage of natural
     gas.................        --          1,432.8                   1,432.8
  Other..................      176.6           149.2                     325.8
                             -------         -------                   -------
      Total operating
       revenues..........    4,489.0         4,626.0                   9,115.0
                             -------         -------                   -------
OPERATING EXPENSES
  Fuel used in electric
   generation............      705.0             --                      705.0
  Net interchange and
   purchased power.......      553.4             --                      553.4
  Natural gas and
   petroleum products
   purchased.............        --          2,829.4                   2,829.4
  Other operation and
   maintenance...........    1,341.7           829.4                   2,171.1
  Depreciation and
   amortization..........      459.8           257.0                     716.8
  General taxes..........      249.3            84.0                     333.3
                             -------         -------                   -------
      Total operating
       expenses..........    3,309.2         3,999.8                   7,309.0
                             -------         -------                   -------
OPERATING INCOME.........    1,179.8           626.2                   1,806.0
                             -------         -------                   -------
INTEREST EXPENSE AND
 OTHER INCOME
  Interest expense.......     (270.2)         (233.2)                   (503.4)
  Allowance for funds
   used during
   construction and other
   deferred returns......      111.9            14.0                     125.9
  Other, net.............       14.4           (20.4)                     (6.0)
                             -------         -------                   -------
      Total interest
       expense and other
       income............     (143.9)         (239.6)                   (383.5)
                             -------         -------                   -------
INCOME BEFORE INCOME
 TAXES...................    1,035.9           386.6                   1,422.5
INCOME TAXES.............      397.0           161.4                     558.4
                             -------         -------                   -------
NET INCOME...............      638.9           225.2                     864.1
  Dividends on preferred
   and preference stock..       49.7             --                       49.7
                             -------         -------                   -------
EARNINGS FOR COMMON
 STOCK...................      589.2           225.2                     814.4
                             =======         =======                   =======
COMMON STOCK DATA
  Average common shares
   outstanding...........      204.9           148.7          6.6        360.2
  Earnings per share.....       2.88            1.51                      2.26
  Dividends per share....       1.92            0.84                      1.44

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                                 PANENERGY CORP

                  UNAUDITED RECLASSIFYING STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                  PANENERGY    PANENERGY           PANENERGY
                                (AS REPORTED) (RECLASSES)      (AS RECLASSIFIED)
                                ------------- -----------      -----------------
OPERATING REVENUES
  Electric.....................        --         77.8 (A)             77.8
  Sales of natural gas,
   petroleum products and
   power.......................    5,957.0       (77.8)(A)          5,879.2
  Transportation and storage of
   natural gas.................    1,522.9         --               1,522.9
  Other........................       56.9        38.8 (B)             95.7
                                   -------      ------              -------
    Total......................    7,536.8        38.8              7,575.6
                                   -------      ------              -------
COSTS AND EXPENSES
  Net interchange and purchased
   power.......................        --         78.1 (C)             78.1
  Natural gas, petroleum
   products and power
   purchased...................    5,523.6       (78.1)(C)          5,445.5
  Other operation and
   maintenance.................        --        877.7 (D)            877.7
  Operating and maintenance....      605.4      (605.4)(D)              --
  General and administrative...      272.3      (272.3)(D)              --
  Depreciation and
   amortization................      297.2         --                 297.2
  Miscellaneous taxes..........       80.7       (80.7)(E)              --
  General taxes................        --         80.7 (E)             80.7
                                   -------      ------              -------
    Total......................    6,779.2         --               6,779.2
                                   -------      ------              -------
OPERATING INCOME...............      757.6        38.8                796.4
                                   -------      ------              -------
OTHER INCOME AND DEDUCTIONS
  Interest expense.............        --       (228.0)(F)           (228.0)
  Allowance for funds used
   during construction and
   other deferred returns......        --          4.8 (H)              4.8
  Equity in earnings of
   unconsolidated affiliates...       38.8       (38.8)(B)              --
  Interest and miscellaneous
   income......................       38.9       (38.9)(G, H)           --
  Miscellaneous deductions.....      (20.8)       20.8 (G)              --
  Other, net...................        --         16.2 (G)             16.2
                                   -------      ------              -------
    Total......................       56.9      (263.9)              (207.0)
                                   -------      ------              -------
INTEREST EXPENSE
  Interest on long-term debt...      216.3      (216.3)(F)              --
  Other interest...............        8.8        (8.8)(F, H)           --
                                   -------      ------              -------
    Total......................      225.1      (225.1)                 --
                                   -------      ------              -------
EARNINGS BEFORE MINORITY
 INTEREST AND INCOME TAX.......      589.4         --                 589.4
MINORITY INTEREST..............        6.2         --                   6.2
INCOME TAX.....................      222.1         --                 222.1
                                   -------      ------              -------
INCOME BEFORE EXTRAORDINARY
 ITEM..........................      361.1         --                 361.1
EXTRAORDINARY ITEM, NET OF
 TAX...........................      (16.7)        --                 (16.7)
                                   -------      ------              -------
NET INCOME.....................      344.4         --                 344.4
                                   =======      ======              =======
AVERAGE COMMON SHARES
 OUTSTANDING...................      150.9                            150.9
EARNINGS PER COMMON SHARE
  Before extraordinary item....       2.39                             2.39
  Net income...................       2.28                             2.28

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                                 PANENERGY CORP

                  UNAUDITED RECLASSIFYING STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                  PANENERGY    PANENERGY           PANENERGY
                                (AS REPORTED) (RECLASSES)      (AS RECLASSIFIED)
                                ------------- -----------      -----------------
OPERATING REVENUES
  Electric.....................        --          9.8 (A)              9.8
  Sales of natural gas,
   petroleum products and
   power.......................    3,407.0        (9.8)(A)          3,397.2
  Transportation and storage of
   natural gas.................    1,500.6         --               1,500.6
  Other........................       59.9        50.6 (B)            110.5
                                   -------      ------              -------
    Total......................    4,967.5        50.6              5,018.1
                                   -------      ------              -------
COSTS AND EXPENSES
  Net interchange and purchased
   power.......................        --         11.9 (C)             11.9
  Natural gas, petroleum
   products and power
   purchased...................    3,131.2       (11.9)(C)          3,119.3
  Other operation and
   maintenance.................        --        805.4 (D)            805.4
  Operating and maintenance....      598.4      (598.4)(D)              --
  General and administrative...      207.0      (207.0)(D)              --
  Depreciation and
   amortization................      279.0         --                 279.0
  Miscellaneous taxes..........       83.2       (83.2)(E)              --
  General taxes................        --         83.2 (E)             83.2
                                   -------      ------              -------
    Total......................    4,298.8         --               4,298.8
                                   -------      ------              -------
OPERATING INCOME...............      668.7        50.6                719.3
                                   -------      ------              -------
OTHER INCOME AND DEDUCTIONS
  Interest expense.............        --       (237.5)(F)           (237.5)
  Allowance for funds used
   during construction and
   other
   deferred returns............        --          7.5 (H)              7.5
  Equity in earnings of
   unconsolidated affiliates...       50.6       (50.6)(B)              --
  Interest and miscellaneous
   income......................       36.8       (36.8)(G, H)           --
  Miscellaneous deductions.....      (21.0)       21.0 (G)              --
  Other, net...................        --         12.1 (G)             12.1
                                   -------      ------              -------
    Total......................       66.4      (284.3)              (217.9)
                                   -------      ------              -------
INTEREST EXPENSE
  Interest on long-term debt...      225.0      (225.0)(F)              --
  Other interest...............        8.7        (8.7)(F, H)           --
                                   -------      ------              -------
    Total......................      233.7      (233.7)                 --
                                   -------      ------              -------
EARNINGS BEFORE INCOME TAX.....      501.4         --                 501.4
INCOME TAX.....................      197.8         --                 197.8
                                   -------      ------              -------
NET INCOME.....................      303.6         --                 303.6
                                   =======      ======              =======
AVERAGE COMMON SHARES
 OUTSTANDING...................      149.7                            149.7
EARNINGS PER COMMON SHARE......       2.03                             2.03

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                                 PANENERGY CORP

                  UNAUDITED RECLASSIFYING STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1994
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                  PANENERGY    PANENERGY           PANENERGY
                                (AS REPORTED) (RECLASSES)      (AS RECLASSIFIED)
                                ------------- -----------      -----------------
OPERATING REVENUES
  Electric.....................        --          --                   --
  Sales of natural gas and
   petroleum products..........    3,044.0         --               3,044.0
  Transportation and storage of
   natural gas.................    1,432.8         --               1,432.8
  Other........................      108.3        40.9 (B)            149.2
                                   -------      ------              -------
    Total......................    4,585.1        40.9              4,626.0
                                   -------      ------              -------
COSTS AND EXPENSES
  Net interchange and purchased
   power.......................        --          --                   --
  Natural gas and petroleum
   products purchased..........    2,829.4         --               2,829.4
  Other operation and
   maintenance.................        --        829.4 (D)            829.4
  Operating and maintenance....      570.6      (570.6)(D)              --
  General and administrative...      258.8      (258.8)(D)              --
  Depreciation and
   amortization................      257.0         --                 257.0
  Miscellaneous taxes..........       84.0       (84.0)(E)              --
  General taxes................        --         84.0 (E)             84.0
                                   -------      ------              -------
    Total......................    3,999.8         --               3,999.8
                                   -------      ------              -------
OPERATING INCOME...............      585.3        40.9                626.2
                                   -------      ------              -------
OTHER INCOME AND DEDUCTIONS
  Interest expense.............        --       (233.2)(F)           (233.2)
  Allowance for funds used
   during construction and
   other deferred returns......        --         14.0 (H)             14.0
  Equity in earnings of
   unconsolidated affiliates...       40.9       (40.9)(B)              --
  Interest and miscellaneous
   income......................       23.0       (23.0)(G, H)           --
  Miscellaneous deductions.....      (34.0)       34.0 (G)              --
  Other, net...................        --        (20.4)(G)            (20.4)
                                   -------      ------              -------
    Total......................       29.9      (269.5)              (239.6)
                                   -------      ------              -------
INTEREST EXPENSE
  Interest on long-term debt...      218.3      (218.3)(F)              --
  Other interest...............       10.3       (10.3)(F, H)           --
                                   -------      ------              -------
    Total......................      228.6      (228.6)                 --
                                   -------      ------              -------
EARNINGS BEFORE INCOME TAX.....      386.6         --                 386.6
INCOME TAX.....................      161.4         --                 161.4
                                   -------      ------              -------
NET INCOME.....................      225.2         --                 225.2
                                   =======      ======              =======
AVERAGE COMMON SHARES
 OUTSTANDING...................      148.7                            148.7
EARNINGS PER COMMON SHARE......       1.51                             1.51

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                            DUKE ENERGY CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN MILLIONS)

                             DUKE POWER       PANENERGY      PRO FORMA  PRO FORMA
                            (AS REPORTED) (AS RECLASSIFIED) ADJUSTMENTS COMBINED
                            ------------- ----------------- ----------- ---------
ASSETS
CURRENT ASSETS
  Cash.....................       36.1            21.3                      57.4
  Short-term investments...       72.7            35.9                     108.6
  Receivables (less
   allowance for losses:
   $20.0)..................      710.0         1,178.0                   1,888.0
  Inventory................      301.4           132.1                     433.5
  Prepayments and other....       23.9           133.2                     157.1
                              --------         -------                  --------
      Total current
       assets..............    1,144.1         1,500.5                   2,644.6
                              --------         -------                  --------
INVESTMENTS AND OTHER
 ASSETS
  Investments in
   affiliates..............      189.0           313.9                     502.9
  Other investments........      114.7            58.4                     173.1
  Nuclear decommissioning
   trust funds.............      362.6             --                      362.6
  Pre-funded pension cost..       80.0           280.6                     360.6
                              --------         -------                  --------
      Total investments and
       other assets........      746.3           652.9                   1,399.2
                              --------         -------                  --------
PROPERTY, PLANT AND
 EQUIPMENT
  Electric plant in service
   (at original cost)......   14,194.4             --                   14,194.4
  Less accumulated
   depreciation and
   amortization............    5,438.5             --                    5,438.5
                              --------         -------                  --------
    Electric plant in
     service, net..........    8,755.9             --                    8,755.9
                              --------         -------                  --------
  Nuclear fuel.............      604.8             --                      604.8
  Less accumulated
   amortization............      363.3             --                      363.3
                              --------         -------                  --------
    Nuclear fuel, net......      241.5             --                      241.5
                              --------         -------                  --------
  Construction work in
   progress (including
   nuclear fuel in process:
   $27.5)..................      389.0             --                      389.0
                              --------         -------                  --------
      Total electric plant,
       net.................    9,386.4             --                    9,386.4
                              --------         -------                  --------
  Natural gas and petroleum
   products property, plant
   and equipment...........        --          8,681.4                   8,681.4
  Less accumulated
   depreciation and
   amortization............        --          3,360.0                   3,360.0
                              --------         -------                  --------
    Property, plant and
     equipment in service,
     net...................        --          5,321.4                   5,321.4
  Construction work in
   progress................        --            126.7                     126.7
                              --------         -------                  --------
      Total natural gas and
       petroleum products,
       net.................        --          5,448.1                   5,448.1
                              --------         -------                  --------
  Other property--at cost
   (less accumulated
   depreciation: $37.3).......   426.0             8.6                     434.6
                              --------         -------                  --------
      Total property, plant
       and equipment, net..    9,812.4         5,456.7                  15,269.1
                              --------         -------                  --------
DEFERRED DEBITS
  Purchased capacity
   costs...................      892.0             --                      892.0
  Debt expense.............      169.8            74.2                     244.0
  Regulatory assets related
   to income taxes.........      489.0             4.5                     493.5
  Regulatory assets related
   to DOE assessment fee...       94.7             --                       94.7
  Regulatory assets related
   to Order 636............        --            317.9                     317.9
  Regulatory assets related
   to PCB clean-up.........        --            153.2                     153.2
  Goodwill, net............        --            191.4                     191.4
  Other....................      121.4           133.9                     255.3
                              --------         -------                  --------
      Total deferred
       debits..............    1,766.9           875.1                   2,642.0
                              --------         -------                  --------
TOTAL ASSETS...............   13,469.7         8,485.2                  21,954.9
                              ========         =======                  ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                            DUKE ENERGY CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN MILLIONS)

                           DUKE POWER       PANENERGY      PRO FORMA  PRO FORMA
                          (AS REPORTED) (AS RECLASSIFIED) ADJUSTMENTS COMBINED
                          ------------- ----------------- ----------- ---------
LIABILITIES AND STOCK-
 HOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable.......      327.3           959.2                   1,286.5
  Notes payable and
   commercial paper......      105.6           354.1                     459.7
  Taxes accrued..........        1.0            73.8                      74.8
  Interest accrued.......       64.6            59.7                     124.3
  Current maturities of
   long-term debt and
   preferred stock.......      212.3           138.3                     350.6
  Order 636 liabilities..        --             84.4                      84.4
  PCB clean-up costs.....        --             32.4                      32.4
  Other..................      152.2           356.1                     508.3
                            --------         -------                  --------
    Total current
     liabilities.........      863.0         2,058.0                   2,921.0
                            --------         -------                  --------
LONG-TERM DEBT...........    3,538.1         1,947.0                   5,485.1
                            --------         -------                  --------
MINORITY INTEREST........        --             82.3                      82.3
                            --------         -------                  --------
ACCUMULATED DEFERRED
 INCOME TAXES............    2,376.0         1,192.5                   3,568.5
                            --------         -------                  --------
DEFERRED CREDITS AND
 OTHER LIABILITIES
  Investment tax credit..      250.1             --                      250.1
  DOE assessment fee.....       94.7             --                       94.7
  Nuclear decommissioning
   costs externally
   funded................      362.6             --                      362.6
  Order 636 liabilities..        --            121.9                     121.9
  PCB clean-up costs.....        --            188.9                     188.9
  Other..................      412.5           442.1                     854.6
                            --------         -------                  --------
    Total deferred
     credits and other
     liabilities.........    1,119.9           752.9                   1,872.8
                            --------         -------                  --------
PREFERRED AND PREFERENCE
 STOCK WITH SINKING FUND
 REQUIREMENTS............      234.0             --                      234.0
                            --------         -------                  --------
PREFERRED AND PREFERENCE
 STOCK WITHOUT SINKING
 FUND REQUIREMENTS.......      450.0             --                      450.0
                            --------         -------                  --------
COMMITMENTS AND
 CONTINGENCIES...........        --              --                        --
                            --------         -------                  --------
COMMON STOCKHOLDERS'
 EQUITY
  Common stock, shares
   issued and
   outstanding; Duke
   Power--201.6 million,
   PanEnergy--151.1
   million, Duke Energy--
   359.4 million.........    1,896.1           151.1        2,242.1    4,289.3
  Paid-in capital........        --          2,242.1       (2,242.1)       --
  Retained earnings......    2,992.6            59.3            --     3,051.9
                            --------         -------       --------   --------
    Total common
     stockholders'
     equity..............    4,888.7         2,452.5            --     7,341.2
                            --------         -------       --------   --------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY....   13,469.7         8,485.2                  21,954.9
                            ========         =======                  ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                                 PANENERGY CORP

                     UNAUDITED RECLASSIFYING BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN MILLIONS)

                                 PANENERGY    PANENERGY             PANENERGY
                               (AS REPORTED) (RECLASSES)        (AS RECLASSIFIED)
                               ------------- -----------        -----------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents..        57.2        (57.2)(I)               --
  Cash.......................         --          21.3 (I)              21.3
  Short-term investments.....         --          35.9 (I)              35.9
  Receivables (less allowance
   for losses: $12.9)........         --       1,178.0 (J)           1,178.0
  Accounts and notes
   receivable
    Customers................     1,151.3     (1,151.3)(J)               --
    Other....................        26.7        (26.7)(J)               --
  Inventory and supplies.....       132.1          --                  132.1
  Current deferred income
   tax.......................        50.4        (50.4)(K)               --
  Other......................       217.8        (84.6)(L)             133.2
                                 --------     --------              --------
      Total..................     1,635.5       (135.0)              1,500.5
                                 --------     --------              --------
INVESTMENTS
  Affiliates.................       313.9          --                  313.9
  Pre-funded pension costs...         --         280.6 (M)             280.6
  Other......................        58.4          --                   58.4
                                 --------     --------              --------
      Total..................       372.3        280.6                 652.9
                                 --------     --------              --------
PLANT, PROPERTY AND EQUIPMENT
  Natural gas and petroleum
   products plant, property
   and equipment.............         --       8,681.4 (N)           8,681.4
  Original cost..............     8,822.5     (8,822.5)(N)               --
  Accumulated depreciation
   and amortization..........    (3,365.8)         5.8 (O)          (3,360.0)
  Construction work in
   progress..................         --         126.7 (N)             126.7
                                 --------     --------              --------
  Net natural gas and
   petroleum products........     5,456.7         (8.6)              5,448.1
  Other property--at cost
   (less accumulated
   depreciation: $5.8).......         --           8.6 (N,O)             8.6
                                 --------     --------              --------
      Net plant, property and
       equipment.............     5,456.7          --                5,456.7
                                 --------     --------              --------
DEFERRED CHARGES
  Goodwill, net..............       191.4          --                  191.4
  Prepaid pension............       280.6       (280.6)(M)               --
  Debt expense...............         --          74.2 (P)              74.2
  Regulatory assets related
   to income taxes...........         --           4.5 (Q)               4.5
  Regulatory assets related
   to Order 636..............         --         317.9 (L,R)           317.9
  Regulatory assets related
   to PCB clean-up...........         --         153.2 (L,R)           153.2
  Other......................       631.3      (497.4) (P,Q,R)         133.9
                                 --------     --------              --------
      Total..................     1,103.3       (228.2)                875.1
                                 --------     --------              --------
TOTAL ASSETS.................     8,567.8        (82.6)              8,485.2
                                 ========     ========              ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

                                 PANENERGY CORP

                     UNAUDITED RECLASSIFYING BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN MILLIONS)

                                   PANENERGY    PANENERGY           PANENERGY
                                 (AS REPORTED) (RECLASSES)      (AS RECLASSIFIED)
                                 ------------- -----------      -----------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
CURRENT LIABILITIES
  Long-term debt due within one
   year........................       138.3          --                138.3
  Notes payable and commercial
   paper.......................       354.1          --                354.1
  Accounts payable.............       959.2          --                959.2
  Rate refund provisions.......        37.0        (37.0)(S)             --
  Accrued interest.............        59.7          --                 59.7
  Accrued wages and benefits...        61.8        (61.8)(S)             --
  Taxes payable................        73.8          --                 73.8
  Order 636 liabilities........         --          84.4 (T)            84.4
  PCB clean-up costs...........         --          32.4 (T)            32.4
  Other........................       374.1        (18.0)(S,T)         356.1
                                    -------     --------             -------
    Total......................     2,058.0          --              2,058.0
                                    -------     --------             -------
DEFERRED LIABILITIES AND
 CREDITS
  Deferred income tax..........     1,242.9        (50.4)(K)         1,192.5
  Order 636 liabilities........         --         121.9 (U)           121.9
  PCB clean-up costs...........         --         188.9 (U)           188.9
  Other........................       785.1       (343.0)(Q,U)         442.1
                                    -------     --------             -------
    Total......................     2,028.0        (82.6)            1,945.4
                                    -------     --------             -------
LONG-TERM DEBT.................         --       1,947.0 (V)         1,947.0
  Notes payable................     1,320.2     (1,320.2)(V)             --
  Debentures...................       298.8       (298.8)(V)             --
  Revenue bonds................       328.0       (328.0)(V)             --
                                    -------     --------             -------
    Total......................     1,947.0          --              1,947.0
                                    -------     --------             -------
COMMITMENTS AND CONTINGENCIES..         --           --                  --
                                    -------     --------             -------
MINORITY INTEREST..............        82.3          --                 82.3
                                    -------     --------             -------
COMMON STOCKHOLDERS' EQUITY
  Common stock, 151.1 million
   shares issued and
   outstanding, 300 million
   shares authorized, $1 par
   value per share.............       151.1          --                151.1
  Paid-in capital..............     2,242.1          --              2,242.1
  Retained earnings............        59.3          --                 59.3
                                    -------     --------             -------
    Total......................     2,452.5          --              2,452.5
                                    -------     --------             -------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY..........     8,567.8        (82.6)            8,485.2
                                    =======     ========             =======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                     Data.

        NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

  1. There were no material intercompany transactions between PanEnergy and Duke during the periods presented.

  2. The unaudited pro forma combined condensed financial statements reflect the conversion of each outstanding share of PanEnergy Common Stock into 1.0444 shares of Duke Common Stock, as provided in the Merger Agreement. The unaudited pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

  3. The effects of accounting policy differences are immaterial and have not been adjusted in the selected unaudited pro forma combined condensed financial data.

  4. The PanEnergy (unaudited) reclassifying financial data reflects the reclassifying entries necessary to adjust PanEnergy's consolidated balance sheet and statement of income presentation to be consistent with the presentation expected to be used by Duke Energy. The following describes such reclassifying entries:

  STATEMENT OF INCOME RECLASSIFYING ENTRIES

  (A)To reclassify electric revenues.

  (B)To reclassify Equity in Earnings of Unconsolidated Affiliates to Other operating revenues.

  (C)To reclassify the costs associated with electric revenues.

  (D)To combine Operating and Maintenance and General and Administrative costs.

  (E)To reclassify Miscellaneous Taxes to General Taxes.

  (F)To reclassify Interest Expense to include capitalized interest, Other Interest, and Interest on Long-Term Debt.

  (G)To reclassify Interest and Miscellaneous Income and Miscellaneous Deductions to Other, Net.

  (H)To reclassify allowance for funds used during construction and capitalized interest from Interest and Miscellaneous Income and Other Interest.

  BALANCE SHEET RECLASSIFYING ENTRIES

  (I)To reclassify Cash and Short-Term Investments.

  (J)To combine components of Accounts and Notes Receivable.

  (K)To reclassify the Current Deferred Income Tax receivable to Deferred Income Tax liability.

  (L)To reclassify current portions of Regulatory Assets Related to Order 636 and PCB Clean-up ($67.9 million and $16.7 million, respectively) to the Deferred Charges section.

  (M)To reclassify Prepaid Pension to Pre-Funded Pension Costs.

  (N)To reclassify Plant, Property and Equipment Original Cost to Natural Gas and Petroleum Products Plant, Property and Equipment,
       Construction Work in Process and Other Property.

  (O)To reclassify accumulated depreciation of Other Property.

  (P)To reclassify Debt Expense.

  (Q)To reclassify Regulatory Assets Related to Income Taxes net of the related liability from Other Deferred Charges and Other Deferred Liabilities and Credits ($36.7 million and $32.2 million, respectively).

  (R)To reclassify non-current portions of Regulatory Assets Related to Order 636 and PCB Clean-up ($250.0 million and $136.5 million, respectively).

  (S)To reclassify Rate Refund Provisions and Accrued Wages and Benefits to Other Current Liabilities.

  (T)To reclassify current portions of Order 636 Liabilities and PCB Clean-up Costs.

  (U)To reclassify non-current portions of Order 636 Liabilities and PCB Clean-up Costs from Other Deferred Liabilities and Credits.

  (V)To combine components of Long-Term Debt.

                     THE DUKE MEETING--ADDITIONAL MATTERS

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 2)

  Four persons have been nominated by the Duke Board for election as directors to Class III at the Duke Meeting, to serve three-year terms and until their successors are duly elected and qualified. The nominees are Robert J. Brown, George Dean Johnson, Jr., James G. Martin and Richard B. Priory. All of the Class III nominees are currently Class III directors.

  Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election. In that event, it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Duke Board has no reason to believe that any of the nominees listed will not be available for election as a director.

  Directors are elected by a plurality of the votes cast by the holders of Duke Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

                                   CLASS III
                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                            (TERM EXPIRING IN 2000)

                         ROBERT J. BROWN, Chairman and President, B&C
                         Associates, Inc., marketing research and public relations firm

                         Mr. Brown, 62, was elected a director in 1994 and serves on the Audit Committee. He founded B&C Associates, Inc., High Point, North Carolina, in 1960 and served as its President from 1960 until 1968 and its Chairman and President from 1973 to the present. From 1968 until 1973, Mr. Brown was a Special Assistant to the President of the United States, with oversight responsibility for community relations, civil rights, emergency preparedness and day care. He is a director of First Union Corporation, Sonoco Products Company and North Carolina Citizens for Business and Industry.
PHOTO

                         GEORGE DEAN JOHNSON, JR., President and Chief Executive Officer, Extended Stay America, development, ownership and management of extended-stay lodging facilities
                         Mr. Johnson, 54, was elected a director in 1986. He is Chairman of the Finance Committee and also serves on the Nominating Committee. Mr. Johnson began his legal career in 1967 when he joined Johnson, Smith, Hibbard and Wildman. He was General Partner of WJB Video, a Blockbuster Video franchisee, from 1987 to 1993, and served as President of the Domestic Consumer Division of Blockbuster Entertainment Corporation from 1993 until 1995. He assumed the position of President and Chief Executive Officer of Extended Stay America in 1995. He is also Chairman of Johnson Development Associates, Inc. and a director of Florida Panthers Holdings, Inc., Extended Stay America and Republic Industries, Inc. He also serves on the Board of Trustees of Converse College.

PHOTO

                         JAMES G. MARTIN, PH.D., Vice President, Research, Carolinas HealthCare System

                         Mr. Martin, 61, was elected a director in 1994 and serves on the Corporate Performance Review Committee. Since January 1993, he has been Chairman of the Research Development Board of the Carolinas HealthCare System located at Carolinas Medical Center, Charlotte, North Carolina. He was named Vice President, Research, in 1995. He served as Governor of the State of North Carolina from 1985 to 1993 and was a member of the United States House of Representatives, representing the Ninth District of North Carolina, from 1972 until 1984. Mr. Martin is currently a director of J. A. Jones, Inc. and Family Dollar Stores, Inc. He is Chairman of the Global TransPark Foundation, Inc. and a Trustee of Wake Forest University.
PHOTO

                         RICHARD B. PRIORY, President and Chief Operating Officer, Duke Power Company

                         Mr. Priory, 50, joined Duke in 1976 as a Design Engineer and was elected a director in 1990. He was named Vice President, Design Engineering, in 1984; Senior Vice President, Generation and Information Services, in 1988; Executive Vice President, Power Generation Group, in 1991 and was appointed to his present position in 1994. He serves on the Management, Finance, Retirement Plan and Stock Purchase-Savings Program Committees. He is a director of Dana Corporation, J. A. Jones Applied Research Corp. and NationsBank Corporation. He serves on the boards of the Charlotte-Mecklenburg Education Foundation, the North Carolina Chapter of The Nature Conservancy and the North Carolina State University Engineering Foundation. He is also a member of the Foundation of the University of North Carolina at Charlotte, Inc. and the University's Board of Visitors. Mr. Priory is also a member of the National Academy of Engineering.

PHOTO

                        DIRECTORS CONTINUING IN OFFICE

                         G. ALEX BERNHARDT, SR., Chairman and Chief Executive Officer, Bernhardt Furniture Company, furniture manufacturers

                         Mr. Bernhardt, 53, was elected a director in 1991 and serves on the Corporate Performance Review Committee. He has been associated with Bernhardt Furniture Company of Lenoir, North Carolina, since 1965. He was named President and a director in 1976 and became Chairman and Chief Executive Officer in 1996. He is a director of Robert Talbott, Inc. and First Union Corporation. He serves as a trustee of Davidson College and a member of the North Carolina Governor's Business Council. He is a director emeritus and past President of the American Furniture Manufacturers Association. He is a Class II director with a term expiring in 1999.
PHOTO

                         W. A. COLEY, President, Associated Enterprises Group, Duke Power Company

                         Mr. Coley, 53, joined Duke in 1966 and was elected a director in 1990. He was named Vice President, Operation, in 1984; Vice President, Central Division, in 1986; Senior Vice President, Power Delivery, in 1988; Senior Vice President, Customer Group, in 1990; Executive Vice President, Customer Group, in 1991 and was appointed to his present position in 1994. He serves on the Management, Corporate Performance Review, Retirement Plan and Stock Purchase-Savings Program Committees. He is a director of Carolina Pad and Paper Company and the North Carolina Board of SouthTrust Bank. In addition, he serves on the Boards of Trustees of Charlotte Latin School, Queens College, Union Theological Seminary, Presbyterian Healthcare Systems, United Way of the Central Carolinas and the Charlotte Chamber of Commerce. He also serves on the Institutional Advisory Board and the Engineering Advisory Board of the Georgia Institute of Technology. He is a Class II director with a term expiring in 1999.
PHOTO


                         STEVE C. GRIFFITH, JR., Vice Chairman of the Board and General Counsel, Duke Power Company

                         Mr. Griffith, 63, joined Duke in 1964 as Assistant General Counsel, was named Secretary and Associate General Counsel in 1971 and was appointed General Counsel in 1975. He was named a Vice President in 1977 and a Senior Vice President in 1982, at which time he was elected a director. He was named an Executive Vice President in 1991 and assumed his present position in 1994. Mr. Griffith serves on the Management, Retirement Plan and Stock Purchase-Savings Program Committees. He is a Fellow of the American Bar Foundation and a member of the American Bar Association, the North Carolina State Bar and the South Carolina Bar. He also serves on the Board of Governors of the Research Triangle Institute. He is a Class I director with a term expiring in 1998.
PHOTO

                         W. H. GRIGG, Chairman of the Board and Chief
                         Executive Officer, Duke Power Company

                         Mr. Grigg, 64, joined Duke in 1963, was named Vice President and General Counsel in 1971 and became a director in 1972. He was elected Senior Vice President, Legal and Finance, in 1975; Executive Vice President, Finance and Administration, in 1982; Executive Vice President, Customer Group, in 1988; and Vice Chairman of the Board in 1991. He was named Chairman of the Board, President and Chief Executive Officer in April 1994, and Chairman of the Board and Chief Executive Officer in July 1994. He serves on the Nominating, Finance, Retirement Plan and Stock Purchase-Savings Program Committees and as Chairman of the Management Committee. He is a trustee of Nations Fund Trust and a director of Nations Fund, Inc., Coltec Industries, Inc., Associated Electric and Gas Insurers, Ltd. and the Charlotte-Mecklenburg Hospital Authority. He is a Class II director with a term expiring in 1999.
PHOTO

                         PAUL H. HENSON, Chairman, Kansas City Southern Industries, Inc., holding company for railroad operations and financial services

                         Mr. Henson, 71, was elected a director in 1976. He serves on the Corporate Performance Review, Nominating and Compensation Committees. He became Chairman of the Board of Kansas City Southern Industries, Inc. in 1990 following his retirement as Chairman of Sprint Corporation. He is a director of Hallmark Cards, Inc. and Kansas City Southern Industries, Inc. He is a Class I director with a term expiring in 1998.
PHOTO

                         W. W. JOHNSON, Chairman of the Executive Committee, NationsBank Corporation

                         Mr. Johnson, 66, was elected a director in 1984. He is Chairman of the Nominating Committee and also serves on the Finance Committee. He is Chairman of the Executive Committee of NationsBank Corporation. Mr. Johnson was, since 1980, Chairman of the Board and Chief Executive Officer of Bankers Trust of South Carolina, which merged with NationsBank Corporation in January 1986. He is a director of NationsBank Corporation, ALLTEL Corporation and The Liberty Corporation. He is a Class I director with a term expiring in 1998.
PHOTO

                         MAX LENNON, President, Mars Hill College, Mars Hill, North Carolina

                         Dr. Lennon, 56, was elected a director in 1988 and is Chairman of the Audit Committee. He assumed his present position in 1996, after serving as President of Eastern Foods, Inc. from 1994 through 1995. He was previously involved in higher education from 1966 to 1994, his last tenure being at Clemson University where he served as President for eight years. He is a director of First Union Corporation and Delta Woodside Industries, Inc. He is a Class II director with a term expiring in 1999.
PHOTO

                         BUCK MICKEL, Retired Vice Chairman, Fluor Corporation

                         Mr. Mickel, 71, was elected a director in 1976. He is Chairman of the Compensation Committee and also serves on the Corporate Performance Review Committee. He had been associated with Daniel International since 1947 and served as its Chairman from 1974 to 1987. He served as President and later Vice Chairman of Fluor Corporation from 1977 until his retirement in 1987. He is a director of Emergent Group, Fluor Corporation, The Liberty Corporation, Delta Woodside Industries, Inc., RSI Holdings, Inc., Textile Hall Corporation and Insignia Financial Group, Inc. He is a life trustee of Clemson University and Converse College. He is a Class I director with a term expiring in 1998.
PHOTO

                         RUSSELL M. ROBINSON, II, Attorney, Robinson, Bradshaw & Hinson, P.A.

                         Mr. Robinson, 65, was elected a director in 1995 and serves on the Audit Committee. He has been engaged in the practice of law since 1956, and is the author of Robinson on North Carolina Corporation Law. He is a director of Cadmus Communications Corporation and Caraustar Industries, Inc. and also serves as a member of the American Law Institute and a Fellow of the American Bar Foundation. He is Chairman of the Board of Trustees of the University of North Carolina at Charlotte, a member of the Board of Visitors of Duke University Law School, a trustee of The Duke Endowment and a director of the Presbyterian Hospital Foundation. He is a Class I director with a term expiring in 1998.
PHOTO

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Set forth below is the number of shares of Duke Common Stock beneficially owned by the directors, the Chief Executive Officer, the other executive officers named in the Summary Compensation Table, and the directors and executive officers as a group, on December 31, 1996:

       NAME                                         SHARES
       ----                                       ----------
       G. Alex Bernhardt.........................      2,382(1)
       Robert J. Brown...........................        592(1)
       W. A. Coley...............................     18,025(2)(3)
       Steve C. Griffith, Jr.....................     44,457(2)
       W. H. Grigg...............................     42,016(2)
       Paul H. Henson............................      3,092(1)
       George Dean Johnson, Jr. .................      2,575(1)(4)
       W. W. Johnson.............................     12,062(1)
       Max Lennon................................      1,792(1)
       James G. Martin...........................        469(1)
       Buck Mickel...............................     67,959(1)(5)
       Richard J. Osborne........................      6,989(2)
       Richard B. Priory.........................     11,093(2)
       Russell M. Robinson, II................... 10,707,636(1)(6)
       Directors and executive officers as a
        group (15 persons)....................... 10,923,706(1)(2)(3)(4)(5)(6)

--------
(1) Includes full shares held in trust under the arrangement for directors described under the caption "Directors' Fees."
(2) Includes full shares credited to the participant's account under the Stock Purchase-Savings Program for Employees as of December 31, 1996.
(3) Includes 1,100 shares owned by Mr. Coley's wife and 245 shares held as custodian for his son. Beneficial ownership of all such shares is disclaimed.
(4) Does not include 22,000 shares held in an irrevocable trust of which Mr. Johnson is a beneficiary. Beneficial ownership of such shares is expressly disclaimed.
(5) Includes 60,000 shares owned by The Daniel Foundation of South Carolina, a charitable foundation located in Greenville, South Carolina, of which Mr. Mickel is a trustee. Beneficial ownership of such shares is expressly disclaimed.
(6) Includes 9,404,721 shares owned by The Duke Endowment and 1,302,132 shares owned by the Doris Duke Trust. Mr. Robinson, who is a trustee of each of such entities, expressly disclaims beneficial ownership of the shares owned by such trusts.

  No person listed in the table beneficially owned more than 1% of the Duke Common Stock outstanding on December 31, 1996 with the exception of Mr. Robinson, who beneficially owned 10,707,636 shares of such stock on that date largely because of the attribution to him of 9,404,721 shares owned by The Duke Endowment and 1,302,132 shares owned by the Doris Duke Trust, shares he is deemed to beneficially own in his capacities as a trustee of The Duke Endowment and a trustee of the Doris Duke Trust, respectively. The directors and executive officers as a group beneficially owned less than 1% of such stock (not including the shares owned by such trusts) on that date.

                            EXECUTIVE COMPENSATION

  Set forth below is information regarding compensation to the Chief Executive Officer and the other four most highly compensated executive officers of Duke for services to Duke for the years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                  ANNUAL               LONG-TERM
                                               COMPENSATION           COMPENSATION
                                      ------------------------------- ------------
NAME AND PRINCIPAL                    SALARY   BONUS   OTHER ANNUAL       LTIP         ALL OTHER
   POSITION                      YEAR ($)(1)  ($)(2)  COMPENSATION($)  PAYOUTS($)  COMPENSATION($)(3)
------------------               ---- ------- ------- --------------- ------------ ------------------
W. H. Grigg....................  1996 695,000 218,925     56,760        188,123         192,606
 Chairman and                    1995 636,667 312,704     48,098        204,392         163,720
 Chief Executive Officer         1994 558,500 103,496     74,292        180,019         138,030
S. C. Griffith, Jr. ...........  1996 372,200  81,369     23,767        124,362          97,264
 Vice Chairman and               1995 369,565 122,834     19,064        145,800          83,549
 General Counsel                 1994 342,850  63,078     16,323        135,081          73,618
R. B. Priory...................  1996 476,509 107,215     14,144        124,362          31,254
 President and                   1995 423,445 149,407      9,716        130,275          20,945
 Chief Operating Officer         1994 348,425  63,078      8,110        118,125          14,299
W. A. Coley....................  1996 378,947 300,723     43,734        124,362          53,594
 President, Associated           1995 380,110 208,360      9,997        130,275          44,809
 Enterprises Group               1994 339,975  63,078     13,069        118,125          42,478
R. J. Osborne..................  1996 253,200  47,931      3,448         61,272          15,932
 Senior Vice President           1995 250,800  57,504      1,873         70,763          13,591
 and Chief Financial Officer     1994 225,735  28,606      1,572         65,453           7,367

--------
(1) Salary amounts may reflect increases either paid in February of each year or spread over the 12 months from the end of January in each year.
(2) Bonus amounts consist of compensation under the Executive Short-Term Incentive Plan.
(3) "All Other Compensation" includes the following for 1996:
    (i) Amounts contributed to the Stock Purchase-Savings Program for Employees as follows: W. H. Grigg, $6,634; S. C. Griffith, Jr., $6,828; R. B. Priory, $4,780; W. A. Coley, $6,300; and R. J. Osborne,
          $5,328.
    (ii) Amounts earned by foregoing vacation pursuant to the Vacation Banking Plan as follows: W. H. Grigg, $40,385; S. C. Griffith, Jr., $20,915;
          R. B. Priory, $0; W. A. Coley, $21,118; and R. J. Osborne, $4,892.
    (iii) Amounts accrued under a make-whole arrangement under the Supplementary Defined Contribution Plan designed to maintain the overall integrity of the employee benefit plans as follows: W. H. Grigg, $34,637; S. C. Griffith, Jr., $15,991; R. B. Priory, $15,328; W. A. Coley, $18,563;
          and R. J. Osborne, $4,535.
    (iv) Above-market interest earned on account balances in the Compensation Deferral Plan as follows: W. H. Grigg, $62,930; S. C. Griffith, Jr., $38,980; R. B. Priory, $2,889; W.A. Coley, $1,890; and R. J. Osborne,
          $1,177.
    (v) Economic value of life insurance coverage provided under the Life Insurance Plan as follows: W. H. Grigg, $28,519; S. C. Griffith, Jr., $8,146; R. B. Priory, $3,340; W. A. Coley, $2,523; and R. J. Osborne,
          $0.
    (vi) The cost to Duke of supplemental life insurance coverage under the Supplemental Insurance Plan as follows: W. H. Grigg, $17,048; S. C. Griffith, Jr., $5,500; R. B. Priory, $4,733; W. A. Coley, $2,974; and
          R. J. Osborne, $0.
    (vii) The economic benefit of split-dollar life insurance coverage pursuant to the Estate Conservation Plan as follows: W. H. Grigg, $2,453; S. C. Griffith, Jr., $904; R. B. Priory, $184; W. A. Coley, $226; and R. J. Osborne, $0.

LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

  The following table sets forth estimated future payouts to the executives named in the Summary Compensation Table under the Executive Long-Term Incentive Plan for the performance period beginning in 1996. Awards are based upon Duke's total shareholder return during the performance period as compared with that of the companies comprising the S&P Electric Utility Index. The table assumes that total shareholder return will be attained at the threshold (or minimum) performance level. The actual award, however, will be $0 if total shareholder return is less than the 33rd percentile as compared with the companies comprising the S&P Electric Utility Index. Payout of the threshold, target and maximum amounts will be made for performance at or above the 33rd, 55th and 75th percentiles, respectively.

                                                       ESTIMATED FUTURE PAYOUTS
                                                        UNDER NON-STOCK PRICE-
                                                              BASED PLAN
                                                       -------------------------
                           PERFORMANCE OR OTHER PERIOD THRESHOLD TARGET  MAXIMUM
  NAME                     UNTIL MATURATION OR PAYOUT     ($)      ($)     ($)
  ----                     --------------------------- --------- ------- -------
W. H. Grigg...............      1/1/96--12/31/98        192,500  385,000 577,500
S. C. Griffith, Jr........      1/1/96--12/31/98         72,504  145,008 217,512
R. B. Priory..............      1/1/96--12/31/98         96,182  192,364 288,546
W. A. Coley...............      1/1/96--12/31/98         73,208  146,416 219,624
R. J. Osborne.............      1/1/96--12/31/98         44,520   89,040 133,560

RETIREMENT PLAN INFORMATION

  Duke maintains a noncontributory, qualified pension plan known as the Retirement Cash Balance Plan. In addition, a select group of managers are eligible to participate in a noncontributory, nonqualified pension plan known as the Executive Cash Balance Plan. A portion of the benefits earned in the Executive Cash Balance Plan is attributable to compensation in excess of the IRS compensation limit ($160,000 for 1997) or deferred compensation. Benefits for the Retirement Cash Balance Plan and the Executive Cash Balance Plan are based on base pay, short-term incentives and lump-sum merit increases. The Retirement Cash Balance Plan excludes deferred compensation.

  For eligible employees, Duke will make an allocation to employees' accounts at the end of each month in which an employee is actively employed and receives pay for services. Duke's monthly allocations are based on a percentage of pay. The percentage received depends on the age and completed years of service at the beginning of the year, as shown below:

                                                              MONTHLY ALLOCATION
       AGE AND SERVICE                                            PERCENTAGE
       ---------------                                        ------------------
       34 or less............................................          4%
       35 to 49..............................................          5%
       50 to 64..............................................          6%
       65 or more............................................          7%

  In addition to the basic monthly allocation percentage, an employee will receive a monthly allocation of 4% for any portion of eligible compensation above the Social Security taxable wage base ($65,400 as of 1997).

  Employee accounts will also earn monthly interest credits. The amount of the interest credit will be adjusted quarterly and will equal the yield on 30-year U.S. Treasury Bonds during the third week of the last month of the previous quarter, subject to a minimum rate of 4% per year and a maximum rate of 9% per year.

  The Retirement Cash Balance Plan and the Executive Cash Balance Plan became effective on January 1, 1997. Prior to this effective date, employees were covered under Duke's Employees' Retirement Plan, Supplemental Retirement Plan and Supplemental Security Plan. To account for the transition in the pension plans, each employee account was given an initial opening balance determined on the basis of age and credited service.

  The years of credited service under the Retirement Cash Balance Plan as of December 31, 1996 for the executives named in the Summary Compensation Table were: W.H. Grigg, 33; S.C. Griffith, Jr., 32; W.A. Coley, 30; R.B. Priory, 20; and R.J. Osborne, 21. Assuming that such officers continue in their present positions at their present salaries until retirement at age 65, their estimated annual pensions under the Retirement Cash Balance Plan and the Executive Cash Balance Plan attributable to such salaries would be: W.H. Grigg, $337,000; S.C. Griffith, Jr., $222,000; W.A. Coley, $366,000; R.B.
Priory, $396,000; and R.J. Osborne, $226,000. Such estimates are calculated assuming that cash balances are credited with interest at 7% per annum and using a future Social Security taxable wage base equal to $65,400.

                               ----------------

  Notwithstanding anything to the contrary set forth in any of Duke's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Joint Proxy Statement-Prospectus, in whole or in part, the following Compensation Committee Report and the Performance Graph immediately following such Report shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Duke, under the supervision of the Compensation Committee of the Duke Board, has developed and implemented compensation programs which seek to provide a direct relationship between compensation provided to executive officers and corporate performance.

COMPENSATION PHILOSOPHY

  Duke has a pay policy of setting total cash compensation for its entire workforce between the 50th and 75th percentiles of the marketplace. Consistent with this policy, it is the philosophy of the Duke Board to set total compensation opportunities for its executive officers between the 50th and 75th percentiles. The "marketplace" for executive officers has been defined as the group of electric utilities comprising the Standard & Poor's ("S&P") Electric Utility Index and expanded to also include a group of general industry companies of a similar revenue size to Duke. The need to establish competitive compensation packages to attract and retain executive talent beyond the electric utility industry has been recognized as Duke moves into a more deregulated environment and expands its nonregulated business.

  Total cash compensation for executive officers consists of base salary, which is subject to annual merit increases, and incentives, which are awarded through Duke's Executive Short-Term Incentive Plan and Duke's Executive Long-Term Incentive Plan. The use of incentives is intended to result in a direct relationship between total compensation and corporate performance. Opportunity to receive compensation beyond the 50th percentile of the marketplace is provided through incentives, based on corporate performance. Similarly, compensation can fall below the 50th percentile if corporate performance measures are not achieved and incentives are not paid. Duke's goal is to create a competitive compensation program that will attract and retain quality leadership and link compensation directly to corporate performance.

  The Duke Board, upon the Compensation Committee's recommendation, underscored the importance of linking executive and shareholder interests by adopting stock ownership guidelines for executive officers and other members of senior management. Under the guidelines, the target ownership of Duke Common Stock for the Chief Executive Officer is four times annual base salary. The target for the other officers who are members of Duke's Management Committee (Messrs. Griffith, Priory and Coley) is three times base salary, and the target for Senior Vice Presidents (such as Mr. Osborne) is two times base salary. Each employee subject to the guidelines is expected to achieve the ownership target within a period of five years, commencing on January 1, 1997, and each employee who subsequently becomes subject to the guidelines is given five years to attain the ownership level required for his or her position. Duke Common Stock in each participant's Retirement Savings Plan account, Duke Common Stock equivalents earned through the Executive Savings Plan (which was implemented effective January 1, 1997) and any private holdings are included in determining compliance with the ownership targets.

  The Compensation Committee may choose to make awards under Duke's Stock Incentive Plan which would qualify for deductibility under Section 162(m) of the Code. Duke has no current plans to qualify other compensation paid to its executive officers for deductibility under such section.

COMPENSATION PROCESS

  In the early part of each year the Compensation Committee reviews the compensation of Duke's executive officers (other than the Chief Executive Officer) with the Chief Executive Officer and sets the compensation of the executive officers for such year with modifications as it deems appropriate. The review is based on performance evaluations of the individual executive officers and on a comparison of their compensation with compensation in the marketplace. Information is used from surveys such as the Edison Electric Institute Executive Compensation Survey and from external consultants.

  The Compensation Committee also reviews the compensation of the Chief Executive Officer with assistance from Duke's human resources staff. It recommends adjustments as appropriate, based on competitive compensation data from the marketplace, the Committee's assessment of the Chief Executive Officer's performance and its expectation as to his future contributions in leading Duke. The Committee's recommendation on compensation for the Chief Executive Officer is considered and acted upon by the Duke Board, with inside directors neither present nor participating. (For information on employment agreements involving certain officers of Duke which take effect upon consummation of the Merger, see "THE MERGER--Interests of Certain Persons in the Merger.")

1996 COMPENSATION SUMMARY

 Increases in Base Salary

  Increases in base salary were granted in February 1996 to the executive officers named in the Summary Compensation Table and were based on individual performance for the 1995 performance period, as measured under Duke's job performance evaluation program. Increases varied based upon individual performance and the individual's compensation relative to the competitive marketplace.

  Messrs. Griffith, Priory, Coley and Osborne received increases in base salary ranging from 3.00% to 12.53%. Each of these increases reflects comparison of full-year 1996 salary compensation with full-year 1995 amounts. The increases varied based upon individual performance and the individual's compensation relative to the competitive marketplace.

  Chief Executive Officer Grigg received a salary of $695,000 in 1996, representing a 9.16% increase over his 1995 base salary. In recommending such increase to the Duke Board, the Compensation Committee considered Mr. Grigg's individual performance and competitive compensation levels in the marketplace.

 Short-Term Incentive Compensation

  Short-term incentive awards were made through Duke's Executive Short-Term Incentive Plan and were based on a pre-established awards formula and the achievement of certain corporate and business unit measures. Those measures vary according to the position held by the executive officer and provide additional alignment with business unit performance. Minimum, target and maximum performance levels are established for determining awards. 1996 awards were calculated with respect to base salaries earned during 1996.

  Messrs. Grigg, Griffith and Priory were members of Duke's Management Committee in 1996 for purposes of determining awards under the Plan, with their awards being based on the achievement of certain corporate measures and a return on equity threshold of 12.95%. These measures, target performance levels and respective weights were:

    (i) return on equity of 13.45% (50%);

    (ii) total cost per kilowatt hour delivered of 5.34 cents (20%);

    (iii) corporate safety level of 148 recordable incidents reported for the year (20%); and

    (iv) after-tax net profit of the Associated Enterprises Group of $39,321,000 (10%).

  Duke, including the Associated Enterprises Group, achieved a return on equity of 14.51% in 1996, thereby exceeding the maximum specified in the Plan with respect to awards for Messrs. Grigg, Griffith and Priory. Duke's total cost per kilowatt hour delivered was 5.46 cents, not achieving the minimum performance level of 5.39 cents. Duke also did not achieve the corporate safety minimum performance level, with 265 recordable incidents reported in 1996. After-tax net profit for the Associated Enterprises Group was $52,099,000, exceeding the maximum performance level. Accordingly, Messrs. Griffith and Priory received awards of 22.50% of their base salaries. Chief Executive Officer Grigg received an award of $218,925, constituting 31.50% of his base salary.

  Mr. Coley, who is President of the Associated Enterprises Group and also a member of Duke's Management Committee, received an award that was based on the level of achievement of after-tax net profit for four key business units of the Associated Enterprises Group, with each being weighted at 25%. The after-tax net profit for three of the four business units, Crescent Resources, Inc., Duke Engineering & Services, Inc. and Duke/Fluor Daniel, exceeded the maximum performance level and the after-tax net profit for the fourth business unit, Duke Energy Group, Inc., did not attain the minimum performance level, resulting in Mr. Coley receiving an award of 28.13% of his base salary.
Mr. Coley was also eligible for an additional award based on the 1996 total after-tax net profits of the Associated Enterprises Group as a whole. Accordingly, since the Associated Enterprises Group exceeded the maximum level in respect of total after-tax net profits, Mr. Coley received an additional award of 54.29% of his base salary.

  Mr. Osborne was a member of Duke's Senior Vice President group for purposes of determining awards under the Plan. Accordingly, his award was based on the four corporate measures listed in (i), (ii), (iii) and (iv) above, which together were weighted 60% for purposes of his award, together with business unit measures weighted 40%. Mr. Osborne received an award of 18.93% of his base salary.

 Long-Term Incentive Compensation

  Long-term incentive awards were made through Duke's Executive Long-Term Incentive Plan using a pre-established awards formula based on total shareholder return over a three-year period as compared to the performance of a peer group consisting of companies in the S&P Electric Utility Index. "Total shareholder return" is calculated by dividing the sum of the change in the market price of Duke Common Stock over the three-year performance period plus dividends paid over that period, by the price of Duke Common Stock at the beginning of the performance period. For any award to have been made, this figure had to exceed the 33rd percentile of the peer group, which was the minimum performance level established by the Compensation Committee. The target performance level was the 55th percentile of the peer group and the maximum performance level was the 75th percentile. Duke exceeded the target performance level by achieving total shareholder return at the 64th percentile of the peer group for the 1994 through 1996 performance period. As a result, Messrs. Griffith, Priory, Coley and Osborne received awards under the Plan ranging from 30.63% to 36.75% of their respective base salaries as established in February 1994. Chief Executive Officer Grigg received an award of 42.37% of his base salary, also as established in February 1994.

  This report has been provided by the Compensation Committee.

                                          Buck Mickel, Chairman
                                          Paul H. Henson
                                          Russell M. Robinson, II

                               PERFORMANCE GRAPH

  Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                           AMONG DUKE, S&P 500 INDEX
                        AND S&P ELECTRIC UTILITY INDEX

                          [LINE GRAPH APPEARS HERE]

-------------------------------------------------
Assumes $100 invested on December 31, 1991 in
Duke Common Stock, S&P 500 Index,
and S&P Electric Index.
Assumes reinvestment of dividends.
-------------------------------------------------

                                1991            1992            1993            1994            1995            1996
Duke                            $100            $109            $133            $126            $165            $167
S&P 500 Index                    100             108             119             120             164             203
S&P Electric Utility Index       100             106             118             104             136             136


DIRECTORS' FEES

  During 1996, directors who are not employees of Duke received fixed annual compensation of $30,000 and a fee of $1,000 for attendance at each meeting of the Duke Board, each committee meeting and other functions of Duke requiring their presence, together with expenses of attendance. In addition, each of the Chairmen of the Audit, Compensation, Nominating, Corporate Performance Review and Finance Committees received annual compensation of $3,500.

  A nonemployee director may elect to receive 50% of his or her retainer and attendance fees in the form of Duke Common Stock or may defer such portion by having it held in trust for the director's benefit and invested in Duke Common Stock at market price. The director may elect to receive the remaining 50% of such compensation in cash or may elect to defer, until termination of service on the Duke Board, that portion in trust as shares of Duke Common Stock or in an investment account which will be credited with interest based upon the interest paid on 30-year U.S. Treasury Bonds.

  Each January and July that a nonemployee director continues to serve on the Duke Board, the director is also credited with 100 shares of Duke Common Stock to be held in trust. Each nonemployee director with service on the Duke Board prior to 1997 has been credited with shares of Duke Common Stock which are held in trust and based upon the benefit which such director accrued under a prior retirement plan that was terminated on December 31, 1996.

  In general, shares of Duke Common Stock held in trust, and income thereon, will not become distributable until the nonemployee director terminates service on the Duke Board. Dividends will be converted into additional shares held in trust at fair market value. When a nonemployee director terminates service on the Duke Board, stock held in trust for his or her account will be distributed to the director on the basis of a distribution schedule chosen by such director.

  The Duke Board, upon the recommendation of the Compensation Committee, has adopted stock ownership guidelines for nonemployee directors. The guidelines became effective January 1, 1997, and require nonemployee directors to build and maintain holdings of Duke Common Stock (or Duke Common Stock equivalents) equal in market value to three times the annual cash retainer. Such directors are given five years from the date of the implementation of the guidelines (or from the beginning of service on the Duke Board, if after January 1, 1997) in which to reach the required ownership level.

                 INFORMATION REGARDING THE BOARD OF DIRECTORS

  The Duke Board had a total of nine meetings during 1996. No director attended fewer than 75% of the total of such Board meetings and the meetings of the committees upon which he or she served during the period for which he or she was a director, with the exception of Paul H. Henson who attended 69% of such meetings.

  Among its standing committees Duke has a Management Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, a Corporate Performance Review Committee and a Finance Committee.

  The Management Committee consists of W.H. Grigg, Steve C. Griffith, Jr., Richard B. Priory and William A. Coley. This Committee may exercise all of the authority of the Duke Board except with respect to certain actions specified in the Duke By-Laws.

  The Audit Committee consists of Robert J. Brown, Max Lennon and Russell M. Robinson, II. This Committee recommends to the Duke Board the engagement of the independent auditors for Duke, determines the scope of the auditing of the books and accounts of Duke, reviews the reports submitted by the auditors, examines procedures employed in connection with Duke's internal audit program and makes recommendations to the Duke Board as may be appropriate. There were six meetings of this Committee during 1996.

  The Compensation Committee consists of Paul H. Henson, Buck Mickel and Russell M. Robinson, II. This Committee sets the salaries and other compensation of all employees of Duke except the Chairman of the Board, Vice Chairman of the Board, President and any other officers the Duke Board may designate whose salaries are at a monthly rate at or above a level as determined from time to time by the Duke Board. This Committee makes recommendations to the Duke Board regarding the salary of the Chairman of the Board, Vice Chairman of the Board and any President for consideration and action by the Duke Board, without the presence or participation of those directors who are also employees of Duke. The Committee also makes recommendations to the Duke Board regarding the compensation of non-employee directors. There were nine meetings of this Committee during 1996.

  The Nominating Committee recommends to the Duke Board the size and composition of the Duke Board within the limits set forth in the Duke Articles and the Duke By-Laws and recommends persons to be considered as successors to the Chief Executive Officer. The Nominating Committee will consider nominees for the Duke

Board recommended by shareholders. Recommendations by shareholders should be forwarded to the Secretary of Duke and should identify the nominee by name and provide pertinent information concerning his or her background and experience. A shareholder recommendation must be received at least ninety days prior to the date of the annual meeting of shareholders. The Nominating Committee, consisting of W. H. Grigg, Paul H. Henson, George Dean Johnson, Jr. and W. W. Johnson, met twice in 1996.

  The Corporate Performance Review Committee consists of G. Alex Bernhardt, William A. Coley, Paul H. Henson, James G. Martin and Buck Mickel. The Corporate Performance Review Committee monitors and makes recommendations for improving the overall performance of Duke, and, at the policy level, determines the adequacy of and support for Duke's emphasis on continuous improvement. The Committee met six times during 1996.

  The Finance Committee consists of W. H. Grigg, George Dean Johnson, Jr., W.
W. Johnson and Richard B. Priory. This Committee directs the financial and fiscal affairs of Duke and makes recommendations to the Duke Board regarding Duke's dividend, financing and fiscal policies. There were seven meetings of this Committee during 1996.

  During 1996, Duke retained the law firm of Robinson, Bradshaw & Hinson, P.A., of which Russell M. Robinson, II is a shareholder, in connection with a number of small matters. Legal fees paid by Duke to the law firm in 1996 represented less than 5% of such firm's gross revenues for the year.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                 (PROPOSAL 3)

  The Duke Board, upon recommendation of the Audit Committee, has reappointed, subject to shareholder ratification, the firm of Deloitte & Touche LLP, certified public accountants, as independent auditors to make an examination of the accounts of Duke for the year 1997. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Duke Board upon recommendation of the Audit Committee.

        THE DUKE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

  A representative of Deloitte & Touche LLP will, as in prior years, attend the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

                                OTHER BUSINESS

  The Duke Board knows of no other matter to come before the Duke Meeting. However, if any matter requiring a vote of the holders of Duke Common Stock should arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.

PROPOSALS FOR 1998 ANNUAL MEETING

  Shareholder proposals intended to be presented at Duke's 1998 annual meeting must be received by Duke by November 17, 1997 for possible inclusion in the proxy material relating to such meeting.

ANNUAL REPORT ON FORM 10-K

  A copy of Duke's Annual Report on Form 10-K for the year ended December 31, 1996, which is required to be filed with the SEC, will be made available to holders of Duke Common Stock to whom this Joint Proxy Statement-Prospectus is mailed, without charge, upon written request to Allen Stewart, Investor Relations Department, Duke Power Company, P.O. Box 1005, Charlotte, North Carolina 28201-1005.

                                        By Order of the Board of Directors,

                                        /s/ ELLEN T. RUFF
                                        ELLEN T. RUFF
                                        Secretary

March 13, 1997

                   THE PANENERGY MEETING--ADDITIONAL MATTERS

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 2)

  The PanEnergy Board consists of twelve directors, ten of whom are nonemployee directors, and two advisory directors, neither of whom is employed by PanEnergy. In accordance with the PanEnergy By-Laws, the directors have been divided into three Classes of approximately equal size, with staggered terms in office. At each PanEnergy Annual Meeting, directors constituting one Class are elected for three-year terms. Each Class is designated by the year in which its current term ends. The members of the 1997 Class of Directors, Paul M. Anderson, William T. Esrey, Ann Maynard Gray and Matthew R. Simmons, have been nominated for re-election at this year's PanEnergy Meeting. If re-elected, they will hold office until the earlier to occur of the Effective Time, the Annual Meeting in the year 2000 or until successors shall have been elected and shall have qualified. The terms of the directors constituting the other two Classes will continue until the earlier of the Effective Time or the terms indicated below.

  The proxy holders named on the proxy card will vote FOR the election of the nominees listed below, unless otherwise instructed on proxy cards that have been signed and returned. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card. If any of these nominees should be unable to serve, the proxies will be voted by the proxy holders for the election of such other person as they shall determine, in accordance with their judgment.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

1997 CLASS

 NAME                     BUSINESS EXPERIENCE AND AGE IN 1997
 ----                     -----------------------------------
 Paul M. Anderson........ Age 52.  Chief Executive Officer of PanEnergy since April
                          1995, President of PanEnergy since December 1993 and
                          director since December 1992. Executive Vice President of
                          PanEnergy from March 1991 to December 1993. President and
                          Chief Executive Officer of Panhandle Eastern Pipe Line
                          Company ("PEPL") from April 1991 to January 1994, a
                          director of PEPL since 1991, and Chairman of the Board
                          since January 1994. Director of Texas Eastern Transmission
                          Corporation ("TETCO") since April 1991 and Chairman of the
                          Board since January 1994. Vice President, Finance and
                          Chief Financial Officer, Inland Steel Industries, Inc.,
                          1990-91. Director of Temple-Inland, Inc., Kerr-McGee
                          Corporation and of Texas Eastern Products Pipeline Company
                          ("TEPPCO"), a wholly-owned subsidiary of PanEnergy and the general partner of TEPPCO Partners, L.P., a publicly
                          traded master limited partnership.
 William T. Esrey........ Age 57. Chairman since April 1990 and Chief Executive
                          Officer since April 1985 of Sprint Corporation ("Sprint"),
                          Westwood, Kansas, a diversified telecommunications holding company. President of Sprint from April 1985 to April
                          1996. Director of PanEnergy since 1985. Director of
                          Sprint, Equitable Life Assurance Society of the United
                          States, General Mills, Inc. and Everen Capital
                          Corporation.
 Ann Maynard Gray........ Age 52. Since 1991, President, Diversified Publishing
                          Group of ABC, Inc. (until October 1, 1996 known as
                          "Capital Cities/ABC, Inc."), New York, New York, involved
                          in television, radio and publishing, and Corporate Vice
                          President since 1986. Senior Vice President--Finance, ABC
                          Television Network from 1988 to 1991. Director of
                          PanEnergy since 1994. Director of Cyprus Amax Minerals
                          Company.

 NAME                     BUSINESS EXPERIENCE AND AGE IN 1997
 ----                     -----------------------------------
 Matthew R. Simmons...... Age 54. President since 1974, and founder of Simmons &
                          Company International, Houston, Texas, a specialized
                          investment banking firm focusing exclusively on the oil
                          and gas services and equipment industry. Director of
                          PanEnergy since October 1996. Director of United Meridian
                          Corporation.

INFORMATION REGARDING DIRECTORS CONTINUING IN OFFICE

1998 CLASS

 NAME                     BUSINESS EXPERIENCE AND AGE IN 1997
 ----                     -----------------------------------
 Charles W. Duncan,       Age 71. Engaged in private investments in Houston, Texas,
  Jr. ................... since 1981. Deputy Secretary of the United States
                          Department of Defense, January 1977 to August 1979,
                          Secretary of the United States Department of Energy,
                          August 1979 until January 1981. Director of PanEnergy
                          since 1990. Director of American Express Company, The
                          Coca-Cola Company, Newfield Exploration Company and United
                          Technologies Corporation.
 Harry E. Ekblom......... Age 69. Vice Chairman of A. T. Hudson & Co., Inc.,
                          Oradell, New Jersey, a management consulting firm, since
                          1985, and President of Harry E. Ekblom & Co., Inc.,
                          Osterville, Massachusetts, a financial consulting firm,
                          since January 1984. Director of PanEnergy since 1971.
                          Director of Harris & Harris Group, Inc. and The Commercial
                          Bank of New York.
 Dennis R. Hendrix....... Age 57. Chairman of the Board of PanEnergy since November
                          1990 and Chief Executive Officer from November 1990 to
                          April 1995. President of PanEnergy from November 1990 to
                          December 1993. Director of PEPL and TETCO since November
                          1990, Chairman of the Board from November 1990 to January
                          1994 and Chief Executive Officer from November 1990 to
                          April 1991 of PEPL and TETCO, and President of TETCO from
                          November 1990 to January 1994. Director of TECO Energy,
                          Inc. and TEPPCO.
 Ralph S. O'Connor....... Age 71. For more than five years, principally engaged in investments as Chairman and Chief Executive Officer of
                          Ralph S. O'Connor & Associates, Houston, Texas. Director
                          of PanEnergy since 1991.

1999 CLASS

 NAME                     BUSINESS EXPERIENCE AND AGE IN 1997
 ----                     -----------------------------------
 Milton Carroll.......... Age 47. Chairman, President and Chief Executive Officer of
                          Instrument Products, Inc., Houston, Texas, a manufacturer
                          of oilfield equipment, since 1977. Director of PanEnergy
                          since 1993. Director of the Federal Reserve Bank of
                          Dallas, Houston Industries, Inc., Seagull Energy
                          Corporation and Blue Cross Blue Shield of Texas, Inc.
 Robert Cizik............ Age 66. Former Chairman, Chief Executive Officer and a
                          Director of Cooper Industries, Inc. ("Cooper"), Houston,
                          Texas, a diversified international manufacturing company,
                          where he served from 1975 to 1996. Director of PanEnergy
                          since 1991. Currently serves as Non-executive Chairman of
                          EASCO, Inc., Gerard, Ohio, which is in the business of
                          aluminum extraction. Director of Temple-Inland, Inc.,
                          Harris Corporation, and Air Products and Chemicals, Inc.

 NAME                     BUSINESS EXPERIENCE AND AGE IN 1997
 ----                     -----------------------------------
 Harold S. Hook.......... Age 66. Chairman of American General Corporation
                          ("American General"), Houston, Texas, a diversified
                          financial services organization, for more than five years.
                          Director of PanEnergy since 1978. Director of American
                          General, American General Finance, Inc., Chase Manhattan
                          Corporation, Chase Manhattan Bank, Cooper and Sprint.
 Leo E. Linbeck, Jr. .... Age 63. Since 1990, Chairman, President and Chief
                          Executive Officer of Linbeck Corporation, Houston, Texas,
                          a holding company of five construction-related firms, and, since 1975, Chairman, President and Chief Executive
                          Officer of Linbeck Construction Corporation, Houston,
                          Texas, a client-focused organization whose expertise is
                          the planning and building of facilities. Director of
                          PanEnergy since 1986. Director of Daniel Industries, Inc., and a Director and Trustee of thirty-three investment
                          companies managed by John Hancock Advisors, Inc.

                            ADDITIONAL INFORMATION

BOARD OF DIRECTORS RETIREMENT POLICY

  In January 1996, the PanEnergy Board amended its policy regarding the retirement of nonemployee directors to provide for the retirement of a nonemployee director at the PanEnergy Annual Meeting next following the nonemployee director's seventy-second birthday. Previously, the policy provided that the nonemployee director would retire at the next meeting of the PanEnergy Board following the nonemployee director's seventieth birthday.

INFORMATION REGARDING ADVISORY DIRECTORS

  In January 1997, the PanEnergy Board elected two advisory directors, Senator Lloyd M. Bentsen and Cortlandt S. Dietler, to their third terms to serve until the earlier to occur of the Effective Time or January 31, 1998. An advisory director has no voting rights but attends meetings of the PanEnergy Board and certain PanEnergy Board committees in an advisory capacity. Information regarding the advisory directors is as follows:

 NAME                     BUSINESS EXPERIENCE AND AGE IN 1997
 ----                     -----------------------------------
 Lloyd M. Bentsen........ Age 76. Shareholder of the law firm of Verner, Liipfert,
                          Bernhard, McPherson and Hand, Houston, Texas. United
                          States Senator from Texas from 1971 to 1993. Secretary of
                          the Treasury of the United States from January 1993 to
                          December 1994. Advisory director of PanEnergy since
                          January 1995. Director of Continental Airlines, Inc., IVAX
                          Corporation and American International Group, Inc., and
                          Chairman of the Board of New Holland, Ltd., a Dutch
                          company, and a director of Fomento Economico Mexicano SA
                          de CV, a Mexican corporation. As of December 31, 1996,
                          Senator Bentsen owned 8,930 shares of PanEnergy Common
                          Stock.
 Cortlandt S. Dietler.... Age 76. Chairman, President and Chief Executive Officer
                          since April 1995, of TransMontaigne Oil Corporation,
                          Denver, Colorado, a wholesale marketer, transporter and
                          terminaler of petroleum-derived commodities. Until the
                          December 1994 merger with PanEnergy, Chairman of the Board and Chief Executive Officer of Associated Natural Gas
                          Corporation, Denver, Colorado, a marketer, gatherer and
                          processor of natural gas, for more than five years.
                          Advisory director of PanEnergy since January 1995.
                          Director of Forrest Oil Corporation, Hallador Petroleum
                          Company, Key Production Company, Inc. and Grease Monkey
                          International, Inc. As of December 31, 1996, Mr. Dietler
                          owned 1,322,404 shares of PanEnergy Common Stock,
                          including 6,000 shares owned by Mrs. Dietler, and 3,500
                          limited partnership units of TEPPCO Partners, L.P.

MEETINGS OF THE PANENERGY BOARD AND ITS COMMITTEES

  During 1996, the PanEnergy Board met twelve times. Each director attended at least 75% of the aggregate number of the PanEnergy Board meetings and the meetings of PanEnergy Board committees on which he or she served.

  The PanEnergy Board has six committees, which are the Audit Committee, the Compensation & Organization Committee ("Compensation Committee"), the Committee on Directors, the Executive Committee, the Finance Committee and the Public Responsibilities Committee. With the exception of the Executive Committee, all committees are composed solely of nonemployee directors.

  Mr. Cizik is Chairman, and Ms. Gray and Messrs. Carroll, Hook, O'Connor and Dietler are members, of the Audit Committee. The Audit Committee recommends the appointment of independent auditors and reviews the plan, scope and results of the audit and monitors the fees for audit and other services; reviews the recommendations resulting from such audit and management responses thereto; and reviews PanEnergy's accounting principles, policies, internal accounting controls, and the internal auditing department plans and procedures. The Audit Committee also reviews PanEnergy's annual financial statements and recommends accounting and internal auditing policies which, in the Audit Committee's judgment, should receive the attention of the PanEnergy Board. The Audit Committee met three times in 1996.

  Mr. Duncan is Chairman of the Compensation Committee and Messrs. Cizik, Ekblom, Esrey, Linbeck and O'Connor are members. The Compensation Committee establishes the compensation policies for the Chief Executive Officer and other senior officers; approves the salaries and certain remuneration arrangements of senior officers; recommends the adoption of compensation plans in which officers and certain key employees are eligible to participate; and approves, appoints a subcommittee which approves, or recommends awards pursuant thereto, including bonuses, stock option grants, and other awards. The Compensation Committee acts on management recommendations for the election of officers, recommends the election of a Chief Executive Officer when appropriate, and reviews management succession plans. The Compensation Committee met five times in 1996.

  Mr. Esrey is Chairman of the Committee on Directors and Messrs. Carroll, Cizik, Dietler, Duncan, Ekblom and Hook are members. The Committee on Directors identifies and recommends candidates to fill PanEnergy Board vacancies and considers nominees for election as directors at the Annual Meeting; considers the removal of directors; reviews the PanEnergy Board's retirement policy and policies pertaining to PanEnergy Board membership; advises the PanEnergy Board on matters pertaining to PanEnergy Board tenure and compensation; and considers and makes recommendations pertaining to corporate governance matters. In addition, the Committee on Directors will consider stockholders' suggestions of nominees for director that are submitted in writing to it, in care of the Secretary of PanEnergy. The Committee on Directors met three times in 1995.

  Mr. Hook is Chairman of the Finance Committee and the members are Ms. Gray, Senator Bentsen and Messrs. Duncan, Ekblom and Linbeck. The Finance Committee reviews PanEnergy's financial needs and approves PanEnergy's financing plans, represents the PanEnergy Board in discharging administrative responsibilities with respect to employee benefit plans, reviews the performance of the investment managers of the Retirement Income Plan of Panhandle Eastern Corporation and Participating Affiliates ("Retirement Income Plan"), monitors PanEnergy's risk management activities, and reviews the PanEnergy Board's dividend policy. The Finance Committee met three times in 1996.

  Mr. Linbeck is Chairman, and Senator Bentsen, Messrs. Carroll, Esrey and O'Connor and Ms. Gray are members, of the Public Responsibilities Committee. This committee reviews and considers PanEnergy's policies and practices related to public issues important to PanEnergy and the industry, including: safety; environmental affairs; governmental relations; community relations; employee participation in civic and charitable affairs; civic, charitable, and philanthropic contributions; and equal opportunity policies and programs. The Public Responsibilities Committee met once in 1996.

  Mr. Hendrix is Chairman, and Senator Bentsen and Messrs. Anderson, Carroll, Cizik, Duncan, Hook, Linbeck, O'Connor and Simmons are members, of the Executive Committee, which reviews and, where appropriate, authorizes corporate action with respect to the conduct of the business of PanEnergy between PanEnergy Board meetings. Actions taken by the Executive Committee are regularly submitted to the PanEnergy Board for review and ratification at the next meeting. The Executive Committee did not meet in 1996.

SECURITY OWNERSHIP OF MANAGEMENT

  As of December 31, 1996, all directors and executive officers of PanEnergy as a group owned beneficially, or had the right to acquire within 60 days of December 31, 1996, under one or more of the 1982 Key Employee Stock Option Plan, as amended (the "1982 Plan"), the 1989 Nonemployee Directors Stock Option Plan (the "1989 Plan"), the 1990 Long Term Incentive Plan (the "1990 LTIP"), and the 1994 Long Term Incentive Plan (the "1994 LTIP"), less than 1% of the presently issued and outstanding PanEnergy Common Stock.

  The following table shows the number of shares of PanEnergy Common Stock beneficially owned as of December 31, 1996, or as to which there was a right to acquire beneficial ownership within 60 days of such date, by each director (other than advisory directors) or nominee for director, each executive officer of PanEnergy named in the Summary Compensation Table ("Named Executive Officers"), and all directors (other than advisory directors) and executive officers of PanEnergy as a group.

                                                     NUMBER OF     NUMBER OF
                                                       SHARES     SHARES WHICH
                                                    BENEFICIALLY     MAY BE
                       NAME                           OWNED(1)    ACQUIRED(2)
                       ----                         ------------  ------------
Paul M. Anderson...................................    45,177       290,400
D.H. Anderson......................................    63,910        17,076
Milton Carroll.....................................       431         7,000
Robert Cizik.......................................     1,322         9,000
Charles W. Duncan, Jr. ............................     7,767(3)     10,000
Harry E. Ekblom....................................     4,276(4)     11,000
William T. Esrey...................................     2,500        11,000
Ann Maynard Gray...................................       500         6,000
James T. Hackett...................................    70,582        16,666
Dennis R. Hendrix..................................   341,600           --
Harold S. Hook.....................................     5,600        11,000
Carl B. King.......................................    57,603        17,076
Leo E. Linbeck, Jr.................................     1,223        11,000
George L. Mazanec..................................    27,887       276,886
Ralph S. O'Connor..................................    35,908         9,000
Matthew R. Simmons.................................     5,000           --
All directors (other than advisory directors),
 nominees for director, and 12 executive officers
 as a group, including those named above...........   741,769       895,401

--------
(1) Included are beneficially owned and undistributed shares of PanEnergy Common Stock held as of December 31, 1996, in the PanEnergy Corp Dividend Reinvestment and Stock Purchase Plan, the Tax Credit Employee Stock Ownership Plan of PanEnergy Corp and Participating Affiliates, shares held as of December 31, 1996, in, and allocable to the individual under, the Employees' Savings Plan of PanEnergy Corp and Participating Affiliates, and, in the case of D.H. Anderson, shares held as of December 31, 1996, in, and allocable to him under, the Retirement Savings Plan of PanEnergy Natural Gas Corporation (formerly known as Associated Natural Gas Corporation).
(2) Shares of PanEnergy Common Stock which the directors or executive officers of PanEnergy have the right to acquire within 60 days of December 31, 1996, pursuant to options outstanding under one or more of the 1982 Plan, the 1989 Plan, the 1990 LTIP and the 1994 LTIP. Nonemployee directors do not participate in the 1982 Plan, the 1990 LTIP or the 1994 LTIP, and employee directors do not participate in the 1989 Plan.
(3) Includes 4,531 shares held by Duncan Investors, Ltd., a partnership in which Mr. Duncan is a general partner.
(4) Includes 2,000 shares held by Mrs. Ekblom.

  Texas Eastern Products Pipeline Company, a wholly-owned subsidiary of PanEnergy, is the general partner of TEPPCO Partners, L.P. ("TEPPCO"), a publicly traded master limited partnership. The following table shows the number of units of limited partnership interests in TEPPCO beneficially owned as of December 31, 1996, or as to which there was a right to acquire beneficial ownership within 60 days of such date, by each director (other than advisory directors) or nominee for director, each of the Named Executive Officers, and all directors and executive officers of PanEnergy as a group. As of December 31, 1996, the percentage of units beneficially owned by all directors (other than advisory directors) and executive officers of PanEnergy as a group did not exceed 1% of the presently issued and outstanding units.

                                                        NUMBER OF    NUMBER OF
                                                          UNITS     UNITS WHICH
                                                       BENEFICIALLY   MAY BE
                         NAME                             OWNED      ACQUIRED
                         ----                          ------------ -----------
Paul M. Anderson......................................     2,000        --
D.H. Anderson.........................................       --         --
Milton Carroll........................................       --         --
Robert Cizik..........................................       --         --
Charles W. Duncan, Jr. ...............................       --         --
Harry E. Ekblom.......................................       --         --
William T. Esrey......................................       --         --
Ann Maynard Gray......................................       --         --
James T. Hackett......................................
Dennis R. Hendrix.....................................    14,500        --
Harold S. Hook........................................     2,000        --
Carl B. King..........................................       --         --
Leo E. Linbeck, Jr. ..................................       --         --
George L. Mazanec.....................................     2,000        --
Ralph S. O'Connor.....................................     1,000        --
Matthew R. Simmons....................................       --         --
All directors (other than advisory directors),
 nominees for director, and
 12 executive officers as a group, including those
 named above..........................................    19,500        --

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table shows the number of shares of PanEnergy Common Stock held by beneficial owners of more than 5% of the PanEnergy Common Stock as of December 31, 1996, and the percentage of the total outstanding shares of PanEnergy Common Stock as of that date.

                                                         NUMBER OF   PERCENT OF
                                                           SHARES    OUTSTANDING
    NAME AND ADDRESS                                    BENEFICIALLY   SHARES
    OF BENEFICIAL OWNER                                    OWNED        OWNED
    -------------------                                 ------------ -----------
Sonatrach Petroleum Investment Corp., B.V.
 Sloterkade 138D
 1058 HM Amsterdam, The Netherlands....................  7,700,000      5.09
Employees' Savings Plan of
 PanEnergy Corp and Participating Affiliates
 5400 Westheimer Court
 Houston, Texas 77056..................................  9,465,386      6.30

  Sonatrach Petroleum Investment Corp., B.V., is a Dutch corporation owned by two stockholders: Sonatrach (the national oil and gas company of Algeria), which owns a 99.9% interest, and Banque Algerienne du Commerce Exterieur ("BACE"), a Swiss bank, which owns a 0.1% interest. The principal executive offices of Sonatrach are located at 10, Rue du Sahara, Hydra, Algiers, Algeria, and the principal executive offices of BACE are located at Schutzengasse 4, Postfach, 8023 Zurich, Switzerland. Sonatrach and BACE are wholly owned by the government of Algeria.

  PanEnergy and Sonatrach, directly and through subsidiaries, are parties to agreements entered into in 1987 providing for the importation of liquefied natural gas ("LNG") over a period of up to 20 years at volumes and prices and upon other terms to be agreed upon from time to time. The agreements provide that if LNG is purchased by PanEnergy from Sonatrach, Sonatrach will receive an f.o.b. payment equal to approximately 63% of the average gross selling price of an equivalent quantity of regasified LNG, with PanEnergy receiving the balance. For the year ended December 31, 1996, payments to Sonatrach under this program for LNG and shipping were approximately $10.8 million.

  Through its Trustee, Northern Trust Company, the Employees' Savings Plan of PanEnergy Corp and Participating Affiliates ("ESP") holds shares of PanEnergy Common Stock for the account of participants, who are employees of PanEnergy and participating affiliates. Generally, the ESP passes through to participants the right to direct the voting of shares of PanEnergy Common Stock allocable to their accounts and to direct the tender of such shares in response to a tender or exchange offer for PanEnergy Common Stock. The ESP is administered by an administrative committee whose members are H. D. Church, Senior Vice President of TETCO; Paul F. Ferguson, Jr., Senior Vice President and Chief Financial Officer of PanEnergy; D. R. Hennig, Vice President of PEPL, TETCO and Trunkline Gas Company ("Trunkline"); Bruce A. Williamson, Vice President of PanEnergy; Theopolis Holeman, Vice President of PEPL; Sandra P. Meyer, Vice President, Treasurer and Controller of PanEnergy; Erik B. Carlson, Senior Vice President and General Counsel of PanEnergy Field Services, Inc.; and P. J. Hester, Vice President and General Counsel of Algonquin Gas Transmission Company. According to its Schedule 13G under the Securities Exchange Act of 1934, dated February 14, 1997, Northern Trust Corporation, the parent holding company of Northern Trust Company and other affiliates, beneficially owned a total of 10,029,449 shares, including those attributable to the ESP. Northern Trust Corporation is located at 50 South LaSalle Street, Chicago, Illinois 60675.

COMPENSATION OF DIRECTORS

  As employees of PanEnergy, Messrs. Anderson and Hendrix receive no fees for their service as directors, for attendance at PanEnergy Board and committee meetings, or for chairing PanEnergy Board committees. Nonemployee directors and advisory directors receive an annual retainer fee of $30,000, and $1,000 for each PanEnergy Board meeting and each Committee meeting attended. Nonemployee Committee Chairmen receive an additional annual retainer of $4,000. Nonemployee directors and advisory directors are reimbursed for expenses incurred in attending PanEnergy Board and committee meetings.

  In addition to the foregoing, PanEnergy maintains, or formerly maintained, the following plans for nonemployee directors:

    (1) The 1982 Directors' Deferred Compensation Plan permits nonemployee directors to elect, on a year-to-year basis, to defer either 50% or 100% of their directors' fees. As amended in January 1995, the annual interest rate applicable to deferred amounts is equal to Moody's seasoned Baa Corporate Bond Yield Index for the week ending with the final Friday of the previous November, as reported in the Federal Reserve Statistical Release No. 15 or its successor. Amounts accrued are payable either in a lump sum or over a period of 5 or 10 years, as elected by the nonemployee director, commencing on January 15 of the year next succeeding the year in which the nonemployee director either ceases to be a director or upon the attainment of the age the nonemployee director previously elected. For the year ended December 31, 1996, amounts deferred under this Plan and interest accrued relative to such deferrals were $335,880 for the five participating nonemployee directors as a group.

    (2) The 1989 Nonemployee Directors' Stock Option Plan ("1989 Plan") provides for the granting of non-qualified options for the purchase of shares of PanEnergy Common Stock to each nonemployee director. Stock appreciation rights ("SARs") are not permitted. All options are granted at the fair market value of the PanEnergy Common Stock on the date of grant. On May 1, 1989, each nonemployee director was granted an option to purchase 5,000 shares of PanEnergy Common Stock effective on the May 1 next following election to the PanEnergy Board. Additional options to purchase 1,000 shares of PanEnergy Common Stock are granted to each nonemployee director on May 1 of each year, through and including

  May 1, 1998. On May 1, 1996, options to purchase a total of 9,000 shares of PanEnergy Common Stock were granted under the 1989 Plan at an exercise price of $32.25 per share. Options granted under the 1989 Plan become exercisable one year from the date of grant and expire on the tenth anniversary of the date of grant. Accordingly, the options granted on May 1, 1996, are not reflected in the first table under the heading "Security Ownership of Management." None of the ten nonemployee directors currently participating in the 1989 Plan exercised options during 1996.

    (3) The Nonemployee Directors' Retirement Plan provides an annual unfunded retirement benefit for each nonemployee director of PanEnergy upon the later to occur of the director's retirement date or the attainment of age 65. A retired nonemployee director with 10 years or more of service on the PanEnergy Board will receive annually for life (a guaranteed minimum of 10 years) an amount equal to 60% of the annual retainer fee in effect on the director's retirement date. For a nonemployee director retiring with less than 10 years of service, the annual benefit accrues at a rate of 6% of the annual retainer fee in effect on the director's retirement date for each year of service, not to exceed a total of 60% of such annual retainer fee. In the event of a "change of control," a nonemployee director will be deemed to have served as such until the earlier of the tenth anniversary of the director's service on the PanEnergy Board or attainment of retirement age. There are also certain pre-retirement supplemental death benefits provided under this plan.

    (4) At the time it was acquired by PanEnergy in 1989, Texas Eastern Corporation ("TEC") maintained an unfunded plan, the TEC Directors' Retirement Plan, which provided an annual benefit payable for 10 years following a nonemployee director's retirement from active service on the TEC Board of directors. Upon the nonemployee director's death following retirement, any unpaid installments will be paid to the named beneficiary. Under this plan, Messrs. Duncan and O'Connor have vested rights to annual benefits for 10 years of $18,000 commencing January 1, 1999.

    (5) The Directors' Deferred Compensation Plan of Panhandle Eastern Corporation ("Nonemployee Directors' Plan") was available until December 31, 1986, to nonemployee directors and permitted deferral of up to 100% of each participating nonemployee director's annual retainer fee. Benefit payment amounts related to retainer fees deferred, to interest accrued at seniority-based rates, and to age at the time of deferral. For the year ended December 31, 1996, interest accrued for the four participating nonemployee directors relative to amounts deferred under the Nonemployee Directors' Plan was $27,848.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table and notes present the cash and certain other compensation paid or accrued by PanEnergy to or on behalf of PanEnergy's Chief Executive Officer and the other Named Executive Officers as of December 31, 1996, for the years ended December 31, 1996, 1995 and 1994:

                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION        LONG TERM COMPENSATION
                              ------------------------ ------------------------------
                                                              AWARDS         PAYMENTS
                                                       --------------------- --------
                                                                  SECURITIES
                                                       RESTRICTED UNDERLYING
                                               OTHER     STOCK     OPTIONS/    LTIP    ALL OTHER
   NAME AND PRINCIPAL         SALARY   BONUS   ANNUAL    AMOUNT      SARS    PAYOUTS  COMPENSATION
      POSITION (1)       YEAR   ($)     ($)   COMP.($)   ($)(2)     (#)(3)     ($)       ($)(4)
------------------------ ---- ------- ------- -------- ---------- ---------- -------- ------------
Paul M. Anderson........ 1996 600,000 615,000   --       806,250    75,000       --     241,233
                         1995 455,417 333,540   --           --        --        --     105,725
                         1994 340,000 191,964   --           --        --        --      69,424
James T. Hackett........ 1996 350,000 442,113   --     2,090,625    50,000       --         622
                         1995     --      --    --           --        --        --         --
                         1994     --      --    --           --        --        --         --
George L. Mazanec....... 1996 388,750 278,558   --           --        --    203,175     80,947
                         1995 372,083 215,259   --           --        --    149,231    126,227
                         1994 340,000 189,414   --           --        --    198,413     97,111
D. H. Anderson.......... 1996 303,500 203,497   --           --        --        --      46,554
                         1995     --      --    --           --        --        --         --
                         1994     --      --    --           --        --        --         --
Carl B. King............ 1996 270,000 202,020   --       112,250    12,000    17,738     83,022
                         1995 261,875 115,689   --           --     20,000    13,028     40,639
                         1994 255,000 135,333   --           --     15,000    64,998     33,714
Fred J. Fowler.......... 1996 260,000 165,122   --       112,250    12,000     7,740     60,090
                         1995     --      --    --           --        --        --         --
                         1994     --      --    --           --        --        --         --

--------
(1) Paul M. Anderson is the President and Chief Executive Officer of PanEnergy. Mr. Hackett was elected Executive Vice President of PanEnergy in January 1996. Mr. Mazanec was Vice Chairman of PanEnergy through October 1996, when he resigned as an officer and director of PanEnergy. He remains an employee. D. H. Anderson was elected Group Vice President in April 1996 and is President of PanEnergy Services, Inc. Mr. King is Senior Vice President and General Counsel. Mr. Fowler was elected Group Vice President of PanEnergy in May 1996 and is President of TETCO.

(2) On January 2, 1996, Mr. Hackett was awarded 75,000 shares of restricted stock, the restrictions on which will be removed on 15,000 shares on the business day preceding each of five consecutive anniversaries of his employment. However, restrictions will be removed upon a change in control, which is expected to occur at the Effective Time of the Merger. The value of the 75,000 restricted shares, based on the fair market value of PanEnergy Common Stock as reported on the NYSE Composite Reporting System on January 2, 1996, which was $27.875 per share, was $2,090,625. Based on the December 31, 1996 fair market value of $45.8125 per share, the 75,000 restricted shares would be valued at $3,435,938. On January 24, 1996, 200 executives and management employees were granted 110,700 shares of Performance Vesting Restricted Stock ("PVRS"), including Mr. King and Mr. Fowler who each were granted 4,000 shares, and, in April 1996, Paul M. Anderson was granted 25,000 shares of PVRS. These shares of PVRS vest upon the achievement of certain total stockholder return targets, or, if earlier, upon a change in control, which is expected to occur at the Effective Time of the Merger. Recipients of the January 1996 and April 1996 grants receive dividends payable to holders of record of PanEnergy Common Stock on the PVRS. Based on the fair market value of PanEnergy Common Stock as reported on the NYSE Composite Reporting System on January 24 and April 24, 1996, which was $28.0625 per share and $32.25 per share, respectively, the grant date values of these grants to Mr. King, Mr. Fowler and Paul M. Anderson were $112,250, $112,250 and $806,250, respectively. Based on the December 31, 1996 fair market value of $45.8125 per share, the PVRS would be valued at $183,250, $183,250 and $1,145,313 for Messrs. King, Fowler and Paul M. Anderson, respectively.

(3) In January 1994, 129 executive and management employees, including Mr. King and Mr. Fowler, were granted options to purchase 324,300 shares, together with an equivalent number of EPS Performance Units, and in January 1995, 847,000 options and EPS Performance Units were granted to 178 executives and management employees, including Mr. King and Mr. Fowler. Each EPS Performance Unit creates a credit to an employee's EPS Performance Unit account when earnings per share exceed a threshold, which was $1.50 for the awards made in January 1994 and $1.61 for awards made in January 1995. When earnings for a calendar year (exclusive of certain special items) exceed the threshold, the excess amount is credited to the employee's EPS Performance Unit account. The balance in the account may be used to exercise stock options granted in connection with the EPS Performance Units or will be paid two years after the underlying options expire, usually 10 years from the date of grant. Under the agreements for such stock options, the options may also be exercised by normal means once vesting requirements are met. In January 1996, 147 executive and management employees, including Messrs. Hackett, King and Fowler, were granted options to purchase a total of 374,900 shares and, in April 1996, Paul M. Anderson was granted options to purchase 75,000 shares. Each of these options, which did not include grants of EPS Performance Units, become exercisable in equal installments over three years from the date of grant. However, each will become fully exercisable upon a "change in control," which is expected to occur at the Effective Time of the Merger.

(4) Pursuant to rules on executive and director compensation disclosure adopted by the SEC, all other compensation reported for the last completed fiscal year is required to be identified and quantified in a footnote. Accordingly, amounts reported for 1996 include (a) amounts credited by PanEnergy for the Named Executive Officers under the ESP and under the PanEnergy Corp Key Employees Deferred Compensation Plan ("KED"), an unfunded, defined contribution plan that allows eligible employees, including Messrs. Paul M. Anderson, Mazanec, D. H. Anderson, King and Fowler, to elect deferral of base salary and bonus, and receive matching PanEnergy contributions and interest credits whenever, and to the extent that, their participation in the ESP is limited by provisions of the Code,
    (b) that portion of interest credits on deferred compensation amounts that are considered, pursuant to rules promulgated by the SEC, to be at above-market rates, (c) the value of EPS Performance Units credited to EPS Performance Unit accounts of the Named Executive Officers in 1996, and (d) the imputed value of premiums paid by PanEnergy for insurance on the Named Executive Officers' lives (none of the Named Executive Officers has any cash value rights related to such insurance).

                                                  INTEREST  VALUE OF
                                                  AT ABOVE     EPS     VALUE OF
                                                   MARKET  PERFORMANCE INSURANCE
                                          ESP/KED  RATES      UNITS    PREMIUMS
                    NAME                    ($)     ($)        ($)        ($)
                    ----                  ------- -------- ----------- ---------
   Paul M. Anderson...................... 61,614    7,051    169,400     3,168
   James T. Hackett......................    --        10        --        612
   George L. Mazanec..................... 34,871   30,404        --     15,672
   D.H. Anderson......................... 23,610        6     21,000     1,938
   Carl B. King.......................... 21,179      228     58,800     2,815
   Fred J. Fowler........................ 23,747       75     30,566     5,702

STOCK OPTION/SAR GRANTS IN 1996

  The following table shows all grants of stock options to the Named Executive Officers in 1996. No SARs were granted to any Named Executive Officer in 1996 nor were the exercise prices on stock options previously awarded to any of them amended or adjusted.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            GRANT DATE
                                         INDIVIDUAL GRANTS                    VALUE
                         -------------------------------------------------- ----------
                          NUMBER OF     PERCENT OF
                          SECURITIES  TOTAL OPTIONS/                        GRANT DATE
                          UNDERLYING   SARS GRANTED  EXERCISE OR             PRESENT
                         OPTIONS/SARS  TO EMPLOYEES  BASE PRICE  EXPIRATION  VALUE(2)
          NAME            GRANTED(1)  IN FISCAL YEAR   ($/SH)       DATE       ($)
          ----           ------------ -------------- ----------- ---------- ----------
Paul M. Anderson........    75,000          16         32.2500    4-24-06    636,161
James T. Hackett........    50,000          11         27.8750     1-2-06    366,556
George L. Mazanec.......       --          --              --         N/A        --
D.H. Anderson...........       --          --              --         N/A        --
Carl B. King............    12,000           3         28.0625    1-24-05     88,565
Fred J. Fowler..........    12,000           3         28.0625    1-24-05     88,565

--------
(1) During 1996 the PanEnergy Board granted nonqualified stock options with ten year terms to purchase 459,300 shares of PanEnergy Common Stock to 151 employees, including Messrs. Paul M. Anderson, Hackett, King and Fowler, at exercise prices equal to the fair market value of PanEnergy Common Stock on the dates of grant. The stock options, including those granted to Messrs. Paul M. Anderson, Hackett, King and Fowler, vest in annual increments of one-third commencing one year from the date of grant. However, all unvested options will fully vest and become exercisable upon change in control which is expected to occur at the Effective Time of the Merger.
(2) Grant date present values are based on the Black-Scholes option valuation model. The key input variables used in valuing the options were: risk-free interest rate -- 6.28%; dividend yield -- 3.48%; stock price volatility --
     21.55%; option term -- ten years. The Standard and Poor's Compustat Database was used and the volatility variable reflected 36 months of stock price trading data. No adjustments for non-transferability or risk of forfeiture were made. The grant date value is set out for illustrative purposes and, therefore, is not intended to forecast future financial performance or possible future appreciation, if any, in the price of PanEnergy Common Stock.

EXERCISES OF STOCK OPTIONS IN 1996 AND YEAR-END OPTION VALUES

  The following table provides information concerning stock options exercised by each of the Named Executive Officers during 1996 and the value of unexercised stock options to the Named Executive Officers as of December 31, 1996. The value realized and the value assigned to each unexercised, "in the money" stock option is based on the positive spread between the exercise price of such stock option and the fair market value ("FMV") of the PanEnergy Common Stock on December 31, 1996, which was $45.8125. The FMV is the average of the high and low prices of a share of PanEnergy Common Stock on that date as reported on the NYSE Composite Transactions Tape. In assessing the value, it should be kept in mind that no matter what theoretical value is placed on a stock option on a particular date, its ultimate value will be dependent on the market value of the underlying stock at a future date. That future value will depend in part on the efforts of the Named Executive Officers to foster the future success of the corporation for the benefit of all stockholders.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                                           VALUE OF
                                                                          UNEXERCISED
                                                NUMBER OF SECURITIES     IN-THE-MONEY
                           SHARES              UNDERLYING UNEXERCISED    OPTIONS/SARS
                         ACQUIRED ON   VALUE   OPTIONS/SARS AT FY-END    AT FY-END ($)
                          EXERCISE   REALIZED     (#) EXERCISABLE/       EXERCISABLE/
          NAME               (#)        ($)        UNEXERCISABLE*        UNEXERCISABLE
          ----           ----------- --------- ---------------------- -------------------
Paul M. Anderson........     8,600     222,056     265,400/75,000     6,515,863/1,017,188
James T. Hackett........       --          --           --/50,000              --/876,875
George L. Mazanec.......       --          --          276,886/--            6,916,457/--
D.H. Anderson...........   103,125   3,286,602      66,145/16,667       1,343,505/831,267
Carl B. King............    20,161     420,893       8,172/25,334         215,035/535,517
Fred J. Fowler..........     3,168      68,623      30,984/22,000         770,864/462,375

--------
* Future exercisability of currently unexercisable stock options depends on the grantee remaining employed by PanEnergy throughout the vesting period of the options, subject to provisions applicable at retirement, death or total disability. The unexercisable options vest and become exercisable on the following schedule, although all unvested options will fully vest and become exercisable upon change in control which is expected to occur at the Effective Time of the Merger:

                            P.M. ANDERSON J.T. HACKETT D.H. ANDERSON C.B. KING F. J. FOWLER
                            ------------- ------------ ------------- --------- ------------
   January 2, 1997.........                  16,666
   January 24, 1997........                               16,667       4,000      4,000
   January 25, 1997........                                            6,667      5,000
   April 24, 1997..........    25,000
   January 2, 1998.........                  16,667
   January 24, 1998........                                            4,000      4,000
   January 25, 1998........                               16,667       6,667      5,000
   April 24, 1998..........    25,000
   January 2, 1999.........                  16,667
   January 24, 1999........                                            4,000      4,000
   April 24, 1999..........    25,000

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS

  PanEnergy and Mr. Mazanec entered into a five-year employment agreement in November 1989 which set a minimum base salary of $250,000 per year. In addition to maintaining certain non-qualified retirement benefits to which Mr. Mazanec was entitled as an executive of TEC, the agreement provides Mr. Mazanec a supplemental lump sum cash benefit of $750,000 plus 8% interest compounded semi-annually from November 1, 1989, payable within 30 days of his termination from PanEnergy for any reason. Effective November 1, 1992, PanEnergy and Mr. Mazanec entered into an amendment to the employment agreement, extending the period of employment covered by the agreement through October 31, 1996. On July 19, 1996, Mr. Mazanec and PanEnergy entered into an employment/consulting agreement which defines the terms of his transition to retirement in August 1997. The agreement provides that he will resign as an officer and director of PanEnergy but that, commencing January 1, 1997, he will remain an employee of PanEnergy through August 1997. The agreement further provides that the aforementioned lump sum supplemental benefit of $750,000, plus accumulated interest, calculated to be $558,031, would be paid to Mr. Mazanec on January 2, 1997.

  On March 1, 1991, PanEnergy and Paul M. Anderson entered into an employment agreement, the primary term of which originally was to expire on December 31, 1993. Unless either party serves notice of termination, on December 31 of each year the term is automatically extended for an additional one-year period. On December 31 of each year from 1991 through 1995, the primary term was automatically extended and currently is extended through December 31, 1999. PanEnergy may terminate the agreement for cause, death or disability. Under such circumstances, or if Mr. Anderson terminates the agreement for other than good reason, Mr. Anderson or his estate will be paid base pay and incentive compensation earned for that fraction of the year which he was actually employed. If the agreement is terminated by Mr. Anderson for good reason, or by PanEnergy for reasons other than cause, death or disability, Mr. Anderson will receive in a lump sum the present value of his base pay and incentive compensation projected through the employment period, as well as an extension of welfare plan benefits through the employment period.

  Effective March 1, 1991, Mr. Anderson was awarded 40,000 shares of restricted PanEnergy Common Stock under the terms of the 1990 LTIP. These shares were initially restricted as to the transfer of ownership, with such restriction being removed on 10,000 shares on March 1 of each year, beginning on March 1, 1992, and continuing through March 1, 1995, provided Mr. Anderson remained in the employ of PanEnergy during that period. The restriction would have terminated early as to all of the restricted shares in the event of death or disability, involuntary termination by PanEnergy for any reason other than cause, or change in control of PanEnergy. Mr. Anderson received dividends payable to holders of record of PanEnergy Common Stock on the restricted shares. On November 24, 1996, Duke, PanEnergy and Mr. Anderson entered into an employment agreement, described under the heading "THE MERGER--Interests of Certain Persons in the Merger," which will become effective at the Effective Time.

  The terms of Mr. Hackett's employment were defined in a letter agreement effective January 2, 1996. The terms included a two-year base salary guarantee of $350,000, a minimum annual bonus for the first year of employment of $175,000, a restricted stock grant of 75,000 shares of PanEnergy Common Stock, which vest in equal portions upon the completion of each of the first five years of his employment, and a grant of 50,000 non-qualified stock options, which vest in equal portions over a three-year period. However, upon "change in control" which is expected to occur at the Effective Time, all of the unvested shares of restricted stock and stock options will become fully vested. On November 24, 1996, PanEnergy and Mr. Hackett entered into a new employment agreement, described under the heading "THE MERGER--Interests of Certain Persons in the Merger," which will become effective at the Effective Time.

  In December 1994, in connection with the merger of PanEnergy and Associated Natural Gas Corporation ("ANGC"), PanEnergy assumed and adopted a two-year employment agreement dated October 9, 1994, between D. H. Anderson and ANGC that had been entered into in contemplation of the merger. The agreement provided that D. H. Anderson would receive a minimum annual base salary of $291,500 and a minimum annual bonus of $51,750. Further, the agreement provided that if D. H. Anderson voluntarily terminated employment during the term for any reason or if PanEnergy terminated him for any reason other than cause or if he died or became disabled, he would receive one-half of the base salary and bonus he otherwise would have received through the term of the agreement, but no more than one-half year's base salary and bonus.

  PanEnergy's Executive Severance Program ("Program"), which during 1996 covered three executive officers of PanEnergy, including Mr. King and Mr. Fowler, provides that in the event of a "change in control," as defined in the agreements entered into between PanEnergy and the participants in the Program, such participants will have certain benefits provided to them in the event of the termination of their employment within three years of the effective date of such change in control. Such benefits are provided unless such termination of employment is (i) because of the death or retirement of the participant,
(ii) by PanEnergy or its subsidiaries for cause or disability, or (iii) by the participant other than for good reason. Generally, benefits include a lump-sum cash payment equal to two and one-half times the average of the participant's annual compensation for the five years preceding the change in control (including deferred amounts, bonuses and employer contributions to the ESP); cash payment for the participant's account in the ESP; a continuation of various medical, insurance and certain other benefits for a period of two and one-half years, and a lump-sum cash payment, at termination, equal to the present value of the additional retirement benefits the participant would have received as a result of two and one-half years' additional service. The aggregate of each participant's benefits, when combined, will not exceed three times the "base amount" (as defined in the Code). In consideration of these benefits, the participant agrees, in the event a person seeks to effect a change in control, not to leave the employ of PanEnergy, and to continue to render services commensurate with the participant's position, until such person has abandoned or terminated efforts or the change in control has occurred. The participant also agrees to retain in confidence all of the confidential business information of PanEnergy or its subsidiaries known to the participant.

  PanEnergy's Change in Control Severance Pay Plan ("Severance Plan") is available for all employees of PanEnergy and certain of its subsidiaries, except those employees who are covered by agreements under the Executive Severance Program or whose terms and conditions of employment are subject to collective bargaining where there is not in effect a collective bargaining agreement that provides for their Severance Plan participation. The Severance Plan provides a number of severance benefits for eligible employees, which would be triggered by certain specific events occurring subsequent to a change in control of PanEnergy. In addition to the variable cash payments provided for in the Severance Plan, eligible employees and dependents would receive, at no cost to the employee, six months' continuation of medical and dental benefits coverage. As of December 31, 1996, no benefits had been provided under the Severance Plan.

PENSION PLAN

  PanEnergy's qualified retirement plan provides, with respect to participants employed by certain participating subsidiary companies, benefits, expressed in the form of a single life annuity commencing at normal retirement date (age 65, or, if later, the fifth anniversary of participation in the retirement plan), based on a final average pay benefit formula that, in part, uses final five-year average pay, which considers the regular compensation of the participant, including overtime payments, bonus payments, and some forms of deferred compensation. The retirement plan also provides, on and after January 1, 1996, with respect to participants employed by certain other participating subsidiary companies, benefits, expressed in the form of a cash balance, based on a benefit formula that uses annual regular compensation accruals and interest accruals. In addition to providing certain death benefits, the retirement plan permits participants who meet certain eligibility requirements, some of which necessitate a change in control of PanEnergy, to commence final average pay benefit formula benefit payments as early as age 55 and with less than full actuarial reductions for early commencement.

  Qualified retirement plan benefits may be subject to statutory limitations if the participant receives compensation in excess of a maximum, is covered by other qualified plans, if benefits are paid before Social Security retirement age, if the participant has less than ten years of plan participation, or if benefits are paid in a more valuable form than a single life annuity. When qualified plan benefits are limited by statute, non-qualified plans restore certain benefits for participants covered by the non-qualified plans to a level which would have been available if such statutory limits did not exist.

  The table below shows the estimated annual benefits payable at age 65 under the qualified and non-qualified retirement plans at various levels of final average compensation and assuming various years of benefit accrual service:

                              PENSION PLAN TABLE
                            (DOLLARS IN THOUSANDS)

                                                            YEARS OF SERVICE
                                                        ------------------------
   REMUNERATION                                          15   20   25   30   35
   ------------                                         ---- ---- ---- ---- ----
   $  200.............................................. $ 46 $ 61 $ 77 $ 92 $108
      300..............................................   70   93  117  140  164
      400..............................................   94  125  157  188  220
      500..............................................  118  157  197  236  276
      600..............................................  142  189  237  284  332
      800..............................................  190  253  317  380  444
    1,000..............................................  238  317  397  476  556
    1,200..............................................  286  381  477  572  668

  The years of benefit accrual service for each Named Executive Officer, except Mr. Hendrix who does not participate in the plan, are as follows: Paul
M. Anderson, 18; James T. Hackett, 1; George L. Mazanec, 9; D.H. Anderson, 2; Carl B. King, 6; and Fred J. Fowler, 11. The covered compensation is the sum of the salary and bonus reported in the Summary Compensation Table.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee, which is composed exclusively of nonemployee directors, is responsible for, among other things, PanEnergy's executive compensation programs. The following is the report of the Compensation Committee on compensation policies regarding executive officers and the basis of compensation actions it has taken.

  The objective of PanEnergy's executive compensation programs is to offer compensation opportunities which attract and retain talented executive officers and key employees and which motivate such employees to enhance stockholder value. Base pay, annual incentives and long-term incentives are structured so as to deliver competitive pay opportunities, reward individual performance and encourage executives to manage from the perspective of owners with an equity stake in PanEnergy. The executive compensation programs are intended to provide total compensation (consisting of base salaries, annual cash incentive opportunities and long-term incentive opportunities) that is competitive with the average total compensation offered other executives employed by companies of similar size, complexity and line of business. To determine competitive compensation levels, the Compensation Committee considers data from surveys, proxy statements, independent compensation consultants, and those peer group companies listed in the Stockholder Return Comparison below. The achievement of both corporate and individual annual performance goals determine the payouts from the annual incentive compensation plans in which executive officers and key employees participate. Long-term incentive compensation awards are designed to make a significant portion of total pay directly linked to long-term financial performance and the creation of stockholder value.

DESCRIPTION OF THE CURRENT EXECUTIVE COMPENSATION PROGRAM

  Base Salaries. Salaries are reviewed annually and established by the Compensation Committee based upon the executive's job responsibilities, level of experience, individual performance and contributions to the business, and competitive data obtained from surveys. At the Compensation Committee's January 1996 and January 1997 meetings, base pay adjustments were approved for certain key employees, including Messrs. Anderson, King, Mazanec and Fowler in 1996 and Messrs. Anderson, King, Hackett and Fowler in 1997, in accordance with these criteria.

  Annual Cash Incentive Opportunities. The Compensation Committee administers the Annual Cash Bonus Plan ("ACBP") which permits the granting of cash incentive compensation awards. The ACBP requires the Compensation Committee annually to establish administrative guidelines to define employees who are entitled to earn an incentive award, what performance is required to earn it, and how much may be earned. Guidelines effective for 1996 called for the Chief Executive Officer to recommend, and the Compensation Committee to approve, an annual bonus opportunity for each participant. This bonus opportunity, or "target," is expressed as a percentage of base salary and is determined by the Compensation Committee's judgment of the direct or indirect impact each individual could have on PanEnergy's performance, as measured by earnings before interest and taxes ("EBIT") and earnings per share. Depending upon performance, participants could receive up to 162.5% of the bonus target. Of the twelve executive officers of PanEnergy in 1996, ten were participants in the ACBP.

  Each of the executive officers, in consultation with the Chief Executive Officer, established six to ten specific personal objectives, which were primarily directed toward development of new services, market expansion, cost control, increasing returns on capital employed and advancing PanEnergy's nonjurisdictional business segments. Fifty percent of each executive officer's 1996 bonus was determined by the degree to which, in the opinion of the Chief Executive Officer and the Compensation Committee, the executive officer achieved his or her personal objectives. Further, PanEnergy and the jurisdictional and nonjurisdictional business units established EBIT objectives. If either the jurisdictional or nonjurisdictional business units failed to reach a minimum level of earnings established in the guidelines or if PanEnergy failed to achieve a threshold earnings per share level, the executive officer would receive no compensation for the portion of the bonus contingent upon that performance measure. In 1996, performance on all financial measures exceeded target, and all but one participating executive officer scored in excess of 100% on personal objectives.

  Long-Term Incentive Opportunities. Through the 1990 LTIP and 1994 LTIP, which were approved by the stockholders in April 1990 and 1994, respectively, the Compensation Committee has the flexibility to structure long-term awards to meet particular business needs. To date, four types of awards have been made under the 1990 LTIP and three types of awards have been made under the 1994 LTIP.

1990 LTIP

  Restricted Stock. Mr. Anderson received a grant of 40,000 shares of stock in 1991, restricted as to transferability, which vested in four equal installments on the first through fourth anniversaries of the grant date. In January 1996, an award of 75,000 shares of restricted stock was granted to Mr. Hackett. The terms of Mr. Hackett's award provide that transferability restrictions will be removed on 15,000 shares on the business day preceding each of five consecutive anniversaries of his employment. However, such restrictions will be removed upon change in control which is expected to occur at the Effective Time of the Merger.

  Conditional Stock. This form of award was employed in November 1990 and January and April 1991 when PanEnergy's management team was being assembled following the merger of PanEnergy and Texas Eastern Corporation and in conjunction with PanEnergy's reorganization into distinct business units. The awards, made to grantees that included Messrs. Mazanec, King and Fowler as well as other officers of PanEnergy, were for the purpose of focusing the recipients' attention on long-term objectives by adding, through the ownership of PanEnergy Common Stock, a meaningful long-term incentive opportunity. The November 1990 and January 1991 conditional stock awards vested and were distributed in four scheduled annual installments ending in 1994. The April 1991 conditional stock awards vest and are distributed in scheduled annual installments over a six-year term. Recipients of conditional stock awards are paid dividend equivalents in cash on unvested, undistributed shares. These awards were designed for a unique purpose and time, and the Compensation Committee has no plans to make additional conditional stock awards.

  Stock Options. Stock options have been granted to executive officers and others by the Compensation Committee at various times since the inception of the 1990 LTIP, as a vehicle for providing long-term incentive opportunities to executive officers. The number of stock options granted was determined through a process which, first, utilized survey data to determine the annualized value of long-term incentive grants made to other executives and management employees in PanEnergy's compensation data base ("target value"). Next, the Black-Scholes stock option pricing model was used to calculate a ratio which, when multiplied by the exercise price of an option, produced an expected present value of the option. Finally, the number of options required to make a competitive long-term grant was calculated by dividing the target value by the expected present value of a single option plus the expected present value of an EPS Performance Unit (described below), if an EPS Performance Unit was granted in connection with an option. The result of this equation, expressed as a number of options, could be adjusted by the Compensation Committee depending upon the recipient's individual performance, the size of stock option grants awarded the recipient in the past, and expectations of future contributions. No options have been granted under the 1990 LTIP since January 1994, when 129 executive and management employees, including Mr. King and Mr. Fowler, were granted options to purchase 324,300 shares.

  EPS Performance Units. The Compensation Committee granted EPS Performance Units in conjunction with stock options to further encourage stock ownership by executive officers and key employees and to strengthen the linkage among financial performance, stockholder return and long-term incentives. Beginning in 1991 and ending with grants made in 1995 under the 1994 LTIP, one EPS Performance Unit was granted in conjunction with each option awarded. Each EPS Performance Unit creates a credit to the grantee's EPS Performance Unit account when PanEnergy's earnings per share have exceeded a threshold established by the Compensation Committee based on earnings per share for the year preceding the grant date. When earnings for a calendar year, exclusive of certain special items, exceed the threshold, the excess amount is credited to the grantee's EPS Performance Unit account. The balance in the account may be used to exercise stock options granted in connection with the EPS Performance Units or will be paid to the grantee, without interest, two years after the underlying options expire, usually ten years from the date of grant. Options may also be exercised by normal means once vesting requirements are met.

1994 LTIP

  Stock Options. In January 1995, 178 executive and management employees were granted options under the 1994 LTIP to purchase 847,000 shares. In June 1995, 36 executive and management employees were granted options to purchase 58,350 shares, and, in July 1995, one executive was granted an award of 5,000 shares. In January 1996, 146 executives and key employees were awarded options to purchase 324,900 shares. In April 1996, Mr. Anderson was awarded an option to purchase 75,000 shares. In January 1997, 240 executives and key employees, including Messrs. Anderson, Hackett, King and Fowler, were awarded options to purchase 340,500 shares. The method used to determine the number of stock options granted and the present value of the options was the same as described for stock option grants under the 1990 LTIP. All stock option award agreements, except those related to the January 1997 awards, contain provisions that result in vesting upon change in control, which is expected to occur at the Effective Time of the Merger.

  EPS Performance Units. The Compensation Committee granted to each participant who received a 1995 stock option grant, a number of EPS Performance Units equal to the number of stock options granted. The threshold for calculating credit to the grantee's EPS Performance Unit account was $1.61 per share for these grants. No EPS units were awarded in connection with the January 1996, April 1996 or January 1997 grants.

  Performance-Vested Restricted Stock. At its January 1996 meeting, the Compensation Committee elected to replace EPS Performance Units by awarding grants of performance-vested restricted stock ("PVRS") totalling 110,700 shares to 200 executive and key employees. In April 1996, the Compensation Committee granted PVRS totalling 25,000 shares to Mr. Anderson and, in October 1996, the Compensation Committee awarded two employees PVRS totalling 3,000 shares. In January 1997, the Compensation Committee granted PVRS totalling 110,400 shares to 172 executives and key employees, including Messrs. Anderson, Hackett, King and Fowler. With the assistance of an outside compensation consultant, the Compensation Committee determined how many shares of PVRS in addition to stock options granted to any employee would have a combined value which approximates a competitive long-term incentive grant. The Compensation Committee believes that shares of PVRS establish an opportunity for increased share ownership and dividend income by executive management and key employees and encourages management decision making from the perspective of an investor in PanEnergy.

  With the exception of the October 1996 awards, the terms of the PVRS awards granted in 1996 and 1997 provide that one-sixth of the shares awarded any participant will vest when total stockholder return, measured from the grant date, equals or exceeds 15%. Another one-third of the award will vest when total stockholder return measured from the grant date equals or exceeds 30%, and the final one-half of the award will vest when total stockholder return equals or exceeds 45%. Total stockholder return is defined as accumulated dividends plus market appreciation of PanEnergy Common Stock when measured over a ten consecutive trading day period. No shares granted in 1996 may vest before the first anniversary of the award unless there is a change in control. Shares granted in 1997 contain no change-in-control vesting provisions. If the stockholder return targets are not met and the PVRS awards do not vest within five years, the awards will be forfeited. The October 1996 awards will vest only upon the completion of an international project within certain parameters relating to schedule and budget.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  At its January 1997 meeting, the Compensation Committee received an analysis by the compensation consultants of total compensation opportunities available to CEO's in the competitive marketplace. The consultants advised that the appropriate salary range for the CEO is $608,000 to $912,000 with a mid-point of $760,000. After considering this, the Compensation Committee adjusted Mr. Anderson's salary to $700,000 annually. The results of the consultants' study also indicated that a target bonus opportunity for the CEO should be 70% of base pay in 1997. Accordingly, the Compensation Committee established
Mr. Anderson's bonus opportunity at 70% of base pay.

  The Compensation Committee also reviewed Mr. Anderson's personal objectives, established in early 1996, and his performance on each, and discussed the bonus to be paid to Mr. Anderson pursuant to the 1996 ACBP. His objectives included: (1) achieving a management/Board of Directors consensus on PanEnergy's strategic direction, (2) positioning the pipelines to achieve maximum value and competitive position, (3) advancing interfuel opportunities,
(4) continuing to broaden the activity base of PanEnergy and (5) continuing to advance a smooth transition to the next generation of management organization structure. After thorough discussion, the Compensation Committee awarded Mr. Anderson the bonus indicated in the Summary Compensation Table.

  Section 162(m) of the Code imposes a limitation on the deductibility from income tax by PanEnergy on annual compensation in excess of $1 million paid to certain employees, generally, the Chief Executive Officer and the four other highest compensated employees. The Compensation Committee intends to structure compensation that rewards performance while preserving maximum deductibility of all compensation awards. It is not anticipated that compensation realized by any executive officer under programs now in effect will, in the immediate future, result in a material loss of tax deductions.

                  THE COMPENSATION AND ORGANIZATION COMMITTEE

            Charles W. Duncan, Jr., Chairman        William T. Esrey
            Robert Cizik                            Leo E. Linbeck, Jr.
            Harry E. Ekblom                         Ralph S. O'Connor

                         STOCKHOLDER RETURN COMPARISON

  SEC rules require that PanEnergy include in this Joint Proxy Statement-Prospectus a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by PanEnergy. This information is set forth on the graph below, which covers the period from year-end 1991 through year-end 1996. PanEnergy has chosen the Dow Jones Pipeline Group for its peer comparison. The Dow Jones Pipeline Group includes The Coastal Corporation, El Paso Natural Gas Company, Enron Corp., Enserch Corp., Sonat, Inc., The Williams Companies and PanEnergy.

                           [LINE GRAPH APPEARS HERE]

                   Comparison of Five-Year Cumulative Total
                     Stockholder Return* Among PanEnergy,
               S&P 500 Stock Index, and Dow Jones Pipeline Group
          (*Total return assumes quarterly reinvestment of dividends)

  There can be no assurance that PanEnergy's cumulative total return will continue into the future with the same or similar trends depicted in the graph above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  To PanEnergy's knowledge, based on information furnished to it and contained in the reports filed pursuant to Rule 16a-3 of the Exchange Act, as well as written representations that no other reports were required, all applicable
Section 16(a) filing requirements were complied with during the year ended December 31, 1996, except that the initial Form 3 report for Mr. Simmons was filed one day late and Mr. Carroll filed a Form 4 report reporting the sale of 69 shares of PanEnergy Common Stock 83 days late.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP ("Peat Marwick") served as PanEnergy's independent auditor during 1996. Representatives of Peat Marwick will be present at the PanEnergy Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

OTHER MATTERS BEFORE THE MEETING

  PanEnergy does not expect any other matters to come before the PanEnergy Meeting. However, if any other matters properly come before the PanEnergy Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

  In the event the proposal to adopt the Merger Agreement does not receive the affirmative vote of the holders of a majority of the outstanding shares of PanEnergy Common Stock, the Merger will not be consummated and PanEnergy will hold an Annual Stockholders Meeting in 1998. Stockholder proposals will be eligible for consideration for inclusion in the Proxy Statement for such meeting if they are received by the Secretary of the Company no later than November 17, 1997 at PanEnergy's address.

  It is important that proxies be returned promptly. All holders of PanEnergy Common Stock, whether or not they expect to attend the PanEnergy Meeting in person, are urged to mark, sign, date and return the accompanying form of proxy in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ ROBERT W. REED
                                         ROBERT W. REED
                                         Secretary

Dated: March 13, 1997
Houston, Texas

                                                                       EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               DUKE POWER COMPANY

                                      AND

                          DUKE TRANSACTION CORPORATION

                                      AND

                                 PANENERGY CORP

                         DATED AS OF NOVEMBER 24, 1996,

                            AS AMENDED AND RESTATED

                              AS OF MARCH 10, 1997

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                                    ARTICLE 1
                                   THE MERGER
  1.1.  The Merger......................................................   A-1
  1.2.  The Closing.....................................................   A-1
  1.3.  Effective Time..................................................   A-1
                                    ARTICLE 2
            CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING
                                   CORPORATION
  2.1.  Certificate of Incorporation....................................   A-2
  2.2.  By-laws.........................................................   A-2
                                    ARTICLE 3
               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
  3.1.  Directors.......................................................   A-2
  3.2.  Officers........................................................   A-2
                                    ARTICLE 4
         EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND PANENERGY
  4.1.  Merger Sub Stock................................................   A-2
  4.2.  PanEnergy Securities............................................   A-2
  4.3.  Exchange of Certificates Representing PanEnergy Common Stock....   A-3
  4.4.  Adjustment of Exchange Ratio....................................   A-5
                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PANENERGY
  5.1.  Organization, Standing and Power................................   A-5
  5.2.  Capital Structure...............................................   A-6
  5.3.  Authority; No Violations; Consents and Approvals................   A-7
  5.4.  SEC Documents...................................................   A-8
  5.5.  Information Supplied............................................   A-8
  5.6.  Absence of Certain Changes or Events............................   A-9
  5.7.  No Undisclosed Material Liabilities.............................   A-9
  5.8.  No Default......................................................   A-9
  5.9.  Compliance with Applicable Laws.................................   A-9
  5.10. Litigation......................................................  A-10
  5.11. Tax Matters.....................................................  A-10
  5.12. Employee Benefits; Labor Matters................................  A-12
  5.13. Environmental Matters...........................................  A-13
  5.14. Insurance.......................................................  A-15
  5.15. Contracts.......................................................  A-15
  5.16. Regulatory Proceedings..........................................  A-16
  5.17. Regulation as a Utility.........................................  A-16
  5.18. Opinions of Financial Advisors..................................  A-16
  5.19. Vote Required...................................................  A-16
  5.20. Beneficial Ownership of Duke Common Stock.......................  A-16

                                                                            PAGE
                                                                            ----
  5.21. Brokers...........................................................  A-16
  5.22. Article Seventh of the Restated Certificate of Incorporation of
         PanEnergy and Section 203 of the DGCL Not Applicable.............  A-16
  5.23. Properties........................................................  A-16
  5.24. Easements.........................................................  A-17
  5.25. Futures Trading and Fixed Price Exposure..........................  A-17
                                     ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES OF DUKE
  6.1.  Organization, Standing and Power..................................  A-17
  6.2.  Capital Structure.................................................  A-18
  6.3.  Authority; No Violations; Consents and Approvals..................  A-19
  6.4.  SEC Documents.....................................................  A-20
  6.5.  Information Supplied..............................................  A-20
  6.6.  Absence of Certain Changes or Events..............................  A-20
  6.7.  No Undisclosed Material Liabilities...............................  A-21
  6.8.  No Default........................................................  A-21
  6.9.  Compliance with Applicable Laws...................................  A-21
  6.10. Litigation........................................................  A-21
  6.11. Tax Matters.......................................................  A-22
  6.12. Employee Benefits; Labor Matters..................................  A-24
  6.13. Environmental Matters.............................................  A-25
  6.14. Insurance.........................................................  A-26
  6.15. Contracts.........................................................  A-26
  6.16. Regulatory Proceedings............................................  A-26
  6.17. Regulation as a Utility...........................................  A-26
  6.18. Opinions of Financial Advisors....................................  A-26
  6.19. Vote Required.....................................................  A-26
  6.20. Beneficial Ownership of PanEnergy Common Stock....................  A-26
  6.21. Brokers...........................................................  A-26
  6.22. Properties........................................................  A-27
  6.23. Franchises, Licenses, Etc.........................................  A-27
  6.24. Nuclear Operations................................................  A-27
  6.25. Duke/Louis Dreyfus L.L.C. ("D/LD") Obligations....................  A-28
  6.26. Representations with Respect to Merger Sub........................  A-28
                                     ARTICLE 7
                      CONDUCT OF BUSINESS PENDING THE MERGER
  7.1.  Conduct of Business of PanEnergy Pending the Merger...............  A-28
        (a)Ordinary Course of Business....................................  A-28
        (b)Dividends; Changes in Stock....................................  A-28
        (c)Issuance of Securities.........................................  A-29
        (d)Capital Expenditures...........................................  A-29
        (e)No Acquisitions................................................  A-29
        (f)No Dispositions................................................  A-29
        (g)No Dissolution, Etc............................................  A-29
        (h)Certain Employee Matters.......................................  A-29
        (i)Indebtedness; Leases...........................................  A-30
        (j)Governing Documents............................................  A-30

                                                                            PAGE
                                                                            ----
        (k)Accounting.....................................................  A-30
        (l)Rate Matters...................................................  A-30
        (m)Contracts......................................................  A-30
        (n)Insurance......................................................  A-31
        (o)Permits........................................................  A-31
        (p)Discharge of Liabilities.......................................  A-31
        (q)1935 Act.......................................................  A-31
        (r)Tax Matters....................................................  A-31
        (s)Tax Status.....................................................  A-31
        (t)Other Actions..................................................  A-31
        (u)Agreements.....................................................  A-31
  7.2.  Conduct of Business of Duke Pending the Merger....................  A-31
        (a)Ordinary Course of Business....................................  A-31
        (b)Dividends; Changes in Stock....................................  A-32
        (c)Issuance of Securities.........................................  A-32
        (d)Capital Expenditures...........................................  A-32
        (e)No Acquisitions................................................  A-32
        (f)No Dispositions................................................  A-32
        (g)No Dissolution, Etc............................................  A-33
        (h)Certain Employee Matters.......................................  A-33
        (i)Indebtedness; Leases...........................................  A-33
        (j)Governing Documents............................................  A-33
        (k)Accounting.....................................................  A-33
        (l)Rate Matters...................................................  A-34
        (m)Contracts......................................................  A-34
        (n)Insurance......................................................  A-34
        (o)Permits........................................................  A-34
        (p)Discharge of Liabilities.......................................  A-34
        (q)1935 Act.......................................................  A-34
        (r)Tax Matters....................................................  A-34
        (s)Tax Status.....................................................  A-34
        (t)Other Actions..................................................  A-34
        (u)Agreements.....................................................  A-34
  7.3.  Transition Committee..............................................  A-34
                                     ARTICLE 8
                                     COVENANTS
  8.1.  Alternative Proposals.............................................  A-35
  8.2.  Preparation of S-4 and the Joint Proxy Statement..................  A-35
  8.3.  Letter of PanEnergy's Accountants.................................  A-36
  8.4.  Letter of Duke's Accountants......................................  A-36
  8.5.  Access to Information.............................................  A-36
  8.6.  PanEnergy Stockholders' Meeting...................................  A-36
  8.7.  Duke Shareholders' Meeting........................................  A-36
  8.8.  Regulatory and Other Approvals....................................  A-37
        (a)HSR Act........................................................  A-37
        (b)Other Regulatory Approvals.....................................  A-37
        (c)Other Approvals................................................  A-37
  8.9.  Agreements of Others..............................................  A-37
  8.10. Authorization for Shares and Stock Exchange Listings..............  A-37

                                                                          PAGE
                                                                          ----
  8.11. Indemnification; Directors' and Officers' Insurance.............  A-37
  8.12. Public Announcements............................................  A-38
  8.13. Other Actions...................................................  A-38
  8.14. Cooperation; Notification.......................................  A-38
  8.15. Governance......................................................  A-38
        (a)Board of Directors of Duke...................................  A-38
        (b)Committees of the Board of Directors of Duke.................  A-38
        (c)Officers of Duke.............................................  A-38
        (d)Office of the Chief Executive; Policy Committee..............  A-39
        (e)Name; Corporate Headquarters.................................  A-39
  8.16. Employment Agreements...........................................  A-39
  8.17. Expenses........................................................  A-39
  8.18. Pooling.........................................................  A-39
  8.19. Tax Matters.....................................................  A-39
  8.20. Employee Benefit Plans..........................................  A-40
  8.21. Transfer Taxes..................................................  A-41
                                    ARTICLE 9
                                   CONDITIONS
  9.1.  Conditions to Each Party's Obligation to Effect the Merger......  A-41
  9.2.  Conditions to Obligation of PanEnergy to Effect the Merger......  A-42
  9.3.  Conditions to Obligation of Duke and Merger Sub to Effect the
        Merger..........................................................  A-43
                                   ARTICLE 10
                                   TERMINATION
 10.1.  Termination by Mutual Consent...................................  A-43
 10.2.  Termination by Either Duke or PanEnergy.........................  A-43
 10.3.  Termination by PanEnergy........................................  A-44
 10.4.  Termination by Duke.............................................  A-44
 10.5.  Effect of Termination and Abandonment...........................  A-44
 10.6.  Extension, Waiver...............................................  A-44
                                   ARTICLE 11
                               GENERAL PROVISIONS
 11.1.  Nonsurvival of Representations, Warranties and Agreements.......  A-45
 11.2.  Notices.........................................................  A-45
 11.3.  Assignment; Binding Effect......................................  A-46
 11.4.  Entire Agreement................................................  A-46
 11.5.  Amendment.......................................................  A-46
 11.6.  Governing Law...................................................  A-46
 11.7.  Counterparts....................................................  A-46
 11.8.  Headings........................................................  A-46
 11.9.  Interpretation..................................................  A-46
 11.10. Waivers.........................................................  A-46
 11.11. Severability....................................................  A-47
 11.12. Enforcement of Agreement........................................  A-47
 11.13. Further Assurances..............................................  A-47
 11.14. Waiver of Jury Trial............................................  A-47
 11.15. Certain Definitions.............................................  A-47

                                   EXHIBITS

Exhibit A     Form of Affiliate Letter
Exhibit B-1   Form of Employment Agreement for Paul M. Anderson of PanEnergy
Exhibit B-2   Form of Employment Agreement for James T. Hackett of PanEnergy
Exhibit B-3   Form of Employment Agreement for Fred J. Fowler of PanEnergy
Exhibit B-4   Form of Employment Agreement for L.B. Gatewood of PanEnergy
Exhibit B-5   Form of Employment Agreement for Jim W. Mogg of PanEnergy
Exhibit B-6   Form of Employment Agreement for Bruce Williamson of PanEnergy
Exhibit C-1   Form of Employment Agreement for Richard B. Priory of Duke
Exhibit C-2   Form of Employment Agreement for William A. Coley of Duke
Exhibit C-3   Form of Employment Agreement for Richard J. Osborne of Duke
Exhibit C-4   Form of Employment Agreement for Ruth G. Shaw of Duke
Exhibit C-5   Form of Employment Agreement for Michael S. Tuckman of Duke
Exhibit C-6   Form of Employment Agreement for David L. Hauserof Duke

                             INDEX OF DEFINED TERMS

"1935 Act"................................................................. A-16
"Agreement"................................................................  A-1
"Alternative Proposal"..................................................... A-35
"Atomic Energy Act"........................................................ A-20
"Cash Balance Conversion".................................................. A-40
"Certificate"..............................................................  A-3
"Closing"..................................................................  A-1
"Closing Date".............................................................  A-1
"Code".....................................................................  A-1
"Confidentiality Agreement"................................................ A-36
"Continuation Period"...................................................... A-40
"Convertible Notes"........................................................  A-3
"D/LD"..................................................................... A-28
"D/LD Agreement"........................................................... A-43
"D&O Insurance"............................................................ A-38
"Delaware Courts".......................................................... A-46
"DGCL".....................................................................  A-1
"Duke".....................................................................  A-1
"Duke 1995 Margin Threshold"............................................... A-26
"Duke 1995 Revenue Threshold".............................................. A-26
"Duke Benefit Plans"....................................................... A-24
"Duke Capital Budget"...................................................... A-31
"Duke Common Stock"........................................................  A-2
"Duke Director"............................................................ A-38
"Duke Disclosure Schedule"................................................. A-17
"Duke Generating Stations"................................................. A-27
"Duke Litigation".......................................................... A-22
"Duke Orders".............................................................. A-22
"Duke Permits"............................................................. A-21
"Duke Personnel"........................................................... A-24
"Duke Preference Stock".................................................... A-18
"Duke Preferred Stock"..................................................... A-18
"Duke Preferred Stock A"................................................... A-18
"Duke Required Consents"................................................... A-19
"Duke Required Statutory Approvals"........................................ A-20
"Duke SEC Documents"....................................................... A-20
"Duke Shareholders' Meeting"...............................................  A-8
"Duke Stock Plans"......................................................... A-18
"Duke Stock Repurchase Program"............................................ A-21
"Duke Vote Matter"......................................................... A-19
"Easements"................................................................ A-17
"Effective Time"...........................................................  A-2
"Environmental Claims"..................................................... A-13
"Environmental Laws"....................................................... A-14
"Environmental Permits".................................................... A-15
"Environmental Subsidiary"................................................. A-14
"ERISA".................................................................... A-13
"Exchange Act".............................................................  A-8
"Exchange Agent"...........................................................  A-3
"Exchange Fund"............................................................  A-3

"Exchange Ratio"...........................................................  A-2
"FERC".....................................................................  A-8
"Final Order".............................................................. A-42
"GAAP".....................................................................  A-1
"Governmental Entity"......................................................  A-8
"Hazardous Materials"...................................................... A-14
"HSR Act"..................................................................  A-8
"IRS"...................................................................... A-11
"Joint Proxy Statement"....................................................  A-8
"Joint Venture"............................................................ A-47
"Material Adverse Effect"..................................................  A-6
"Maximum Premium".......................................................... A-38
"Merger"...................................................................  A-1
"Merger Sub"...............................................................  A-1
"Mobil Joint Venture"...................................................... A-17
"Mortgage"................................................................. A-27
"NCBCA".................................................................... A-19
"NCUC"..................................................................... A-20
"Net PanEnergy Position"................................................... A-17
"NP&L"..................................................................... A-26
"Nuclear Stations"......................................................... A-27
"NYSE".....................................................................  A-5
"PanEnergy"................................................................  A-1
"PanEnergy Benefit Plans".................................................. A-13
"PanEnergy Business Unit".................................................. A-15
"PanEnergy Business Unit's 1995 Margin Threshold".......................... A-16
"PanEnergy Business Unit's 1995 Revenue Threshold"......................... A-16
"PanEnergy Capital Budget"................................................. A-28
"PanEnergy Common Stock"...................................................  A-2
"PanEnergy Director"....................................................... A-38
"PanEnergy Disclosure Schedule"............................................  A-5
"PanEnergy DRIP"...........................................................  A-6
"PanEnergy Employees"...................................................... A-40
"PanEnergy Litigation"..................................................... A-10
"PanEnergy Option".........................................................  A-3
"PanEnergy Options"........................................................  A-3
"PanEnergy Orders"......................................................... A-10
"PanEnergy Permits"........................................................  A-9
"PanEnergy Personnel"...................................................... A-12
"PanEnergy Pipeline Assets"................................................ A-17
"PanEnergy Preferred Stock"................................................  A-6
"PanEnergy Required Consents"..............................................  A-7
"PanEnergy Restricted Stock"...............................................  A-3
"PanEnergy SEC Documents"..................................................  A-8
"PanEnergy Stock Option Plan"..............................................  A-3
"PanEnergy Stock Option Plans".............................................  A-3
"PanEnergy Stock Plans"....................................................  A-6
"PanEnergy Stockholders' Approval".........................................  A-7
"PanEnergy Stockholders' Meeting"..........................................  A-8
"Power Act"................................................................  A-8
"PSCSC".................................................................... A-20
"Record Date".............................................................. A-29

"Release".................................................................. A-14
"Rule 145 Affiliates"...................................................... A-37
"S-4"......................................................................  A-8
"Securities Act"...........................................................  A-4
"Significant Subsidiary"................................................... A-47
"Special Dividend"......................................................... A-41
"Stock Benefit Plans"...................................................... A-41
"Subsidiary"............................................................... A-47
"Subsidiary Capital Expenditures".......................................... A-32
"Surviving Corporation"....................................................  A-1
"Tax Return"............................................................... A-10
"Tax Ruling"............................................................... A-11
"Taxes".................................................................... A-10
"Transfer Taxes"........................................................... A-41
"Transition Committee"..................................................... A-34
"Voting Debt"..............................................................  A-6

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 24, 1996, as amended and restated as of March 10, 1997, by and among Duke Power Company, a North Carolina corporation ("Duke"), Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Merger Sub"), and PanEnergy Corp, a Delaware corporation ("PanEnergy").

                                   RECITALS

  WHEREAS, Duke and PanEnergy have each determined to engage in a strategic business combination with the other;

  WHEREAS, in furtherance thereof, the respective Boards of Directors of Duke and PanEnergy have approved the merger (the "Merger") of Merger Sub with and into PanEnergy whereby the Common Stock of PanEnergy will be converted into and exchanged for Common Stock of Duke and PanEnergy will become a wholly-owned subsidiary of Duke, all pursuant to the terms and conditions set forth in this Agreement;

  WHEREAS, for federal income tax purposes, it is intended that the Merger will be a reorganization of the type described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;

  WHEREAS, for accounting purposes, it is intended that the transaction contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

  WHEREAS, Duke and PanEnergy have each received fairness opinions relating to the transactions contemplated hereby (as more fully described herein);

  WHEREAS, Duke, Merger Sub and PanEnergy desire to make certain representations, warranties and agreements in connection with the Merger;

  WHEREAS, this Agreement amends and restates the Agreement and Plan of Merger among the parties hereto dated as of November 24, 1996; and

  WHEREAS, it is the intent of the parties hereto, notwithstanding such amendment and restatement, that this Agreement continue to speak as of November 24, 1996 unless otherwise expressly provided herein and that "the date hereof" shall mean November 24, 1996 when used in this Agreement.

  NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into PanEnergy in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. PanEnergy shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

  1.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in
Article 9 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Duke and PanEnergy may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

  1.3. Effective Time. If all the conditions to the Merger set forth in
Article 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 10, the parties hereto shall cause a Certificate of Merger meeting the requirements of
Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

                       CERTIFICATE OF INCORPORATION AND
                     BY-LAWS OF THE SURVIVING CORPORATION

  2.1. Certificate of Incorporation. The Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time (except that Article 1 of such Certificate of Incorporation shall be amended as of the Effective Time to read as follows: "The name of the Corporation is PanEnergy Corp."), until duly amended in accordance with applicable law.

  2.2. By-laws. The By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

                         DIRECTORS AND OFFICERS OF THE
                             SURVIVING CORPORATION

  3.1. Directors. The directors of the Surviving Corporation at the Effective Time shall be the directors of PanEnergy immediately prior to the Effective Time together with such other persons as Duke shall designate and until their successors are duly appointed or elected in accordance with applicable law.

  3.2. Officers. The officers of the Surviving Corporation at the Effective Time shall be the officers of PanEnergy immediately prior to the Effective Time together with such other persons as Duke shall designate and until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 4

                     EFFECT OF THE MERGER ON SECURITIES OF
                           MERGER SUB AND PANENERGY

  4.1. Merger Sub Stock. At the Effective Time, each share of Common Stock, $1.00 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock, $1.00 par value, of the Surviving Corporation.

  4.2. PanEnergy Securities. (a) At the Effective Time, each share of Common Stock, par value $1.00 per share (the "PanEnergy Common Stock"), of PanEnergy issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.0444 shares of Common Stock, without par value (the "Duke Common Stock"), of Duke (the "Exchange Ratio").

  (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of PanEnergy Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of PanEnergy Common Stock shall thereafter cease to have any rights with respect to such shares of PanEnergy Common Stock, except the right to receive, without interest, the Duke Common Stock and cash for fractional shares of Duke Common Stock in accordance with Sections 4.3(b) and

4.3(e) upon the surrender of a certificate (a "Certificate") representing such shares of PanEnergy Common Stock.

  (c) Each share of PanEnergy Common Stock issued and held in PanEnergy's treasury or by any Subsidiary (as defined in Section 11.15) of PanEnergy at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

  (d) All options (individually, a "PanEnergy Option" and collectively, the "PanEnergy Options") outstanding at the Effective Time under any PanEnergy stock option plan (individually, a "PanEnergy Stock Option Plan" and collectively, the "PanEnergy Stock Option Plans") shall remain outstanding following the Effective Time. At the Effective Time, such PanEnergy Options shall, by virtue of the Merger and without any further action on the part of PanEnergy or the holder of any such PanEnergy Options, be assumed by Duke in such manner that Duke (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such PanEnergy Options, would be such a corporation were Section 424 of the Code applicable to such PanEnergy Option. Each PanEnergy Option assumed by Duke shall be exercisable upon the same terms and conditions as under the applicable PanEnergy Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each such PanEnergy Option shall be exercisable for that whole number of shares of Duke Common Stock (rounded down to the nearest whole share) into which the number of shares of PanEnergy Common Stock subject to such PanEnergy Option immediately prior to the Effective Time would be converted under this Section 4.2, and (ii) the option price per share of Duke Common Stock shall be an amount equal to the option price per share of PanEnergy Common Stock subject to such PanEnergy Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded up to the nearest full cent). No payment shall be made for fractional interests. Each award of restricted PanEnergy Common Stock outstanding at the Effective Time that is not vested before or at the Effective Time (the "PanEnergy Restricted Stock") shall remain outstanding following the Effective Time in accordance with the terms of any such award. At the Effective Time, such PanEnergy Restricted Stock shall, by virtue of the Merger and without any further action on the part of PanEnergy or the holder of any such PanEnergy Restricted Stock, be assumed by Duke and such shares of PanEnergy Restricted Stock shall be exchanged for shares of restricted Duke Common Stock in accordance with Sections 4.2(a) and 4.2(b) hereof, upon the same terms and conditions as were applicable under such PanEnergy Restricted Stock. At the Effective Time, Duke shall assume each agreement relating to PanEnergy Stock Options and PanEnergy Restricted Stock, each as amended pursuant to the foregoing. As soon as practicable after the Effective Time, Duke shall deliver to the holders of PanEnergy Stock Options and PanEnergy Restricted Stock appropriate documentation setting forth such holders' rights pursuant to the amended terms thereof, each as assumed by Duke.

  (e) The 9% Convertible Senior Subordinated Notes Due December 15, 2004 of PanEnergy (the "Convertible Notes") shall remain outstanding following the Effective Time, unless prepaid or converted in accordance with the terms thereof. At the Effective Time, PanEnergy shall take such action as may be necessary so that, after the Effective Time, the Convertible Notes outstanding at the Effective Time, if any, shall be convertible in accordance with their terms for Duke Common Stock. Duke shall authorize and reserve for issuance, or otherwise provide, a sufficient number of shares of Duke Common Stock for delivery upon such conversion of the then outstanding Convertible Notes.

  4.3. Exchange of Certificates Representing PanEnergy Common Stock. (a) As of the Effective Time, Duke (which shall act as exchange agent) (or any agent appointed by Duke and reasonably satisfactory to PanEnergy acting in such capacity in Duke's stead) (in each case, the "Exchange Agent"), for the benefit of the holders of shares of PanEnergy Common Stock, shall keep on deposit, for exchange in accordance with this Article 4, certificates representing the shares of Duke Common Stock and cash in lieu of fractional shares (such cash and such certificates, together with any dividends or distributions paid with respect thereto relating to record dates for such dividends or distributions after the Effective Time, being hereinafter referred to as the "Exchange

Fund") to be issued pursuant to Section 4.2 and paid pursuant to this Section
4.3 in exchange for Certificates representing outstanding shares of PanEnergy Common Stock.

  (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of PanEnergy Common Stock which were converted into the right to receive shares of Duke Common Stock pursuant to Section 4.2(a) hereof, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such shares of PanEnergy Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Exchange Agent and which shall be in such form and have such other provisions as the Exchange Agent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for certificates representing shares of Duke Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as the Exchange Agent shall require, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Duke Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, less any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of shares of PanEnergy Common Stock. Subject to applicable law, in the event of a transfer of ownership of PanEnergy Common Stock which is not registered in the transfer records of PanEnergy, a certificate representing the proper number of shares of Duke Common Stock, together with a check for the cash to be paid in lieu of fractional shares and dividends or distributions which such transferee is entitled to receive pursuant to Sections 4.3(c) and (e), may be issued to such a transferee if the Certificate representing such PanEnergy Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time on Duke Common Stock with a record date after the Effective Time shall be paid with respect to any shares of PanEnergy Common Stock represented by a Certificate to the holder of such Certificate until such Certificate is surrendered for exchange as provided herein. Any dividends and distributions in respect of shares of Duke Common Stock that would be delivered by the Exchange Agent in exchange for shares of PanEnergy Common Stock upon surrender of the Certificates therefor shall be deposited with the Exchange Agent for the benefit of the holders of such Certificates until the unclaimed portion of the Exchange Fund is returned to Duke in accordance with Section 4.3(f). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Duke Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Duke Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Duke Common Stock, less the amount of any withholding taxes which may be required thereon.

  (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of PanEnergy of the shares of PanEnergy Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of Duke Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificates surrendered in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of PanEnergy for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged, nor shall any other shares of PanEnergy Common Stock owned by any such person be converted into shares of Duke Common Stock, until Duke has received a written agreement from such person as provided in Section 8.9.

  (e) No fractional shares of Duke Common Stock shall be issued upon the surrender for exchange of Certificates. Any holder of a Certificate who would otherwise be entitled to a fractional share of Duke Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the closing price per share of Duke Common Stock on the New York Stock Exchange Composite Transactions Tape for the ten business days prior to and including the last business day on which PanEnergy Common Stock was traded on the New York Stock Exchange ("NYSE"), without any interest thereon.

  (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Duke Common Stock) that remains unclaimed by former holders of PanEnergy Common Stock one year after the Effective Time shall be delivered by the Exchange Agent from the Exchange Fund to Duke. Any holders of unsurrendered Certificates who have not theretofore complied with this Article 4 shall thereafter look only to Duke for payment of their shares of Duke Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Duke Common Stock deliverable, subject to applicable law, in respect of the shares of PanEnergy Common Stock such stockholder holds, as determined pursuant to this Agreement, in each case, without any interest thereon.

  (g) None of Duke, PanEnergy, the Surviving Corporation, the Exchange Agent (which may be Duke in such capacity) or any other person shall be liable to any former holder of shares of PanEnergy Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Duke, the posting by such person of a bond in such reasonable amount as Duke may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Duke Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Duke Common Stock as provided in Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

  4.4. Adjustment of Exchange Ratio. In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of Duke Common Stock or PanEnergy Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF PANENERGY

  Except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of PanEnergy and delivered to Duke by or on behalf of PanEnergy on or prior to the date hereof (the "PanEnergy Disclosure Schedule") (each of which exceptions shall specifically identify the relevant Section hereof to which it relates), PanEnergy represents and warrants to Duke as follows:

  5.1. Organization, Standing and Power. Each of PanEnergy and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on PanEnergy (as hereinafter defined). As used in this Agreement a "Material Adverse Effect" shall mean, in respect of PanEnergy, any effect or change that is, or is reasonably likely to be, materially adverse to the business, operations, assets, financial condition or results of operations of PanEnergy and its Subsidiaries taken as a whole. PanEnergy has heretofore made available to Duke complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar governing documents) of each of its Subsidiaries, in each case as in effect at the date hereof.

  5.2. Capital Structure. (a) The authorized capital stock of PanEnergy consists of 300,000,000 shares of PanEnergy Common Stock and 3,000,000 shares of preferred stock, par value $1.00 per share (the "PanEnergy Preferred Stock"). At the close of business on October 31, 1996: (i) 151,066,410 shares of PanEnergy Common Stock and no shares of PanEnergy Preferred Stock were issued and outstanding; (ii) 7,015,366 shares of PanEnergy Common Stock were reserved for issuance pursuant to PanEnergy's stock option plans and programs (collectively, the "PanEnergy Stock Plans"); (iii) no shares of PanEnergy Common Stock were held by PanEnergy in its treasury or by any Subsidiary of PanEnergy, except for shares of PanEnergy Common Stock held in treasury for issuance pursuant to PanEnergy's Dividend Reinvestment and Stock Purchase Plan (together with any successor plan, the "PanEnergy DRIP"); and (iv) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote on any matters on which its stockholders may vote) ("Voting Debt") were issued or outstanding, except for the Convertible Notes. Since October 31, 1996, except for changes resulting from the exercise of stock options granted prior to the date hereof pursuant to the PanEnergy Stock Plans, changes resulting from issuances of PanEnergy Common Stock pursuant to the PanEnergy DRIP and changes resulting from the conversion of Convertible Notes (which exercises of stock options, issuances of PanEnergy Common Stock and conversions of Convertible Notes are set forth, as of November 15, 1996, in Section 5.2(a) of the PanEnergy Disclosure Schedule), PanEnergy has not issued: (A) any additional shares of capital stock, Voting Debt or other voting securities or (B) any securities convertible into or exchangeable for shares of capital stock, any Voting Debt or other voting securities. The authorized capital stock of each wholly-owned Subsidiary of PanEnergy and the percentage ownership interest of PanEnergy and any other Subsidiary or Subsidiaries of PanEnergy in any Subsidiary that is not wholly-owned, in each case as of the date hereof, are set forth in Section 5.2(a) of the PanEnergy Disclosure Schedule. All outstanding shares of PanEnergy Common Stock and all outstanding shares of the capital stock of each Subsidiary of PanEnergy are validly issued, fully paid and nonassessable and are not subject to any preemptive rights. Except as set forth in Section 5.2(a) of the PanEnergy Disclosure Schedule, all outstanding shares of the capital stock of the Subsidiaries of PanEnergy are owned by PanEnergy or wholly-owned Subsidiaries of PanEnergy, free and clear of all liens, charges, encumbrances, claims, security interests, equities and options of any nature whatsoever. Except as set forth in Section 5.2(a) of the PanEnergy Disclosure Schedule and except for the conversion rights of the holders of the Convertible Notes, as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or agreements to which PanEnergy or any Subsidiary of PanEnergy is a party or by which PanEnergy or any Subsidiary of PanEnergy is bound, obligating PanEnergy or any Subsidiary of PanEnergy to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, any additional shares of capital stock, any Voting Debt or other voting securities of PanEnergy or of any Subsidiary of PanEnergy, or obligating PanEnergy or any Subsidiary of PanEnergy to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which PanEnergy or any Subsidiary of PanEnergy is a party or by which PanEnergy or any Subsidiary of PanEnergy is bound relating to the voting of any shares of the capital stock of PanEnergy or any Subsidiary of PanEnergy by any person other than PanEnergy or a Subsidiary of PanEnergy.

  (b) Section 5.2(b) of the PanEnergy Disclosure Schedule lists as of the date hereof all Subsidiaries of PanEnergy, including the name of each Subsidiary, the state or jurisdiction of its incorporation or organization, the states or jurisdictions in which they are qualified or licensed to do business and PanEnergy's interest therein.

  (c) Section 5.2(c) of the PanEnergy Disclosure Schedule lists as of the date hereof all Joint Ventures (as defined in Section 11.15) of PanEnergy, including the name of each such entity, the state or jurisdiction of its organization, the states or jurisdictions in which they are qualified or licensed to do business and PanEnergy's interest therein.

  (d) The Shareholder Rights Protection Agreement dated as of March 11, 1986, as amended, between PanEnergy and Continental Stock Transfer & Trust Company, as successor Rights Agent, has been terminated or has expired without any rights becoming exercisable thereunder, and PanEnergy has not adopted any other shareholder rights plan and will not do so prior to the Effective Time.

  5.3. Authority; No Violations; Consents and Approvals. (a) The Board of Directors of PanEnergy has approved this Agreement, the Merger and the other transactions contemplated hereby by the unanimous vote of all of the directors present and has declared this Agreement, the Merger and the other transactions contemplated hereby to be in the best interests of the holders of PanEnergy Common Stock. The directors voting thereon have advised PanEnergy and Duke that they intend to vote or cause to be voted all of the shares of PanEnergy Common Stock beneficially owned by them in favor of adoption of this Agreement. PanEnergy has all requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the holders of PanEnergy Common Stock in accordance with the DGCL (the "PanEnergy Stockholders' Approval") and due and timely receipt of all regulatory consents and approvals set forth in Section 5.3(c) of the PanEnergy Disclosure Schedule, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PanEnergy, subject, with respect to consummation of the Merger, to the PanEnergy Stockholders' Approval and due and timely receipt of the regulatory consents and approvals specified above. This Agreement has been duly executed and delivered by PanEnergy and, subject, with respect to consummation of the Merger, to the PanEnergy Stockholders' Approval and due and timely receipt of the regulatory consents and approvals specified above, and assuming this Agreement constitutes the valid and binding obligation of Duke and Merger Sub, constitutes a valid and binding obligation of PanEnergy enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

  (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures under, any provision of (A) the Restated Certificate of Incorporation or By-Laws of PanEnergy or the comparable charter or organizational documents of any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures, (B) subject to obtaining the third-party consents set forth in Section 5.3(b) of the PanEnergy Disclosure Schedule (the "PanEnergy Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures or any of their respective properties or assets or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 5.3(c) are duly and timely obtained or made and the PanEnergy Stockholders' Approval has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PanEnergy, materially impair the ability of PanEnergy to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures in connection with the execution and delivery of this Agreement by PanEnergy or the consummation by PanEnergy of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on PanEnergy, would impair the ability of PanEnergy to perform its obligations hereunder or would prevent the consummation of any of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by PanEnergy under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (x) a joint proxy statement in preliminary and definitive form relating to the meeting of holders of PanEnergy Common Stock (the "PanEnergy Stockholders' Meeting") and the meeting of holders of Duke Common Stock (the "Duke Shareholders' Meeting") to be held in connection with the Merger (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware;
(D) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; and (E) those consents, approvals, orders or authorizations, registrations, declarations, filings and permits set forth in
Section 5.3(c) of the PanEnergy Disclosure Schedule.

  5.4. SEC Documents. The filings required to be made by PanEnergy and its Subsidiaries since December 31, 1993 under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Federal Power Act (the "Power Act") and applicable state laws and regulations, if any, have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC") and the relevant state authorities, if any, as the case may be, and PanEnergy has complied in all material respects with all applicable requirements of such acts and the rules and regulations thereunder, with such exceptions as would not in the aggregate have a Material Adverse Effect on PanEnergy. PanEnergy has made available to Duke a true and complete copy of each report, schedule, registration statement, definitive proxy statement or other document filed by PanEnergy or any of its Subsidiaries with the SEC since December 31, 1993 (the "PanEnergy SEC Documents"). As of their respective dates, the PanEnergy SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PanEnergy SEC Documents, with such exceptions as would not in the aggregate have a Material Adverse Effect on PanEnergy and none of the PanEnergy SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of PanEnergy included in the PanEnergy SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of PanEnergy and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of PanEnergy and its consolidated subsidiaries for the periods presented therein.

  5.5. Information Supplied. None of the information supplied or to be supplied by PanEnergy for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Duke in connection with the issuance of shares of Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by PanEnergy and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to the holders of PanEnergy Common Stock and the holders of Duke Common Stock or at the time of the meetings of such holders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to PanEnergy or any of its Subsidiaries, or with respect to other information supplied by PanEnergy for inclusion in the Joint Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the holders of PanEnergy Common Stock. The Joint Proxy Statement, insofar as it relates to PanEnergy or its Subsidiaries or other information supplied by PanEnergy for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

  5.6. Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the PanEnergy SEC Documents, or except as contemplated by this Agreement, from December 31, 1995 through the date hereof, each of PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures has conducted its business only in the ordinary course of business consistent with past practice and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of PanEnergy's capital stock, except for regular quarterly cash dividends consistent with past practice on PanEnergy Common Stock with usual record and payment dates for such dividends; (ii) any repurchase, redemption or other acquisition by PanEnergy or any Subsidiary of PanEnergy of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, PanEnergy or any Subsidiary of PanEnergy, except in accordance with the terms of the PanEnergy Stock Plans, the PanEnergy Benefit Plans (as defined in Section 5.12(a)) or the PanEnergy DRIP; (iii) any material change in any method of accounting or accounting practice by PanEnergy or any Subsidiary of PanEnergy; or (iv) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could reasonably be expected to have a Material Adverse Effect on PanEnergy. Since November 24, 1995, PanEnergy has executed no confidentiality agreement with any person in connection with its consideration of acquiring all or a substantial part of PanEnergy or its Significant Subsidiaries.

  5.7. No Undisclosed Material Liabilities. Except as disclosed in the PanEnergy SEC Documents, as of the date hereof, there are no liabilities or obligations of PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures of any kind whatsoever, whether accrued, contingent or otherwise, that would constitute, and there have been no events, changes or effects with respect to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures, constituting or which are reasonably likely to constitute, whether individually or in the aggregate, a Material Adverse Effect on PanEnergy.

  5.8. No Default. Neither PanEnergy nor any of its Subsidiaries nor, to PanEnergy's knowledge, any of its Joint Ventures is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other governing documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures is now a party or by which PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on PanEnergy.

  5.9. Compliance with Applicable Laws. PanEnergy and its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures hold all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Entities necessary for them to own, lease and operate their properties and assets and to lawfully conduct their respective businesses (the "PanEnergy Permits"), except where the failure so to hold would not have a Material Adverse Effect on PanEnergy. PanEnergy and its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures are in compliance with the terms of the PanEnergy Permits, except where the failure so to comply would not have a Material Adverse Effect on PanEnergy. Except as disclosed in the PanEnergy SEC Documents, the businesses of PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on PanEnergy. No action, proceeding, investigation or review of any Governmental Entity with respect to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures is pending, and, to PanEnergy's knowledge, no investigation or review by any Governmental Entity with respect to PanEnergy, any of its Subsidiaries or any of its Joint Ventures is threatened which would, or would be reasonably likely to, have a Material Adverse Effect on PanEnergy.

  5.10. Litigation. Except as disclosed in the PanEnergy SEC Documents or as set forth in Section 5.10 of the PanEnergy Disclosure Schedule, there is no suit, action or proceeding pending, or, to the knowledge of PanEnergy, threatened against or affecting PanEnergy, any of its Subsidiaries or any of its Joint Ventures ("PanEnergy Litigation"), and PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures have no knowledge of any facts that are likely to give rise to any PanEnergy Litigation, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on PanEnergy or its ability to consummate the transactions contemplated by this Agreement, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures ("PanEnergy Orders") that are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on PanEnergy or its ability to consummate the transactions contemplated by this Agreement.

  5.11. Tax Matters. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, whether foreign or domestic, and includes any additions to tax, interest and penalties (civil or criminal), and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes PanEnergy or any of its Subsidiaries on the one hand, or Duke or any of its Subsidiaries on the other hand.

  Except (i) as disclosed in Section 5.11 of the PanEnergy Disclosure Schedule or (ii) where the failure of the following representations to be true would not, either individually or in the aggregate, have a Material Adverse Effect on PanEnergy:

  (a) Filing of Timely Tax Returns. All material Tax Returns required to be filed by PanEnergy and each of its Subsidiaries under applicable law have been (and, as to Tax Returns not filed as of the date hereof, will be) filed on a timely basis. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct.

  (b) Payment of Taxes. PanEnergy and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are currently due and payable except for those being contested in good faith or for which adequate reserves have been established. No written claim (and, to PanEnergy's knowledge, no other claim) has ever been made by an authority in a jurisdiction where any of PanEnergy and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

  (c) Tax Reserves. Except as previously disclosed by PanEnergy to Duke, PanEnergy and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records (i) reserves adequate to pay all material Taxes and all deficiencies in material Taxes asserted, proposed or threatened against PanEnergy or its Subsidiaries and (ii) reserves for deferred income taxes, in each case in accordance with GAAP.

  (d) Tax Liens. There are no Tax liens upon the assets of PanEnergy or any of its Subsidiaries except liens for Taxes not yet due.

  (e) Withholding Taxes. PanEnergy and each of its Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as any similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material amounts required.

  (f) Extensions of Time for Filing Tax Returns. Neither PanEnergy nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

  (g) Waivers of Statute of Limitations. Neither PanEnergy nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

  (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all material Taxes has expired for all applicable material Tax Returns of PanEnergy and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any material Taxes has been proposed, asserted or assessed (or, to PanEnergy's knowledge, threatened) against PanEnergy or any of its Subsidiaries that has not been resolved and paid in full or previously disclosed by PanEnergy to Duke.

  (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of PanEnergy or any of its Subsidiaries. Neither PanEnergy nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the knowledge of PanEnergy, no state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the Internal Revenue Service (the "IRS") or other taxing authority.

  (j) Tax Rulings. Neither PanEnergy nor any of its Subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing material adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

  (k) Availability of Tax Returns. To the extent not previously provided, as soon as practicable after the date hereof, PanEnergy and its Subsidiaries will make available to Duke complete and accurate copies of such of the following materials as Duke may reasonably request: (i) material Tax Returns, and any amendments thereto, filed by PanEnergy or any of its Subsidiaries since January 1, 1994, (ii) audit reports received from any taxing authority relating to any material Tax Return filed by PanEnergy or any of its Subsidiaries and (iii) Closing Agreements entered into by PanEnergy or any of its Subsidiaries with any taxing authority.

  (l) Tax Sharing Agreements. Neither PanEnergy nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement with any person other than PanEnergy and its Subsidiaries.

  (m) Liability for Others. Neither PanEnergy nor any of its Subsidiaries has any liability for Taxes of any person other than PanEnergy and its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

  (n) Section 341(f). Neither PanEnergy nor any of its Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by PanEnergy or any of its Subsidiaries.

  (o) Section 168. No property of PanEnergy or any of its Subsidiaries is property that PanEnergy or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

  (p) Section 481 Adjustments. Neither PanEnergy nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by PanEnergy or any of its Subsidiaries, and to the best of the knowledge of PanEnergy, the IRS has not proposed any such adjustment or change in accounting method.

  (q) Tax-Exempt Interest. None of the assets of PanEnergy or its Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

  (r) Sections 6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns due (without regard to extensions) on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns due (without regard to extensions) after December 31, 1989) have been adequately disclosed (or, with respect to Tax Returns not yet filed will be adequately disclosed) on the Tax Returns of PanEnergy and its Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns due (without regard to extensions) on or prior to December 31, 1989, and in accordance with
Section 6662(d)(2)(B) of the Code for Tax Returns due (without regard to extensions) after December 31, 1989.

  (s) Section 280G. Neither PanEnergy nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, either directly or indirectly, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (except for such payments as may be payable pursuant to certain provisions in contracts contemplated by Section 8.16 and/or as a result of the accelerated vesting of awards of restricted PanEnergy Common Stock and/or PanEnergy Options).

  (t) Acquisition Indebtedness. No indebtedness of PanEnergy or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

  (u) NOLs. As of September 30, 1996, PanEnergy and its Subsidiaries had net operating loss carryovers available to offset future income as set forth in
Section 5.11(u) of the PanEnergy Disclosure Schedule. Section 5.11(u) of the PanEnergy Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

  (v) Credit Carryover. As of September 30, 1996, PanEnergy and its Subsidiaries had tax credit carryovers available to offset future tax liability as set forth in Section 5.11(v) of the PanEnergy Disclosure Schedule. Section 5.11(v) of the PanEnergy Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

  (w) The Merger. Neither PanEnergy nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code.

  5.12. Employee Benefits; Labor Matters. (a) Except as disclosed in the PanEnergy SEC documents, as set forth in Section 5.12(a) of the PanEnergy Disclosure Schedule or as would not have a Material Adverse Effect on PanEnergy, (i) all employee benefit plans, policies, practices, arrangements and programs maintained for the benefit of the current or former employees or directors of PanEnergy or any of its Subsidiaries ("PanEnergy

Personnel") that are sponsored, maintained or contributed to by PanEnergy or any of its Subsidiaries, or with respect to which PanEnergy or any of its Subsidiaries has incurred or could be reasonably expected to incur any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") ("PanEnergy Benefit Plans"), are in compliance with all applicable requirements of law, including ERISA and the Code, and have been administered and operated in compliance with their terms, and (ii) neither PanEnergy nor any of its Subsidiaries has any liabilities or obligations with respect to any such PanEnergy Benefit Plans or any employee benefit plan which is not a PanEnergy Benefit Plan because (x) such plan has been terminated and/or (y) such plan is or was maintained or contributed to by any entity (other than a Subsidiary of PanEnergy) required to be aggregated with PanEnergy pursuant to Section 414 of the Code or Section 4001(b) of ERISA, whether accrued, contingent or otherwise, nor, to the knowledge of PanEnergy, are any such liabilities or obligations expected to be incurred.

  (b) Except as set forth in Section 5.12(b) of the PanEnergy Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement, including but not limited to the PanEnergy Benefit Plans, or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any PanEnergy Personnel.

  (c) Except as set forth in Schedule 5.12(c) of the PanEnergy Disclosure Schedule, neither PanEnergy nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization, nor does PanEnergy know of any activity or proceeding of any labor organization (or representative thereof) or employee group to represent or organize any PanEnergy Personnel. Except as set forth in Section 5.12(c) of the PanEnergy Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against PanEnergy pending, or, to the knowledge of PanEnergy, threatened, which has or could reasonably be expected to have, a Material Adverse Effect on PanEnergy and
(ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of PanEnergy, threatened, against or involving PanEnergy or any of its Subsidiaries which has or could reasonably be expected to have, a Material Adverse Effect on PanEnergy.

  5.13. Environmental Matters.

  (a) Definitions. For purposes of this Agreement:

  (i) "Environmental Claims" means, with respect to any person, (x) any and all administrative, regulatory or judicial actions, suits, injunctions, judgments, demands (including, without limitation, demands or other notices pursuant to any indemnification, contribution or similar agreement), demand letters, directives, claims, complaints, orders, decrees, liens, investigations, proceedings or notices of non-compliance or violation or any other notice in writing by or from any person or entity (including any Governmental Entity), or (y) any oral information provided by a Governmental Entity that written action of the type described in the foregoing clause is in process, which (in case of either (x) or (y)) alleges potential liability or any obligation to take any action or cease any action (including, without limitation, potential liability for enforcement, investigatory costs, monitoring costs, cleanup costs, governmental response costs, removal costs, remedial costs, response costs, corrective action, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or Release (as hereinafter defined) into the environment, of any Hazardous Materials (as hereinafter defined) at any location, whether or not owned, operated, occupied, leased or managed by PanEnergy or any of its Environmental Subsidiaries (for purposes of this Section 5.13) or by Duke or any of its Environmental Subsidiaries (for purposes of Section 6.13) and (2) circumstances or conditions forming the basis of any violation, or alleged violation, of any Environmental Law (as hereinafter defined) including, without limitation (in case of either (1) or
(2)), any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials at any location.

  (ii) "Environmental Laws" means all foreign, federal, state and local laws, statutes, rules, regulations, orders, codes, directives and ordinances pertaining to: (A) the protection of health, safety and the indoor or outdoor environment; (B) the conservation, management, or use of natural resources and wildlife; (C) the protection or use of surface water and ground water; (D) the management, manufacture, possession, presence, use, processing, generation, transportation, distribution, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Materials; or (E) pollution (including any Release or threatened Release of Hazardous Materials to indoor or outdoor air, land surface or subsurface strata, surface water or ground water); and includes, without limitation, the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S) 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S) 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. (S) 2601 et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. (S) 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C.
(S) 7401 et seq.; the National Environmental Policy Act of 1970, as amended, 42 U.S.C. (S) 4321 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. (S) 401 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. (S) 1531 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. (S) 2014 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.
(S) 651 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
(S) 300(f) et seq.; and the Oil Pollution Act of 1990, as amended, 33 U.S.C.
(S) 2701 et seq.

  (iii) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls,
(y) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law.

  (iv) "Release" means any release or threatened release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the atmosphere, soil, indoor air, subsurface, surface water, groundwater or property.

  (v) "Environmental Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, in which a party to this Agreement directly or indirectly owns or controls securities or other interests or any organization of which such party or any subsidiary of such party is a general partner.

  (b) Compliance. (i) Except as set forth in the PanEnergy SEC Documents, PanEnergy and each of its Environmental Subsidiaries and any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, are in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on PanEnergy.

  (ii) Except as set forth in the PanEnergy SEC Documents, neither PanEnergy nor any of its Environmental Subsidiaries has received any written communication from any person or Governmental Entity that alleges that PanEnergy or any of its Environmental Subsidiaries or any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on PanEnergy.

  (c) Environmental Permits. Except as set forth in the PanEnergy SEC Documents, PanEnergy and each of its Environmental Subsidiaries has obtained, and will maintain through the Closing Date, all permits, consents, licenses, variances, certificates, exemptions, orders, franchises, authorizations and approvals required under any Environmental Law (collectively, "Environmental Permits") necessary for the construction and operation of their facilities (including, without limitation, any vessel) and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and agency approval is expected to be obtained, and PanEnergy and its Environmental Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on PanEnergy.

  (d) Environmental Claims. Except as set forth in the PanEnergy SEC Documents, there is no Environmental Claim pending or, to the knowledge of PanEnergy and its Environmental Subsidiaries, threatened:

    (i) against PanEnergy or any of its Environmental Subsidiaries,

    (ii) against any person or entity whose liability for, or whose obligation to satisfy, any Environmental Claim PanEnergy or any of its Environmental Subsidiaries has retained, assumed or guaranteed, either contractually or by operation of law, or

    (iii) against any real or personal property (including, without limitation, any vessel) or operations that PanEnergy or any of its Environmental Subsidiaries owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, that would be reasonably likely to have a Material Adverse Effect on PanEnergy.

  (e) Releases. Except as set forth in the PanEnergy SEC Documents, and except for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on PanEnergy, PanEnergy has no knowledge of any Release of any Hazardous Materials that has occurred on, at, from or to any of the real or personal property (including, without limitation, any vessel) owned, operated, occupied, leased or managed by PanEnergy or any Environmental Subsidiary of PanEnergy or any predecessor of PanEnergy or any Environmental Subsidiary of PanEnergy or any other property which requires investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup or any similar action under Environmental Laws.

  (f) Disclosure. PanEnergy has disclosed to Duke all material facts that PanEnergy reasonably believes would be reasonably likely to form the basis of a Material Adverse Effect on PanEnergy arising from (x) the cost of pollution control equipment currently required or known to be required in the future,
(y) investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup, or remediation costs and any related costs currently required or known to be required in the future, or (z) any other environmental, health or safety matter affecting PanEnergy or its Environmental Subsidiaries.

  5.14. Insurance. Except as set forth in Section 5.14 of the PanEnergy Disclosure Schedule, each of PanEnergy and its Subsidiaries is, and has been continuously since December 31, 1993, insured by reputable and financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting their respective businesses during such time period. Neither PanEnergy nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof and neither PanEnergy nor any of its Subsidiaries has received notice that any such policy is invalid or unenforceable.

  5.15. Contracts. PanEnergy has set forth in Section 5.15 of the PanEnergy Disclosure Schedule a list of all contracts to which PanEnergy or Texas Eastern Transmission Corporation, Algonquin Gas Transmission Company, Panhandle Eastern Pipe Line Company, Trunkline Gas Company, PanEnergy Field Services, Inc., or PanEnergy Trading and Market Services, L.L.C. (each a "PanEnergy Business Unit") is a party as of the date hereof and which, in the reasonable judgment of PanEnergy, is likely (on an annualized basis) in the fiscal year ending December 31, 1996, to (i) provide gross revenues in excess of the PanEnergy Business Unit's 1995

Revenue Threshold, (ii) require payments in excess of the PanEnergy Business Unit's 1995 Revenue Threshold, or (iii) provide a contribution to the gross margin in excess of the PanEnergy Business Unit's 1995 Margin Threshold. As used herein, a "PanEnergy Business Unit's 1995 Revenue Threshold" means an amount equal to 5% of such PanEnergy Business Unit's gross revenues for the fiscal year ended December 31, 1995, and a "PanEnergy Business Unit's 1995 Margin Threshold" means an amount equal to 5% of such PanEnergy Business Unit's gross margin for the fiscal year ended December 31, 1995.

  5.16. Regulatory Proceedings. Except as set forth in the PanEnergy SEC Documents or Section 5.16 of the PanEnergy Disclosure Schedule, neither PanEnergy nor any of its Subsidiaries nor, to PanEnergy's knowledge, any of its Joint Ventures all or part of whose rates or services are regulated by a Governmental Entity is a party to any proceeding before a court or other Governmental Entity which is reasonably likely to result in orders having a Material Adverse Effect on PanEnergy nor has any such proceeding been noticed.

  5.17. Regulation as a Utility. (a) Neither PanEnergy nor any of its Subsidiaries or Joint Ventures is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively, and none of PanEnergy or any of its Subsidiaries or Joint Ventures is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

  (b) Neither PanEnergy nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of PanEnergy is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country.

  5.18. Opinions of Financial Advisors. The Board of Directors of PanEnergy has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Lehman Brothers Inc. ("Lehman"), dated November 24, 1996, to the effect that, as of November 24, 1996, the Exchange Ratio is fair from a financial point of view to the holders of PanEnergy Common Stock.

  5.19. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of PanEnergy Common Stock in favor of adopting this Agreement is the only vote of the holders of any class or series of capital stock of PanEnergy necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

  5.20. Beneficial Ownership of Duke Common Stock. Neither PanEnergy nor any of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any outstanding shares of Duke Common Stock.

  5.21. Brokers. Except for the fees and expenses payable to Merrill Lynch and Lehman, which fees are reflected in their agreements with PanEnergy (copies of which have been delivered to Duke), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PanEnergy.

  5.22. Article Seventh of the Restated Certificate of Incorporation of PanEnergy and Section 203 of the DGCL Not Applicable. Neither the provisions of Article Seventh of PanEnergy's Restated Certificate of Incorporation, nor the provisions of Section 203 of the DGCL are applicable to this Agreement, the Merger or any other transaction contemplated hereby. No other "fair price", "moratorium", "control share acquisition" or similar anti-takeover statute or regulation is applicable to PanEnergy, the Merger or any other transaction contemplated hereby.

  5.23. Properties. Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in PanEnergy's most recent Report on Form 10-Q filed prior to the date hereof, PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures have defensible title (or, with respect to pipelines, equipment and other tangible personal property used in connection with PanEnergy's pipeline operations (collectively, "PanEnergy Pipeline Assets"), title to or interest in the applicable PanEnergy Pipeline Asset sufficient to enable PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures to conduct their business with respect thereto without material interference as it is currently being conducted or as described in the PanEnergy SEC Documents) on all their material properties and assets, whether tangible or intangible, real, personal or mixed, free and clear of all liens, except for liens disclosed in the PanEnergy SEC Documents and liens the existence of which would not have a Material Adverse Effect on PanEnergy.

  5.24. Easements. The businesses of PanEnergy and each of its Subsidiaries are being operated in a manner which does not violate (in any manner which would, or which would be reasonably likely to, have a Material Adverse Effect on PanEnergy) the terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property (collectively, "Easements") used by PanEnergy and each of its Subsidiaries in such businesses. All Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Material Adverse Effect on PanEnergy. There are no spacial gaps in the Easements which would impair the conduct of such business in a manner which would, or which would be reasonably likely to, have a Material Adverse Effect on PanEnergy, and no part of PanEnergy Pipeline Assets is located on property which is not owned in fee by PanEnergy or a Subsidiary or subject to an Easement in favor of PanEnergy or a Subsidiary, where the failure of such PanEnergy Pipeline Assets to be so located would have a Material Adverse Effect on PanEnergy.

  5.25. Futures Trading and Fixed Price Exposure. The Risk Management Committee of PanEnergy has established risk parameters to restrict the level of risk that PanEnergy and its Subsidiaries are authorized to take with respect to the net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments (the "Net PanEnergy Position") and monitors the compliance by PanEnergy and its Subsidiaries with such risk parameters. The risk parameters established by PanEnergy's Risk Management Committee on the date hereof are set forth in Section 5.25 of the PanEnergy Disclosure Schedule and may be modified only by PanEnergy's Risk Management Committee. The Net PanEnergy Position is within the risk parameters which have been established by PanEnergy's Risk Management Committee. All guaranties by PanEnergy or any of its Subsidiaries (other than the Mobil Joint Venture) of indebtedness of the Mobil Joint Venture are described in Section 5.25 of the PanEnergy Disclosure Schedule. As used herein, "Mobil Joint Venture" means PanEnergy Trading and Market Services, L.L.C. and PanEnergy Marketing Canada Ltd.

                                   ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF DUKE

  Except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of Duke and delivered to PanEnergy by or on behalf of Duke on or prior to the date hereof (the "Duke Disclosure Schedule") (each of which exceptions shall specifically identify the relevant Section hereof to which it relates), Duke represents and warrants to PanEnergy as follows:

  6.1. Organization, Standing and Power. Each of Duke and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Duke. As used in this Agreement a "Material Adverse Effect" shall mean, in respect of Duke, any effect or change that is, or is reasonably likely to be, materially adverse to the business, operations, assets, financial condition or results of operations of Duke and its Subsidiaries taken as a whole. Duke has heretofore made available to PanEnergy complete and correct copies of its Restated Articles of Incorporation and By-Laws and the certificates of incorporation and bylaws (or similar governing documents) of each of its Subsidiaries, in each case as in effect at the date hereof.

  6.2. Capital Structure. (a) The authorized capital stock of Duke consists of 300,000,000 shares of Duke Common Stock, 12,500,000 shares of Preferred Stock, par value $100 (the "Duke Preferred Stock"), 10,000,000 shares of Preferred Stock A, par value $25 (the "Duke Preferred Stock A"), and 1,500,000 shares of Preference Stock, $100 par value (the "Duke Preference Stock"). At the close of business on September 30, 1996: (A) 201,589,596 shares of Common Stock were issued and outstanding; (B) 5,240,000 shares of Duke Preferred Stock were issued and outstanding, consisting of 350,000 shares of 4.50%, Series C; 350,000 shares of 5.72%, Series D; 350,000 shares of 6.72%, Series E; 850,000 shares of 7.50%, Series R; 600,000 shares of 7.85%, Series S; 130,000 shares of 6.20%, Series T; 130,000 shares of 6.30%, Series U; 130,000 shares of 6.40%, Series V; 500,000 shares of 7.00%, Series W; 500,000 shares of 6.75%,
Series X; 600,000 shares of 7.04%, Series Y; and 750,000 shares of Auction Series A; (C) 6,400,000 shares of Duke Preferred Stock A were issued and outstanding, consisting of 1,600,000 shares of 7.72%, 1992 Series; 800,000 shares of 5.95%, 1992 Series B; 800,000 shares of 6.10%, 1992 Series C; 800,000 shares of 6.20%, 1992 Series D; and 2,400,000 shares of 6.375%, 1993
Series; (D) no shares of Duke Preference Stock were issued and outstanding;
(E) 2,000,000 shares of Duke Common Stock were reserved for issuance pursuant to Duke's Stock Incentive Plan; 2,266,424 shares of Duke Common Stock were reserved for issuance pursuant to Duke's Stock Purchase-Savings Program; 3,673,247 shares of Common Stock were reserved for issuance pursuant to Duke's Employee Stock Ownership Plan; and 1,064,998 shares of Duke Common Stock were reserved for issuance pursuant to Duke's Stock Purchase and Dividend Reinvestment Plan (together with any successor plans, the "Duke Stock Plans"); and (F) no Voting Debt of Duke was outstanding. Since September 30, 1996, Duke has not issued: (A) any additional shares of capital stock, any Voting Debt or other voting securities or (B) any securities convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities. The authorized capital stock of each wholly-owned Subsidiary of Duke and the number of shares of the capital stock of each such Subsidiary that are issued and outstanding as of the date hereof, are set forth in Section 6.2(a) of the Duke Disclosure Schedule. All outstanding shares of Duke capital stock are, and the shares of Duke Common Stock issued in accordance with this Agreement and upon exercise of the PanEnergy Stock Options to be assumed by Duke pursuant to this Agreement, will be, and all outstanding shares of the capital stock of each Subsidiary are, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth in Section 6.2(a) of the Duke Disclosure Schedule, all outstanding shares of the capital stock of the Subsidiaries of Duke are owned by Duke or wholly-owned Subsidiaries of Duke, free and clear of all liens, charges, encumbrances, claims, security interests, equities and options of any nature whatsoever. Except as set forth in Section 6.2(a) of the Duke Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or agreements to which Duke or any Subsidiary of Duke is a party or by which Duke or any Subsidiary of Duke is bound, obligating Duke or any Subsidiary of Duke to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, any additional shares of capital stock, any Voting Debt or other voting securities of Duke or of any Subsidiary of Duke or obligating Duke or any Subsidiary of Duke to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which Duke or any Subsidiary of Duke is a party or by which Duke or any Subsidiary of Duke is bound relating to the voting of any shares of the capital stock of Duke or any Subsidiary of Duke by any person other than Duke or a Subsidiary of Duke.

  (b) Section 6.2(b) of the Duke Disclosure Schedule lists as of the date hereof all Subsidiaries of Duke, including the name of each Subsidiary, the state or jurisdiction of its incorporation or organization, the states or jurisdictions in which they are qualified or licensed to do business and Duke's interest therein.

  (c) Section 6.2(c) of the Duke Disclosure Schedule lists as of the date hereof all Joint Ventures of Duke, including the name of each such entity, the state or jurisdiction of its organization, the states or jurisdictions in which they are qualified or licensed to do business and Duke's interest therein.

  6.3. Authority; No Violations; Consents and Approvals. (a) The Board of Directors of Duke has approved this Agreement, the Merger and the other transactions contemplated hereby by the unanimous vote of all of the directors present, and has declared this Agreement, the Merger and the other transactions contemplated hereby to be in the best interests of the holders of Duke Common Stock. The directors have advised PanEnergy and Duke that they intend to vote or cause to be voted all of the shares of Duke Common Stock beneficially owned by them in favor of approval of the Duke Vote Matter (as defined below). Duke has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the amendment of the Articles of Incorporation of Duke for the purpose of changing the name of Duke to Duke Energy Corporation and increasing the number of authorized shares of Duke Common Stock and subject to approval of the issuance of the shares of Duke Common Stock that are to be issued in connection with the Merger (together, sometimes herein called the "Duke Vote Matter") by the holders of Duke Common Stock in accordance with the North Carolina Business Corporation Act ("NCBCA") and the NYSE listing requirements and subject to due and timely receipt of all required federal and state regulatory consents and approvals set forth in
Section 6.3(c)(E), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the issuance of the Duke Common Stock pursuant to the Merger, have been duly authorized by all necessary corporate action on the part of Duke, subject to approval of the Duke Vote Matter by the holders of Duke Common Stock in accordance with the NCBCA and NYSE listing requirements and subject to due and timely receipt of the regulatory consents and approvals specified above. This Agreement has been duly executed and delivered by Duke and, subject, with respect to approval of the Duke Vote Matter by the holders of Duke Common Stock in accordance with the NCBCA and NYSE listing requirements and subject to due and timely receipt of the regulatory consents and approvals specified above, and assuming this Agreement constitutes the valid and binding obligation of PanEnergy, constitutes a valid and binding obligation of Duke enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

  (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures under, any provision of (A) the Restated Articles of Incorporation or By-Laws of Duke or the comparable charter or organizational documents of any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures, (B) subject to obtaining the third-party consents, if any, set forth in Section 6.3(b) of the Duke Disclosure Schedule (the "Duke Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures or any of their respective properties or assets or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 6.3(c) are duly and timely obtained or made and the approval of the Duke Vote Matter by the holders of Duke Common Stock has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Duke, materially impair the ability of Duke to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures in connection with the execution and delivery of this Agreement by Duke, or the consummation by Duke of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Duke, would impair the ability of Duke to perform its obligations hereunder or would prevent the consummation of any of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by Duke under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under
Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; and (E) any required approvals of the North Carolina Utilities Commission (the "NCUC"), The Public Service Commission of South Carolina (the "PSCSC") and FERC (the "Duke Required Statutory Approvals").

  6.4. SEC Documents. The filings required to be made by Duke and its Subsidiaries since December 31, 1993 under the Securities Act, the Exchange Act, the Power Act, the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the 1935 Act, and applicable North Carolina and South Carolina laws and regulations have been filed with the SEC, FERC, the Nuclear Regulatory Commission, the NCUC and the PSCSC, as the case may be, and Duke has complied in all material respects with all requirements of such acts, laws and rules and regulations thereunder with such exceptions as would not in the aggregate have a Material Adverse Effect on Duke. Duke has made available to PanEnergy a true and complete copy of each report, schedule, registration statement, definitive proxy statement or other document filed by Duke or any of its Subsidiaries with the SEC since December 31, 1993 (the "Duke SEC Documents"). As of their respective dates, the Duke SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Duke SEC Documents, with such exceptions as would not in the aggregate have a Material Adverse Effect on Duke, and none of the Duke SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Duke included in the Duke SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of Duke and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Duke and its consolidated subsidiaries for the periods presented therein.

  6.5. Information Supplied. None of the information supplied or to be supplied by Duke for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Duke and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to the holders of Duke Common Stock and the holders of PanEnergy Common Stock or at the time of the meetings of such holders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Duke or any of its Subsidiaries, or with respect to other information supplied by Duke for inclusion in the Joint Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the holders of Duke Common Stock. The Joint Proxy Statement, insofar as it relates to Duke or its Subsidiaries or other information supplied by Duke for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

  6.6. Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Duke SEC Documents, or except as contemplated by this Agreement, from December 31, 1995 through the date hereof, each of Duke, its Subsidiaries, and, to Duke's knowledge, its Joint Ventures has conducted its business only in the ordinary course of business consistent with past practice and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to (x) any shares of Duke's capital stock, except for regular quarterly cash dividends consistent with past practice on Duke Common Stock with usual record and payment dates for such dividends, (y) any shares of Duke Preferred Stock, except for regular cash dividends pursuant to the terms of such series of Duke Preferred Stock with usual record and payment dates for such dividends or (z) any shares of Duke Preferred Stock A, except for regular cash dividends pursuant to the terms of such series of Duke Preferred Stock with usual record and payment dates for such dividends; (ii) any repurchase, redemption or other acquisition by Duke or any Subsidiary of Duke of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Duke or any Subsidiary of Duke, except pursuant to Duke's Common Stock repurchase program publicly announced by Duke on March 12, 1996 (the "Duke Stock Repurchase Program") or in accordance with the terms of the Duke Stock Plans or the Duke Benefit Plans as defined in Section 6.12(a); (iii) any material change in any method of accounting or accounting practice by Duke or any Subsidiary of Duke; or (iv) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could reasonably be expected to have a Material Adverse Effect on Duke.

  6.7. No Undisclosed Material Liabilities. Except as disclosed in the Duke SEC Documents, as of the date hereof, there are no liabilities or obligations of Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures of any kind whatsoever, whether accrued, contingent or otherwise, that would constitute, and there have been no events, changes or effects with respect to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures constituting or which are reasonably likely to constitute, whether individually or in the aggregate, a Material Adverse Effect on Duke.

  6.8. No Default. Neither Duke, nor any of its Subsidiaries nor, to Duke's knowledge, any of its Joint Ventures is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other governing documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Duke, any of its Subsidiaries, or to Duke's knowledge, any of its Joint Ventures is now a party or by which Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Duke.

  6.9. Compliance with Applicable Laws. Duke and its Subsidiaries and, to Duke's knowledge, its Joint Ventures hold all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Entities necessary for them to own, lease and operate their properties and assets, and to lawfully conduct their respective businesses (the "Duke Permits"), except where the failure so to hold would not have a Material Adverse Effect on Duke. Duke and its Subsidiaries and, to Duke's knowledge, its Joint Ventures are in compliance with the terms of the Duke Permits, except where the failure so to comply would not have a Material Adverse Effect on Duke. Except as disclosed in the Duke SEC Documents, the businesses of Duke, its Subsidiaries and, to Duke's knowledge, its Joint Ventures are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Duke. No action, proceeding, investigation or review of any Governmental Entity with respect to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures is pending, and, to Duke's knowledge, no investigation or review by any Governmental Entity with respect to Duke, any of its Subsidiaries or any of its Joint Ventures is threatened which would, or would be reasonably likely to, have a Material Adverse Effect on Duke.

  6.10. Litigation. Except as disclosed in the Duke SEC Documents or as set forth in Section 6.10 of the Duke Disclosure Schedule, there is no suit, action or proceeding pending, or, to the knowledge of Duke, threatened against or affecting Duke, any of its Subsidiaries, or any of its Joint Ventures ("Duke Litigation") and Duke, its Subsidiaries and, to Duke's knowledge, its Joint Ventures have no knowledge of any facts that are likely to give rise to any Duke Litigation, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Duke or its ability to consummate the transactions contemplated by this Agreement, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures ("Duke Orders") that are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Duke or its ability to consummate the transactions contemplated by this Agreement.

  6.11. Tax Matters. Except (i) as disclosed in Section 6.11 of the Duke Disclosure Schedule or (ii) where the failure of the following representations to be true would not, either individually or in the aggregate, have a Material Adverse Effect on Duke:

  (a) Filing of Timely Tax Returns. All material Tax Returns required to be filed by Duke and each of its Subsidiaries under applicable law have been (and, as to Tax Returns not filed as of the date hereof, will be) filed on a timely basis. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct.

  (b) Payment of Taxes. Duke and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are currently due and payable except for those being contested in good faith or for which adequate reserves have been established. No written claim (and, to Duke's knowledge, no other claim) has ever been made by an authority in a jurisdiction where any of Duke and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

  (c) Tax Reserves. Except as previously disclosed by Duke to PanEnergy, Duke and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records (i) reserves adequate to pay all material Taxes and all deficiencies in material Taxes asserted, proposed or threatened against Duke or its Subsidiaries and (ii) reserves for deferred income taxes, in each case in accordance with GAAP.

  (d) Tax Liens. There are no Tax liens upon the assets of Duke or any of its Subsidiaries except liens for Taxes not yet due.

  (e) Withholding Taxes. Duke and each of its Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as any similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material amounts required.

  (f) Extensions of Time for Filing Tax Returns. Neither Duke nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

  (g) Waivers of Statute of Limitations. Neither Duke nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

  (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all material Taxes has expired for all applicable material Tax Returns of Duke and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any material Taxes has been proposed, asserted or assessed (or, to Duke's knowledge, threatened) against Duke or any of its Subsidiaries that has not been resolved and paid in full or previously disclosed by Duke to PanEnergy.

  (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of Duke or any of its Subsidiaries. Neither Duke nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the knowledge of Duke, no state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the IRS or other taxing authority.

  (j) Tax Rulings. Neither Duke nor any of its Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing material adverse effect after the Closing Date.

  (k) Availability of Tax Returns. To the extent not previously provided, as soon as practicable after the date hereof, Duke and its Subsidiaries will make available to PanEnergy complete and accurate copies of such of the following materials as PanEnergy may reasonably request: (i) material Tax Returns, and any amendments thereto, filed by Duke or any of its Subsidiaries since January 1, 1994, (ii) audit reports received from any taxing authority relating to any material Tax Return filed by Duke or any of its Subsidiaries and (iii) Closing Agreements entered into by Duke or any of its Subsidiaries with any taxing authority.

  (l) Tax Sharing Agreements. Neither Duke nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement with any person other than Duke and its Subsidiaries.

  (m) Liability for Others. Neither Duke nor any of its Subsidiaries has any liability for Taxes of any person other than Duke and its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

  (n) Section 341(f). Neither Duke nor any of its Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Duke or any of its Subsidiaries.

  (o) Section 168. No property of Duke or any of its Subsidiaries is property that Duke or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

  (p) Section 481 Adjustments. Neither Duke nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Duke or any of its Subsidiaries, and to the best of the knowledge of Duke, the IRS has not proposed any such adjustment or change in accounting method.

  (q) Tax-Exempt Interest. None of the assets of Duke or its Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

  (r) Sections 6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns due (without regard to extensions) on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns due (without regard to extensions) after December 31, 1989) have been adequately disclosed (or, with respect to Tax Returns not yet filed will be adequately disclosed) on the Tax Returns of Duke and its Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns due (without regard to extensions) on or prior to December 31, 1989, and in accordance with
Section 6662(d)(2)(B) of the Code for Tax Returns due (without regard to extensions) after December 31, 1989.

  (s) Section 280G. Neither Duke nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, either directly or indirectly, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (except for such payments as may be payable pursuant to certain provisions in contracts contemplated by Section 8.16).

  (t) Acquisition Indebtedness. No indebtedness of Duke or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

  (u) NOLs. As of September 30, 1996, Duke and its Subsidiaries had net operating loss carryovers available to offset future income as set forth in
Section 6.11(u) of the Duke Disclosure Schedule. Section 6.11(u) of the Duke Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

  (v) Credit Carryover. As of September 30, 1996, Duke and its Subsidiaries had tax credit carryovers available to offset future tax liability as set forth in Section 6.11(v) of the Duke Disclosure Schedule. Section 6.11(v) of the Duke Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

  (w) The Merger. Neither Duke nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code.

  6.12. Employee Benefits; Labor Matters.

  (a) Except as disclosed in the Duke SEC Documents, as set forth in Section 6.12(a) of the Duke Disclosure Schedule, or as would not have a Material Adverse Effect on Duke, (i) all employee benefit plans, policies, practices, arrangements and programs maintained for the benefit of the current or former employees or directors of Duke or any of its Subsidiaries ("Duke Personnel") that are sponsored, maintained or contributed to by Duke or any of its Subsidiaries, or with respect to which Duke or any of its Subsidiaries has incurred or could be reasonably expected to incur any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA ("Duke Benefit Plans"), are in compliance with all applicable requirements of law, including ERISA and the Code, and have been administered and operated in compliance with their terms, and (ii) neither Duke nor any of its Subsidiaries has any liabilities or obligations with respect to any such Duke Benefit Plans or any employee benefit plan which is not a Duke Benefit Plan because (x) such plan has been terminated and/or (y) such plan is or was maintained or contributed to by any entity (other than a Subsidiary of Duke) required to be aggregated with Duke pursuant to Section 414 of the Code or Section 4001(b) of ERISA, whether accrued, contingent or otherwise, nor, to the knowledge of Duke, are any such liabilities or obligations expected to be incurred.

  (b) Except as set forth in Section 6.12(b) of the Duke Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement, including but not limited to the Duke Benefit Plans, or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Duke Personnel.

  (c) Except as set forth in Schedule 6.12(c) of the Duke Disclosure Schedule, neither Duke nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization, nor does Duke know of any activity or proceeding of any labor organization (or representative thereof) or employee group to represent or organize any Duke Personnel. Except as set forth in Section 6.12(c) of the Duke Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against Duke pending, or, to the knowledge of Duke, threatened, which has or could reasonably be expected to have a Material Adverse Effect on Duke and (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of Duke, threatened, against or involving Duke or any of its Subsidiaries which has or could reasonably be expected to have, a Material Adverse Effect on Duke.

  6.13. Environmental Matters.

  (a) Compliance. (i) Except as set forth in the Duke SEC Documents, Duke and each of its Environmental Subsidiaries and any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, are in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on Duke.

  (ii) Except as set forth in the Duke SEC Documents, neither Duke nor any of its Environmental Subsidiaries has received any written communication from any person or Governmental Entity that alleges that Duke or any of its Environmental Subsidiaries or any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on Duke.

  (b) Environmental Permits. Except as set forth in the Duke SEC Documents, Duke and each of its Environmental Subsidiaries has obtained, and will maintain through the Closing Date, all Environmental Permits necessary for the construction and operation of their facilities (including, without limitation, any vessel) and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and agency approval is expected to be obtained, and Duke and its Environmental Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on Duke.

  (c) Environmental Claims. Except as set forth in the Duke SEC Documents, there is no Environmental Claim pending or, to the knowledge of Duke and its Environmental Subsidiaries, threatened:

    (i) against Duke or any of its Environmental Subsidiaries,

    (ii) against any person or entity whose liability for, or whose obligation to satisfy, an Environmental Claim Duke or any of its Environmental Subsidiaries has retained, assumed or guaranteed, either contractually or by operation of law, or

    (iii) against any real or personal property (including, without limitation, any vessel) or operations that Duke or any of its Environmental Subsidiaries owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, that would be reasonably likely to have a Material Adverse Effect on Duke.

  (d) Releases. Except as set forth in the Duke SEC Documents, and except for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on Duke, Duke has no knowledge of any Release of any Hazardous Materials that has occurred on, at, from or to any of the real or personal property (including, without limitation, any vessel) owned, operated, occupied, leased or managed by Duke or any Environmental Subsidiary of Duke or any predecessor of Duke or any Environmental Subsidiary of Duke or any other property which requires investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup or any similar action under Environmental Laws.

  (e) Disclosure. Duke has disclosed to PanEnergy all material facts that Duke reasonably believes would be reasonably likely to form the basis of a Material Adverse Effect on Duke arising from (x) the cost of pollution control equipment currently required or known to be required in the future, (y) investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup, or remediation costs and any related costs currently required or known to be required in the future, or (z) any other environmental, health or safety matter affecting Duke or its Environmental Subsidiaries.

  6.14. Insurance. Each of Duke and its Subsidiaries is, and has been continuously since December 31, 1993, insured by reputable and financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting their respective businesses during such time period. Neither Duke nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof and neither Duke nor any of its Subsidiaries has received notice that any such policy is invalid or unenforceable.

  6.15. Contracts. Duke has set forth in Section 6.15 of the Duke Disclosure Schedule a list of all contracts to which Duke or any of its Subsidiaries is a party as of the date hereof, and which, in the reasonable judgment of Duke, is likely (on an annualized basis) in the fiscal year ending December 31, 1996 to
(i) provide gross revenues in excess of the Duke 1995 Revenue Threshold, (ii) require payments in excess of the Duke 1995 Revenue Threshold, or (iii) provide a contribution to the gross margin in excess of the Duke 1995 Margin Threshold. As used herein, "Duke 1995 Revenue Threshold" means an amount equal to 5% of Duke's gross revenues for the fiscal year ended December 31, 1995, and "Duke 1995 Margin Threshold" means an amount equal to 5% of Duke's gross margin for the fiscal year ended December 31, 1995.

  6.16. Regulatory Proceedings. Except as set forth in the Duke SEC Documents, neither Duke nor any of its Subsidiaries nor, to Duke's knowledge, any of its Joint Ventures, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a court or other Governmental Entity which is reasonably likely to result in orders having a Material Adverse Effect on Duke nor has any such proceeding been noticed.

  6.17. Regulation as a Utility. (a) Duke is a public utility holding company as defined in the 1935 Act exempt from all provisions of the 1935 Act, except
Section 9(a)(2), pursuant to Section 3(a)(2) of the 1935 Act and is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. With the exception of Nantahala Power and Light Company ("NP&L"), no Subsidiary or Joint Venture of Duke is a "public utility holding company" or a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

  (b) Duke is regulated as a public utility in the States of North Carolina and South Carolina and in no other states, and NP&L is regulated as a public utility in the State of North Carolina and in no other states. Except as set forth in Section 6.17(b) of the Duke Disclosure Schedule, neither Duke nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935
Act) of Duke is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

  6.18. Opinions of Financial Advisors. The Board of Directors of Duke has received (i) the opinion of Barr Devlin & Co. Incorporated ("Barr Devlin"), dated November 24, 1996, to the effect that, as of November 24, 1996, the Exchange Ratio is fair from a financial point of view to the holders of Duke Common Stock and (ii) the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), dated November 24, 1996, to the effect that, as of November 24, 1996, the Exchange Ratio is fair from a financial point of view to Duke.

  6.19. Vote Required. Approval by a majority of the votes cast on the Duke Vote Matter by the holders of Duke Common Stock (provided that the total vote cast represents a majority of the outstanding shares of Duke Common Stock entitled to vote thereon) is the only vote of the holders of any class or series of Duke capital stock necessary to approve the Duke Vote Matter.

  6.20. Beneficial Ownership of PanEnergy Common Stock. Neither Duke nor any of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any outstanding shares of PanEnergy Common Stock.

  6.21. Brokers. Except for the fees and expenses payable to Barr Devlin and Morgan Stanley, which fees are reflected in their agreements with Duke (copies of which have been delivered to PanEnergy), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Duke.

  6.22. Properties. (a) Duke has good title (fee simple in the case of real property other than easements and rights of way) to all properties reflected in the balance sheet contained in Duke's most recent Report on Form 10-Q filed prior to the date hereof, as owned by it and which have not been disposed of in the ordinary course of business, which properties include all properties owned at that date upon which the First and Refunding Mortgage dated as of December 1, 1927 between Duke and The Chase Manhattan Bank, as successor Trustee, as supplemented and amended (the "Mortgage") purports to create a lien (except such as have been released pursuant to the terms of the Mortgage), subject only (i) to the lien of the Mortgage, (ii) to permitted encumbrances as defined in the Mortgage, (iii) to minor exceptions and defects which do not, in the aggregate, materially interfere with the use by Duke of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Mortgage, and (iv) in the case of Duke's existing hydroelectric plants, to provisions of licenses issued by FERC and to the provisions of the Power Act. All buildings, and all fixtures, equipment and other property and assets, which are material to the business of Duke and which are held under leases by Duke are held under valid instruments enforceable by Duke in accordance with their respective terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity.

  (b) The electric generating stations of Duke (the "Duke Generating Stations") have been maintained in good repair and working order consistent with customary practice in the industry, except where the failure so to maintain the Duke Generating Stations would not, or would not be likely to, whether individually or in the aggregate, have a Material Adverse Effect on Duke. Duke has made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the operations carried on in connection therewith may be conducted at all times in accordance with industry standards and all applicable legal requirements, except where the failure so to repair, renew, replace, better or improve the Duke Generating Stations would not, or would not be likely to, whether individually or in the aggregate, have a Material Adverse Effect on Duke. Duke has no knowledge of any conditions existing in respect of the Duke Generating Stations which would require Duke to incur any capital expenditures relating thereto which are materially in excess of the amounts budgeted by Duke (as reflected in existing budgets of Duke, copies of which were delivered to PanEnergy) for maintenance, repair or renewal of the Duke Generating Stations.

  6.23. Franchises, Licenses, Etc. Duke holds valid and subsisting franchises, licenses and permits in all communities wherein it operates its properties, which are free from unduly burdensome restrictions, are individually satisfactory and vest in Duke adequate authority to operate its public utility system therein, except that in a few municipalities Duke is operating either without franchises or with franchises the validity of which might possibly be called into question. The franchises, licenses and permits relating to Duke's public utility business, as a system, are satisfactory for the adequate conduct of the business of Duke in the territory which it serves, the rights of Duke to maintain transmission lines through unincorporated communities and over public lands not located in incorporated communities and over private rights of way are, as a system, satisfactory for the adequate conduct of the business of Duke in the territory which it serves, and, as a public utility corporation operating under the laws of the States of North Carolina and South Carolina, Duke has adequate rights to operate its system.

  6.24. Nuclear Operations. Except as set forth in Section 6.24 of the Duke Disclosure Schedule, to the knowledge of Duke, the operations of its Nuclear Steam Generating Stations ("Nuclear Stations") are and have at all times been conducted in material compliance with applicable health, safety, regulatory and other legal requirements. To the knowledge of Duke, the Nuclear Stations maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with Duke's view of the risks inherent in the operation of a nuclear power facility. To the knowledge of Duke, plans for the decommissioning of each of the Nuclear Stations and for the short-term storage of spent nuclear fuel conform with applicable regulatory or other legal requirements, and such plans have at all times been funded to the extent required by law, which is consistent with Duke's reasonable budget projections for such plans.

  6.25. Duke/Louis Dreyfus L.L.C. ("D/LD") Obligations. The exposure of Duke and its Subsidiaries with respect to D/LD's net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments is not, to Duke's knowledge, on the date hereof, material to Duke and will not, after the date hereof, result in a Material Adverse Effect on Duke.

  6.26. Representations with Respect to Merger Sub. (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has no obligations or liabilities, has no other assets and has no subsidiaries.

  (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, of Merger Sub, all of which are validly issued, fully paid and nonassessable and are owned by Duke.

  (c) Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of Duke and PanEnergy, constitutes a valid and binding obligation of Merger Sub enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING THE MERGER

  7.1. Conduct of Business of PanEnergy Pending the Merger. During the period from the date hereof and continuing until the Effective Time, PanEnergy agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in the PanEnergy Disclosure Schedule (each of which exceptions shall specifically identify the relevant Section hereof to which it relates) or to the extent that Duke shall otherwise consent in writing):

  (a) Ordinary Course of Business. Each of PanEnergy and its Subsidiaries shall carry on its businesses (i) in the usual, regular and ordinary course consistent with past practice or (ii) in accordance with the capital budget and business plan of PanEnergy and its Subsidiaries delivered by PanEnergy to Duke prior to the date hereof (the "PanEnergy Capital Budget") and shall use all commercially reasonable efforts to preserve intact its present business organizations and goodwill, keep available the services of its current officers and employees, endeavor to preserve its relationships with customers, suppliers and others having business dealings with it, maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and, with respect to wholesale power and energy trading and transactions, comply with the risk parameters established from time to time by PanEnergy's Risk Management Committee, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Notwithstanding the foregoing, the risk parameters established by PanEnergy's Risk Management Committee may be revised by PanEnergy only after consultation by PanEnergy with Duke.

  (b) Dividends; Changes in Stock. PanEnergy shall not, and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or any other interests specified in Section 5.2 or set forth in Section 5.2 of the PanEnergy Disclosure Schedule, except for the declaration and payment, with Record Dates and usual payment dates, of regular quarterly cash dividends on PanEnergy Common Stock not in excess, in any fiscal year, of the dividends for the prior fiscal year increased at a rate consistent with past practice, dividends payable by a Subsidiary of PanEnergy to PanEnergy or to a wholly-owned Subsidiary of PanEnergy, or dividends by a less than wholly-owned Subsidiary consistent with past practice; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, shares of capital stock or Voting Debt or other voting securities of PanEnergy or any of its Subsidiaries, except (x) pursuant to the terms of the PanEnergy Stock Plans, the PanEnergy Benefit Plans or the PanEnergy DRIP, as in effect on the date hereof, in the ordinary course of business consistent with past practice or (y) as required by the terms of any such securities outstanding on the date hereof. As used herein, "Record Date" means each February 15, May 15, August 15 or November 15 (or, if such date is not a business day, the first business day immediately following such date).

  (c) Issuance of Securities. PanEnergy shall not, and it shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge, dispose of or encumber, or authorize or propose to issue, deliver, sell, pledge, dispose of or encumber, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any shares of capital stock, Voting Debt or other voting securities or convertible securities of PanEnergy or any of its Subsidiaries, other than: (i) the issuance of PanEnergy Common Stock pursuant to stock grants or stock-based awards made in the ordinary course of business consistent with past practice pursuant to the PanEnergy Stock Plans or pursuant to the PanEnergy DRIP, in each case in accordance with the present terms of such plans, (ii) the issuance of PanEnergy Common Stock upon conversion of any Convertible Notes, or (iii) the issuance of capital stock of a Subsidiary of PanEnergy to PanEnergy or to a wholly-owned Subsidiary of PanEnergy.

  (d) Capital Expenditures. Except for capital expenditures that PanEnergy or any of its Subsidiaries are required to make under applicable law, PanEnergy shall not, nor shall PanEnergy permit any of its Subsidiaries to, make capital expenditures (including capital lease obligations) other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), in excess of such aggregate amount as is set forth in the PanEnergy Capital Budget.

  (e) No Acquisitions. Except for acquisitions resulting from capital expenditures permitted pursuant to Section 7.1(d) or as to which the total consideration is not in excess of $100 million individually (or in respect of a series of related transactions) or $200 million in the aggregate, PanEnergy shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. PanEnergy may not acquire any electric utility assets or any retail gas assets or any properties relating thereto unless (x) PanEnergy consults with Duke prior to any such acquisition and (y) such acquisition will not, in the opinion of Duke, violate the covenant contained in Section 7.1(q).

  (f) No Dispositions. Other than dispositions as to which the aggregate market value is not in excess of $50 million individually (or in respect of a series of related transactions) or $100 million in the aggregate (exclusive of like-kind exchanges with respect to which the aggregate market value shall not be in excess of $100 million), PanEnergy shall not, and it shall not permit any of its Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

  (g) No Dissolution, Etc. PanEnergy shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of PanEnergy or any of its Subsidiaries; provided that nothing in this Section 7.1(g) shall preclude any such transaction which involves only wholly-owned Subsidiaries of PanEnergy or the transactions permitted by
Section 7.1(f) hereof.

  (h) Certain Employee Matters. Except as may be required by applicable law or any agreement to which PanEnergy or any of its Subsidiaries is a party on the date hereof or as expressly contemplated by this Agreement or as set forth in Section 7.1(h) of the PanEnergy Disclosure Schedule, PanEnergy shall not, nor shall it permit any of its Subsidiaries to:

    (i) increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of PanEnergy or any of its Subsidiaries and maintained by, contributed to or entered into by, PanEnergy or any of its Subsidiaries on or prior to the date hereof, including, without limitation, any PanEnergy Benefit Plan outstanding on the date hereof;

    (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer or employee of PanEnergy or any of its Subsidiaries, except for (x) normal increases in the ordinary course of business consistent with past practice, provided that the overall compensation budget shall not increase by more than 3.5% on an annual basis or (y) increases required under applicable law; or

    (iii) adopt, establish, enter into, implement or amend any plan, policy, employment agreement, severance agreement, or other contract, agreement or other arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of PanEnergy or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice.

  (i) Indebtedness; Leases. PanEnergy shall not, nor shall PanEnergy permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money or guarantee, or enter into a "keepwell" or similar arrangement with respect to, any such indebtedness (including, without limitation, issuances or sales of any debt securities or warrants or rights to acquire any debt securities of PanEnergy or any of its Subsidiaries), other than (x) long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (y) indebtedness between PanEnergy or any of its Subsidiaries and another of its Subsidiaries and (z) additional indebtedness in an amount not to exceed $1.2 billion, or (B) enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of PanEnergy or any of its Subsidiaries in connection with any indebtedness thereof, except with respect to indebtedness permitted pursuant to this Section 7.1(i). The amount of short-term indebtedness incurred by PanEnergy and its Subsidiaries shall not exceed 75% of the committed facilities of PanEnergy and its Subsidiaries.

  (j) Governing Documents. Neither PanEnergy nor any of its Subsidiaries shall amend or propose to amend its certificate of incorporation or by-laws (or similar governing documents).

  (k) Accounting. PanEnergy shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

  (l) Rate Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, PanEnergy shall consult with Duke prior to implementing any changes in its or any of its Subsidiaries' rates or charges (other than pass-through or tracking rate charges under existing tariffs or rate schedules), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause its Subsidiaries to, deliver to Duke a copy of each such filing or agreement at least five days prior to the filing or execution thereof so that Duke may comment thereon. PanEnergy shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business consistent with past practice.

  (m) Contracts. Except in the ordinary course of business consistent with past practice, PanEnergy shall not, nor shall it permit any of its Subsidiaries to, modify, amend or terminate any material contract or agreement of the nature required to be disclosed in Section 5.15 of the PanEnergy Disclosure Schedule and to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims under any such contract or agreement.

  (n) Insurance. PanEnergy shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

  (o) Permits. PanEnergy shall, and shall cause its Subsidiaries to, maintain in effect all existing PanEnergy Permits (including Environmental Permits) which are material to their respective operations.

  (p) Discharge of Liabilities. PanEnergy shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) as required by their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of PanEnergy included in the PanEnergy SEC Documents, or incurred in the ordinary course of business consistent with past practice and (ii) prepayment of the Convertible Notes.

  (q) 1935 Act. PanEnergy shall not, and shall not permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of Duke to continue to claim an exemption as of right under Rule 2 of the 1935 Act following the Merger.

  (r) Tax Matters. PanEnergy shall inform Duke regarding the progress of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes and shall consult with Duke before entering into any settlements or compromises with regard to such matters.

  (s) Tax Status. PanEnergy shall not, and shall not permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under
Section 368(a) of the Code.

  (t) Other Actions. PanEnergy shall not, and shall not permit any of its Subsidiaries to, take or fail to take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger.

  (u) Agreements. PanEnergy shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise take any action inconsistent with the foregoing.

  7.2. Conduct of Business of Duke Pending the Merger. During the period from the date hereof and continuing until the Effective Time, Duke agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in the Duke Disclosure Schedule (each of which exceptions shall specifically identify the relevant Section hereof to which it relates) or to the extent that PanEnergy shall otherwise consent in writing):

  (a) Ordinary Course of Business. Each of Duke and its Subsidiaries shall carry on its businesses (i) in the usual, regular and ordinary course consistent with past practice or (ii) in accordance with the capital budget of Duke delivered by Duke to PanEnergy prior to the date hereof (the "Duke Capital Budget") and shall use all commercially reasonable efforts to preserve intact its present business organizations and goodwill, keep available the services of its current officers and employees, endeavor to preserve its relationships with customers, suppliers and others having business dealings with it, maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and, with respect to wholesale power and energy trading and transactions, comply with prudent policies, practices and procedures with respect to risk management and trading limitations, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

  (b) Dividends; Changes in Stock. Duke shall not, and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or any other interests specified in Section 6.2 or set forth in Section 6.2 of the Duke Disclosure Schedule, except for (A) the declaration and payment, with Record Dates and usual payment dates, of regular quarterly cash dividends on Duke Common Stock of not more than, for such fiscal year or portion thereof, the dividends for the prior fiscal year or portion thereof increased at a rate consistent with past practice and not less than, for such fiscal year or portion thereof, the dividends for the prior fiscal year or portion thereof, except that (x) the Duke Board of Directors in good faith in the reasonable exercise of its business judgment may determine that dividends on Duke Common Stock shall, as a consequence of the occurrence of unforeseen circumstances or events, be, for such fiscal year or portion thereof, less than the dividends for the prior fiscal year or portion thereof and (y) any dividends on Duke Common Stock shall not be in an amount prohibited by law; (B) the declaration and payment of regular dividends on Duke Preferred Stock pursuant to the terms of the relevant series and (C) the declaration and payment of regular dividends on Duke Preferred Stock A pursuant to the terms of the relevant series; (D) dividends payable by a Subsidiary of Duke to Duke or to a wholly-owned Subsidiary of Duke; or (E) dividends by a less than wholly-owned Subsidiary consistent with past practice; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, shares of capital stock or Voting Debt or other voting securities of Duke or any of its Subsidiaries, except (A) pursuant to the terms of the Duke Stock Plans or the Duke Benefit Plans made in the ordinary course of business consistent with past practice, (B) pursuant to the terms of the Duke Stock Repurchase Program (subject to Section 8.18) or (C) as required by the terms of any such securities outstanding on the date hereof.

  (c) Issuance of Securities. Duke shall not, and it shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge, dispose of or encumber, or authorize or propose to issue, deliver, sell, pledge, dispose of or encumber, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any shares of capital stock, Voting Debt or other voting securities or convertible securities of Duke or any of its Subsidiaries, other than: (i) the issuance of Duke Common Stock under the Duke Stock Plans or (ii) the issuance of capital stock of a Subsidiary of Duke to Duke or to a wholly-owned Subsidiary of Duke.

  (d) Capital Expenditures. Except for capital expenditures that Duke or any of its Subsidiaries are required to make under applicable law and capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), (i) Duke shall not make capital expenditures in excess of the aggregate amount of capital expenditures set forth in the Duke Capital Budget, and (ii) Duke shall not permit its Subsidiaries to make capital expenditures ("Subsidiary Capital Expenditures") in excess of $200 million individually (or in respect of a series of related capital expenditures) or $500 million in the aggregate.

  (e) No Acquisitions. Except for acquisitions by Duke resulting from capital expenditures permitted pursuant to Section 7.2(d) or as to which the total consideration is not in excess of (i) $200 million individually (or in respect of a series of related transactions) or (ii) $500 million in the aggregate (reduced by the aggregate amount of Subsidiary Capital Expenditures that are not acquisitions), Duke shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. Duke may not acquire any electric utility assets or any retail gas assets or any properties relating thereto unless (x) Duke consults with PanEnergy prior to any such acquisition and (y) such acquisition will not, in the opinion of PanEnergy, violate the covenant contained in Section 7.2(q).

  (f) No Dispositions. Other than dispositions as to which the aggregate market value is not in excess of $150 million individually (or in respect of a series of related transactions) or $200 million in the aggregate

(exclusive of like-kind exchanges with respect to which the aggregate market value shall not be in excess of $200 million), Duke shall not, and it shall not permit any of its Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

  (g) No Dissolution, Etc. Duke shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Duke or any of its Subsidiaries; provided that nothing in this Section 7.2(g) shall preclude any such transaction which involves only wholly-owned Subsidiaries of Duke or the transactions permitted by Section 7.2(f) hereof.

  (h) Certain Employee Matters. Except as may be required by applicable law or any agreement to which Duke or any of its Subsidiaries is a party on the date hereof or as expressly contemplated by this Agreement or as set forth in
Section 7.2(h) of the Duke Disclosure Schedule, Duke shall not, nor shall it permit any of its Subsidiaries to:

    (i) increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of Duke or any of its Subsidiaries and maintained by, contributed to or entered into by, Duke or any of its Subsidiaries on or prior to the date hereof, including, without limitation, any Duke Benefit Plan outstanding on the date hereof, other than in the ordinary course of business consistent with past practice;

    (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer or employee of Duke or any of its Subsidiaries, except for (i) normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Duke or any of its Subsidiaries or (ii) increases required under applicable law; or

    (iii) adopt, establish, enter into, implement or amend any plan, policy, employment agreement, severance agreement, or other contract, agreement or other arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of Duke or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice.

  (i) Indebtedness; Leases. Duke shall not, nor shall Duke permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee, or enter into a "keepwell" or similar arrangement with respect to, any such indebtedness (including, without limitation, issuances or sales of any debt securities or warrants or rights to acquire any debt securities of Duke or any of its Subsidiaries), other than (a) long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (b) indebtedness between Duke or any of its Subsidiaries and another of its Subsidiaries and (c) additional indebtedness in an amount not to exceed $2 billion, or (ii) enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of Duke or any of its Subsidiaries in connection with any indebtedness thereof except with respect to indebtedness permitted by this Section 7.2(i). The amount of short-term indebtedness incurred shall not exceed 75% of the committed facilities of Duke and its Subsidiaries.

  (j) Governing Documents. Neither Duke nor any of its Subsidiaries shall amend or propose to amend its certificate of incorporation or by-laws (or similar governing documents), except with respect to matters contemplated by this Agreement.

  (k) Accounting. Duke shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

  (l) Rate Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, Duke shall consult with PanEnergy prior to implementing any changes in its or any of its Subsidiaries' rates or charges (other than pass-through or tracking rate charges under existing tariffs or rate schedules), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause its Subsidiaries to, deliver to PanEnergy a copy of each such filing or agreement at least five days prior to the filing or execution thereof so that PanEnergy may comment thereon. Duke shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business consistent with past practice.

  (m) Contracts. Except in the ordinary course of business consistent with past practice, Duke shall not, nor shall it permit any of its Subsidiaries to, modify, amend or terminate any material contract or agreement of the nature required to be disclosed in Section 6.15 of the Duke Disclosure Schedule to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims under any such contract or agreement.

  (n) Insurance. Duke shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

  (o) Permits. Duke shall, and shall cause its Subsidiaries to, maintain in effect all existing Duke Permits (including Environmental Permits) which are material to their respective operations.

  (p) Discharge of Liabilities. Duke shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) as required by their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Duke included in Duke SEC Documents, or incurred in the ordinary course of business consistent with past practice.

  (q) 1935 Act. Duke shall not, and shall not permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

  (r) Tax Matters. Duke shall inform PanEnergy regarding the progress of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes and shall consult with PanEnergy before entering into any settlements or compromises with regard to such matters.

  (s) Tax Status. Duke shall not, and shall not permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code.

  (t) Other Actions. Duke shall not, and shall not permit any of its Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger.

  (u) Agreements. Duke shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

  7.3. Transition Committee. A committee comprised of one person designated by Duke and one person designated by PanEnergy (the "Transition Committee") will be established as soon after execution of this Agreement as is practicable to examine various alternatives regarding the manner in which to best organize, manage and integrate the businesses of Duke and PanEnergy after the Effective Time. The person designated by Duke shall be the senior member of the Transition Committee and shall coordinate the day-to-day activities of the Transition Committee with the concurrence of the person designated by PanEnergy to serve on the Transition Committee. From time to time, the Transition Committee shall report its findings to the Board of Directors of each of Duke and PanEnergy.

                                   ARTICLE 8

                                   COVENANTS

  8.1 Alternative Proposals. Prior to the Effective Time, PanEnergy agrees (a) that neither it nor any of its Subsidiaries shall, and it shall direct and use reasonable efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries or any of the foregoing) not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Alternative Proposal (as defined below) or engage in any negotiations concerning, or provide any non-public information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 8.1; and (c) that it will notify Duke immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 8.1 shall prohibit the Board of Directors of PanEnergy from (i) furnishing information (pursuant to a confidentiality letter deemed appropriate by the Board of Directors of PanEnergy) to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal or offer to the stockholders of PanEnergy, to acquire PanEnergy pursuant to a merger, consolidation, share purchase, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of PanEnergy determines in good faith upon the advice of outside counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, PanEnergy provides written notice to Duke of the identity of the person or entity making the Alternative Proposal and that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (C) PanEnergy keeps Duke informed on a timely basis of the status of any such discussions or negotiations and all terms and conditions thereof and promptly provides Duke with copies of any written inquiries or proposals relating thereto, and (D) in the event that the Board of Directors of PanEnergy determines to accept any such Alternative Proposal (in accordance with subclause (A) above), PanEnergy provides Duke with at least three days' prior written notice thereof, during which time Duke may make, and in such event, PanEnergy shall in good faith consider, a counterproposal to such Alternative Proposal; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 8.1 shall (x) permit PanEnergy to terminate this Agreement (except as specifically provided in Article 10 hereof), (y) permit PanEnergy to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, PanEnergy shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement deemed appropriate by the Board of Directors of PanEnergy)), or (z) affect any other obligation of PanEnergy under this Agreement. "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving PanEnergy or any of PanEnergy's Significant Subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of PanEnergy or any of PanEnergy's Significant Subsidiaries. Nothing herein shall prohibit a disposition permitted by Section 7.1(f) hereof.

  8.2. Preparation of S-4 and the Joint Proxy Statement. As promptly as practicable after the date hereof, Duke and PanEnergy shall prepare and file with the SEC the Joint Proxy Statement and Duke shall prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as part of a prospectus. Each of Duke and PanEnergy shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Joint Proxy Statement to be mailed to the holders of Duke Common Stock and the holders of PanEnergy Common Stock at the earliest practicable date. Duke shall use reasonable efforts to obtain all necessary authorizations from state regulatory authorities, all necessary authorizations under state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Duke Common Stock in the Merger and upon the exercise of any PanEnergy Stock Options assumed by Duke, and PanEnergy shall furnish all information concerning PanEnergy and the holders of PanEnergy Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

  8.3. Letter of PanEnergy's Accountants. PanEnergy shall use reasonable efforts to cause to be delivered to Duke a letter of KPMG Peat Marwick LLP ("Peat Marwick"), PanEnergy's independent public accountants, dated a date which is no earlier than two business days before, and no later than, the date on which the S-4 shall become effective and addressed to Duke and PanEnergy, in form and substance reasonably satisfactory to Duke and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

  8.4. Letter of Duke's Accountants. Duke shall use reasonable efforts to cause to be delivered to PanEnergy a letter of Deloitte & Touche LLP ("Deloitte & Touche"), Duke's independent public accountants, dated a date which is no earlier than two business days before, and no later than, the date on which the S-4 shall become effective and addressed to Duke and PanEnergy, in form and substance reasonably satisfactory to PanEnergy and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

  8.5. Access to Information. To the extent permitted by law, upon reasonable notice, Duke and PanEnergy each shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such period, each of Duke and PanEnergy shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Duke and PanEnergy agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 8.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated November 6, 1996 between Duke and PanEnergy (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby or hereby.

  8.6. PanEnergy Stockholders' Meeting. PanEnergy shall (i) call the PanEnergy Stockholders' Meeting to be held as promptly as practicable after the date hereof for the purpose of voting upon the adoption of this Agreement, (ii) through its Board of Directors, recommend to the holders of PanEnergy Common Stock the adoption of this Agreement and not rescind such recommendation,
(iii) use all reasonable efforts to have the holders of PanEnergy Common Stock adopt this Agreement and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates PanEnergy to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of PanEnergy in good faith based on the advice of PanEnergy's outside counsel. The PanEnergy Stockholders' Meeting shall be held on such date, as soon as practicable after the date upon which the S-4 becomes effective, as Duke and PanEnergy shall mutually determine, which shall be the same date as the Duke Shareholders' Meeting.

  8.7. Duke Shareholders' Meeting. Duke shall (i) call the Duke Shareholders' Meeting to be held as promptly as practicable after the date hereof for the purpose of voting upon the Duke Vote Matter, (ii) through its Board of Directors, recommend to the holders of Duke Common Stock the approval of the Duke Vote Matter and not rescind such recommendation, (iii) use all reasonable efforts to obtain approval of the Duke Vote Matter by the holders of Duke Common Stock and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates Duke to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of Duke in good faith based on the advice of Duke's outside counsel. The Duke Shareholders' Meeting shall be held on such date, as soon as practicable after the date upon which the S-4 becomes effective, as Duke and PanEnergy shall mutually determine, which shall be the same date as the PanEnergy Stockholders' Meeting.

  8.8. Regulatory and Other Approvals.

  (a) HSR Act. Duke and PanEnergy shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by them under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

  (b) Other Regulatory Approvals. Duke and PanEnergy shall cooperate and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Duke, PanEnergy or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, including, without limitation, the Duke Required Statutory Approvals.

  (c) Other Approvals. Duke and PanEnergy shall, and shall cause each of their respective Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) all Duke Required Consents and all PanEnergy Required Consents, as the case may be.

  8.9. Agreements of Others. At least 30 days prior to the Closing Date, PanEnergy shall cause to be prepared and delivered to Duke a list identifying all persons who, at the record date for the PanEnergy Stockholders' Meeting, may be deemed to be "affiliates" of PanEnergy as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). PanEnergy shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Duke, prior to the Closing Date, a written agreement, in substantially the form attached hereto as Exhibit A, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Duke Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

  8.10. Authorization for Shares and Stock Exchange Listings. Prior to the Effective Time, Duke shall have taken all action necessary to permit it to issue the number of shares of Duke Common Stock required to be issued pursuant to Sections 4.2 and 4.3. Duke shall use all reasonable efforts to cause the shares of Duke Common Stock to be issued in the Merger and the shares of Duke Common Stock to be reserved for issuance upon exercise of the PanEnergy Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

  8.11. Indemnification; Directors' and Officers' Insurance. The Surviving Corporation agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date hereof, in favor of the current or former directors or officers of PanEnergy as provided in its Restated Certificate of Incorporation or By-Laws, shall survive the Merger and shall continue in full force and effect in accordance with their terms from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against the current or former directors or officers of PanEnergy arising out of such acts or omissions. Duke shall cause to be maintained for a period of not less than six years from the Effective Time PanEnergy's directors' and officers' insurance and indemnification policy in effect as of the date hereof, to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors or officers of PanEnergy who are covered persons under PanEnergy's D&O Insurance policies in effect on the date hereof, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date hereof (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered persons than the existing D&O Insurance.

  8.12. Public Announcements. The initial press release relating to this Agreement shall be a joint press release and thereafter PanEnergy and Duke shall consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

  8.13. Other Actions. Except as contemplated by this Agreement, neither Duke nor PanEnergy shall, and neither shall permit any of its respective Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article 9 not being satisfied. PanEnergy, Duke and Merger Sub shall perform such further acts and execute such documents as may be reasonably required to effect the Merger.

  8.14. Cooperation; Notification. Duke and PanEnergy shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on Duke or a Material Adverse Effect on PanEnergy, as the case may be. Duke and PanEnergy shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

  8.15. Governance. (a) Board of Directors of Duke. Duke shall take such action as may be necessary to cause the number of directors comprising the full Board of Directors of Duke at the Effective Time to be 18 persons, to be allocated as equally as possible among the three classes of such Board of Directors, eleven of whom shall be designated by Duke (each a "Duke Director") and seven of whom shall be designated by PanEnergy (each a "PanEnergy Director"). It is contemplated that one Duke Director and one PanEnergy Director shall retire from the Duke Board of Directors in April 1998 if the Merger has been consummated prior to such time and that the number of directors comprising the full Board of Directors of Duke shall thereafter be 16, except as may be otherwise subsequently determined by the Duke Board of Directors in accordance with applicable law and the Articles of Incorporation and By-Laws of Duke. The Board of Directors of Duke at the Effective Time shall consist of the Duke Directors designated by Duke and the PanEnergy Directors designated by PanEnergy prior to the Effective Time; provided, however, that if, prior to the Effective Time, any such designee shall decline or be unable to serve, Duke or PanEnergy, as the case may be, shall designate another person to serve as a Duke Director or a PanEnergy Director, as the case may be, in such person's stead.

  (b) Committees of the Board of Directors of Duke. The Duke Board of Directors shall take such action as is necessary to cause the Chairman of each Committee of the Board of Directors of Duke at the Effective Time to be a Duke Director. At the Effective Time, the Management Committee of the Board of Directors of Duke shall consist of the members of the Board of Directors of Duke who are officers of Duke. At the Effective Time all other Committees of the Board of Directors of Duke shall have two members designated by PanEnergy.

  (c) Officers of Duke. From the Effective Time, pursuant to the terms hereof and the employment agreements referred to in Section 8.16, Richard B. Priory shall hold the position of Chairman of the Board and

Chief Executive Officer of Duke and Paul M. Anderson shall hold the position of President and Chief Operating Officer of Duke; provided, however, that if, prior to the Effective Time, Richard B. Priory shall decline or be unable to serve as Chairman of the Board and Chief Executive Officer, Duke shall designate another person to serve in his stead, and if, prior to the Effective Time, Paul M. Anderson shall decline or be unable to serve as President and Chief Operating Officer, PanEnergy shall designate another person to serve in his stead. From the Effective Time, all other officers of Duke shall be determined by the Duke Board of Directors.

  (d) Office of the Chief Executive; Policy Committee. At the Effective Time, Duke shall establish an Office of the Chief Executive which shall exercise executive management over Duke and shall consist of the Chief Executive Officer of Duke and the President and Chief Operating Officer of Duke. The final decision-making authority in the Office of the Chief Executive shall reside with the Chief Executive Officer of Duke. At the Effective Time the Office of the Chief Executive shall appoint a Policy Committee of senior executive officers of Duke and PanEnergy which shall, in addition to the Chairman of the Board and Chief Executive Officer of Duke and President and Chief Operating Officer of Duke, consist of William A. Coley, Richard J. Osborne and Ruth G. Shaw of Duke and James T. Hackett and Fred J. Fowler of PanEnergy.

  (e) Name; Corporate Headquarters. The parties hereto agree that, subject to the approval of the holders of Duke Common Stock, the name of Duke shall be changed to Duke Energy Corporation at the Effective Time, that the headquarters of Duke Energy Corporation shall be located in Charlotte, North Carolina, and that Duke Energy Corporation shall maintain significant operations in Houston, Texas.

  8.16. Employment Agreements. Concurrently with the execution and delivery of this Agreement, Duke and/or PanEnergy have entered into employment agreements in the forms set forth in Exhibits B1-B6 hereof with the persons listed in
Section 8.16 of the PanEnergy Disclosure Schedule and Duke has entered into employment agreements in the forms set forth in Exhibits C1-C6 hereof with the persons listed in Section 8.16 of the Duke Disclosure Schedule. Such employment agreements shall become effective immediately at the Effective Time in accordance with their terms.

  8.17. Expenses. Subject to Section 10.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the filing of the Form S-4 and Joint Proxy Statement with the SEC, (b) the filing fee under the HSR Act and (c) the expenses incurred in connection with printing and mailing the Form S-4 and the Joint Proxy Statement, shall be shared equally by PanEnergy and Duke.

  8.18. Pooling. No party hereto shall, nor shall any such party permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, prevent Duke from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

  8.19. Tax Matters.

  (a) Tax-Exempt Status. No party shall, nor shall any party permit any of its Subsidiaries to, take any action that would be likely to jeopardize the qualification of outstanding revenue bonds issued for the benefit of any party or any Subsidiary thereof that qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt private activity bonds under Section 103(b) of the Code or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

  (b) Other Tax Matters. Without the consent of the other party (excluding Merger Sub), which consent shall not be unreasonably withheld, no party or any of its Subsidiaries shall (i) make or rescind any material express or deemed election relating to Taxes, (ii) make a request for a Tax Ruling or enter into a Closing Agreement with respect to any material Tax matter, or (iii) with respect to any material Tax matter, change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1995, except as may be required by applicable law.

  8.20. Employee Benefit Plans.

  (a) Maintenance of Benefits. For the period beginning at the Effective Time and ending on the first anniversary of the Effective Time (the "Continuation Period"), PanEnergy Employees (as defined below) shall continue to receive active employee and retiree benefits under the PanEnergy Benefit Plans (regardless of any transfer of employment to Duke or any affiliate of Duke) on substantially the same terms and conditions as were in effect immediately before the Effective Time, provided that the foregoing shall not prevent the amendment of any PanEnergy Benefit Plan or the taking of other necessary actions to comply with any applicable law or regulation, as necessary in order to retain tax-qualified status where applicable, or as required by any collective bargaining agreement; and provided, further, that the foregoing shall not be construed to confer on any individual a right to remain employed by PanEnergy or any of its affiliates. "PanEnergy Employees" means individuals who are, as of the Effective Time, employees of PanEnergy and its Subsidiaries or former employees of PanEnergy and its Subsidiaries entitled to present or future benefits according to the provisions of any PanEnergy Benefit Plan as of the Effective Time. For purposes of this Section 8.20, "affiliate" shall mean any corporation, partnership or limited liability company controlled by, controlling or under common control with PanEnergy and/or Duke, as the context may require.

  (b) Nonqualified Plans. Without limiting the generality of the foregoing, during the Continuation Period: (i) PanEnergy's executive benefit plans and programs as in effect at the Effective Time shall continue in effect without any amendment that could adversely affect PanEnergy Employees who are participants therein as of the Effective Time (including without limitation any amendment that reduces the rate at which benefits are accrued), (ii) PanEnergy Employees shall be entitled to severance benefits in amounts and upon terms and conditions no less favorable than those in effect for such individuals as of the Effective Time, including without limitation (A) any severance benefits under plans or policies taking effect upon the Effective Time, and (B) outplacement services consistent with the practice of PanEnergy before the Effective Time. This paragraph (b) shall not apply with respect to base salary, annual bonuses, stock options, restricted stock and/or severance pay provided to any employee of PanEnergy who has entered into an employment agreement in accordance with Section 8.16 of this Agreement.

  (c) Continuity of Benefits. Duke shall provide, or shall cause PanEnergy or their respective affiliates to provide, that (i) for all purposes under all employee benefit plans and programs applicable to PanEnergy Employees at any time following the Effective Time, all service by PanEnergy Employees with, and all compensation of PanEnergy Employees from, PanEnergy or any of its Subsidiaries before the Effective Time shall be treated in the same manner as service with and compensation from Duke and its Subsidiaries before the Effective Time for all purposes, including without limitation eligibility to participate and eligibility and grow-ins for, and accrual and vesting of, benefits, rights and features, except to the extent such treatment would result in a duplication of benefits, and (ii) for purposes of any welfare benefit plan maintained by any of them after the Effective Time, if any PanEnergy Employee transfers from one such plan to another during a plan year, the second such plan shall waive any waiting periods and limitations regarding coverage for pre-existing conditions and recognize any out-of-pocket expenses incurred by such PanEnergy Employee and his or her eligible dependents during the portion of the plan year before such transfer for purposes of determining their deductibles and out-of-pocket maximums for the remainder of such plan year. Notwithstanding the foregoing, in the event that at any time after the Effective Time, PanEnergy Employees begin to participate in any cash balance defined benefit pension plan (a "Cash Balance Conversion"), the transition from the traditional defined benefit pension plan in which they participated before such Cash Balance Conversion shall be implemented using methodologies designed so that such PanEnergy Employees (considered as an aggregate population and not as individuals) are treated in a manner not materially less favorable than employees of Duke and its affiliates (other than PanEnergy and its Subsidiaries) (also considered as an aggregate population and not as individuals) are or were treated in any Cash Balance Conversion occurring after the date hereof and before or contemporaneously with the Cash

Balance Conversion of such PanEnergy Employees, even if the achievement of such treatment would not comply with the requirements of clause (i) of the preceding sentence.

  (d) Stock Plans. With respect to each PanEnergy Benefit Plan under which the delivery of PanEnergy Common Stock is required upon payment of benefits, grant of awards or exercise of options after the Effective Time (the "Stock Benefit Plans"), Duke shall take or cause to be taken all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Duke Common Stock rather than PanEnergy Common Stock, as applicable, pursuant thereto, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Duke Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Benefit Plans and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Duke Common Stock subject to such Stock Benefit Plans to the extent such registration statement is required under applicable law, and Duke shall use all reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding.

  (e) Severance Benefit Plan. At the Effective Time, the provisions of the PanEnergy Change in Control Severance Benefits Plan shall be in effect on terms and conditions that are not more favorable to employees than those set forth in Section 8.20(e) of the PanEnergy Disclosure Schedule.

  8.21. Transfer Taxes. On or before the Closing Date, the Board of Directors of PanEnergy shall declare a special dividend (the "Special Dividend") to the holders of PanEnergy Common Stock in an amount equal to the amount of any New York State Real Estate Transfer Tax and New York City Real Property Transfer Tax and any similar real property transfer taxes imposed on the holders of PanEnergy Common Stock by any other State of the United States (and any penalties and interest with respect to such taxes) (the "Transfer Taxes"), which become payable in connection with the Merger. In satisfaction of the Special Dividend, PanEnergy shall pay the Transfer Taxes on behalf of the holders of PanEnergy Common Stock. PanEnergy and Duke shall cooperate in the preparation, execution and filing of any required returns with respect to such Transfer Taxes (including returns on behalf of the holders of PanEnergy Common Stock) and in the determination of the portion of the consideration allocable to the PanEnergy real property in New York State and New York City (or in any other jurisdiction, if applicable). The Joint Proxy Statement shall provide that the holders of PanEnergy Common Stock shall be deemed to have (i) authorized PanEnergy to prepare, execute and file any Tax Returns relating to Transfer Taxes and pay any Transfer Taxes arising in connection with the Merger, in each case, on behalf of such holders, and (ii) agreed to be bound by the values and allocations established by PanEnergy and Duke in the preparation of any return with respect to the Transfer Taxes, if applicable.

                                   ARTICLE 9

                                  CONDITIONS

  9.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) The PanEnergy Stockholders' Approval shall have been obtained and the Duke Vote Matter shall have been approved by the holders of Duke Common Stock.

    (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use all reasonable efforts to have any such injunction lifted.

    (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Duke Common Stock to be issued to holders of PanEnergy Common Stock in connection with the Merger shall have been received.

    (e) All consents, authorizations, orders, permits and approvals of (or registrations, declarations or filings with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made pursuant to Final Orders as defined in Section 9.2(e), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Duke or the Surviving Corporation following the Effective Time.

    (f) PanEnergy shall have received from Peat Marwick and Duke shall have received from Deloitte & Touche an opinion that the Merger will be treated as a "pooling of interests" under applicable accounting standards.

    (g) The Duke Common Stock to be issued to holders of PanEnergy Common Stock in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

  9.2. Conditions to Obligation of PanEnergy to Effect the Merger. The obligation of PanEnergy to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) Duke shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Duke and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and PanEnergy shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Duke, dated the Closing Date, certifying to such effect.

    (b) PanEnergy shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to PanEnergy, dated the Closing Date, addressed to PanEnergy and in form and substance satisfactory to PanEnergy, which opinion may be based on appropriate representations of Duke, PanEnergy and Merger Sub which are in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code, and that Duke, Merger Sub and PanEnergy will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

    (c) PanEnergy shall have received a "comfort letter" from Deloitte & Touche, dated the Closing Date, in form and substance reasonably satisfactory to PanEnergy, in connection with the procedures undertaken by them with respect to the financial statements of Duke and its Subsidiaries contained in the Form S-4 and such other matters as are customarily included in comfort letters relating to transactions similar to the Merger.

    (d) From the date hereof through the Effective Time, there shall not have occurred any change in the financial condition, business, properties or operations of Duke and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on Duke.

    (e) The Duke Required Statutory Approvals shall have been obtained at or prior to the Effective Time pursuant to Final Orders and no such Final Order shall have imposed terms or conditions that would have a Material Adverse Effect on Duke or the Surviving Corporation. As used in this Agreement, a "Final Order" means any action by the relevant regulatory authority (i) that has not been reversed, stayed, enjoined, set aside, annulled or suspended, (ii) with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, (iii) as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied and (iv) as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

    (f) Duke Energy Marketing Corp., Duke Energy Corp., Louis Dreyfus Energy Corp., and Louis Dreyfus Electric Power Inc. shall have entered into that certain letter agreement dated November 24, 1996 among such parties (the "D/LD Agreement") and the other agreements referred to therein, and the transactions contemplated by paragraph (1) of the D/LD Agreement shall have been consummated.

  9.3. Conditions to Obligation of Duke and Merger Sub to Effect the
Merger. The obligations of Duke and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) PanEnergy shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of PanEnergy contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Duke shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of PanEnergy, dated the Closing Date, certifying to such effect.

    (b) Duke shall have received a copy of the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. referred to in Section 9.2(b) of this Agreement, which opinion shall be in form and substance reasonably satisfactory to Duke.

    (c) Duke shall have received a "comfort letter" from Peat Marwick, dated the Closing Date, in form and substance reasonably satisfactory to Duke, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of PanEnergy and its Subsidiaries contained in the Form S-4 and such other matters as are customarily included in comfort letters relating to transactions similar to the Merger.

    (d) From the date hereof through the Effective Time, there shall not have occurred any change in the financial condition, business, properties or operations of PanEnergy and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on PanEnergy.

    (e) The regulatory consents and approvals specified in Section 5.3(c)(E) shall have been obtained at or prior to the Effective Time pursuant to Final Orders and no such Final Order shall have imposed terms or conditions that would have a Material Adverse Effect on Duke or the Surviving Corporation.

                                  ARTICLE 10

                                  TERMINATION

  10.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the date on which the PanEnergy Stockholders' Approval has been obtained and whether before or after the date on which the approval of the Duke Vote Matter by the holders of Duke Common Stock has been obtained, by the mutual written consent of Duke and PanEnergy.

  10.2. Termination by Either Duke or PanEnergy. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Duke or PanEnergy if (a) the Merger shall not have been consummated by June 30, 1998, or (b) the PanEnergy Stockholders' Meeting shall not have been convened prior to June 30, 1998 or the PanEnergy Stockholders' Approval shall not have been obtained at the PanEnergy Stockholders' Meeting or any adjournment thereof, or (c) the approval by the holders of Duke Common Stock of the Duke Vote Matter shall not have been obtained at the Duke Shareholders' Meeting or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by June 30, 1998.

  10.3. Termination by PanEnergy. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, if (a) before the date on which the PanEnergy Stockholders' Approval is obtained, by action of the Board of Directors of PanEnergy, in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel to PanEnergy, the Board of Directors of PanEnergy determines that such termination is required by reason of an Alternative Proposal being made; provided, however, that PanEnergy shall (i) notify Duke promptly of receipt of such Alternative Proposal and shall (ii) notify Duke promptly of its intention to recommend such Alternative Proposal to PanEnergy's stockholders, but in no event shall the notice referred to in clause (ii) be given less than three days prior to the earlier of the public announcement of such recommendation or PanEnergy's termination of this Agreement, or (b) there has been a breach by Duke or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on Duke, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Duke, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by PanEnergy to Duke.

  10.4. Termination by Duke. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the holders of Duke Common Stock referred to in Section 9.1(a), by action of the Board of Directors of Duke, if (a) the Board of Directors of PanEnergy shall have withdrawn or modified in a manner materially adverse to Duke its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the holders of PanEnergy Common Stock, or (b) there has been a breach by PanEnergy of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on PanEnergy, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of PanEnergy, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Duke to PanEnergy.

  10.5. Effect of Termination and Abandonment.

  (a) In the event that (i) any person shall have made an Alternative Proposal, (ii) this Agreement is terminated pursuant to Section 10.2(b), 10.3(a) or 10.4 and (iii) at the time of such termination the Alternative Proposal shall not have been (A) rejected by PanEnergy and its Board of Directors and (B) withdrawn by the person making the Alternative Proposal, then PanEnergy shall, on the day of such termination, pay to Duke a fee of $200 million (exclusive of any expenses to be paid pursuant to Section 8.17) in cash by wire transfer of immediately available funds to an account designated by Duke.

  (b) PanEnergy acknowledges that the agreements contained in this Section
10.5 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Duke and Merger Sub would not enter into this Agreement; accordingly, if PanEnergy fails to promptly pay the amount due pursuant to this Section 10.5, and, in order to obtain such payment, Duke or Merger Sub commences a suit or other legal action taken to collect payment of the fee set forth in this Section 10.5, PanEnergy shall pay to Duke its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 8% per annum from the date such fee was required to be paid.

  (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this
Section 10.5 and Section 8.17 and except for the provisions of Sections 11.3, 11.4, 11.6, 11.8, 11.9 and 11.11 through 11.15. Nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

  10.6. Extension, Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 11

                              GENERAL PROVISIONS

  11.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger; provided, however, that the agreements contained in Article 4, Sections 8.11, 8.15, 8.16, 8.17 and 8.20 and this Article 11 shall survive the Merger.

  11.2. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

  If to Duke or Merger Sub:

  Steve C. Griffith, Jr., Esq.
  Duke Power Company
  422 South Church Street
  Charlotte, NC 28242
  Facsimile: (704) 382-8137

  With copies to:

  John Spuches, Esq.
  Morton A. Pierce, Esq.
  Dewey Ballantine
  1301 Avenue of the Americas
  New York, NY 10019
  Facsimile: (212) 259-6333

  If to PanEnergy:

  Carl B. King, Esq.
  PanEnergy Corp
  5400 Westheimer Court
  Houston, TX 77251-1642
  Facsimile: (713) 627-4691

  With copies to:

  Steven H. Davis, Esq.
  Douglas W. Hawes, Esq.
  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
  125 West 55th Street
  New York, NY 10019
  Facsimile: (212) 424-8500

  and

  Seth A. Kaplan, Esq.
  Wachtell, Lipton, Rosen & Katz
  51 West 52nd Street
  New York, NY 10019
  Facsimile: (212) 403-2000

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

  11.3. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed, direct wholly-owned Subsidiary of Duke, which Subsidiary would then be substituted for Merger Sub for purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Sections 8.11 and 8.16, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  11.4. Entire Agreement. This Agreement, the Exhibits, the PanEnergy Disclosure Schedule, the Duke Disclosure Schedule, the Confidentiality Agreement and any agreements delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  11.5. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the holders of PanEnergy Common Stock and the holders of Duke Common Stock, but after any such approval, no amendment shall be made which by law requires the further approval of such holders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws. Except as prohibited by law, each of PanEnergy and Duke hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

  11.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  11.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  11.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  11.10. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  11.11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  11.12. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

  11.13. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

  11.14. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY TO THE EXTENT PERMITTED BY LAW HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14.

  11.15. Certain Definitions. As used in this Agreement, except as otherwise provided in Sections 5.13(a) and 6.13(a), the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. As used in this Agreement, the term "Significant Subsidiary" has the meaning ascribed to it under Rule 405 under the Securities Act. As used in this Agreement, the term "Joint Venture" means, with respect to any person, any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its Subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity of such entity.

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the 10th day of March, 1997.

Attest:                                   DUKE POWER COMPANY



By: /s/ Ellen T. Ruff                     By: /s/ William H. Grigg
   ----------------------------------        ----------------------------------
     Ellen T. Ruff                                William H. Grigg
     Secretary                                    Chairman of the Board and
                                                  Chief Executive Officer

Attest:                                   DUKE TRANSACTION CORPORATION



By: /s/ Peter C. Buck                     By: /s/ Steve C. Griffith, Jr.
   ----------------------------------        ----------------------------------
     Peter C. Buck                                Steve C. Griffith, Jr.
     Secretary                                    President

Attest:                                   PANENERGY CORP



By: /s/ Robert W. Reed                    By: /s/ Paul M. Anderson
   ----------------------------------        ----------------------------------
     Robert W. Reed                               Paul M. Anderson
     Secretary                                    President and Chief
                                                  Executive Officer

                                                                      EXHIBIT B


          [LETTERHEAD OF BARR DEVLIN & CO. INCORPORATED APPEARS HERE]

                                                                 March 13, 1997

The Board of Directors
Duke Power Company
422 South Church Street
Charlotte, North Carolina 28242-0001

Dear Members of the Board:

  We understand that Duke Power Company, a North Carolina corporation ("Duke"), Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Merger Sub") and PanEnergy Corp, a Delaware corporation ("PanEnergy") have determined to enter into an Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 (the "Merger Agreement") by and among Duke, Merger Sub and PanEnergy. The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into PanEnergy whereby the common stock, $1 par value per share, of PanEnergy ("PanEnergy Common Stock") will be converted into and exchanged for common stock, without par value, of Duke ("Duke Common Stock") at the rate of 1.0444 shares of Duke Common Stock for each share of PanEnergy Common Stock (the "Exchange Ratio"). Pursuant to the Merger Agreement, the name of Duke shall be changed to Duke Energy Corporation at the Effective Time. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Merger Agreement.

  We have been requested by Duke to render our opinion with respect to the fairness, from a financial point of view, to holders of Duke Common Stock of the Exchange Ratio to be offered in the Merger.

  In arriving at our opinion, we have, among other things:

   (1) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, for Duke;

   (2) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, for PanEnergy and certain of its subsidiaries;

   (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by Duke, PanEnergy and certain of PanEnergy's subsidiaries during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements;

   (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of Duke and PanEnergy furnished to us by Duke and PanEnergy;

   (5) Conducted discussions with members of senior management of Duke and PanEnergy concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of Duke following the Merger;

   (6) Reviewed the historical market prices and trading activity for shares of Duke Common Stock and PanEnergy Common Stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

   (7) Compared the results of operations of Duke and PanEnergy with those of certain companies which we deemed to be relevant;

   (8) Compared the proposed financial terms of the Merger with the financial terms of certain business combinations which we deemed to be relevant;

   (9) Analyzed the respective contributions in terms of assets, earnings, cash flow and shareholders' equity of Duke and PanEnergy to Duke following the Merger;

  (10) Analyzed the valuation of shares of Duke Common Stock and PanEnergy Common Stock using various valuation methodologies which we deemed to be appropriate;

  (11) Considered the pro forma capitalization, earnings and cash flow of Duke following the Merger;

  (12) Compared the pro forma capitalization ratios, earnings per share, dividends per share and payout ratio of Duke following the Merger with each of the corresponding current and projected values for Duke and PanEnergy on a stand-alone basis;

  (13) Reviewed the Merger Agreement;

  (14) Reviewed the Registration Statement, including the Joint Proxy Statement-Prospectus of Duke and PanEnergy dated the date hereof; and

  (15) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of this opinion.

  In rendering our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by Duke and PanEnergy and have further relied upon the assurances of management of Duke and PanEnergy that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Duke and PanEnergy (including, without limitation, projected synergies), we have relied upon the assurances of management of Duke and PanEnergy that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the respective management of Duke and PanEnergy as to the future financial performance of Duke and PanEnergy, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Duke or PanEnergy, nor have we made any physical inspection of the properties or assets of Duke or PanEnergy. We have assumed that the Merger will be treated for federal income tax purposes as a reorganization of the type described in Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. We have also assumed that the Merger will qualify as a pooling of interests for financial accounting purposes. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

  We have acted as financial advisor to Duke in connection with the Merger and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to Duke for which we received customary compensation.

  Our advisory services and the opinion expressed herein are for the information of Duke's Board of Directors in evaluating the Merger. Except for its publication in the Joint Proxy Statement-Prospectus dated the date hereof which is being distributed to holders of Duke Common Stock and PanEnergy Common Stock in connection with the Merger, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should act with respect to the Merger.

  Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio to be offered in connection with the Merger is fair, from a financial point of view, to the holders of Duke Common Stock.

                                  Very truly yours,

                                  /S/ Barr Devlin & Co. Incorporated

                                                                      EXHIBIT C

MORGAN STANLEY

                                                     MORGAN STANLEY & CO.
                                                     INCORPORATED
                                                     1585 BROADWAY
                                                     NEW YORK, NEW YORK 10036
                                                     (212) 761-4000

                                                                 March 13, 1997

Board of Directors
Duke Power Company
422 South Church Street
Charlotte, North Carolina 28242-0001

Members of the Board:

  We understand that PanEnergy Corp ("PanEnergy" or the "Company"), Duke Power Company ("Duke") and Duke Transaction Corporation, a wholly owned subsidiary of Duke ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, PanEnergy will become a wholly owned subsidiary of Duke and each issued and outstanding share of common stock, par value $1.00 per share, of PanEnergy (the "PanEnergy Common Stock"), other than shares held in treasury or held by Duke or any affiliate of Duke, will be converted into the right to receive 1.0444 (the "Exchange Ratio") shares of common stock, without par value, of Duke (the "Duke Common Stock"), subject to adjustment in certain instances as provided in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Duke.

  For purposes of the opinion set forth herein, we have:

  (i) reviewed certain publicly available financial statements and other information of PanEnergy;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning PanEnergy prepared by the management of PanEnergy;

  (iii) analyzed certain financial projections prepared by the management of PanEnergy;

  (iv) discussed the past and current operations and financial condition and the prospects of PanEnergy with senior executives of PanEnergy;

  (v) reviewed certain publicly available financial statements and other information of Duke;

  (vi) reviewed certain internal financial statements and other financial and operating data concerning Duke prepared by the management of Duke;

  (vii) analyzed certain financial projections prepared by the management of Duke;

  (viii) discussed the past and current operations and financial condition and the prospects of Duke with senior executives of Duke, and analyzed the pro forma impact of the Merger on Duke's earnings per share, consolidated capitalization and financial ratios;

  (ix) reviewed the reported prices and trading activity for the PanEnergy Common Stock and the Duke Common Stock;

  (x) compared the financial performance of PanEnergy and the prices and trading activity of the PanEnergy Common Stock and the Duke Common Stock with that of certain other comparable publicly traded companies and their securities;

  (xi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (xii) reviewed and discussed with the senior management of Duke and PanEnergy the strategic rationale for the Merger and the synergies and other benefits of the Merger to Duke;

  (xiii) participated in discussions and negotiations among representatives of PanEnergy and Duke and their financial and legal advisors;

  (xiv) reviewed the Merger Agreement and certain related documents; and

  (xv) performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Duke and PanEnergy. We have also relied upon, without independent verification, estimates by the management of Duke of the cost savings and other synergies arising from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. generally accepted accounting principles. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of Duke in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for Duke and PanEnergy and have received fees for the rendering of these services.

  It is understood that this letter is for the information of the Board of Directors of Duke and may not be used for any other purpose without our prior written consent, except that this letter may be included in its entirety in any filings made by Duke with the Securities and Exchange Commission in connection with the Merger. In addition, we express no opinion or recommendation as to how the holders of Duke Common Stock should vote at the shareholders meeting held in connection with the Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Duke.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                          By:
                                             /s/ Jeffrey R. Holzschuh
                                             ----------------------------------
                                            Jeffrey R. Holzschuh
                                            Managing Director

                                                                      EXHIBIT D

                                                          Investment Banking

                                                          Corporate and
                                                          Institutional
                                                          Client Group

                                                          One Houston Center
                                                          1221 McKinney
                                                          Suite 2700
[LOGO OF MERRILL LYNCH APPEARS HERE]                      Houston, Texas 77010
                                                          713 759 2500
                                                          FAX 713 759 2580

                                                                 March 13, 1997

Board of Directors
PanEnergy Corp
5400 Westheimer Court
Houston, Texas 77056-5310

Ladies and Gentlemen:

  You have informed us that PanEnergy Corp (the "Company"), Duke Power Company ("Duke") and Duke Transaction Corporation, a wholly owned subsidiary of Duke (the "Duke Sub"), have entered into an Agreement and Plan of Merger dated as of November 24, 1996, as amended and restated as of March 10, 1997 (the "Agreement"), pursuant to which Duke Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $1.00 per share (the "Shares"), will be converted into the right to receive 1.0444 shares (the "Exchange Ratio") of the common stock of Duke (the "Duke Shares"). The Merger is expected to be considered by the common stockholders of the Company and Duke at their annual stockholders' meetings and consummated following such meetings, subject to obtaining regulatory approvals.

  You have asked us whether, in our opinion, the Exchange Ratio to be received by the holders of the Shares other than Duke and its affiliates in the Merger is fair to such stockholders from a financial point of view.

  In arriving at the opinion set forth below, we have, among other things;

  (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1996, June 30, 1996 and September 30, 1996;

  (2) Reviewed Duke's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and Duke's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1996, June 30, 1996 and September 30, 1996;

  (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and Duke, furnished to us by the Company and Duke;

  (4) Conducted discussions with members of senior management of the Company and Duke concerning their respective businesses and prospects;

[LOGO OF MERRILL LYNCH APPEARS HERE]

  (5) Reviewed the historical market prices and trading activity for the Shares and Duke Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and Duke, respectively;

  (6) Compared the results of operations of the Company and Duke with that of certain companies which we deemed to be reasonably similar to the Company and Duke, respectively;

  (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

  (8) Reviewed the Agreement and a draft of that certain Letter Agreement among Louis Dreyfus Energy Corp., Louis Dreyfus Electric Power Inc., Duke Energy Marketing Corp. and Duke Energy Corp. dated November 24, 1996 (the "Joint Venture Agreement"); and

  (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Duke, and we have not assumed any responsibility for independent verification of such information or undertaken an independent evaluation or appraisal of the assets or liabilities, whether contingent or otherwise, of the Company or Duke. With respect to the financial forecasts furnished by the Company and Duke, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or Duke's management as to the expected future financial performance of the Company or Duke, as the case may be. With respect to the estimates of potential synergies furnished by the Company, we have assumed that such estimates have been reasonably prepared and reflect the best currently available estimates and judgment of management of the Company as to the expected synergies from the Merger. We have also assumed that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for the common stockholders of the Company and Duke and that the final form of the Joint Venture Agreement will not differ materially from the draft of the Joint Venture Agreement dated November 24, 1996 reviewed by us.

  In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

  We have, in the past, provided financial advisory and financing services to the Company and Duke and have received fees for the rendering of such services.

  In the ordinary course of our business, we may actively trade the securities of the Company or Duke for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

[LOGO OF MERRILL LYNCH APPEARS HERE]


  On the basis of, and subject to the foregoing, we are of the opinion that the Exchange Ratio to be received by the holders of the Shares other than Duke and its affiliates pursuant to the Merger is fair to such stockholders from a financial point of view.

                                          Very truly yours,


                                          Merrill Lynch, Pierce, Fenner &
                                           Smith Incorporated


                                          By /s/ Richard K. Gordon
                                            -----------------------------------
                                            Richard K. Gordon Vice Chairman
                                            Investment Banking Group

                                                                      EXHIBIT E

                                Lehman Brothers

                                                                 March 13, 1997

Board of Directors
PanEnergy Corp
5400 Westheimer Court
Houston, Texas 77056

Members of the Board:

  We understand that Duke Power Company ("Duke") and PanEnergy Corp ("PanEnergy" or the "Company") have entered into an Agreement and Plan of Merger dated as of November 24, 1996 as amended and restated as of March 10, 1997 (the "Merger Agreement"), which provides, among other things, for the merger of PanEnergy with a wholly owned subsidiary of Duke. Pursuant to the Merger Agreement, PanEnergy will become a wholly owned subsidiary of Duke and each issued and outstanding share of PanEnergy's common stock, par value $1 per share, shall be converted into the right to receive 1.0444 shares of common stock, without par value, of Duke (the "Exchange Ratio") (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

  We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

  In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction, (2) a draft of a letter agreement among Louis Dreyfus Energy Corp., Louis Dreyfus Electric Power Inc., Duke Energy Marketing Corp. and Duke Energy Corp. dated November 24, 1996, (3) publicly available information concerning Duke and the Company that we believe to be relevant to our analysis, (4) financial and operating information with respect to the business, operations and prospects of Duke furnished to us by Duke, (5) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (6) a trading history of Duke's common stock from November 1, 1991 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (7) a trading history of the Company's common stock from November 1, 1991 to the present and a comparison of that trading history with those of other companies that we deemed relevant,
(8) a comparison of the historical financial results and present financial condition of Duke with those of other companies that we deemed relevant, (9) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (10) estimates prepared by management of the Company relating to the cost savings, operating synergies and other strategic benefits expected to result from a combination of the businesses of Duke and the Company, (11) the potential pro forma impact on Duke and the Company of the Proposed Transaction, including the estimated increase in the dividend to be paid to the Company's stockholders following the Proposed Transaction, and (12) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant. In addition, we have had discussions with the managements of Duke and the Company concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information. With respect to the financial projections of Duke, the Company and the combined company following consummation of the Proposed Transactions, upon advice of the management of Duke and the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the respective companies as to the future financial performance of the respective companies, and that Duke and the Company would perform, and the combined company will perform, substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Duke or the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of Duke or the Company. In addition, you have not authorized us to solicit, and we have not solicited, any proposals or offers from any third party with respect to a merger or business combination with, or the purchase of all or a part of the business of, the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the Company's stockholders in the Proposed Transaction is fair to such stockholders.

  We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent, in part, upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Duke for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in connection with the Proposed Transaction.

                                          Very truly yours,

                                          Lehman Brothers

                                            /s/ H. E. McGee, III
                                          By___________________________________
                                            H. E. McGee, III

                                                                      EXHIBIT F

                           FORM OF AFFILIATE LETTER

Duke Power Company
422 South Church Street
Charlotte, NC 28242

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of PanEnergy Corp, a Delaware corporation ("PanEnergy"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of November 24, 1996 as amended and restated as of March 10, 1997 (the "Agreement"), between Duke Power Company, a North Carolina corporation ("Duke"), Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Merger Sub"), and PanEnergy, Merger Sub will be merged with and into PanEnergy (the "Merger").

  As a result of the Merger, I may receive shares of Common Stock, without par value, of Duke (the "Duke Securities") in exchange for shares owned by me of Common Stock, par value $1.00 per share, of PanEnergy (the "PanEnergy Common Stock").

  I represent, warrant and covenant to Duke that in the event I receive any Duke Securities as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the Duke Securities in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Duke Securities to the extent I felt necessary, with my counsel or counsel for PanEnergy.

    C. I have been advised that the issuance of Duke Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger Agreement was submitted for a vote of the holders of PanEnergy Common Stock, I may be deemed to have been an affiliate of PanEnergy and the distribution by me of the Duke Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Duke Securities issued to me in the Merger unless
  (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Duke or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that Duke is under no obligation to register the sale, transfer or other disposition of the Duke Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. I also understand that stop transfer instructions will be given with respect to the Duke Securities and that there will be placed on the certificates for the Duke Securities issued to me, or any substitutions therefor, a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
    TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE
    TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED       ,
    BETWEEN THE REGISTERED HOLDER HEREOF AND DUKE, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DUKE."

    F. I also understand that unless the transfer by me of my Duke Securities has been registered under the Act or a sale is made in conformity with the provisions of Rule 145, Duke reserves the right to put the following legend on the certificates issued to my transferee:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act and this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) the applicable holding period shall have elapsed in accordance with the provisions of Rule 145 with respect to the Duke Securities received by me in the Merger or (ii) Duke has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Duke, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

  I further represent to and covenant with Duke that I will not sell, transfer or otherwise dispose of any Duke Securities received by me in the Merger or any other shares of the capital stock of Duke until after such time as financial results covering at least 30 days of combined operations of PanEnergy and Duke have been published by Duke, in the form of a quarterly earnings report, an effective registration statement registered with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. Duke shall notify the "affiliates" of the publication of such results.

  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of PanEnergy as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          _____________________________________
                                          Name:

Accepted this       day of
      , 199  by

Duke Power Company


By: _________________________________
  Name:
  Title:

                             [LOGO OF DUKE POWER]



[LOGO OF RECYCLED PAPER]

[LOGO OF RECYCLED PAPER]

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the registrant permit indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

  The Merger Agreement provides that, to the extent not prohibited by law, all rights of indemnification in favor of current or former directors or officers of PanEnergy as provided in the Certificate of Incorporation or By-Laws of PanEnergy for acts or omissions occurring prior to the Effective Time will continue in full force and effect from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims arising out of such acts and omissions. The Merger Agreement also provides that for a period of not less than six years from the Effective Time, the registrant will cause to be maintained PanEnergy's directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time for directors and officers of PanEnergy who were covered under such policy as in effect on November 24, 1996 so long as the annual premium would not be in excess of 200% of the last annual premium paid prior to November 24, 1996 (the Maximum Premium). If the existing insurance expires, is terminated or is cancelled during such six-year period, PanEnergy, as the surviving corporation in the Merger, has agreed in the Merger Agreement to use all reasonable efforts to obtain as much insurance for the remaining period for an annualized premium not in excess of the Maximum Premium as may be obtained on terms no less advantageous to the covered persons than provided in the existing policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

    2 Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10 , 1997, by and among registrant, Duke Transaction Corporation and PanEnergy (included as Exhibit A to the Joint Proxy Statement-Prospectus forming part of this Registration Statement).

    3(a) Restated Articles of Incorporation of registrant, dated as of October 6, 1993, incorporated herein by reference to Exhibit 4(A) filed with registrant's Form S-3, File No. 33-50617, effective October 20, 1993.

    3(a)(1) Articles of Amendment of registrant, dated November 1, 1993, relating to its 6.375% Cumulative Preferred Stock A, 1993 Series, incorporated herein by reference to Exhibit 4(B) filed with registrant's Form S-3, File No. 33-52479, effective March 29, 1994.

    3(b) By-Laws of registrant, incorporated herein by reference to Exhibit
         3-C to registrant's Form 10-K for the year ended December 31, 1995 (File No. 1-4928).

    5 Opinion of Steve C. Griffith, Jr., Esq., General Counsel of registrant, regarding validity of securities being registered.

    8 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding certain federal income tax matters.

    10(a) Form of Employment Agreement for Paul M. Anderson of PanEnergy, incorporated herein by reference to Exhibit B-1 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(b) Form of Employment Agreement for James T. Hackett of PanEnergy, incorporated herein by reference to Exhibit B-2 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(c) Form of Employment Agreement for Fred J. Fowler of PanEnergy, incorporated herein by reference to Exhibit B-3 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(d) Form of Employment Agreement for L. B. Gatewood of PanEnergy, incorporated herein by reference to Exhibit B-4 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(e) Form of Employment Agreement for Jim W. Mogg of PanEnergy, incorporated herein by reference to Exhibit B-5 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(f) Form of Employment Agreement for Bruce Williamson of PanEnergy, incorporated herein by reference to Exhibit B-6 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(g) Form of Employment Agreement for Richard B. Priory of registrant, incorporated herein by reference to Exhibit C-1 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(h) Form of Employment Agreement for William A. Coley of registrant, incorporated herein by reference to Exhibit C-2 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(i) Form of Employment Agreement for Richard J. Osborne of registrant, incorporated herein by reference to Exhibit C-3 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-
          4928).

    10(j) Form of Employment Agreement for Ruth G. Shaw of registrant, incorporated herein by reference to Exhibit C-4 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(k) Form of Employment Agreement for Michael S. Tuckman of registrant, incorporated herein by reference to Exhibit C-5 to registrant's Form 8-K filed on December 9, 1996 (FileNo. 1-4928).

    10(l) Form of Employment Agreement for David L. Hauser of registrant, incorporated herein by reference to Exhibit C-6 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

    10(m) Agreement dated November 24, 1996 among Duke Energy Marketing
          Corp., Duke Energy Corp., Louis Dreyfus Energy Corp. and Louis Dreyfus Electric Power Inc. relating to Duke/Louis Dreyfus L.L.C.

    23(a) Consent of Deloitte & Touche LLP with respect to registrant.

    23(b) Consent of KPMG Peat Marwick LLP with respect to PanEnergy.

    23(c) Consent of Steve C. Griffith, Jr., Esq. (included in Exhibit 5 and incorporated herein by reference).

    23(d) Consent of Dewey Ballantine.

    23(e) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in
          Exhibit 8 and incorporated herein by reference).

    23(f) Consent of Barr Devlin & Co. Incorporated.

    23(g) Consent of Morgan Stanley & Co. Incorporated.

    23(h) Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    23(i) Consent of Lehman Brothers Inc.

    24(a) Copy of power of attorney authorizing Ellen T. Ruff and others to sign this Registration Statement on behalf of the registrant and certain of its directors and officers.

    24(b) Certified copy of resolution of the Board of Directors of registrant authorizing power of attorney.

    99(a) Consent of Dennis R. Hendrix of PanEnergy pursuant to Rule 438.

    99(b) Consent of Paul M. Anderson of PanEnergy pursuant to Rule 438.

    99(c) Forms of Proxies for Annual Meeting of Shareholders of registrant.

    99(d) Form of Proxy for Annual Meeting of Stockholders of PanEnergy.

  (b) Financial Statement Schedules.

    Not applicable.

  (c) Fairness Opinions.

    Included in Part I as Exhibits B, C, D and E to the Joint Proxy Statement-Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHARLOTTE, STATE OF NORTH CAROLINA, ON THE 13TH DAY OF MARCH, 1997.

                                          Duke Power Company
                                               Registrant


                                          By:         W.H. Grigg
                                             ----------------------------------
                                                 Chairman of the Board and
                                                  Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                           TITLE                         DATE
              ---------                           -----                         ----
W.H. Grigg                              Chairman of the Board and          March 13, 1997
                                         Chief Executive Officer
                                       (Principal Executive Officer)

Richard J. Osborne                      Senior Vice President and          March 13, 1997
                                         Chief Financial Officer
                                       (Principal Financial Officer)

Jeffrey L. Boyer                          Controller (Principal            March 13, 1997
                                            Accounting Officer)
G. Alex Bernhardt
Robert J. Brown
W.A. Coley
Steve C. Griffith, Jr.
W.H. Grigg
George Dean Johnson, Jr.               A majority of the Directors   March 13, 1997
W.W. Johnson
Max Lennon
James G. Martin
Buck Mickel
R.B. Priory
Russell M. Robinson, II

  Ellen T. Ruff, by signing her name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                      /s/ Ellen T. Ruff
                                                  -------------------------
                                                         Ellen T. Ruff
                                                       Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT                                                                                          PAGE
   NO.                               DESCRIPTION                                                   NO.
 -------                             -----------                                                  ----
  2        Agreement and Plan of Merger, dated as of November 24, 1996, as amended and restated as of March 10, 1997, by and among registrant, Duke
           Transaction Corporation and PanEnergy (included as Exhibit A to the
           Joint Proxy Statement-Prospectus forming part of this Registration Statement).
  3(a)     Restated Articles of Incorporation of registrant, dated as of October 6,
           1993, incorporated herein by reference to Exhibit 4(A) filed with registrant's Form S-3, File No. 33-50617, effective October 20, 1993.
3(a)(1)    Articles of Amendment of registrant, dated November 1, 1993, relating to its 6.375% Cumulative Preferred Stock A, 1993 Series, incorporated herein by reference to Exhibit 4(B) filed with registrant's Form S-3,
           File No. 33-52479, effective March 29, 1994.
  3(b)     By-Laws of registrant, incorporated herein by reference to Exhibit 3-C to registrant's Form 10-K for the year ended December 31, 1995 (File No.
           1-4928).
  5        Opinion of Steve C. Griffith, Jr., Esq., General Counsel of registrant, regarding validity of securities being registered.
  8        Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding certain federal income tax matters.
 10(a)     Form of Employment Agreement for Paul M. Anderson of PanEnergy,
           incorporated herein by reference to Exhibit B-1 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(b)     Form of Employment Agreement for James T. Hackett of PanEnergy,
           incorporated herein by reference to Exhibit B-2 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(c)     Form of Employment Agreement for Fred J. Fowler of PanEnergy,
           incorporated herein by reference to Exhibit B-3 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(d)     Form of Employment Agreement for L. B. Gatewood of PanEnergy,
           incorporated herein by reference to Exhibit B-4 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(e)     Form of Employment Agreement for Jim W. Mogg of PanEnergy, incorporated herein by reference to Exhibit B-5 to registrant's Form 8-K filed on
           December 9, 1996 (File No. 1-4928).
 10(f)     Form of Employment Agreement for Bruce Williamson of PanEnergy,
           incorporated herein by reference to Exhibit B-6 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(g)     Form of Employment Agreement for Richard B. Priory of registrant, incorporated herein by reference to Exhibit C-1 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(h)     Form of Employment Agreement for William A. Coley of registrant, incorporated herein by reference to Exhibit C-2 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).

                                 EXHIBIT INDEX

 EXHIBIT                                                                                          PAGE
   NO.                             DESCRIPTION                                                     NO.
 -------                           -----------                                                    ----
 10(i)     Form of Employment Agreement for Richard J. Osborne of registrant, incorporated herein by reference to Exhibit C-3 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(j)     Form of Employment Agreement for Ruth G. Shaw of registrant, incorporated herein by reference to Exhibit C-4 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(k)     Form of Employment Agreement for Michael S. Tuckman of registrant, incorporated herein by reference to Exhibit C-5 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(l)     Form of Employment Agreement for David L. Hauser of registrant, incorporated herein by reference to Exhibit C-6 to registrant's Form 8-K filed on December 9, 1996 (File No. 1-4928).
 10(m)     Agreement dated November 24, 1996 among Duke Energy Marketing Corp.,
           Duke Energy Corp., Louis Dreyfus Energy Corp. and Louis Dreyfus Electric
           Power Inc. relating to Duke/Louis Dreyfus L.L.C.
 23(a)     Consent of Deloitte & Touche LLP with respect to registrant.
 23(b)     Consent of KPMG Peat Marwick LLP with respect to PanEnergy.
 23(c)     Consent of Steve C. Griffith, Jr., Esq. (included in Exhibit 5 and incorporated herein by reference).
 23(d)     Consent of Dewey Ballantine.
 23(e)     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 8 and incorporated herein by reference).
 23(f)     Consent of Barr Devlin & Co. Incorporated.
 23(g)     Consent of Morgan Stanley & Co. Incorporated.
 23(h)     Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
 23(i)     Consent of Lehman Brothers Inc.
 24(a)     Copy of power of attorney authorizing Ellen T. Ruff and others to sign this Registration Statement on behalf of the registrant and certain of its directors and officers.
 24(b)     Certified copy of resolution of the Board of Directors of registrant authorizing power of attorney.
 99(a)     Consent of Dennis R. Hendrix of PanEnergy pursuant to Rule 438.
 99(b)     Consent of Paul M. Anderson of PanEnergy pursuant to Rule 438.
 99(c)     Forms of Proxies for Annual Meeting of Shareholders of registrant.
 99(d)     Form of Proxy for Annual Meeting of Stockholders of PanEnergy.